    As filed with the Securities and Exchange Commission on June 12, 1996
                                                      Registration No. 333-3116


                               PRELIMINARY COPIES
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                            FORM S-4 AMENDMENT NO. 2


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       WESTSIDE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

   GEORGIA                            6025                   58-2104977
(State or other                 (Primary Standard            (I.R.S. Employer
jurisdiction of                 Industrial                   Identification
incorporation or                Classification               No.)
organization                    Code Number)

                              1200 BARRETT PARKWAY
                            KENNESAW, GEORGIA  30144
                                 (770) 499-2265
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                  -----------------------------------------
                       T. KENNERLY CARROLL, JR., ESQ.
                    GLASS, MCCULLOUGH, SHERRILL & HARROLD
                         1409 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA  30309
                               (404) 885-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copy to:
                              ROBERT F. COOK, ESQ.
                        PARKER, JOHNSON, COOK & DUNLEVIE
                          1275 PEACHTREE STREET, N.E.
                                   SUITE 700
                          ATLANTA, GEORGIA  30309-3574
                                 (404) 872-7000
                          ----------------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                     Proposed maximum       Proposed maximum       Amount of
    Title of each class of        Amount to be        offering price       aggregate offering     registration
  securities to be registered      registered            per unit                price**              fee
- ------------------------------------------------------------------------------------------------------------------
 Common stock                        600,000                *                  $7,800,000           $2,690
=================================================================================================================

*        Not Applicable
** Based on reported sales of Eastside Holding Corporation stock on March 27, 1996 in accordance with Rule 457(f)(2) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         WESTSIDE FINANCIAL CORPORATION
                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K


 Item
Number                       Caption in Form S-4                         Caption in Prospectus
- ------                       -------------------                         ---------------------
  1           Forepart of Registration Statement and Outside     Facing Page of Registration
              Front Cover Page of Prospectus                     Statement; Cross Reference Sheet;
                                                                 Proxy Statement/Prospectus Cover Page

  2           Inside Front and Outside Bank Cover Pages of       Table of Contents; Miscellaneous -
              Prospectus                                         Available Information

  3           Risk Factors, Ratio of Earnings to Fixed           Proxy Statement/Prospectus Cover
              Charges and Other Information                      Page; Summary-Risk Factors

  4           Terms of the Transaction                           The Merger; Tax Consequences; Rights
                                                                 of Shareholders of WFC Stock
  5           Pro Forma Financial Information                    Pro Forma Financial Information

  6           Material Contacts with the Company Being           The Merger; Management; Executive
              Acquired                                           Compensation; Certain Other
                                                                 Transactions; Interest of Management
                                                                 in the Transaction

  7           Additional Information Required for Reoffering     Not Applicable
              by Persons and Parties Deemed to be
              Underwriters

  8           Interests of Named Experts and Counsel             The Merger - Opinion of Financial
                                                                 Advisor; Legal Matters; Accounting
                                                                 Matters

  9           Disclosure of Commission Position on               Rights of Shareholders of WFC Stock -
              Indemnification for Securities Act Liabilities     Indemnification
  10          Information with Respect to S-3 Registrants        Not Applicable

  11          Incorporation of Certain Information by            Not Applicable
              Reference

  12          Information with Respect to S-2 or S-3             Not Applicable
              Registrants

  13          Incorporation of Certain Information by            Not Applicable
              Reference

  14          Information with Respect to Registrants Other      Summary - Businesses, Dividends,
              Than S-2 or S-3 Registrants                        Market for Capital Stock, Comparative
                                                                 Per Share Information; Ownership of
                                                                 Stock; Business - WFC, Westside Bank
  15          Information with Respect to S-3 Companies          Not Applicable

  16          Information with Respect to S-2 or S-3             Not Applicable
              Companies

  17          Information with Respect to Companies Other        Summary - Businesses, Dividends,
              Than S-2 or S-3 Companies                          Market for Capital Stock, Comparative
                                                                 Per Share Information; Ownership of
                                                                 Stock; Business - EHC, Eastside Bank

 Item
Number                       Caption in Form S-4                         Caption in Prospectus
- ------                       -------------------                         ---------------------
  18          Information if Proxies, Consents or                Cover Page; Summary; Statutory
              Authorizations Are to be Solicited                 Provisions for Dissenting
                                                                 Shareholders; Management; Executive
                                                                 Compensation; Certain Other
                                                                 Transactions; Interest of Management
                                                                 in the Transaction; Ownership of
                                                                 Stock

  19          Information if Proxies, Consents or                Not Applicable
              Authorizations Are Not to be Solicited in an
              Exchange Offer


                          EASTSIDE HOLDING CORPORATION
                                 P. O. BOX 549
                           SNELLVILLE, GEORGIA  30278

                   _________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                   _________________________________________


         Notice is hereby given that a Special Meeting of shareholders of Eastside Holding Corporation, a Georgia corporation and registered bank holding company ("EHC"), will be held on July 16, 1996, at 8:00 a.m., local time, at The Eastside Bank & Trust Company, 2019 Scenic Highway, Snellville, Georgia 30278, for the following purposes (the "Special Meeting"):


         1. To consider and vote upon the Merger Agreement, dated as of December 21, 1995 (the "Merger Agreement"), a copy of which is annexed as Appendix A to the accompanying Proxy Statement/Prospectus, between EHC and Westside Financial Corporation, a Georgia corporation ("WFC"), whereby EHC will be merged with and into WFC and each share of common stock of EHC outstanding immediately prior to the effective time of the Merger, subject to rights of dissent, shall be converted into the right to receive one (1) share of common stock of WFC, pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus; and

         2. To consider and act upon such other matters, including, in particular, adjournment of the Special Meeting to allow further solicitation of proxies if necessary, as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         Only those persons who were holders of record of the common stock of EHC at the close of business on May 31, 1996, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

         Pursuant to Sections 14-2-1301 et seq. of the Georgia Business Corporation Code, shareholders of EHC are entitled to dissent from the transactions contemplated by the Merger Agreement. A copy of the provisions of the Georgia Business Corporation Code regarding such rights of dissent is annexed as Appendix C to the accompanying Proxy Statement/Prospectus.

         The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

         A Proxy Statement/Prospectus relating to and a proxy for use in connection with the Special Meeting are enclosed.

                                        By Order of the Board of Directors


                                        REGGIE D. COX
                                        President and Chief Executive Officer
Snellville, Georgia

June 17, 1996


         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT EHC MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS


                               PROXY STATEMENT OF

                          EASTSIDE HOLDING CORPORATION

                   FOR A SPECIAL MEETING OF ITS SHAREHOLDERS

                            TO BE HELD JULY 16, 1996




                THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                         WESTSIDE FINANCIAL CORPORATION

                   RELATING TO 600,000 SHARES OF COMMON STOCK
              TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF
        EASTSIDE HOLDING CORPORATION INTO WESTSIDE FINANCIAL CORPORATION



         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WESTSIDE FINANCIAL CORPORATION OR EASTSIDE HOLDING CORPORATION. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR AN OFFER OF ANY KIND TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO WESTSIDE FINANCIAL CORPORATION AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY WESTSIDE FINANCIAL CORPORATION AND ALL INFORMATION RELATING TO EASTSIDE HOLDING CORPORATION HAS BEEN SUPPLIED BY EASTSIDE HOLDING CORPORATION.


         THIS PROXY STATEMENT/PROSPECTUS IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF EASTSIDE HOLDING CORPORATION FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS OF EASTSIDE HOLDING CORPORATION ("SPECIAL MEETING") TO BE HELD ON JULY 16, 1996, AT THE TIMES AND PLACES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING, AND AT ANY ADJOURNMENTS THEREOF. THE PURPOSE OF THE SPECIAL MEETING IS TO CONSIDER AND VOTE UPON THE PROPOSED MERGER OF EASTSIDE HOLDING CORPORATION INTO WESTSIDE FINANCIAL CORPORATION IN ACCORDANCE WITH THE MERGER AGREEMENT BETWEEN EASTSIDE HOLDING CORPORATION AND WESTSIDE FINANCIAL CORPORATION DATED AS OF DECEMBER 21, 1995, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX A. AS A RESULT OF THE MERGER, EACH OUTSTANDING SHARE OF COMMON STOCK OF EASTSIDE HOLDING CORPORATION WILL BE CONVERTED INTO AND BECOME ONE SHARE OF COMMON STOCK OF WESTSIDE FINANCIAL CORPORATION. THE PROXY STATEMENT/PROSPECTUS IS DATED JUNE 17, 1996, AND IS BEING MAILED TO THE SHAREHOLDERS OF EASTSIDE HOLDING CORPORATION ON OR ABOUT JUNE 17, 1996. THIS DOCUMENT ALSO SERVES AS A PROSPECTUS OF WESTSIDE FINANCIAL CORPORATION RELATING TO 600,000 SHARES OF ITS COMMON STOCK TO BE ISSUED BY WESTSIDE FINANCIAL CORPORATION IN CONNECTION WITH THE MERGER.



         THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS OF EASTSIDE HOLDING CORPORATION ON OR ABOUT _______, 1996.




THE SECURITIES OF WESTSIDE FINANCIAL CORPORATION OFFERED IN CONNECTION WITH THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JUNE 17, 1996.

                               TABLE OF CONTENTS


                                                                                                                     PAGE
                                                                                                                     ----
SUMMARY                                                                                                                 1
         Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         WFC Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Concentrations of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Inactive Market for WFC Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Record Date and Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Votes Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Summary of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Reasons for the Merger; Board Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 EHC Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Regulatory and Shareholder Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Dissenters' Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Comparative Rights of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Market for Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Comparative Per Share Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

THE MERGER                                                                                                             12
         Parties to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Consideration to EHC Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 WFC Stock Dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Adjusted Values  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Effect of Merger on EHC Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Reasons For The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 WFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 EHC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 Surrender of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
 Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Termination, Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Resale of WFC Stock Received in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


TAX CONSEQUENCES                                                                                                    23

RIGHTS OF SHAREHOLDERS OF WFC STOCK                                                                                 25
         Comparison of WFC Stock and EHC Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
         Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
         Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
         Antitakeover Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
                 Classification of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
                 Change in Number of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
                 Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
                 Advantages and Disadvantages of Articles 7, 8 and 9  . . . . . . . . . . . . . . . . . . . . .     28
                 Supermajority Voting on Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . .     28
                 Evaluation of an Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
                 Amendment of Antitakeover Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
         Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31

STATUTORY PROVISIONS FOR DISSENTING SHAREHOLDERS                                                                    32

MANAGEMENT                                                                                                          34
         Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
         Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35

EXECUTIVE COMPENSATION                                                                                              36
         Cash Compensation Table  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
         Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
         Agreements With Executives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
                 WFC and Westside Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
                 Eastside Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
         Director Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
                 WFC and Westside Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
                 Eastside Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42

CERTAIN OTHER TRANSACTIONS                                                                                          42

INTERESTS OF MANAGEMENT IN THE TRANSACTION                                                                          42

OWNERSHIP OF STOCK                                                                                                  42
         Principal Holders of WFC Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
         WFC Stock Owned by Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
         Principal Holders of EHC Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
         EHC Stock owned by Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46

BUSINESS                                                                                                            47
         WFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
         Westside Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
                 Lending Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48


                          General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
                          Real Estate Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
                          Consumer Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
                          Commercial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
                 Investment Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
                 Asset/Liability Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
                 Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
                Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51

EHC                                                                                                                 51
         Eastside Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
                 Lending Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
                          General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
                          Real Estate Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
                          Consumer Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
                          Commercial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
                 Investment Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
                 Asset/Liability Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
                 Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
                 Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55

SUPERVISION AND REGULATION                                                                                          55
         Bank Holding Company Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
         Capital Guidelines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
         Recent Legislation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     58
         The Riegle-Neal Interstate Banking and Branching Efficiency Act  . . . . . . . . . . . . . . . . . . .     59
         New Georgia Branch Banking Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
         Proposed Legislation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60

MISCELLANEOUS                                                                                                       61
         Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
         Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
         Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
         Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62

<WESTSIDE FINANCIAL CORPORATION SELECTED FINANCIAL DATA F-1>

WESTSIDE FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1
         WFC Results of First Quarter 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-15

EASTSIDE HOLDING CORPORATION SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-17

EASTSIDE HOLDING CORPORATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-18
         EHC Results of First Quarter 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-30

PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-36

WESTSIDE FINANCIAL CORPORATION AND SUBSIDIARY CONSOLIDATED
FINANCIAL REPORT MARCH 31, 1996 (UNAUDITED) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-42

WESTSIDE FINANCIAL CORPORATION  CONSOLIDATED FINANCIAL REPORT  DECEMBER 31, 1995 . . . . . . . . . . . . . . . . . F-47

WESTSIDE FINANCIAL CORPORATION AUDITOR'S REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-48

EASTSIDE HOLDING CORPORATION AND SUBSIDIARY CONSOLIDATED FINANCIAL REPORT
MARCH 31, 1996 (UNAUDITED)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-77

EASTSIDE HOLDING CORPORATION CONSOLIDATED FINANCIAL REPORT
DECEMBER 31, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-84

EASTSIDE HOLDING CORPORATION AUDITOR'S REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-85

APPENDIX A - MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

APPENDIX B - OPINION OF MERCER CAPITAL MANAGEMENT, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

APPENDIX C - DISSENTERS' PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                             AVAILABLE INFORMATION


         The Company has filed a Registration Statement under the 1933 Act with the SEC. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Companies and the Banks and the WFC Stock offered hereby, reference is made to the Registration Statement including the exhibits thereto. The Registration Statement can be inspected and copied at the public reference facilities of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the SEC, Seven World Trade Center, Suite 1300, New York, New York 10048; 500
West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648; and copies of such materials can be obtained from the public reference section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                    SUMMARY

         The following is a summary of certain important aspects of the merger (the "Merger") of Eastside Holding Corporation ("EHC") into Westside Financial Corporation ("WFC") (WFC and EHC are sometimes referred to as "Company" or "Companies"). The summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement/Prospectus, including the financial information and the appendices. Shareholders are urged to review the entire Proxy Statement/Prospectus carefully.


                           PROXY STATEMENT/PROSPECTUS

         This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of EHC for use at the Special Meeting of Shareholders of EHC ("Special Meeting") to be held on July 16, 1996, at the times and places set forth in the accompanying Notice of Special Meeting, and at any adjournments thereof.


         The purpose of the Special Meeting is to consider and vote upon the proposed Merger of EHC into WFC in accordance with the Merger Agreement between EHC and WFC dated as of December 21, 1995, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A.

         As a result of the Merger, each outstanding share of common stock of EHC will be converted into and become one share of common stock of WFC.


         The Proxy Statement/Prospectus is dated June 17, 1996, and is being mailed to the shareholders of EHC on or about June 17, 1996.

         This document also serves as a Prospectus of WFC relating to 600,000 shares of its common stock (the "WFC Stock"), to be issued by WFC in connection with the Merger.


                                   BUSINESSES

         WFC is a one bank holding company located in Cobb County, Georgia, which owns all of the outstanding stock of The Westside Bank & Trust Company ("Westside Bank"). EHC is a one bank holding company located in Gwinnett County, Georgia, which owns all of the outstanding stock of The Eastside Bank & Trust Company ("Eastside Bank") (Westside Bank and Eastside Bank are sometimes referred to as "Bank" or "Banks").

         Westside Bank and Eastside Bank are commercial banks chartered under the laws of the State of Georgia. Eastside Bank operates a full-service commercial banking business in Gwinnett County, and Westside Bank operates a full- service commercial banking business in Cobb County. At December 31, 1995, the total assets, deposits and shareholders' equity of Westside Bank and Eastside Bank were as follows (in thousands);


                              Westside Bank        Eastside Bank
                 Assets          65,543                55,415
                 Deposits        57,760                48,744
                 Equity           7,241                 6,210


                          WFC SELECTED FINANCIAL DATA


                                     THREE MOS. ENDED
                                          MARCH 31                         For the Year Ended December 31,
                                      --------------          ---------------------------------------------------
                                     1996        1995        1995          1994         1993        1992          1991
                                     ----        ----        ----          ----         ----        ----          ----
                                                             (in thousands, except per share data)
 FOR THE PERIOD:
 Total interest income             $1,309      $1,104      $5,236        $3,775       $3,085      $2,787        $2,470
 Total interest expense               544         431       2,099         1,422        1,308       1,346         1,383
 Net interest income                  765         673       3,137         2,353        1,777       1,441         1,087
 Provision for loan losses             24          18         101            72           84         101           141
 Net interest income after            741         655       3,036         2,281        1,693       1,340           946
 provision for loan losses

 Other operating income                54          67         248           235          244         153           102
 Net income (loss)                    229         187         971           622          543         303          (95)
 Net income (loss) per share         0.39        0.31        1.60          1.02         0.90        0.51        (0.16)
 Dividends per share                  .06(1)     0.15(1)     0.15          0.10           --          --            --


 AVERAGE BALANCES:
 Loans                            $40,038     $32,785     $34,613       $29,991      $23,508     $20,145       $15,174
 Earning assets                    57,453      48,288      59,512        45,005       40,566      32,872        25,506
 Total assets                      62,392      52,618      64,311        49,926       45,605      37,250        29,143
 Non-interest bearing               7,339       5,913       6,977         5,261        4,254       2,871         2,139
 deposits
 Interest bearing deposits         47,159      39,694      50,026        37,880       35,401      28,827        21,574
 Stockholders' equity               7,378       6,737       6,972         6,437        5,798       5,354         5,242


 KEY PERFORMANCE RATIOS:
 Return on average assets
 Return on average equity            1.48%       1.46%       1.51%         1.25%        1.19%       0.81%       (0.33)%
 Dividend payout ratio              12.52       11.37       13.93          9.66         9.36        5.67        (1.81)
 Average equity to                  15.3(1)     48.4(1)      9.38          9.80           --          --            --
 average assets                     11.83       12.80       10.84         12.89        12.71       14.37         17.99


 AT PERIOD END:
 Loans                            $41,163     $33,287     $38,445       $31,539      $25,606     $22,505       $17,198
 Earning assets                    56,092      49,117      60,801        45,730       43,847      32,276        28,078
 Total assets                      60,881      53,677      65,603        51,269       47,726      38,388        32,520
 Non-interest bearing               7,838       5,821       8,090         6,752        4,821       3,801         2,390
 deposits                                                                                                       24,745
 Interest-bearing deposits         45,248      40,741      49,640        37,512       36,537      28,928         5,252
 Shareholders' equity               7,444       6,853       7,296         6,687        6,207       5,556



NOTES TO TABLE

(1) The $0.15 dividend per share paid in the first quarter of 1995 was the total dividend for 1995. The $0.06 dividend in the first quarter of 1996 is a quarterly dividend.


                                  RISK FACTORS

         In addition to the other information contained in this Proxy Statement/Prospectus the following risk factors should be carefully considered in evaluating the proposed Merger.

CONCENTRATIONS OF CREDIT

         Westside Bank makes commercial, residential and consumer loans to customers primarily in Cobb County. A substantial portion of Westside Bank's customers' abilities to honor their contracts is dependent on the business economy in Cobb County and surrounding areas. A substantial portion of the Westside Bank's loans are secured by real estate in Cobb County. Accordingly, the ultimate collectibility of a substantial portion of Westside Bank's loan portfolio is susceptible to changes in market conditions in Cobb County.

INACTIVE MARKET FOR WFC STOCK

         Although J.C. Bradford & Co. and Sterne, Agee & Leach make a market in WFC Stock and the WFC Stock is regularly quoted in the National Association of Securities Dealers Automated Quotation ("NASDAQ") system known as the "Bulletin Board Market," an active market does not exist in WFC Stock. J.C. Bradford & Co. and Stern, Agree & Leach may discontinue making a market in the WFC Stock at any time for any reason. No assurance can be given that an active trading market for WFC Stock will develop, or if it develops, that the trading market will continue for any period of time thereafter.



                                     PROXY

         The accompanying form of proxy is for use at EHC's Special Meeting of shareholders. A shareholder may use this proxy if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if the shareholder does attend the meeting. Shareholders who sign proxies have the right to revoke them at any time before they are voted either by written notice of revocation which is received at EHC's main office before the meeting or by the Corporate Secretary at the meeting or by attending the meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted as directed, and where no direction is given, the shares represented by such proxies will be voted FOR the Merger. Any shares represented by proxies which are directed to vote against the Merger shall not be used to vote to postpone the Special Meeting for the purpose of soliciting more votes. Any shares represented by proxies which are directed to abstain any proxies indicating a non-vote from brokerage houses shall be counted for purposes of establishing a quorum for the Special Meeting, but shall not be voted for or against the Merger. EHC's Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies will be voted by the persons named in the proxies in accordance with their best judgment.


         Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of EHC, who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. EHC and WFC shall equally bear the cost associated with solicitation of proxies and other expenses associated with the Special Meeting.


                         RECORD DATE AND VOTING RIGHTS

         The shareholders of record of EHC at the close of business on May 31, 1996 (the "Record Date") are entitled to notice of and to vote at the meetings or any adjournments thereof. As of the close of business on the Record Date, EHC had 10,000,000 shares of common stock ("EHC Stock"), authorized, of which 600,000 shares were issued and outstanding and held of record by 619 shareholders. Each issued and outstanding share of EHC Stock is entitled to one vote on the matters to be presented at the Special Meeting.


                                 VOTES REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of EHC Stock is required to approve the proposed Merger. The presence, in person or by proxy, of a majority of the outstanding shares of EHC Stock is necessary to constitute a quorum at the Special Meeting.

                             SUMMARY OF THE MERGER

     The following is a summary of certain important aspects of the Merger.

TERMS

         The terms of the Merger Agreement provide that each share of EHC Stock owned by an EHC shareholder will be converted into the right to receive one share of WFC Stock. EHC shall be merged into WFC. WFC shall be the survivor continuing under the WFC Articles of Incorporation and Bylaws. The WFC name shall be changed after the Merger to First Sterling Banks, Inc. As a result of the Merger, Westside Bank and Eastside Bank shall be wholly-owned subsidiaries of WFC.



       Immediately prior to the time that the Merger is consummated, WFC will declare a stock split effected in the form of a stock dividend to the WFC shareholders (the "WFC Stock distribution) so that each WFC shareholder at such time shall receive for each share of WFC Stock a distribution of the number of shares of WFC Stock determined by subtracting one from the quotient determined by dividing the per share WFC Adjusted Value by the per share EHC Adjusted Value. The reason for the WFC Stock Dividend is to provide that the ratio of stock ownership between the WFC shareholders and the EHC shareholders after the Merger is consummated shall be in proportion to the ratio between the WFC Adjusted Value and the EHC Adjusted Value since the EHC shareholders shall have the right to receive one share of WFC Stock for each share of EHC Stock.
At December 31, 1995, WFC's and EHC's per share Adjusted Values were $12.40 and $10.28 respectively, yielding a WFC Stock Dividend of 0.21 to 1. This means that 0.21 shares of WFC Stock, subject to further adjustment, would be issued by WFC as a stock dividend on each of its then outstanding shares. Until the month-end prior to the effective date of the Merger, each Company's Adjusted Value can increase or decrease based on its respective earnings or losses (as defined) and shall decrease by the amount of any cash dividends paid per share by each respective institution. One of the conditions to the Merger is that WFC's and EHC's per share Adjusted Values be at least $10.00 and $8.00 respectively. Assuming the per share Adjusted Values are finally determined as of June 30, 1996 (and the Merger is consummated during July 1996), WFC believes that its per share Adjusted Value could be approximately $13.10 and EHC believes that its per share Adjusted Value could be approximately $10.71,
yielding a WFC Stock Dividend of 0.22 to 1.   In estimating its per share
Adjusted Value as of June 30, 1996, EFC added to its Adjusted Value for
December 31, 1995 ($10.28 per share), its earnings for the months of January through April 1996 of $165,496 ($0.275 per share), deducted the dividend of $0.06 per share paid on March 15, 1996, and added its estimated earnings for the months of May and June of $124,000 ($0.21 per share). In estimating its per share Adjusted Value as of June 30, 1996, WFC added to its Adjusted Value for December 31, 1995 ($12.40 per share), its earnings for the months of January through April 1996 of $297,760 ($0.50 3/4 per share), deducted the dividend of $0.06 per share paid on March 15, 1996, and added its estimated earnings for the months of May and June of $149,398 ($0.25 per share). There is no assurance, however, that such Adjusted Values will in fact be realized. The formula for determining each Company's per share Adjusted Value was determined by arms'-length negotiations between WFC and EHC. The estimated adjusted values as of June 30, 1996 include the earnings of EHC and WFC through the month of April 1996. The earnings of EHC and WFC for the months of May and June have been estimated in good faith. It is not expected that the earnings differential between these two companies during these months shall have a material impact upon the estimated Adjusted Values as shown. If there is a significant change in the Adjusted Values as estimated thereby causing a change in the estimated WFC Stock Dividend of .22 to 1, then the shareholders will be informed of such change prior to their voting on the Merger. In such an event, an additional mailing would be made to each shareholder informing the shareholder of the change and allowing the shareholder the opportunity to change his vote on the Merger if he or she has already voted. See "The Merger
- -- Terms of the Merger -- Adjusted Values."

         If the Adjusted Values had been finally determined as of December 31, 1995, yielding a WFC Stock Dividend of 0.21 to 1, after the proposed Merger the former shareholders of WFC and EHC would own approximately 709,423 and 600,000, respectively, of the outstanding WFC Stock.

MANAGEMENT

         Upon consummation of the Merger, the Board of Directors of WFC shall consist of five (5) members as follows: Edward C. Milligan, the President and Chief Executive Officer and a member of the Board of Westside Bank and member of the Board of WFC, shall serve as Chairperson of the WFC Board; two directors from the WFC Board prior to the Merger, P. Harris Hines (chairperson of the WFC Board prior to the Merger) and Benjamin H. Wofford, shall continue to serve on the WFC Board; and two directors from the EHC Board prior to the Merger, Harry L. Hudson, Jr. (chairperson of the EHC Board prior to the Merger) and John S. Thibadeau, Jr. Mr. Milligan shall also serve as the President and Chief Executive Officer of WFC after the Merger. Barbara J. Bond, the Secretary and Treasurer of WFC and Senior Vice President and Secretary of Westside Bank, shall continue to serve as Secretary and Treasurer of WFC after the Merger. The Board of Directors and management of each Bank shall initially continue in such offices following the consummation of the Merger.

REASONS FOR THE MERGER; BOARD RECOMMENDATION

         The Boards of Directors of WFC and EHC believe that the combination of the two Companies as a result of the Merger should reduce duplicative administration expenses, increase profitability, strengthen management, enhance the competitive position of the Banks and increase liquidity of WFC Stock and enhance shareholder value. The earnings of the Companies and the Banks are adversely impacted by considerable overhead costs, including the costs of complying with regulatory rules and directives which impact the financial services industry generally.

         The Board of Directors of EHC has unanimously approved the Merger and unanimously recommends that EHC shareholders vote FOR the Merger.

EHC STOCK OPTIONS

         The Merger Agreement contemplates that as of the time of the consummation of the Merger, all rights with respect to shares of EHC Stock issuable pursuant to the exercise of stock options ("EHC Options") granted by EHC under stock option plans of EHC (the "EHC Stock Option Plans"), which are outstanding at the time of the Merger, whether or not such EHC Options are then exercisable, will be assumed by WFC in accordance with the terms of the particular EHC Stock Option Plan under which such EHC Options are evidenced. From and after the time of the Merger, (i) each EHC Option assumed by WFC hereunder may be exercised solely for shares of WFC Stock, (ii) the number of shares of WFC Stock subject to such EHC Option will be equal to the number of shares of EHC Stock subject to such EHC Option immediately prior to the Merger, and (iii) the per share exercise price for each such

EHC Option shall be the same as the per share exercise price prior to the Merger. See "The Merger -- Terms of the Merger -- Effect of Merger on EHC Stock Options."


                          OPINION OF FINANCIAL ADVISOR

         The Board of Directors of EHC engaged Mercer Capital Management, Inc. ("Mercer Capital") to consider the fairness of the Merger, from a financial point of view, to the shareholders of EHC. Mercer Capital has delivered its opinion letter dated March 19, 1996 to the Board of Directors of EHC, a copy of which is attached hereto as Appendix B, stating that, based upon the information and procedures specified therein, in its opinion the Merger is fair, from a financial point of view, to the shareholders of EHC. Mercer Capital was engaged to render the fairness opinion and EHC has paid Mercer Capital a fee of $8,000 for preparing the fairness opinion regardless of whether the Merger is consummated. EHC has further agreed to indemnify Mercer Capital against certain liabilities which may arise in connection with its engagement.


                      REGULATORY AND SHAREHOLDER APPROVALS

         Consummation of the Merger is subject to approval by the Board of Governors of the Federal Reserve System ("Federal Reserve") and the Georgia Department of Banking and Finance ("Georgia Department"). As of the date hereof, applications for such approvals have been filed and are pending. WFC and EHC do not anticipate any difficulty in securing the necessary regulatory approvals. The Merger must also be approved by the affirmative vote of the holders of a majority of the outstanding shares of EHC Stock. The directors and executive officers of EHC and their affiliates own 65,483 shares (10.91%) of the outstanding EHC Stock, and they intend to vote FOR the Merger.


                             DISSENTERS' PROVISIONS

         A shareholder of EHC who opposes the Merger may exercise certain statutory rights under the Dissenters' Provisions if he or she files a written objection to the Merger with EHC before EHC's Special Meeting, or at the meeting, but before the vote on the Merger is taken. Failure to comply with this and all of the other statutory requirements of the Dissenters' Provisions will constitute a waiver of the right to dissent. See "Statutory Provisions for Dissenting Shareholders" and Appendix C.


                                   DIVIDENDS

         Westside Bank before its reorganization as a wholly-owned subsidiary of WFC paid a cash dividend of $0.10 per share to its shareholders in March, 1994. WFC paid a cash dividend of $0.15 per share to its shareholders in April, 1995. WFC has announced its intention to pay a quarterly dividend and the Board of Directors of WFC has approved the first quarterly cash dividend of $0.06 per share payable on March 15, 1996, to shareholders of record on March 1, 1996.

         Neither Eastside Bank before its reorganization as a wholly-owned subsidiary of EHC nor EHC has ever paid a dividend to its shareholders. The Board of Directors of EHC has approved the payment of its first quarterly cash dividend of $0.06 per share payable on March 15, 1996 to shareholders of record on March 1, 1996. Upon consummation of the Merger, the future dividend policies of WFC will depend upon its earnings, financial condition, applicable legal restrictions and other factors relevant at the time the Board of Directors considers dividends. However, it is anticipated that WFC shall continue paying cash dividends on a quarterly basis after the Merger in such amounts as determined by the WFC Board of Directors.


                                TAX CONSEQUENCES

         WFC and EHC have received a written opinion from Glass, McCullough, Sherrill & Harrold stating, among other things, that the federal income tax consequences to the EHC shareholders, EHC and WFC if the Merger is consummated will be as follows: (a) no gain or loss will be recognized by an EHC shareholder on the exchange of his or her EHC Stock for WFC Stock; (b) an EHC shareholder receiving such cash in exchange for his or her EHC Stock will be treated as receiving such cash in redemption of his or her EHC Stock; (c) no gain or loss will be recognized by EHC on the transfer of its assets to WFC and the assumption by WFC of its liabilities pursuant to the Merger; and (d) no gain or loss will be recognized by WFC on its receipt of EHC's assets and its assumption of EHC's liabilities pursuant to the Merger. See "Tax Consequences."


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         Both WFC and EHC are incorporated under the laws of the State of Georgia and are subject to the Georgia Business Corporation Code. Upon consummation of the Merger, the shareholders of EHC will become shareholders of WFC and their rights will be governed by the Articles of Incorporation and Bylaws of WFC. The Articles of Incorporation and Bylaws of both Companies are substantially identical and there are no material differences between them.


                            MARKET FOR CAPITAL STOCK


         As of March 1, 1996, there were 547 holders of record of WFC Stock. On August 18, 1995, J. C. Bradford & Co. and Sterne Agee & Leach commenced making a market in WFC Stock and the WFC Stock was regularly quoted in the NASDAQ system known as the "Bulletin Board Market."

         Since January 1, 1996, the management of WFC is aware of twelve (12) trades for value in WFC Stock aggregating 9,400 shares as follows:



            MONTH                       VOLUME (SHARES)               TRADE PRICE ($)
            ------                      ---------------               ---------------

                                                                        High                  Low
                                                                        ----                  ---
         January  1996                   1,800                         17.00                 16.00

         February  1996                  2,300                         17.25                 17.25

         March 1996                      1,400                         17.50                 17.00

         April 1996                      2,000                         17.50                 16.00

         May 1996                        1,900                         18.00                 17.00


During the month immediately prior to the public announcement of the proposed transaction on November 15, 1995, WFC management is aware of four (4) trades in WFC Stock aggregating 11,100 shares as follows:


            DATE                          VOLUME (SHARES)               TRADE PRICE ($)
            ----                          ---------------               ---------------
         November 9, 1995                     2,000                                17.00
         October  19, 1995                      500                                17.50
         October  17, 1995                    6,600                                17.00
         October  16, 1995                    2,000                                16.00


         As of March 1, 1996, there were 619 holders of record of EHC Stock. On December 15, 1995, J. C. Bradford & Co. commenced making a market in EHC Stock and the EHC Stock is regularly quoted in the Bulletin Board Market. Since January 1, 1996, EHC management is aware of 40 trades of EHC Stock aggregating 39,600 shares as follows:



         MONTH            VOLUME (SHARES)                     TRADE PRICE ($)
         -----            ---------------                     ---------------
                                                      High            Low
                                                      ----            ---
                           <
         January 1996      14,950                     13.00           12.00
         February 1996     10,060                     13.50           12.00
         March 1996        14,100                     14.50           12.75
         April 1996           500                     14.50           14.50

         During the three months immediately prior to the public announcement of the proposed Merger on November 15, 1995, EHC management is aware of two (2) trades in EHC Stock aggregating 6,500 shares as follows:


            DATE                 VOLUME (SHARES)               TRADE PRICE ($)
            ----                 ---------------               ---------------
         August 9, 1995                500                           8.75
         August 22, 1995             6,000                           9.25

         The following table sets forth the last sales price prior to the public announcement of the proposed Merger on November 15, 1995, and the EHC pro forma equivalent of such price assuming a WFC Stock Dividend of 0.21 to 1 immediately prior to the Merger:

            WFC STOCK
         LAST SALES PRICE
         PRIOR TO NOVEMBER                 EHC STOCK
         15, 1995                          EQUIVALENT(1)
         -----------------                 ----------
              $17.00                          $14.38

NOTE TO TABLE

(1) Calculated by multiplying WFC Stock's last sales price by 0.846 which is the effective EHC Stock conversion ratio after giving effect to a WFC Stock Dividend of 0.21 to 1.


         The following table sets forth the high and low bid information from J.C. Bradford & Co. for WFC Stock and EHC Stock for the last fiscal quarter in 1995, and the first fiscal quarter in 1996:



                                                              WFC STOCK              EHC STOCK
                                                              ---------              ---------
                                                               BID ($)                BID ($)
                                                               -------                -------
                                                            HIGH       LOW           HIGH    LOW
                                                            ----       ---           ----    ----
         Quarter ended 12/31/95                             16          16           12.50     12.50
         Quarter ended 03/31/96                             16          16           14.00     12.50



The above are over-the-counter market quotations which reflect interdealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.


         If the Merger is consummated, WFC believes that a somewhat more active market may develop for WFC Stock than currently exists for either WFC Stock or EHC Stock.


                       COMPARATIVE PER SHARE INFORMATION

        The following table presents certain historical and pro forma per share data of WFC and certain historical and equivalent share data of EHC. The WFC pro forma data assumes that the Merger was consummated at the beginning of the period presented and for the years ended December 31, 1995, 1994 and 1993, reflects a proposed WFC Stock Dividend of 123,123 shares based on the Adjusted Values at December 31, 1995, $12.40 for WFC and $10.28 for EHC. For the three months ended March 31, 1996, the pro forma data reflects a proposed WFC Stock Dividend of 128,986 shares (0.22 to 1) based on the Adjusted Values at March 31, 1996 of $12.73 for WFC and $10.45 for EHC. EHC equivalent share data reflects the amount an EHCshareholder would have received had the shareholder been a shareholder of WFC. EHC equivalent share data was determined by multiplying the pro forma data for WFC by the ratio of 1.0, which represents EHC Stock exchange ratio. See "Pro Forma Financial Information."



                                                    FOR THE 3 MONTHS
                                                     ENDED MARCH 31,            FOR THE YEAR ENDED DECEMBER 31
                                                         1996              1995              1994             1993
  Net income (loss) per common share:

       WFC, historical                                  $ 0.39             $ 1.60            $ 1.02           $ 0.90

       WFC, pro forma after the Merger                  $ 0.28               1.23              0.92             0.65

       EHC, historical                                  $ 0.23               1.06              0.97             0.52

       EHC, equivalent share                            $ 0.28               1.23              0.92             0.65

  Dividends declared per common share:

       WFC, historical                                  $ 0.06               0.15              0.10             0.00

       WFC, pro forma after Merger                      $ 0.05               0.07              0.05             0.00

       EHC, historical                                  $ 0.06               0.00             0 .00             0.00

       EHC, equivalent share                            $ 0.05               0.07              0.05             0.00

  Book value per common share (end of period):

       WFC, historical                                  $12.70             $12.44             --               --

       WFC, pro forma after Merger                      $10.51              10.38             --               --

       EHC, historical                                  $10.63              10.49             --               --

       EHC, equivalent share                            $10.51              10.38             --               --



If the WFC Adjusted Value increases more than the increase in the EHC Adjusted Value from the values at December 31, 1995, then the WFC Stock Dividend shall be larger and the WFC pro forma data and the EHC equivalent share data after the Merger shall be smaller. If the WFC Adjusted Value does not increase more than the increase in the EHC Adjusted Value at December 31, 1995, then the WFC Stock Dividend shall be smaller and the WFC pro forma data and the EHC equivalent share data after the Merger shall be larger. If the Adjusted Values as finally determined on June 30, 1996 are $13.10 for WFC and $10.71 for EHC (as each Company believes could be its Adjusted Value), then the WFC Stock Dividend would be 0.23 to 1 and the December 31, 1995 net income per share for WFC pro forma, after the Merger and the EHC equivalent share would be $1.22.



                                   THE MERGER

         Reference is made to the copy of the Merger Agreement set forth in full as Appendix A to this Proxy Statement/Prospectus for a complete statement of the terms of the Merger. The statements contained herein with respect to the Merger Agreement are qualified in their entirety by the foregoing reference.


                             PARTIES TO THE MERGER

         The parties to the Merger are WFC and EHC. WFC is a Georgia corporation which is a one bank holding company owning all of the issued and outstanding shares of stock of Westside Bank, a Georgia bank, located in Kennesaw, Georgia. As of the close of business on the Record Date, WFC had 10,000,000 shares of common stock, authorized, of which 586,300 shares were issued and outstanding. EHC is a Georgia corporation which is a one bank holding company owning all of the issued and outstanding shares of stock of Eastside Bank, a Georgia bank, located in Snellville, Georgia. At the close of business on the Record Date, EHC had 10,000,000 shares of common stock of which 600,000 shares were issued and outstanding.


                              TERMS OF THE MERGER

GENERAL

         EHC is proposed to be merged with and into WFC pursuant to the terms of the Merger Agreement. WFC will be the survivor of the Merger, and EHC will cease to exist. The WFC name shall be changed after the Merger to First Sterling Banks, Inc. As a result of the Merger, Westside Bank and Eastside Bank shall be wholly-owned subsidiaries of WFC.

         Upon consummation of the Merger, the Board of Directors of WFC shall consist of five (5) members as follows: Edward C. Milligan, the President and Chief Executive Officer and a member of the Board of Westside Bank and member of the Board of WFC, shall serve as Chairperson of the WFC Board; two directors from the WFC Board prior to the Merger, P. Harris Hines (Chairperson of the WFC board prior to the Merger) and Benjamin H. Wofford, shall continue to serve on the WFC board; and two directors from the EHC board, Harry L. Hudson, Jr. (chairperson of the EHC board prior to the Merger) and John S. Thibadeau, Jr. Mr. Milligan shall also serve as the President and Chief Executive Officer of WFC after the Merger. Barbara J. Bond, the Secretary and Treasurer of WFC and Senior Vice President and Secretary of Westside Bank, shall continue to serve as Secretary and Treasurer of WFC after the Merger. The Board of Directors and management of each Bank shall initially continue in such offices following the consummation of the Merger.

EFFECTIVE DATE

         If the shareholders of EHC approve the Merger Agreement by the necessary vote, and all other conditions set forth in the Merger Agreement are satisfied, the Merger will be effective as of the date specified in the certificate of merger which will be issued by the Georgia Secretary of State in accordance with the provisions of Section 7-1-535 of the Georgia Financial Institutions Code.

CONSIDERATION TO EHC SHAREHOLDERS

         Each share of EHC Stock owned by an EHC shareholder, shall, on the effective date of the Merger, by virtue of the Merger and without any action on the part of such shareholder, be converted into the right to receive one share of WFC Stock.

WFC STOCK DIVIDEND

         Immediately prior to the time that the Merger is consummated, WFC will pay a stock dividend to the WFC shareholders so that each WFC shareholder at such time shall receive for each share of WFC stock a dividend of the number of shares of WFC Stock determined by subtracting one from the quotient determined by dividing the per share WFC Adjusted Value by the per share EHC Adjusted Value.

ADJUSTED VALUES


         The Merger Agreement provides that at October 31, 1995, the per share Adjusted Values of WFC Stock and EHC Stock were $11.99 and $10.13, respectively, subject to further adjustment. Until the month end prior to the effective date of the Merger, each Company's Adjusted Values can increase or decrease based on its respective earnings or losses, provided, however, that:
(i) Merger Expenses will not be considered when calculating such earnings and losses; (ii) any dividends paid by either Company shall be deducted in calculating such Company's Adjusted Value; and (iii) the loan loss reserve for each Bank expressed as a percentage of its total loans at the end of the month immediately preceding the effective date of the Merger shall not be less than such percentage for such Bank on October 31, 1995. Merger Expenses are defined as authorized and reasonable legal, accounting and consulting fees, filing fees and printing costs paid to third parties in connection with the Merger. If Adjusted Values were finally determined as of December 31, 1995, WFC's and EHC's per share Adjusted Values would be $12.40 and $10.28, respectively, yielding a WFC Stock Dividend of 0.21 to 1. This means that 0.21 shares of WFC Stock, subject to further adjustment, would be issued by WFC for each share of WFC Stock then issued and outstanding. One of the conditions to the Merger is that WFC's and EHC's per share Adjusted Values be at least $10.00 and $8.00, respectively. Assuming the per share Adjusted Values are finally determined as of June 30, 1996 (and the Merger is consummated during July 1996), WFC believes that its per share Adjusted Value could be approximately $13.10, and EHC believes its per share Adjusted Value could be approximately $10.71, yielding a WFC Stock Dividend of 0.22 to 1. In estimating it's per share Adjusted Value as of June 30, 1996, EHC added to its Adjusted Value for December 31, 1995 ($10.28 per share), its earnings for the months of

January through April 1996 of $165,496 ($0.275 per share), deducted the dividend of $0.06 per share paid on March 15, 1996, and added its estimated earnings for the months of May and June of $124,000 ($0.21 per share). In estimating its per share Adjusted Value as of June 30, 1996, WFC added to its Adjusted Value for December 31, 1995 ($12.40 per share), its earnings for the months of January through April 1996 of $297,760 ($0.50 3/4 per share), deducted the dividend of $0.06 per share paid on March 15, 1996, and added its estimated earnings for the months of May and June of $149,398 ($0.25 per share) The estimated adjusted values as of June 30, 1996 include the earnings of EHC and WFC through the month of April 1996. The earnings of EHC and WFC for the months of May and June have been estimated in good faith. It is not expected that the earnings differential between these two companies during this month shall have a material impact upon the estimated Adjusted Values as shown. If there is a significant change in the Adjusted Values as estimated thereby causing a change in the estimated WFC Stock Dividend of .22 to 1, then the shareholders will be informed of such change prior to their voting on the Merger. In such an event, an additional mailing would be made to each shareholder informing the shareholder of the change and allowing the shareholder the opportunity to change his vote on the Merger if he or she has already voted. The formula for determining each Company's per share Adjusted Value was determined by arms' length negotiations between WFC and EHC.


NO FRACTIONAL SHARES

         Instead of issuing fractional shares, WFC will pay its shareholders who become entitled to a fraction of a share of WFC Stock as a result of the WFC Stock Dividend the equivalent cash value of such fractional share based on WFC's per share Adjusted Value.

EFFECT OF MERGER ON EHC STOCK OPTIONS

         Upon the consummation of the Merger, all rights with respect to the EHC Options granted by EHC under the EHC Stock option Plans, which are outstanding at the time of the Merger, whether or not such EHC Options are then exercisable will be assumed by WFC in accordance with the terms of the particular EHC Stock Option Plan under which such EHC Options were issued and the stock option agreement by which such EHC Options are evidenced. From and after the time of the Merger, (i) each EHC Option assumed by WFC may be exercised solely for shares of WFC Stock, (ii) the number of shares of WFC Stock subject to such EHC Option shall be equal to the number of EHC Shares subject to such EHC Option immediately prior to the time of the Merger, and
(iii) the per share exercise price under each such EHC Option shall be equal to the per share exercise price under such option prior to the Merger.


                             REASONS FOR THE MERGER

WFC

         During November 1995, the Boards of Directors of WFC and EHC explored the possibility of merging the two bank holding companies. Westside Bank and Eastside Bank had both been a part of the group of banks affiliated with Southern Bank Group, Inc. ("SBG"), a one-bank holding company owning The Northside Bank & Trust Company located in Roswell Georgia. Although the affiliation by both Banks with SBG was terminated in 1992 and SBG was acquired by SouthTrust of Georgia, Inc. in 1995, the Boards of the two Banks and Companies were familiar with the other Company and Bank and many of its directors and officers. Also some of the directors in both Companies continued to believe in the long-range goal underlying the SBG affiliation which was to create a larger financial services company by eventually placing all of the SBG affiliated banks under one holding company.

         Following the discussions, a letter of intent was executed on November 15, 1995, and after a due diligence review was performed on each Company and its Bank subsidiary the Merger Agreement was executed on December 21, 1995.

         The board of directors of WFC believes that the Merger of the two Companies will enhance shareholder value by creating a larger institution with banks in two of the fastest growing counties in the United States. The board also believes that having the combined institution under the overall leadership of the present chief executive officer of WFC and Westside Bank shall be beneficial since the board believes that the Westside Bank management has been responsible for the success of Westside Bank. The board of WFC also believes that the WFC management can work well with the board of Eastside Bank and its management. The Merger should reduce duplicative administrative expenses and increase profitability. Eastside Bank's subsidiary, Eastside Financial Services, Inc. ("EFS"), which is a company providing consulting and loan servicing services for loans guaranteed by the Small Business Administration ("SBA"), should grow because of the more direct access to the Westside Bank customers and market. In addition, prior to their approval of the Merger, the WFC directors had a due diligence review of the business and records of EHC and Eastside Bank performed and consulted with the directors and officers of EHC and Eastside Bank in order to familiarize themselves with EHC and Eastside Bank's business operations and prospects. The WFC board did not assign any specific or relative weight to the various factors it considered when determining whether to approve the Merger.


EHC

         The board of directors of EHC and Eastside Bank has observed the success which Westside Bank has achieved under the leadership of the Westside Bank management. Westside Bank was formed approximately one year after the formation of Eastside Bank, but it did not experience losses as large as Eastside Bank in the first years of operations. Consequently, Westside Bank became cumulatively profitable in 1993 and started paying a cash dividend to its shareholders in 1994. Eastside Bank did not become cumulatively profitable until 1995, and paid its first cash dividend in 1996. The EHC board believes that it will be beneficial to have Eastside Bank in a holding company under the leadership of WFC senior management. The board of EHC also believes that the WFC management can work well with the board of Eastside Bank and its management. The Merger should reduce duplicative administrative expenses and increase profitability. EFS should grow because of the more direct access to the Westside Bank customers and market. The board of directors of EHC believes that the merger of the two Companies will enhance shareholder value by creating a larger institution with banks in two of the fastest growing counties in the United States. In addition, prior to their approval of the Merger Agreement, the EHC directors had a due diligence review of the business and records of WFC and Westside Bank performed and also consulted with the directors and officers of WFC and Westside Bank in order to familiarize themselves with WFC's and Westside Bank's business operations and prospects. The EHC board did not assign any specific or relative weight to the various factors it considered when determining whether to approve the Merger.

         ALL OF THE DIRECTORS AND EXECUTIVE OFFICERS OF EHC, WHO BENEFICIALLY OWN AN AGGREGATE OF 65,483 SHARES, 10.9% OF EHC STOCK, HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES OF EHC STOCK FOR THE MERGER AND UNANIMOUSLY RECOMMEND THAT ALL EHC SHAREHOLDERS VOTE FOR THE MERGER.


                          OPINION OF FINANCIAL ADVISOR

         In January 1996, EHC retained Mercer Capital, a national valuation advisory firm based in Memphis, Tennessee, on the basis of its experience, to render a written fairness opinion (the "Opinion") to the board of directors and shareholders of EHC. Mercer Capital has been in the business of providing valuation and related financial advisory services to financial institutions for fourteen (14) years, including the appraisal and valuation of banking institutions and their securities in connection with mergers and acquisitions. Mercer Capital has a long history of familiarity and involvement with the banking industry nationwide. It is familiar with the Georgia market and recent transactions in this market. Mercer Capital did not participate in the negotiations or structuring of the transaction. Mercer Capital did review the negotiated terms of the Merger including the exchange ratio and corporate governance matters. Except as described herein, Mercer Capital is not affiliated in any way with EHC, WFC or their respective affiliates.

         On March 19, 1996, in connection with its consideration of the Merger Agreement, Mercer Capital issued its Opinion to the Board of Directors of EHC that, in its opinion, the consideration to be received by the EHC shareholders as provided in the Merger Agreement is fair, from a financial point of view, to EHC shareholders, as of March 19, 1996. A copy of the Opinion is attached to this Proxy Statement/Prospectus as Appendix B and should be read in its entirety by EHC shareholders. Mercer Capital's written opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

         In arriving at its Opinion regarding the fairness of the transaction, Mercer Capital reviewed and analyzed certain publicly available and other information concerning EHC and WFC, including the following: (1) the Merger Agreement; (2) audited financial statements for EHC and WFC or their subsidiary Banks for the fiscal years ended December 31, 1990 through 1995; (3) Form F-2 for Eastside Bank for the fiscal year ended December 31, 1994; (4) Form 10- KSB for WFC for the fiscal year ended December 31, 1994; (5) Form F-4 for Eastside Bank for the quarters ended March 31 and June 30, 1995 and Form 10-QSB for EHC for the quarter ended September 30, 1995; (6) Form 10-QSB for WFC for the quarters ended March 31, June 30 and September 30, 1995; (7) EHC's original Offering Memorandum, dated January 9, 1989; (9) the proxy statements for EHC and WFC or their subsidiary Banks for the years 1992 through 1995; (10) Forms 8-K filed by EHC and WFC as of December 21, 1995; (11) information with respect to the pricing of transactions which Mercer Capital believes to be comparable to the Merger; (12) information with respect to the pricing of bank holding companies which Mercer Capital believes to be comparable to WFC; and (13) market conditions and current trading levels of outstanding equity securities of EHC and WFC. Mercer Capital conducted an on-site review of each organization's historical performance and current financial condition.

         As part of its due diligence process, a representative of Mercer Capital met with officers of both WFC and EHC and discussed the market for each institution's shares, historical financial performance and prospective performance, asset quality, operating strategies and other matters Mercer Capital believed relevant to the inquiry.

         Consideration was given to the following factors, among others: (1) terms of the Merger Agreement; (2) an analysis of the Merger's pricing in relation to indications of fair market value for EHC derived through considering comparable transactions and discounted cash flow analyses; (3) an analysis of the relative contributions each institution will provide to the post-Merger organization in terms of earnings and stockholders equity; (4) an analysis of the estimated pro-forma changes in book value per share, earnings per share, dividends per share and overall ownership from the perspective of EHC's shareholders; and (5) a review of WFC's historical financial performance, historical stock pricing, the liquidity of its shares and current pricing in relation to other publicly traded bank holding companies based in the Southeast.

         Mercer Capital considers the Merger as a "merger of equals" ("MOE") type of transaction, since the EHC shareholders will own approximately 46% of the WFC outstanding shares after the Merger is consummated. Mercer Capital analyzed the transactions involving MOEs and high equity banks acquired for less than $10 million since the WFC-EHC transaction is similar to a MOE and EHC's equity is greater than 10% of its year-end assets. Mercer Capital concluded that the consideration to be received by the EHC shareholders compares favorably with such transactions.

         In its contribution analysis, Mercer Capital reviewed the Merger based upon the relative value each party provides to the pro forma organization after the Merger in relation to each party's pro forma ownership. It noted that under the terms of the Merger Agreement, EHC stockholders will collectively own about 46% of the outstanding WFC Stock after the Merger is consummated. It concluded that the relative ownership percentages are very similar in terms of relative asset and equity contributions. In terms of net income contribution, however, the exchange ratio is favorable for EHC shareholders since WFC's earnings are greater than EHC's. The relative contribution amounts of reported 1995 net income are 40% for EHC and 60% for WFC; however, if EHC's earnings are adjusted as if it were fully taxable for the entire year, then EHC's earnings contribution falls to 33% of the pro forma amount. Based upon the above, the contribution analysis implies that the relative ownership structure following consummation of the Merger is favorable to EHC shareholders.


         In the comparable transaction analysis Mercer Capital reviewed prices paid for acquired banks in relation to EHC's book value and earnings as compiled by SNL Securities for the calendar years 1990-1995 and through the first two months in 1996. It decided that transactions involving MOEs and high equity banks acquired for less than $10,000,000 are the most comparable to the proposed Merger between WFC and EHC. It concluded that the range of implied value based upon the MOE and small deal/high equity transactions is $8.48 per share to $15.73 per share with an overall midpoint of $12.11 per share. It concluded that the implied price for EHC based on WFC's recent closing price compares favorably with the acquisitions of small deals involving high equity capital banks in an MOE type of transaction.

         The discounted cash flow analysis developed an estimate of the value EHC stockholders might realize based upon a hypothetical model in which a sale of EHC is delayed for five (5) years. The value is equal to the present value of any interim cash flows such as dividends and the present value of a projected terminal value (i.e., the estimated value of EHC at the end of the projection period). Mercer Capital, for purposes of this analysis, assumed that ten percent (10%) of the earnings are distributed in 1996 dividends, 20% in 1997, and 25% thereafter. The terminal value is based upon a multiple of earnings in the year 2000 and for purposes of this analysis it decided that a reasonable range of multiples would be between 14 and 15 based upon current acquisition pricing of commercial banks. The projections concerning earnings were geared so that future performance would trend up to a return or average assets of about 1.2% on a fully taxable basis and a return on average equity in the vicinity of 11% while asset growth was assumed at about 10% per year. A discount rate in the vicinity of 15% was deemed reasonable by Mercer Capital giving the current yield on long-term U.S. Treasury bonds and an appropriate premium above the risk-free rate. Based upon this discounted cash flow analysis, the indicated range value for EHC was from $7,766,000 ($12.94 per share) to $8,639,000 ($14.40 per share). Mercer Capital concluded that this compared favorably with the implied price of EHC of $14.36 per share based on a WFC price of $17.00 per share.

         In its pro forma analysis of per share data, Mercer Capital noted that the book value per share for the EHC shareholders shall remain essentially unchanged after the Merger. It noted that WFC paid dividends in 1994 and 1995, and that prior to 1996, EHC had never paid a dividend. It noted that both EHC's and WFC's Boards had declared a dividend for the first quarter of 1996. Its analysis shows that the pro forma earnings per share are estimated to total $1.23. These earnings per share exceed EHC's earnings per share for the year ended December 31, 1995 of $1.06 by .17 per share or an increase of 16%.
Mercer Capital concluded that the increase in earnings per share on a pro forma basis would be favorable to EHC shareholders.

         Mercer Capital reviewed WFC's financial data. It noted that its earnings for the year ended December 31, 1995, was $971,000 or $1.60 per share which was a 57% increase from the previous year. It noted that the return on assets rose to 1.52% from 1.25% while return on equity expanded to 14% from 9.7%. It commented that Westside Bank reported no non-performing assets as of the end of 1995, and that the $573,000 loan loss reserve represented 1.4% of loans at the end of 1995. It noted that its capital structure consists solely of $7,300,000 of common equity at the end of 1995. This represents 11.1% of total assets which it noted was well in excess of its peer group ratio of less than 10%. It reviewed the market for the WFC shares and it noted the lack of an active market. It noted that WFC has approximately 600 shareholders none of whom own more than five percent (5%) of the shares and that the Board of Directors collectively own about 22%. It noted that WFC Stock was trading in the $17.00 per share range at the date of its opinion and that at year end 1994, the WFC shares were trading at approximately $10.50 per share or approximately book value. It concluded that the price at $17.00 per share implies a price/earnings multiple of 10.6 on reported 1995 earnings of $1.60 per share and a price/book ratio of 137% in relation to the year-end book value of $12.44 per share. Its data indicated that southeastern based bank holding companies were trading at 13.50 times earnings and 179% of book value and concluded that the EHC shareholders could receive WFC shares which are priced at a discount to the industry.


         Mercer Capital concluded from its analyses that the proposed pricing of the Merger is reasonable and that the transaction is fair from a financial point of view to EHC shareholders.

         Neither EHC nor WFC imposed any limitations upon the scope of the investigation to be performed by Mercer Capital in formulating its Opinion. In rendering its Opinion, Mercer Capital did not independently verify the asset quality and financial condition of EHC, WFC or their subsidiary banks, but instead relied upon the data provided by or on behalf of EHC, WFC and their subsidiary banks to be true and accurate in all material respects. Mercer Capital did not conduct a physical inspection of the properties of EHC or WFC nor did its personnel obtain any independent appraisals of any properties.

         For its services in the rendering of its Opinion referred to above, EHC has paid Mercer Capital aggregate fees of $8,000. Prior to being retained for this assignment, Mercer Capital has not provided professional services or products to EHC or WFC during the previous five years prior to the date of this Proxy Statement/Prospectus.


                        SURRENDER OF STOCK CERTIFICATES

         As soon as practicable after the effective date of the Merger, a Letter of Transmittal furnishing instructions for surrendering certificates representing EHC Stock (and for replacing any lost, stolen or destroyed certificates) will be mailed to each EHC shareholder of record as of the close of business on the date prior to the effective date of the Merger. Each EHC shareholder will be urged to return this Letter of Transmittal, as soon as possible, together with his or her stock certificates to SunTrust Bank, acting as exchange agent (the "Exchange Agent") for WFC. As soon as practicable after receipt by the Exchange Agent of a shareholder's stock certificate or certificates, such shareholder will be mailed the WFC Stock to which he or she is entitled pursuant to the Merger Agreement.

         As of the effective date of the Merger, each certificate which prior to that time represented one or more outstanding shares of EHC Stock will be deemed for all corporate purposes only to evidence the right to receive certificates representing shares of WFC Stock pursuant to the Merger Agreement. Until any such stock certificate is surrendered (or suitable arrangements are made for any lost, stolen or destroyed certificate according to the usual procedures of EHC), the holder of the stock certificate: (a) will not be issued a certificate representing the shares of WFC Stock which such stock certificate may entitle the shareholder to receive; (b) will not have any voting rights in respect of the shares of WFC Stock which such stock certificate may entitle the shareholder to receive; and (c) will not be paid dividends or other distributions in respect of the shares of WFC Stock which such stock certificate may entitle the shareholder to receive. Any dividends or distributions or other cash payable to shareholders will be retained, without interest, for the shareholder's account until surrender of his or her stock certificate.


                         REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties by EHC and WFC. Such representations and warranties relate to, among other things: the corporate existence and capital structure of each party; the accuracy and completeness of each party's financial statements delivered pursuant to the Merger Agreement; the absence of certain changes and events in the affairs of each party since September 30, 1995; the adequacy of loan loss reserves maintained by each party; the absence of any delinquencies in the payment of taxes; the compliance by each party with applicable environmental and other governmental laws and regulations; the ownership by each party of valid title to properties and assets reflected in its financial statements and to properties and assets acquired after the date of its financial statements; the absence of any litigation or proceedings that are reasonably expected to have a material adverse effect on the financial condition or results of operations of each party and the authority of each party to enter into the Merger Agreement.


                                   COVENANTS

         The Merger Agreement also contains customary covenants and agreements of WFC and EHC with respect to the conduct of the business of each Company and its Bank subsidiary prior to the effective date of the Merger or the termination of the Merger Agreement. Such covenants include the obligation of each party: to operate its business only in the ordinary course; to maintain satisfactory relationships with its customers and suppliers and keep available the services of its employees; not to dispose of any property or incur any indebtedness except in the ordinary course of business; not to make any capital expenditure except in the ordinary course of business; not to increase salaries, directors' fees, bonuses or employee benefits except to the extent consistent with past practices; and not to make any commitments or enter into any contracts (other than those in the ordinary course and other than those for the acceptance of deposits and the making and selling of loans in the ordinary course) which, individually or in the aggregate, call for the payment of $50,000 or more.

         Under the Merger Agreement, neither WFC nor EHC is permitted, without the prior written approval of the other party to the Merger Agreement, to: issue any shares of its capital stock or any rights or options with respect to its capital stock; declare, set aside or pay any dividends (except in the case of WFC in accordance with past practices) or make any other distributions with respect to its capital stock; redeem, purchase or otherwise acquire any of its capital stock; effect a stock split or reclassification of its stock; or amend its Articles of Incorporation or Bylaws (other than as contemplated by the Merger Agreement). EHC is further obligated to cause a meeting of its shareholders to be held for the purpose of considering the approval of the Merger Agreement so that the Merger can be consummated. Neither WFC nor EHC is permitted to make, solicit, initiate or encourage proposals or offers from any person who is not a party to the Merger Agreement, relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in either Company or either Bank, unless the effect of such proposed transaction would not delay or impair their ability to consummate the Merger. Notwithstanding this provision, the directors of each Company and its subsidiary Bank are not obligated under the Merger Agreement to take (or not to take) any action that they are advised in writing by counsel that their fiduciary duties, as directors, under applicable law require them to take (or not to take).

         Each Company shall share equally in the cost, expenses and fees which have been reasonably incurred by both Companies in connection with the Merger.


                                   CONDITIONS

         The obligations of each Company to effect the Merger are subject to the fulfillment or waiver at or prior to the effective time of the Merger of, among others, the following conditions: (a) the receipt of all approvals and authorizations of, and the making of all filings and registrations with, all federal and state authorities required for consummation of the Merger; (b) the approval by the EHC shareholders of the Merger; (c) the accuracy and completeness in all material respects of the representations and warranties of each Company and the performance or compliance by each of them of all of its covenants and agreements under the Merger Agreement; (d) the absence of any action, suit, proceeding or claim with respect to the Merger; (e) the receipt by each Company of satisfactory opinions of counsel to the other party with respect to legal matters involved in the Merger; (f) the per share Adjusted Values of WFC Stock and EHC Stock being not less than $10.00 and $8.00, respectively; (g) each party shall have received from its independent auditor that the Merger will qualify for pooling-of-interests accounting treatment; (h) each party shall have received an opinion from tax counsel that the Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (i) the number of shares of EHC Stock dissenting to the Merger shall not exceed 60,000 shares and shall not create, in the reasonable judgment of the Board of Directors of the WFC, ultimate liability of EHC to dissenting shareholders that is likely to exceed $1,020,000 in the aggregate unless the parties agree to a larger amount.


                       TERMINATION, AMENDMENT AND WAIVER

         The Merger Agreement may be terminated at any time prior to the effective date, whether before or after approval of the Merger, by the EHC shareholders: (a) by mutual consent of the parties to the Merger Agreement;
(b) by a party to the Merger Agreement if, without the fault of such terminating party, the effective date of the Merger shall not have occurred on or before July 31, 1996 (unless the parties have agreed to extend to a later date); (c) by a party to the Merger Agreement if any regulatory application is deemed withdrawn or affirmatively denied by the applicable regulatory agency; or (d) by a party to the Merger Agreement if the other party to the agreement breaches its representations, warranties or covenants thereunder in any material respect and such breach remains uncured for a period of ten days after notice of such breach is given to the breaching party, or if the other party does not meet the closing conditions set forth in the Merger Agreement.

         At any time before or after approval of the Merger Agreement by the shareholders of EHC, the Merger Agreement may be amended by an agreement between the parties; after such approval, however, no amendment changing the determination of each Company's per share Adjusted Value, the form of the consideration to be received by EHC shareholders or the formula for determining the WFC Stock Dividend will be valid without being approved by the shareholders of EHC.


                   RESALE OF WFC STOCK RECEIVED IN THE MERGER

         The shares of WFC Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act of 1933 (the "1933 Act"), thereby allowing such shares to be sold without restriction by shareholders of EHC who are not deemed to be "affiliates" (as that term is defined in the rules under the 1933 Act) of EHC and who do not become affiliates of WFC. The shares of WFC Stock to be issued to affiliates of EHC may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the 1933 Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from the registration under the 1933 Act. WFC will not be obligated and does not intend to register its shares under the 1933 Act for resale by shareholders who are affiliates. Under the volume limitations of Rule 145, and based upon the outstanding shares of WFC Stock as of March 31, 1996, an affiliate of EHC who otherwise complies with Rules 145, and subject to the undertaking described below, will be free to resell, during any given three-month period, up to the greater of 1% of the outstanding shares of WFC Stock as shown by the most recent report or statement published by WFC, or the average weekly reported volume of trading in such securities as reported through the automated quotation system of a registered securities association during the four calendar weeks preceding receipt of the order to execute the transaction or the average weekly volume of trading in such securities as reported through the consolidated transaction reporting system during such four calendar weeks.

         In addition, each person deemed an affiliate of EHC has delivered to WFC a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of WFC Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of WFC Stock
(i) in violation of the 1933 Act or the rules and regulations thereunder, and
(ii) until such time as financial results covering at least 30 days of combined operations of EHC and WFC have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies.


                              ACCOUNTING TREATMENT

         The Merger, if completed as proposed, will be treated as a "pooling of interests" for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of EHC will be recorded on the books of WFC at their respective book values at the effective date of the Merger.


                                TAX CONSEQUENCES


         The following discussion is a summary of all material anticipated federal income tax consequences of the Merger to holders of EHC Stock, EHC and WFC. It does not discuss all the tax consequences that may be relevant to holders of EHC Stock entitled to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (such as insurance companies, dealers in securities, tax-exempt organizations or foreign persons) or to holders of EHC Stock who acquired their EHC Stock as compensation. The summary set forth below does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself.


         EACH HOLDER OF EHC STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         EHC and WFC have not requested and will not receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to holders of EHC Stock of the Merger or of any of the federal income tax effects to WFC or EHC of the Merger. Instead, EHC and WFC will rely upon an opinion of Glass, McCullough, Sherrill & Harrold as to the federal income tax consequences of the Merger to the holders of EHC Stock, EHC and WFC. The opinion of Glass, McCullough, Sherrill & Harrold is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. The opinion of Glass, McCullough, Sherrill & Harrold is based upon certain factual assumptions. Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Glass, McCullough, Sherrill & Harrold, which opinion is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences should result from the Merger:

         (i) The Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

        (ii) No gain or loss will be recognized by the shareholders of EHC upon the receipt of WFC Stock solely in exchange for their shares of EHC Stock.

        (iii) The basis of the WFC Stock to be received by the EHC shareholders will be the same as the aggregate basis of the EHC Stock surrendered in the exchange.

         (iv) The holding period of the shares of WFC Stock received by the shareholders of EHC will include the period during which the EHC Stock surrendered in exchange therefor was held, provided that the shares of EHC Stock were held as capital assets within the meaning of Section 1221 of the Code as of the time of the consummation of the Merger.

         (v) EHC shareholders who exercise dissenters' rights, and as a result of which receive only cash, will be treated as having received such cash as a distribution in redemption of their EHC Stock, subject to the provisions and limitations of Section 302 of the Code. Accordingly, each such shareholder will generally have capital gain or loss equal to the difference between the amount of cash received by such shareholder and such shareholder's basis in his or her stock.

         (vi) No gain or loss will be recognized by EHC on the transfer of its assets to WFC and the assumption by WFC of its liabilities pursuant to the Merger.

         (vii) No gain or loss will be recognized by WFC on its receipt of EHC's assets and its assumption of EHC's liabilities pursuant to the Merger.

         (viii) The basis of the EHC assets in the hands of WFC will be the same as the basis of such assets in the hands of EHC immediately prior to the Merger.

         (ix) The holding period of the EHC assets received by WFC in the Merger will include the holding period during which such assets were held by EHC.

         The opinion of Glass, McCullough, Sherrill & Harrold is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any state or any political subdivision of any state; nor does it extend to any tax effects or consequences of the Merger to the EHC shareholders, EHC or WFC other than those expressly stated in the opinion. Furthermore, no opinion is expressed as to the federal or state tax treatments of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transactions that are not specifically covered by the opinion.


                      RIGHTS OF SHAREHOLDERS OF WFC STOCK

                     COMPARISON OF WFC STOCK AND EHC STOCK

         WFC and EHC are both Georgia corporations which have substantially identical Articles of Incorporation and Bylaws. WFC has 10,000,000 shares of common stock authorized of which 586,300 are issued and outstanding. EHC has 10,000,000 shares of common stock authorized of which 600,000 are issued and outstanding. After the Merger, the surviving entity, WFC, shall continue to have 10,000,000 shares of common stock authorized with 1,309,423 shares outstanding based on the Adjusted Values of the Companies at December 31, 1995. There are no material differences between the rights of shareholders owning EHC Stock and the rights of shareholders owning WFC Stock.


                               ISSUANCE OF SHARES

         The issuance of stock by WFC generally will not be subject to regulatory or shareholder approval and such stock may be issued for cash or other property.


                                   DIVIDENDS

         The holders of shares of WFC Stock are entitled to dividends and other distributions as and when declared by the Board of Directors of WFC out of assets legally available therefor. Dividends may be paid in cash, property or shares of WFC Stock, unless WFC is insolvent or the dividend payment would render it insolvent. Dividends may also be restricted by the Federal Reserve if WFC becomes undercapitalized as defined in regulations promulgated by the Federal Reserve.

         WFC after the proposed Merger shall own all of the outstanding stock of Westside Bank and Eastside Bank, both of which are Georgia banks, and dividends from the Banks shall be a primary source of its income from which it may pay dividends. The holders of stock in each of the Banks are entitled to dividends and other distributions as and when declared by the Bank's Board of Directors out of the assets legally available therefor. Each Bank may pay dividends in cash, property or shares of its stock provided that the payment is not prohibited by the Bank's Articles of Incorporation and will not render the Bank insolvent. In addition, the Georgia Financial Institutions Code and the regulations promulgated thereunder by the Georgia Department further provide
(a) that dividends of cash or property may be paid only out of the Bank's retained earnings, (b) that dividends may not be paid if the Bank's paid-in capital and retained earnings which are set aside for dividend payment and other distributions do not, in combination, equal at least 20% of the Bank's capital stock, and (c) that dividends may not be paid without prior approval of the Georgia Department if (i) the Bank's total classified assets at its most recent examination exceed 80% of its equity capital, (ii) the aggregate amount of dividends to be declared exceeds 50% of the Bank's net profits after taxes but before dividends for the previous calendar year or (iii) the ratio of equity capital to total adjusted assets is less than 6%. The FDIC may also restrict the Bank's ability to pay dividends in certain situations such as the Bank becoming undercapitalized as defined in FDIC regulations, or defaulting in the payment of any assessment to the FDIC.

         The foregoing restrictions on the payment of dividends by each Bank will apply to dividends paid by each Bank to WFC.

                                 VOTING RIGHTS

         The holders of WFC Stock are entitled to one vote per share on all matters presented for action by shareholders, including elections of directors. There is no cumulative voting provision for WFC Stock. For additional information concerning supermajority vote requirements, see "Rights of Shareholders of WFC Stock -- Antitakeover Provisions."


                               PREEMPTIVE RIGHTS

         Shareholders of WFC do not have preemptive rights. This will permit the Board of Directors of WFC to utilize the authorized and unissued shares of WFC Stock as it determines to be in the best interests of WFC and its shareholders. The unissued shares could be used by WFC as an antitakeover device. Since the Board could issue shares of WFC Stock to raise additional equity capital and for other proper corporate purposes, this could result in dilution of a shareholder's interest in WFC. Any issuance of shares, however, would have to be approved by the Board of Directors of WFC. Apart from the transactions discussed in this Proxy Statement/Prospectus, management of WFC does not have any plans to issue additional shares of WFC Stock at the present time.


                               LIQUIDATION RIGHTS

         Upon the voluntary or involuntary dissolution, liquidation or winding up of the affairs of WFC, after the payment in full of debts and other liabilities, the remaining assets, if any, are to be distributed ratably among the shareholders.


                                     OTHER

         WFC Stock is not subject to liability for further calls or to assessments by WFC, and it is not subject to redemption, sinking fund or conversion provisions.


                            ANTITAKEOVER PROVISIONS

         The following is a description of the antitakeover provisions included in the WFC Articles of Incorporation and Bylaws. The EHC Articles of Incorporation and Bylaws contain similar provisions.

CLASSIFICATION OF THE BOARD OF DIRECTORS

         Article 7 of WFC's Articles of Incorporation divides the Board of Directors of the Company into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class will hold office for staggered terms of three years each, after initial terms of one year, two years and three years, respectively. Each director also serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is modified, any increase or decrease in directorships would be apportioned among the classes so as to make all classes as nearly equal in number as possible.

CHANGE IN NUMBER OF DIRECTORS

         Article 3.2 of WFC's Bylaws provides that a change in the number of directors of WFC would have to be made by the affirmative vote of two-thirds of the entire Board of Directors or by the affirmative vote of the holders of at least two-thirds of the outstanding shares of WFC Stock, and Article 8 of the Articles of Incorporation of WFC provides that any amendment to this Bylaw will require the affirmative vote of at least two-thirds of the outstanding shares of WFC Stock. The total number of Directors for WFC is set at twelve and after the consummation of the Merger it shall be set at five.

         The applicable provisions of the Georgia Business Corporation Code provide that, in the absence of a provision such as Article 8, the number of directors may be increased or decreased from time to time as provided in the Bylaws unless the number of directors is otherwise fixed by the shareholders.

REMOVAL OF DIRECTORS

         Article 9 of the Articles of Incorporation of WFC provides that directors of WFC may be removed during their terms for "cause" by the affirmative vote of the holders of a majority of the outstanding shares of WFC Stock or by the affirmative vote of a majority of the directors then in office; or without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares. "Cause" for this purpose is defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over WFC, adjudication as an incompetent by a court, determination by at least two-thirds of the incumbent directors of WFC that the conduct of the director to be removed has been inimical to the best interests of WFC, or the director was an employee or officer of WFC or any of its subsidiaries and was discharged or resigned at the request of the Board of Directors of WFC or any subsidiary of WFC for reasons relating to the performance of his or her duties.

         In the absence of a provision dealing with the removal of directors, such as Article 9, the Georgia Business Corporation Code provides that if the directors have staggered terms, then the shareholders may remove directors only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise.

ADVANTAGES AND DISADVANTAGES OF ARTICLES 7, 8 AND 9

         Articles 7, 8 and 9 of WFC's Articles of Incorporation would make it more difficult for shareholders of WFC, including those holding a majority of the outstanding shares of WFC Stock, to force an immediate change in the composition of a majority of the Board of Directors, even if the reason for the change were the performance of the present directors. Under Article 7, the terms of only one-third of the incumbent directors will expire each year, provided no new directorships are created and no directors resign or are removed from office. Under Article 8 and Article 3.2 of WFC's Bylaws, it will be more difficult to create new directorships, and under Article 9, it will be more difficult to remove directors without cause. Accordingly, generally two annual shareholders' meetings will be required to change a majority of the directors of WFC instead of one such meeting.

         Although WFC has not encountered difficulties in the past due to lack of continuity of management, the Board believes that Articles 7, 8 and 9 will help to assure continuity and stability in the leadership and policies of WFC. Management also believes that such Articles will enable WFC to protect the interests of its shareholders in the event that another party, through a takeover bid or otherwise, obtains a substantial number of shares of WFC Stock.

         It would be impossible, assuming that no new directorships were created, no directors resigned and no directors were removed from office, for shareholders to change a majority of the directors at any one annual meeting should they consider such a change desirable unless the shareholders controlled sufficient votes to amend Articles 7, 8 or 9 (two-thirds of the outstanding shares). Although Articles 7, 8 and 9 will make it more difficult to acquire operating control of WFC in an unfriendly manner, directors who oppose or who are discouraged by new controlling shareholders might resign, thereby allowing directors elected by the new controlling shareholders to fill the vacancies created by such resignations.

SUPERMAJORITY VOTING ON CERTAIN TRANSACTIONS

         Article 13 of the Articles of Incorporation of WFC provides, with certain exceptions, that any merger or share exchange involving WFC or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of WFC Stock. However, an exception to this rule exists where the Board of Directors of the WFC has approved the particular transaction by the affirmative vote of two-thirds of the entire Board. In cases where this exception applies, the applicable provisions of the Georgia Business Corporation Code govern, and shareholder approval of the transaction would require a favorable vote by a majority of all votes entitled to be cast.

         The primary purpose of this Article is to discourage any party from attempting to acquire control of WFC without negotiation with the Board of Directors. Such a merger or sale might not be in the best interests of WFC or its shareholders. This provision may also serve to reduce the risk of a potential conflict of interest between a substantial shareholder on the one hand and WFC and its other shareholders on the other.

         It should be recognized that the foregoing provision could enable the holders of a minority of the shares of WFC Stock to prevent a transaction favored by the holders of a majority of such shares. Also, in some circumstances, the Board of Directors could, by withholding its consent to such a transaction, cause a two-thirds vote to be required to approve the transaction, thereby enhancing the ability of management to retain control over the affairs of WFC and their positions with WFC. However, of the five persons who will be directors of WFC at the effective date of the Merger, only one will be affiliated with WFC in a full-time management position.

EVALUATION OF AN ACQUISITION PROPOSAL

         Article 14 of WFC's Articles of Incorporation provides that the response of WFC to any acquisition proposal made by another party will be based on the Board's evaluation of the best interests of WFC and its shareholders.
As used herein, the term "acquisition proposal" refers to any offer of another party (a) to make a tender offer or exchange offer for any equity security of WFC, (b) to merge or consolidate WFC with another corporation or (c) to purchase or otherwise acquire all or substantially all of the properties and assets owned by WFC.

         Article 14 charges the Board, in evaluating an acquisition proposal, to consider all relevant factors, including (a) the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of WFC; (b) the expected social and economic effects on the communities within which WFC operates; and
(c) the consideration being offered by the other corporation in relation (i) to the then current value of WFC as determined by a freely negotiated transaction and (ii) to the Board of Directors' then estimate of WFC's future value as an independent entity. The enumerated factors are not exclusive, and the Board may consider other relevant factors.

         This Article has been included in the WFC's Articles of Incorporation because banks are charged with providing support to and being involved with the communities they serve, and the Board believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the consideration being offered in relation to the then market or book value of WFC Stock. Neither the Georgia Business Corporation Code nor the Georgia Financial Institutions Code specifically enumerates the factors the board of directors of a corporation or a bank, respectively, should consider in the event the corporation or the bank is presented with an acquisition proposal.

         While the value of the consideration offered to shareholders is the main factor when weighing the benefits of an acquisition proposal, the Board believes it appropriate also to consider all other relevant factors. For example, this Article directs the Board to evaluate the consideration being offered in relation to the then current value of WFC determined in a freely negotiated transaction and in relation to the Board's then estimate of the future value of WFC as an independent concern. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. The Board believes that frequently the consideration offered in such a situation, even though it may be in excess of the then market value (i.e., the value at which shares are then currently trading), is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms which reflect not only the current value, but also the future value of WFC.

         One effect of this Article may be to discourage a tender offer in advance. Often an offeror consults the board of a target corporation prior to or after commencing a tender offer in an attempt to avoid a contest from developing. In the opinion of the Board, this provision will strengthen its position in dealing with any potential offeror which might attempt to acquire WFC through a hostile tender offer. Another effect of this Article may be to dissuade shareholders who might be displeased with the Board's response to an acquisition proposal from engaging WFC in costly litigation. This provision, however, does not affect the right of a shareholder displeased with the Board's response to an acquisition proposal to institute litigation against WFC and to allege that the Board breached an obligation to shareholders by not limiting its evaluation of an acquisition proposal to the value of the consideration being offered in relation to the then market or book value of WFC Stock.

         Article 14 would not make an acquisition proposal regarded by the Board as being in the best interests of WFC more difficult to accomplish. It would, however, permit the Board to determine that an acquisition proposal was not in the best interests of WFC (and thus to oppose it) on the basis of the various factors deemed relevant. In some cases, such opposition by the Board might have the effect of maintaining the positions of incumbent management.

AMENDMENT OF ANTITAKEOVER PROVISIONS

         Any amendment of Articles 7, 8, 9, 13 and 14 of WFC's Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of WFC Stock, unless two-thirds of the entire Board of Directors approves the amendment. If two-thirds of the Board approves the amendment, the applicable provisions of the Georgia Business Corporation Code would govern, and the amendment would be approved by a majority of the shares entitled to be cast on the amendment.


                            LIMITATION OF LIABILITY

         Article 11 of WFC's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to WFC or its shareholders for breach of a duty as a director. There is no elimination of liability for: (a) a breach of duty involving appropriation of a business opportunity of WFC; (b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;
(c) a transaction from which the director derives an improper material tangible personal benefit; or (d) as to the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distribution of corporate assets to shareholders. Article 11 does not eliminate or limit the right of WFC or its shareholders to seek injunctive or other equitable relief not involving monetary damages. Also, this Article may not be effective to limit a director's personal liability for monetary damages under certain federal banking and securities laws.

         Article 11 was adopted by WFC pursuant to certain amendments to the Georgia Business Corporation Code adopted in March 1987 which allow Georgia corporations, with the approval of their shareholders, to include in their Articles of Incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. Article 11 was included in WFC's Articles of Incorporation to encourage qualified individuals to serve and remain as directors of WFC. While WFC has not experienced any problems in locating and retaining directors to date, it could experience difficulty in the future if WFC's business activities increase and diversify. Article 11 was included also to enhance WFC's ability to secure liability insurance for its directors at a reasonable cost. The Board of Directors believes that Article 11 will enable WFC to secure such insurance on terms more favorable than if such a provision were not included in the Articles of Incorporation.

         The Articles of Incorporation of EHC include comparable provisions limiting the liability of directors.


                                INDEMNIFICATION

         The Bylaws of WFC contain certain provisions which provide indemnification to directors and officers of WFC similar to that expressly mandated in Sections 14-2-850, et seq. of the Georgia Business Corporation Code.

         The indemnification provisions in WFC's Bylaws require WFC to indemnify under certain circumstances persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that such person was or is a director, officer, employee or agent of WFC. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorney's fees and court costs) and against any judgments, fines and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have WFC advance any such expenses prior to the final disposition of the proceeding, upon an undertaking to repay WFC if it is ultimately determined that they are not entitled to indemnification. In general, WFC will indemnify a director, officer, employee or agent if the Board of Directors determines the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of WFC and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. WFC's Bylaws also provide that if the Georgia Business Corporation Code is amended to authorize broader indemnification of directors, officers, employees and agents, then the indemnification of such persons shall be expanded to the fullest extent permitted by the amended code.

         The Companies and the Banks are not aware of any material pending or threatened action, suit or proceeding involving any of their directors, officers, employees or agents for which indemnification may be sought.

         The Bylaws of EHC include comparable indemnification provisions.

         Insofar as indemnification for the liabilities (primarily relating to public distribution of securities) arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers and controlling persons of WFC, or to an affiliate of WFC pursuant to WFC's Bylaws or otherwise, the Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. Accordingly, it is possible that the indemnification provisions of the Bylaws may not apply to liabilities arising under the 1933 Act unless the person to be indemnified is successful on the merits of the proceeding.


                STATUTORY PROVISIONS FOR DISSENTING SHAREHOLDERS

         Any holder of record of EHC Stock who objects to the Merger, and who fully complies with all of the provisions of Article 13 of the Georgia Business Corporation Code (but not otherwise) shall be entitled to demand and receive payment for all (but not less than all) of his or her shares of EHC Stock if the proposed Merger is consummated.

         A shareholder of EHC who objects to the Merger and desires to receive payment of the "fair value" of his or her EHC Stock:

         (a) Must file a written objection to the Merger with EHC either prior to the meeting or at the Special Meeting but before the vote is taken, and the written objection must contain a statement that the shareholder intends to demand payment for his or her shares if the Merger is approved; AND

         (b) Must either abstain from voting or vote against approval of the Merger; AND

         (c) Must demand payment and deposit his or her certificate(s) in accordance with the terms of the dissenters' notice sent to the dissenting shareholder by EHC following approval of the Merger.

         A vote against the Merger alone will not constitute the separate written notice and demand for payment referred to in (a) and (c) above; dissenting shareholders must separately comply with all three conditions. Any notice required to be given to EHC must be forwarded to Eastside Holding Corporation, 2019 Scenic Highway, Snellville, Georgia 30278, Attention:
Corporate Secretary.

         If the Merger is approved, EHC will mail no later than ten (10) days after the approval by certified mail to each shareholder who has complied with conditions (a) and (b) above, written notice of such approval, addressed to the shareholder at such address as the shareholder has furnished EHC in writing, or, if none, at the shareholder's address as it appears on the records of EHC. EHC will set a date by which it must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the dissenters' notice is delivered. The shareholder must make the written election to dissent and demand for payment described in condition (c) above by the payment demand date as set by EHC.

         If all conditions in (a), (b) and (c) above are satisfied in full, EHC is required to make a written offer within ten (10) days of receiving the payment demand, or within ten days after the consummation of the Merger, whichever is later, to each dissenting shareholder to purchase all of such shareholder's shares of EHC Stock at a specific price. If EHC and any dissenting shareholder are unable to agree on the fair value of the shares within sixty days, EHC will commence a proceeding in the Superior Court of the county where its main office is located, to determine the rights of the dissenting shareholder and the fair value of his or her shares. If EHC does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. In the event of a court proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess these costs against EHC, except that the court may assess these costs against all or some of the dissenters, in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily or not in good faith in demanding payment under the dissenters' provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable: (1) against EHC and in favor of any or all dissenters if the court finds EHC did not substantially comply with the dissenters' provisions; or (2) against EHC or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily or not in good faith with respect to the rights provided by the dissenters' provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against EHC, the court may award these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.


         One of the conditions to the Merger is that the aggregate number of shares of EHC Stock dissenting to the Merger shall not exceed 60,000 shares and shall not create in the reasonable judgment of the Board of Directors of WFC ultimate liability to dissenting shareholders that is likely to exceed $1,020,000. If this condition is not satisfied, the parties to the Merger Agreement will not be required to consummate the Merger, in which event the dissenters' rights described in this section would also terminate. However, the parties may elect to consummate the Merger even though more than 60,000 shares of EHC Stock dissent to the Merger or it is determined that the liability to dissenting shareholders is likely to exceed $1,020,000.

         Upon compliance with the statutory procedures, dissenting shareholders will not have any rights as shareholders of EHC or of WFC, including, among other things, the right to receive dividends and the right to vote on matters submitted for shareholder consideration.

         The foregoing does not purport to be a complete statement of the provisions of Article 13 of the Georgia Business Corporation Code, and it is qualified in its entirety by reference to said sections, which are reproduced in full as Appendix C to this Proxy Statement/Prospectus. Each EHC shareholder is urged to seek competent legal advice regarding such dissenters' rights.


                                   MANAGEMENT

                                   DIRECTORS

         Upon consummation of the Merger, the Boards of Directors of WFC shall consist of five (5) persons - three (3) directors from WFC (Edward C. Milligan, Benjamin H. Wofford and P. Harris Hines) and two (2) directors from EHC (Harry L. Hudson, Jr. and John S. Thibadeau, Jr.).

         Pursuant to WFC's Articles of Incorporation, its directors are divided into three (3) classes, Class I, Class II and Class III. The initial term of the Class I directors expires in 1995, that of the Class II directors in 1996 and that of the Class III directors expires in 1997. At each annual meeting of shareholders, the directors elected to succeed those in the class whose terms then expire will be elected for three-year terms, so that the term of one class of directors will expire each year.

         The Boards of Directors of Westside Bank and Eastside Bank shall remain unchanged after the Merger. Prior to the Merger, the Board of Directors of EHC and Eastside Bank were the same and have been since EHC was formed as the holding company for Eastside Bank in 1995, and the Board of Directors of WFC and Westside Bank were the same and have been since WFC was formed as the holding company for Westside Bank in 1994.

         The table below sets forth for each such person: (a) the person's name and his Class designation; (b) his age at March 1, 1996; (c) the year he was first elected as a director of EHC or WFC, as applicable; and (d) his positions with Westside Bank or Eastside Bank and his other business experience for the past five (5) years.


 ===============================================================================================================
          NAME, YEAR FIRST
        ELECTED TO BOARD OF
             WFC OR EHC                     POSITION WITH WFC OR EHC AND PRINCIPAL
             AND CLASS               AGE    OCCUPATION DURING THE PAST FIVE YEARS
 ---------------------------------------------------------------------------------------------------------------
  Edward C. Milligan                  51    Mr. Milligan is President of WFC and has served as President,
         (1994)                             Chief Executive Officer and a Board member of Westside Bank since its organization in 1990.
  Class I
 ---------------------------------------------------------------------------------------------------------------
  Benjamin H. Wofford, M.D.           58    Dr. Wofford served as Chairman of the Board of Directors of
         (1994)                             Westside Bank from its organization until April 1991.  Since
                                            1970, Dr. Wofford has been a physician specializing in plastic
  Class II                                  and cosmetic surgery in Marietta, Georgia.
 ---------------------------------------------------------------------------------------------------------------
  The Honorable P. Harris Hines       52    Judge Hines has served as Chairman of the Board of Directors of
          (1994)                            WFC since its organization and has served as Chairman of the
                                            Board of Directors of Westside Bank since April 1992.  From
  Class III                                 January 1, 1983 until July 26, 1995, Judge Hines served as a
                                            Judge of the Superior Court of Cobb County.  Since July 26,
                                            1995, Judge Hines has served as a Justice of the Supreme Court of the State of Georgia.
 ---------------------------------------------------------------------------------------------------------------
  Harry L. Hudson, Jr.                52    Mr. Hudson is an agent for the State Farm Insurance Company.
         (1995)                             Mr. Hudson has been associated with Sate Farm since January 1,
                                            1970.  Mr. Hudson currently serves as Chairman of the Board of
  Class I                                   Directors of EHC and Eastside Bank.  He has been a member of the Board of Eastside Bank since its organization in 1990.
 ---------------------------------------------------------------------------------------------------------------

[CAPTION]

 ===============================================================================================================
          NAME, YEAR FIRST
        ELECTED TO BOARD OF
             WFC OR EHC                     POSITION WITH WFC OR EHC AND PRINCIPAL
             AND CLASS               AGE    OCCUPATION DURING THE PAST FIVE YEARS

 ---------------------------------------------------------------------------------------------------------------
  John S. Thibadeau, Jr.              48    Since 1973, Mr. Thibadeau has been President of Deauton
         (1995)                             Corporation, a real estate construction and development firm.
                                            As a licensed real estate broker, Mr. Thibadeau is an officer
  Class III                                 and principal in Thibadeau-Burton Realty and serves as Vice
                                            President of University Inn Operating Co., a hotel/motel
                                            management firm.  He served as Chairman of the Board of
                                            Directors of Eastside from its organization until February 1,
                                            1991, and has been a member of the Board of Eastside Bank since its organization in 1990.
 ---------------------------------------------------------------------------------------------------------------



                                    OFFICERS

    The officers of WFC before and after the proposed Merger are as follows:


================================================================================================
                         NAME                                                   WFC
- ------------------------------------------------------------------------------------------------
  Edward C. Milligan                                     President/Chief Executive Officer
- ------------------------------------------------------------------------------------------------
  Barbara J. Bond                                        Secretary/Treasurer
================================================================================================

            The executive officers of Westside Bank are as follows:

================================================================================================
                          NAME                                              WESTSIDE BANK
- ------------------------------------------------------------------------------------------------
  Edward C. Milligan                                     President/Chief Executive Officer
- ------------------------------------------------------------------------------------------------
  Barbara J. Bond                                        Senior Vice President and Secretary
- ------------------------------------------------------------------------------------------------
  Michael J. Henderson                                   Senior Vice President
================================================================================================

            The executive officers of Eastside Bank are as follows:


================================================================================================
                          NAME                                              EASTSIDE BANK
- ------------------------------------------------------------------------------------------------
  Reggie D. Cox                                          President/Chief Executive Officer
- ------------------------------------------------------------------------------------------------
   Fredrick D. Jones                                     Senior Vice President and Secretary
================================================================================================



         The table set forth below shows for each officer of WFC (a) the person's name, (b) his or her age at March 1, 1996, (c) the year he or she was first elected as an officer of

WFC, and (d) his or her present positions with WFC and his or her other business experience for the past five years.


============================================================================================================
                                  FIRST
                                   YEAR
          NAME            AGE    ELECTED                           BUSINESS EXPERIENCE
- -----------------------------------------------------------------------------------------------------------
  Edward C. Milligan       51      1994     Mr. Milligan serves as Chairman of the Board, President and
                                            Chief Executive Officer of WFC and as President and Chief
                                            Executive Officer of Westside Bank since its organization in
                                            1990.
- -----------------------------------------------------------------------------------------------------------
  Barbara J. Bond          47      1994     Ms. Bond serves as Secretary/Treasurer of WFC.  She serves as
                                            Senior Vice President and Senior Operations Officer of Westside
                                            Bank and has served in such capacities since the organization of
                                            Westside Bank in 1990.
============================================================================================================



                             EXECUTIVE COMPENSATION

                            CASH COMPENSATION TABLE

         No compensation was paid or provided by WFC or EHC to its officers in 1995. Edward C. Milligan, the president and chief executive officer of Westside Bank, is the only officer of either Bank whose compensation exceeded $100,000. The cash compensation which has been paid, accrued or awarded by Westside Bank for services rendered in all capacities during the fiscal year ended December 31, 1995, 1994 and 1993 to the chief executive officer is as follows:

                           SUMMARY COMPENSATION TABLE


=============================================================================================================
                                              ANNUAL                  LONG-TERM
         NAME AND                          COMPENSATION              COMPENSATION
        PRINCIPAL           YEAR                                        STOCK
         POSITION                      SALARY         BONUS        OPTIONS (SHARES)         COMPENSATION
=============================================================================================================
  Edward C. Milligan        1995    $117,425.00     $34,800             6,000               $5,348.00(1)
  President, WFC;           1994    $110,005.00     $22,000                                  $4,450.00(1)
  President/CEO,
  Westside Bank             1993    $106,260.68     $10,000                                 $3,125.22(1)
=============================================================================================================

NOTE TO TABLE

(1) Amounts contributed by Westside Bank during 1993, 1994 and 1995 to Mr. Milligan's account in the Bank's 401(k) Plan were $2,125.22, $2,245.00 and $2,348.46 respectively. Mr. Milligan was paid $1,000 in 1993, $2,200 in 1994 and $3,000 in 1995 for his services as a member of Westside Bank's Board of Directors.

                                 STOCK OPTIONS

         The following tables set forth information in regard to incentive stock options granted to the chief executive officer of Westside Bank who was the only executive officer whose compensation exceeded $100,000:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


================================================================================================================
                                               INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------------
                                          PERCENT OF TOTAL                                       GRANT DATE
                                          OPTIONS GRANTED       EXERCISE OR                        PRESENT
                             OPTIONS      TO EMPLOYEES IN        BASE PRICE       EXPIRATION       VALUE(1)
           NAME              GRANTED        FISCAL YEAR            ($/SH)            DATE             $
- ----------------------------------------------------------------------------------------------------------------
  EDWARD C. MILLIGAN          6,000            28.57%              13.00           8/15/2005          0
===============================================================================================================



NOTE TO TABLE

(1) The fair market value of a share of common stock of WFC at the date of grant, August 15, 1995, was determined to be equal to or less than the exercise price of 13.00 per share based on the reported trades through an independent broker prior to the date of grant.


             AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1995 AND FISCAL YEAR-END STOCK OPTION VALUES


=================================================================================================================
                                                                                              VALUE OF
                                                                     NUMBER OF              UNEXERCISED
                                             VALUE REALIZED      UNEXERCISED STOCK       IN-THE MONEY STOCK
                            NUMBER OF         ($) (MARKET        OPTIONS AT FY-END      OPTIONS AT FY-END(1)
                              SHARES         PRICE AT TIME
                           ACQUIRED ON      OF EXERCISE LESS                  NOT                      NOT
          NAME               EXERCISE       EXERCISE PRICE)      VESTED      VESTED      VESTED      VESTED
=================================================================================================================
  Edward C. Milligan            --                 --          16,000          --        $78,000       --
=================================================================================================================


NOTE TO TABLE

(1) The fair market value of a share of common stock of WFC at fiscal year end, December 31, 1995, was determined to be $16.00 per share based on the reported trades through an independent broker prior to January 1, 1996.

                           AGREEMENTS WITH EXECUTIVES

WFC AND WESTSIDE BANK

         WFC and Westside Bank have jointly entered into an employment agreement with Edward C. Milligan dated August 16, 1995 whereby Mr. Milligan is employed as the president and chief executive officer of both WFC and Westside Bank. The term of the Agreement is a continuing term of two years which is automatically extended each day for an additional day so that the remaining term shall continue to be two years; but either party may by written notice to the other party fix the term to a finite term of two years without further automatic extension commencing with the date of such notice.

         Mr. Milligan's initial base salary is $116,000 per annum. The base salary may be increased from time to time by the boards of directors of WFC and Westside Bank. Mr. Milligan is also entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of WFC and Westside Bank and to incentives and discretionary bonuses as may be authorized, declared and paid by the board of directors to key management employees. Mr. Milligan shall be entitled to participate in any plan relating to incentive and deferred compensation, stock options, stock purchase, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that WFC or Westside Bank adopts for the benefit of its executive employees and for employees generally, subject to the eligibility rules of such plans. Mr. Milligan shall continue to be provided an automobile of a make and model appropriate to his status and he shall be reimbursed reasonable expenses for dues and capital assessments for country and dining club memberships.

         In the event that Mr. Milligan's employment is involuntarily terminated prior to a "Change in Control," as defined in the employment agreement and discussed generally below, Mr. Milligan shall be paid his base salary and fringe benefits up through the date of termination. In addition, in full settlement of all claims which he may have against WFC and Westside Bank for contractual damages for breach of the employment agreement, he shall be paid at least the following amounts: a lump sum amount equal to one (1) times the annual base salary paid to him over the previous twelve (12) month period, plus a lump sum amount equal to one (1) times the annual incentive cash bonus paid to him over the previous twelve (12) month period.

         After a Change in Control has occurred, in the event that Mr. Milligan is terminated without "cause," he shall be paid his base salary and fringe benefits up through the date of termination. In addition, in full settlement of all claims which Mr. Milligan shall have against WFC and Westside Bank for contractual damages for breach of the employment agreement, he shall be paid the following amounts: a lump sum equal to two (2) times the annual base salary paid to him over the previous twelve (12) month period, plus a lump sum amount equal to two (2) times the annual incentive cash bonus paid to him over the twelve (12) month period.

         In addition, in both cases he shall be entitled to participate for the shorter of a period of twelve (12) months or twenty-four (24) months respectively, from the date of such termination or until such time as the officer is employed by another employer in all welfare benefit plans practices, policies and programs at least as favorable as the most favorable of such plan, practices, policies and programs in effect at any time during the ninety (90) day period preceding his termination; provided, that in the event the officer is employed by another employer before the end of such time period and the new employer does not provide the same level of welfare benefits that the officer is entitled to under the employment agreement, then WFC and Westside Bank shall provide such supplemental benefits as necessary to ensure that the officer has the same level of welfare benefit coverage.

         After a Change in Control, if Mr. Milligan voluntarily terminates his employment for good reason (as defined in the employment agreement which includes among other things an adverse change in his status, title, position or responsibilities) he shall be entitled to receive his base compensation, incentive bonus and fringe benefits and participate in all welfare benefit plans up through the date of termination. In addition, he shall receive the following amounts: a lump sum amount equal to two (2) times the annual base salary paid to the officer over the previous twelve (12) month period, plus a lump sum amount equal to two (2) times the annual incentive cash bonus paid to the officer over the previous twelve (12) month period.

         A "Change in Control" includes: the acquisition by certain persons of beneficial ownership within the meaning of Rule 13d-2 promulgated under the Securities Exchange Act of 1934 (the "1934 Act") of 20% or more of the voting power of WFC's outstanding voting stock; a change in one-third (1/3) of WFC's board membership unless approved by two-thirds (2/3) of the WFC board; or a merger, consolidation, reorganization, complete liquidation or dissolution involving WFC or an agreement for the sale or other disposition of all or substantially all of the assets of WFC to any person (other than a transfer to a subsidiary).

EASTSIDE BANK

         There are no employment agreements, contracts, or other arrangements between EHC and Eastside Bank and any of the principal officers or directors except for an Executive Salary Continuation Agreement ("Salary Continuation Agreement") between Eastside Bank and Reggie D. Cox, the Bank's president and chief executive officer. The Bank and Mr. Cox entered into the Salary Continuation Agreement effective February 15, 1995 and continuing through February 14, 1997 (the "Term"). If a "Change in Control" as defined below occurs during the Term and as a result thereof either (i) Mr. Cox is terminated, except "for cause" as defined below, at any time following the Change in Control and before he reaches age 65, or (ii) Mr. Cox has a "Change in Duties or Salary" (as defined below) and resigns as a result of such changes, then he shall be paid immediately following such resignation or termination an amount equal to one (1) times his average annual taxable compensation from Eastside Bank and its affiliates for the most recent three taxable years ending before the Change in Control. A "Change in Control" shall mean a change in control, or the execution of a definitive agreement or that acceptance of an offer by the Bank contemplating a change in control, of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Rule 13d-3 under the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank's then outstanding voting securities; or
(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Bank, respectively cease, for any reason, to constitute a majority thereof unless the election or the nomination for election by the Bank's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         "Change in Duties or Salary" of Mr. Cox shall mean any of: (a) a change in duties and responsibilities from his duties and responsibilities for the Bank in effect at the time a Change in Control occurs, which change results in the assignment of duties and responsibilities inferior to his duties and responsibilities at the time such Change in Control occurs; (b) a reduction in rate of annual salary from such rate in effect at the time of the Change in Control; or (c) a change in his place of assignment from Snellville, Georgia, to any other city or geographical location that is located further than 25 miles from the principal office of the Bank in Snellville, Georgia.

         The Bank shall have "Cause" to terminate Mr. Cox's employment under the Salary Continuation Agreement only if termination shall have been approved by at least two-thirds (2/3) of the board of directors as the result of an act or acts of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Salary Continuation Agreement. Mr. Cox will not be entitled to any salary continuation payment on or after any of the following events: the insolvency of the Bank; the appointment of any conservator or receiver for the Bank; a determination by the FDIC or the Georgia Department that the Bank is in a "troubled" condition, as defined in the applicable regulations; the Bank is assigned a composite rating of 4 or 5 by the FDIC under the Uniform Financial Institutions Rating Systems of the Federal Financial Institutions Examination Council; or, the FDIC initiates a proceeding against the Bank to terminate or suspend deposit insurance for the Bank.


                             DIRECTOR COMPENSATION

WFC AND WESTSIDE BANK

         During 1995, the Directors of Westside Bank were paid $250 for each Board Meeting attended and, other than Mr. Milligan, were paid $75 for each committee meeting attended. During 1995, the Directors of Westside Bank were paid a total of $62,000 for such services. During 1996, the Directors of Westside Bank shall be paid $500 for each Board Meeting attended and, other than Mr. Milligan, $100 for each committee meeting attended. The Directors of WFC receive no cash payment for Board or committee meeting attendance.

         The WFC 1995 Directors Stock Option Plan ("Plan") was adopted by the Board of Directors of WFC on April 19, 1995 and approved by WFC's shareholders on May 17, 1995. It was amended by the Board of Directors of WFC on November 15, 1995 and February 21, 1996. Options to purchase WFC Stock may be granted under the Plan to members of the Board of Directors of WFC or Westside Bank and to an Emeritus Director who was a voting member of the Board of Directors within the twelve months preceding the date of any grant of options to such Emeritus Director. Sixty Thousand (60,000) shares of WFC Stock are authorized for issuance under the Plan. No stock options may be granted under the Plan after April 18, 2005.

         On April 19, 1995, WFC granted 36,000 options to the members of the Board of Directors at that time who were not employees of WFC or Westside Bank. These options have an option exercise price of $11.22 per share and expire on April 18, 2005, which is ten (10) years from the date the options were granted by WFC. The Board determined this price to be equal to or greater than the fair market value of the WFC Stock on April 19, 1995, by reviewing trades of WFC Stock through an independent broker prior to the date of the grant. On September 20, 1995, WFC granted options to purchase 22,000 shares to the members of the Board of Directors at that time who were not employees of WFC or Westside Bank. These options have an option exercise price of $15.25 per share and expire on September 19, 2005, ten (10) years after the date of grant. The Board determined this price to be equal to or greater than the fair market value of the WFC Stock at the time of the grant. In reaching this determination it reviewed the record of trades in WFC Stock through an independent broker immediately preceding September 20, 1995. On November 15, 1995, WFC granted options to purchase 2,000 shares to an Emeritus Director at an option price of $17.00 per share, which options expire on November 14, 2005. In reaching the determination that this exercise price was equal to or greater than the fair market value of WFC Stock on November 15, 1995, the Board reviewed the record of trades of WFC Stock through an independent broker immediately prior to November 15, 1995.


EASTSIDE BANK

         During 1995, the directors of Eastside Bank were paid $200 per month and, other than Mr. Cox and Mr. Horn, were paid $50 for each committee meeting attended. During 1995, the directors of Eastside Bank were paid a total of $19,200 for such services. During 1996, the chairman of the board shall be paid $500 per month and the other directors of Eastside Bank shall be paid $350 per month and, other than Mr. Cox and Mr. Horn, $75 for each committee meeting attended.


                           CERTAIN OTHER TRANSACTIONS

         Each Bank's directors and executive officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with their respective Banks and are expected to continue such relationships with the Bank in the future.
In the opinion of each Bank's management, the extensions of credit made by the applicable Bank to such individuals, companies and entities

(a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.


                   INTERESTS OF MANAGEMENT IN THE TRANSACTION

         No directors or officers of WFC or EHC, nor any of their associates, has any direct or indirect material interest in the Merger other than an interest resulting solely from ownership of WFC Stock or EHC Stock or from his or her proposed position as a director or executive officer of WFC or one of the Banks. Also see "Executive Compensation."


                               OWNERSHIP OF STOCK

                         PRINCIPAL HOLDERS OF WFC STOCK

         The following table sets forth the entity who beneficially owned at March 1, 1996, more than five percent (5%) of the outstanding shares of WFC Stock to the best information and knowledge of WFC. The following table sets forth the number and percentage ownership of shares of WFC Stock after the Merger which would be beneficially owned by the person named in the table on a pro forma basis assuming a WFC Stock Dividend of 0.21 to 1 (which would have been the WFC Stock Dividend based on the Adjusted Values as of December 31,
1995) and that no shares of EHC Stock are converted into cash because they are held by a shareholder who dissents to the Merger. Unless otherwise indicated, such entity is the record owner of and has sole voting and investment powers over its shares.


                                                   WFC STOCK                        WFC STOCK
  NAME AND ADDRESS OF                      BENEFICIAL OWNERSHIP(1)(%)       BENEFICIAL OWNERSHIP (%)
    BENEFICIAL OWNER                             BEFORE MERGER                    AFTER MERGER
 ----------------------                   ---------------------------      --------------------------
 SouthTrust of Georgia, Inc.                         29,999                         66,297(3)
 c/o SouthTrust Corporation                          5.12%                            5.06%
 420 North 20th Street
 Birmingham, Alabama  35203

 Edward C. Milligan                                31,106(2)                         37,638
 Westside Financial Corporation                      5.16%                            2.83%
 1200 Barrett Parkway
 Kennesaw, Georgia  30144


NOTES TO TABLE

(1) The information shown above is based upon information available to WFC in its stock ownership records or forwarded to WFC by the named person. For purposes of this table, the term "beneficial ownership" is used as defined in Rule 13d-3 under the 1934 Act. Under applicable SEC rules, the number of outstanding shares of common stock used in the computation of the "Percent of Class" includes currently exercisable stock options owned by the shareholder.

(2)      See Note 6 to following table.

(3) Includes 29,999 shares of EHC Stock that will be exchanged for WFC Stock in the Merger.


                         WFC STOCK OWNED BY MANAGEMENT

         The following table sets forth the number and percentage ownership of shares of WFC Stock beneficially owned by each director of WFC and by all directors and executive officers as a group, at March 1, 1996. The following table also sets forth the number and percentage ownership of shares of WFC Stock which would be beneficially owned by the persons named in the table on a pro forma basis assuming a WFC Stock Dividend of 0.21 to 1 which would have been the WFC Stock Dividend based on the Adjusted Values as of December 31, 1995. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                                   WFC STOCK                            WFC STOCK
      NAME OF                             BENEFICIAL OWNERSHIP(1)(%)            BENEFICIAL OWNERSHIP (%)
 BENEFICIAL OWNER                                BEFORE MERGER                         AFTER MERGER
 ----------------                         ---------------------------          ---------------------------
 Robert E. Bowden                                 8,453(2)(3)                            10,228
                                                     1.43%                                0.78%

 L. Myron Cantrell                                 9,750(3)                              11,797
                                                     1.65%                                0.90%

 Jane M. Carithers                                 6,620(3)                               8,010
                                                     1.12%                                0.61%

 Lillian B. Darden                                 5,515(3)                               6,673
                                                     0.93%                                0.51%

 David N. Hauseman                               26,400(3)(4)                          35,444(10)
                                                     4.46%                                2.69%

 Jeff A. Hedden, Jr.                               16,253(3)                             19,666
                                                     2.75%                                1.49%

 P. Harris Hines                                   7,275(3)                               8,802
                                                     1.23%                                0.67%

 J. Richard Mahaffey                             10,182(3)(5)                            12,320
                                                     1.72%                                0.94%

 Edward C. Milligan                                31,106(6)                             37,638
                                                     5.16%                                2.83%

 James J. Tidwell, Sr.                           19,000(3)(7)                            22,990
                                                     3.21%                                1.75%

 Fred Williams, Jr.                               7,126(3)(8)                             8,622
                                                     1.21%                                0.66%

 Benjamin H. Wofford                             26,853(3)(9)                            32,492
                                                     4.54%                                2.47%

 All Directors and Executive                      188,033(11)                        231,020(10)(12)
 Officers as a Group                                28.09%                               16.37%
 (13 persons)



NOTES TO TABLE

(1) The information shown above is based upon information forwarded to WFC by the named persons. For purposes of this table, the term "beneficial ownership" is used as defined in Rule 13d-3 under the 1934 Act. Under applicable SEC rules the number of outstanding shares of common stock used in the computation of the "Percent of Class" includes currently exercisable stock options owned by the shareholder.

(2) Includes 3,253 shares of WFC Stock held by Bowden & Cole Associates, a general partnership.

(3) Includes 5,000 shares of WFC Stock obtainable upon the exercise of options.

(4) Includes 500 shares held in an IRA, 500 shares held by spouse and 300 shares owned by Mr. Hauseman's minor children.

(5)      Includes 175 shares held by minor children.

(6) Includes 16,000 shares of WFC Stock obtainable upon the exercise of options and 500 shares held by Mr. Milligan's minor children.

(7) Includes 250 shares held by spouse, 500 shares held by minor children, and 250 shares held by Mr. Tidwell's daughter.

(8)      Includes 1,000 held as joint tenant with spouse.

(9)      Includes 5,000 shares held as joint tenant with spouse.

(10) Includes 3,500 shares of EHC stock owned by Mr. Hauseman which will be converted to WFC Stock in the Merger.

(11) Includes 83,000 shares of WFC Stock obtainable upon the exercise of options.

(12) Includes 100,430 shares of WFC Stock obtainable upon the exercise of options.


                         PRINCIPAL HOLDERS OF EHC STOCK

         The following table sets forth the persons who beneficially owned, at March 1, 1996, more than five percent (5%) of the outstanding shares of EHC Stock to the best information and knowledge of EHC. The following table also sets forth the number and percentage ownership of shares of WFC Stock which would be beneficially owned by the persons named in the table on a pro forma basis assuming the Merger is consummated and a WFC Stock Dividend of 0.21 to 1 (which would have been the WFC Stock Dividend based on the Adjusted Values as of December 31, 1995) and that no shares of EHC Stock are converted into cash because they are held by a shareholder who dissents to the Merger. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                                   EHC STOCK                        WFC STOCK
 NAME AND ADDRESS OF                       BENEFICIAL OWNERSHIP(1)(%)       BENEFICIAL OWNERSHIP (%)
   BENEFICIAL OWNER                              BEFORE MERGER                    AFTER MERGER
 --------------------                      -------------------------       --------------------------
 Life of the South Insurance Company                 31,235                         32,445(2)
 205 Dogwood Drive                                   5.21%                            2.48%
 Nashville, Georgia  31639-1436


NOTES TO TABLE

(1) The information shown above is based upon information available to EHC.

(2) Includes 1,000 shares of WFC Stock owned prior to the Merger and a WFC Stock Dividend of 210 shares.

                         EHC STOCK OWNED BY MANAGEMENT

         The following table sets forth the number and percentage ownership of shares of EHC Stock beneficially owned by each director of EHC and by all directors and executive officers as a group, at March 1, 1996. The following table also sets forth the number and percentage ownership of shares of WFC Stock which would be beneficially owned by the persons named in the table on a pro forma basis assuming the Merger is consummated and a WFC Stock Dividend of
0.21 to 1 (which would have been the WFC Stock Dividend based on the Adjusted Values as of December 31, 1995) and that no shares of EHC Stock are converted into cash because they are held by a shareholder who dissents to the Merger. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                                   EHC STOCK                            WFC STOCK
     NAME OF                              BENEFICIAL OWNERSHIP(1)(%)            BENEFICIAL OWNERSHIP (%)
 BENEFICIAL OWNER                                BEFORE MERGER                        AFTER MERGER
 ----------------                          -------------------------           --------------------------
 Robert H. Burkett                                 6,743(2)                               6,743
                                                     1.12%                                0.51%

 DiAnn B. Cox                                        6,500                                6,500
                                                     1.08%                                0.50%

 Reggie D. Cox                                     16,086(4)                             16,086
                                                     2.61%                                1.23%

 Frank M. Darby                                      5,000                                5,000
                                                     0.83%                                0.38%

 William E. Eckard                                 1,150(5)                               1,150
                                                     0.19%                                0.08%

 Thomas R. Gaines                                  5,000(6)                               5,000
                                                     0.86%                                0.39%

 Ernest L. Horn, Jr.                               14,886(7)                             14,886
                                                     2.43%                                1.14%

 Harry L. Hudson, Jr.                              10,000(8)                            16,050(9)
                                                     1.67%                                1.23%

 C. Dean Robinson                                    1,000                                1,000
                                                     0.17%                                0.08%

 William E. Smith                                   22,750                               22,750
                                                     3.79%                                1.74%

 John S. Thibadeau, Jr.                              5,000                                5,000
                                                     0.83%                                0.38%

 All Directors and Executive                      102,481(10)                        108,531(9)(11)
 Officers as a Group                                16.09%                                8.29%
 (12 persons)


NOTES TO TABLE

(1) The information shown above is based upon information forwarded to EHC by the named persons. For purposes of this table, the term "beneficial ownership" is used as defined in Rule 13d-3 under the 1934 Act. Under applicable SEC rules the number of outstanding shares of common stock used in the computation of the "Percent of Class" includes currently exercisable stock options owned by the shareholder.

(2)      Includes 6,743 shares held as joint tenant with spouse.

(3) Includes 5,500 shares held as joint tenant with spouse and 1,000 share held in an IRA for spouse.

(4) Includes 15,666 shares of EHC Stock obtainable upon the exercise of options.

(5) Includes 1,000 shares of EHC Stock held by a corporation controlled by Mr. Eckard and 50 shares owned by his son.

(6)      Includes 5,000 shares held as joint tenant with spouse.

(7) Includes 13,166 shares of EHC Stock obtainable upon the exercise of options; 1,500 shares held as joint tenant with spouse; 120 shares held as custodian for daughter; and 100 shares held jointly with brother and father.

(8)      Includes 10,000 shares held as joint tenant with spouse.

(9) Includes 5,000 shares of WFC Stock owned by Mr. Hudson and 1,050 shares of WFC Stock Dividend.

(10) Includes 36,998 shares of EHC Stock obtainable upon the exercise of options.

(11) Includes 36,998 shares of WFC Stock obtainable upon the exercise of options.


                                    BUSINESS

                                      WFC

         WFC was incorporated as a Georgia corporation in 1994, for the initial purpose of acquiring all of the issued and outstanding shares of Westside Bank stock. As a bank holding company, WFC has power to acquire banks located throughout Georgia, and WFC's Board of Directors may consider additional acquisitions in the future. Any acquisitions of additional banks would be subject to prior regulatory approval.

         WFC may also engage in permissible nonbanking activities, but WFC's management has no plans with respect to nonbanking activities at this time. WFC's future nonbanking activities may include financial and other activities permitted by law, and such activities could be conducted by subsidiary corporations that have not yet been organized. Commencement of nonbanking operations by subsidiaries, if they are organized, will be contingent upon approval by the Board of Directors of WFC and by appropriate regulatory authorities.

         Except for two officers of Westside Bank who presently serve as officers of WFC, WFC does not have any employees.

         WFC's main office is located at Westside Bank's main office, 1200 Barrett Parkway, Kennesaw, Georgia 30144. At the present time, WFC does not have any plans to establish additional offices.

                                 WESTSIDE BANK

GENERAL

         Westside Bank was incorporated in 1989 under the laws of the State of Georgia and commenced business on May 14, 1990. It operates a full-service commercial banking business based in Cobb County, Georgia, providing such customary banking services as checking and savings accounts, various types of time deposits, money transfers, safe deposit facilities and individual retirement accounts. It also finances commercial transactions, makes secured and unsecured loans, and provides other financial services to its customers.

         As of March 1, 1996, the Westside Bank had 22 full-time and part-time employees. Westside Bank is not a party to any collective bargaining agreement, and, in the opinion of management, it enjoys excellent relations with its employees.

         Westside Bank's main office is located at 1200 Barrett Parkway, Kennesaw, Georgia 30144. Its telephone number at its main office is (770) 499-2265. Westside Bank owns its office property without encumbrance.

         The Kennesaw location represents a central location for North Cobb County and a northwest location for the Metropolitan Atlanta area. Westside Bank serves the northern quadrant of Cobb County which includes a large number of residential communities. The area surrounding Westside Bank has a substantial level of commercial and retail businesses and includes Town Center at Cobb Mall, one of the largest shopping districts in Georgia, which is located less than two miles from Westside Bank's main office. Cobb County and North Cobb have experienced strong growth during the last decade, and demographic trends indicate that significant increases in population and household incomes will continue. The population is expected to increase 48.8%
from 447,745 in 1990 to 660,467 in 2000.   (Source:  Atlanta Regional
Commission)

         Westside Bank expects to open a branch at 751 Whitlock Avenue, Marietta, Georgia on or before July 1, 1996. This branch shall be located 1.2 miles west of the Marietta Square area which is the central business and government district of the City of Marietta and Cobb County. Westside Bank owns this property without encumbrance. The Marietta Square area represents the largest concentration of bank deposits within Cobb County and it is presently served by only one community bank.

LENDING ACTIVITIES

         GENERAL. Westside Bank makes commercial loans, real estate loans and consumer loans. At December 31, 1995, such loans constituted 11.6%, 79.6% and 8.8%, respectively, of total loans.


         REAL ESTATE LOANS. While there are no specific real estate values to cite, it is widely recognized that values within Westside Bank's primary market area have steadily risen since 1992. Construction starts within Cobb County rose 13% in 1993, 6% in 1994, and rose 8% in 1995 to 4,446.

         Westside Bank's real estate portfolio is broadly divided into construction loans and mortgage loans. The bank is not a residential first mortgage lender although it does engage in commercial mortgages and consumer second mortgage transactions such as home equity lines of credit. The vast majority of the bank's real estate lending is within the bank's primary market area with comparatively little in the secondary market area.

        Westside Bank makes residential construction loans for single family structures. It requires a first lien position on the land associated with the construction project. Westside Bank offers these loans only to bona fide residential building contractors. Loan disbursements require on-site inspections to assure the project is on budget and the loan proceeds are being used for the construction project and not being diverted to another project. The loan to value ratio for such loans is predominantly 75% of the as-built appraised value. Loans for construction can present a high degree of risk to the lender, depending upon, among other things, whether the builder can sell the inventory, whether the transaction produces income and the nature of changing economic conditions. In 1995, construction loan balances averaged $10,602,000.

        Westside Bank also makes acquisition and development loans to Westside Bank approved developers for the purpose of developing acreage into single family lots on which houses will be built. Loan disbursements require on-site inspections to assure the project is on budget and that the loan proceeds are being used for the development project and not being diverted to another project. The loan to value ratio for such loans does not exceed 75% of the discounted value, as defined in the appraisal report, of the land to be developed and the proposed project improvements or 75% of the appraised value of undeveloped land being held for future development. Loans for acquisition and development can present a high degree of risk to the lender, depending upon, among other things, whether the developer can find builders to buy the lots, whether the developer can build out the subdivision himself, whether the transaction produces income in the interim and the nature of changing economic conditions. Acquisition and development loan balances are included in the construction loan figure referenced above and annual averages outstanding are not available. On December 31, 1995, the outstanding balance on acquisition and development loans was $566,513.

         Mortgage loans include primarily owner occupied commercial properties financed with balloon payment notes with an 80% loan to value as evidenced by conforming appraisals. Underwriting includes cash flow analysis of the borrower's ability to service the debt. The bank has not sought non-owner occupied properties although occasionally they may be financed on a 75% loan to value as evidenced by conforming appraisals and with proper analysis of the project's cash flow and the borrower's ability to service the debt. In 1995, the average balance of mortgage loans was $14,852,000.

        Home equity lines of credit are generally approved through the bank's standard underwriting process with an 80% loan to value (combined first and second mortgages) on owner occupied residential properties. In 1995, home equity lines of credit averaged $1,870,000.

         CONSUMER LOANS. Westside Bank's consumer loans consist primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. Risks associated with these loans include, but are not limited to, fraud, deteriorated or non-existing collateral, general economic downturn and customer financial problems. The bank offers secured and unsecured credit to consumers via single payment and installment loans, personal lines of credit and home equity lines of credit. Each loan is supported by a credit application or personal financial statement submitted by the borrowers, credit bureau report, and an analysis of the income and expenses of the borrower for compliance with the bank's loan policy. For collateralized loans, the collateral is evaluated and margined according to the bank's loan policy; margins vary depending upon the type of collateral. In 1995, the consumer loans, including home equity lines of credit, averaged $3,192,000.



        COMMERCIAL LOANS. Commercial lending is directed principally toward businesses whose demand for funds falls within Westside Bank's legal lending limits and who are existing or prospective deposit customers of Westside Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Risks associated with these loans can be significant. Risks include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates. Commercial loans are extended on both an unsecured and secured basis depending upon the borrower's financial strength and credit history. All commercial loans are supported by current financial information, including balance sheets and income statements. Statements are analyzed by the loan officer to determine that working capital is sufficient to repay short-term loans and cash flow is sufficient to provide debt service coverage on long-term loans. Security on commercial loans consists of eligible accounts receivable and inventory, marketable securities, equipment, certificates of deposit, cash surrender value of life insurance and personal guarantees of the principals and/or related interests. In 1995 commercial loans averaged $5,913,000.


         Westside Bank also makes commercial loans to small businesses with respect to which the SBA guarantees repayment of 75% to 90% of the loan amount, subject to other limitations. At its election, Westside Bank may sell the guaranteed portion of these loans to institutional investors in the secondary markets. Risks associated with these loans include, but are not limited to, credit risk, e.g., fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates, and operational risk, e.g., failure of Westside Bank to adhere to SBA funding and servicing requirements in order to secure and maintain the SBA guarantees and servicing rights.

INVESTMENT ACTIVITIES

         After establishing necessary cash reserves and funding loans, Westside Bank invests its remaining liquid assets in investments allowed under banking laws and regulations. It invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, in other taxable securities and in certain obligations of states and municipalities. It also engages in Federal Funds transactions with its principal correspondent banks and primarily acts as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from Westside Bank to another bank. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration. Traditionally, losses associated with the investment portfolio have been minimal.

ASSET/LIABILITY MANAGEMENT

         It is the objective of Westside Bank to manage its assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of Westside Bank are charged with the responsibility for developing and monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of Westside Bank seeks to invest the largest portion of the bank's assets in consumer/installment, commercial and real estate-related loans. Westside Bank's asset/liability mix is monitored on a timely basis with a report reflecting the interest-sensitive assets and interest-sensitive liabilities being prepared and presented to its Board of Directors on a monthly basis. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on Westside Bank's earnings.

COMPETITION

         Westside Bank competes for both deposit and loan customers with other financial institutions with equal or greater resources than are available to Westside Bank. Currently there are approximately nine (9) different commercial banks located in the northern Cobb County banking market and seven (7) different commercial banks located in the Marietta Square area, making the banking business in both of these markets highly competitive.

LEGAL PROCEEDINGS


        To the knowledge of WFC or Westside Bank, there are no material legal proceedings, pending or contemplated, to which WFC or Westside Bank is a party or of which any of their properties are subject; nor are there material proceedings known to WFC or Westside Bank to be contemplated by any governmental authority; nor are there material proceedings known to WFC or Westside Bank, pending or contemplated, in which any director, officer or affiliate or any principal security holder of WFC or Westside Bank, or any associate of any of the foregoing, is a party or has an adverse interest.



                                      EHC

         EHC was incorporated as a Georgia corporation in 1995, for the initial purpose of acquiring all of the issued and outstanding shares of Eastside Bank stock. As a bank holding company, EHC has the power to acquire banks located throughout Georgia and in other states as well. Except for two officers of Eastside Bank who presently serve as officers of EHC, EHC does not have any employees. EHC's main office is located at Eastside Bank's main office, 2019 Scenic Highway, Snellville, Georgia 30278.


                                 EASTSIDE BANK

GENERAL

         Eastside Bank was incorporated on July 14, 1989 under the laws of the State of Georgia and commenced business on January 22, 1990. It operates a full-service commercial banking business based in Gwinnett County, Georgia, providing such customary banking services as checking and savings accounts, various types of time deposits, money transfers, safe deposit facilities and individual retirement accounts. It also finances commercial transactions, makes secured and unsecured loans, and provides other financial services to its customers.

         As of March 1, 1996, Eastside Bank had 26 full-time and part-time employees. The Eastside Bank is not a party to any collective bargaining agreement, and, in the opinion of management, Eastside Bank enjoys excellent relations with its employees.

         Eastside Bank's main office is located at 2019 Scenic Highway, Snellville, Georgia 30278. Its telephone number at its main office is (770) 979-2265. Eastside Bank owns its office property without encumbrance.

         The Snellville location represents a central location for southern Gwinnett County and an eastern location for the Metropolitan Atlanta area. Eastside Bank serves the southern quadrant of Gwinnett County which includes a large number of residential communities. The area surrounding Eastside Bank has a substantial number of commercial and retail businesses and includes Presidential Market Shopping Center, which is located less than one mile from Eastside Bank's main office. Gwinnett County has experienced strong growth during the last decade, and demographic trends indicate that significant increases in population and household incomes will continue.

LENDING ACTIVITIES


         GENERAL. Eastside Bank makes commercial loans, real estate loans and consumer loans. At December 31, 1995, such loans constituted 28.39%, 55.45% and 16.16%, respectively, of total loans.


         REAL ESTATE LOANS. Eastside Bank makes residential construction loans for one to four unit family structures. It requires a first lien position on the land associated with the construction project. Eastside Bank offers these loans only to bona fide residential building contractors. Loan disbursements require on-site inspections to assure the project is on budget and the loan proceeds are being used for the construction project and not being diverted to another project. The loan to value ratio for such loans is predominantly 75% of the as-built appraised value, and is a maximum of 90% if the loan is amortized. Loans for construction can present a high degree of risk to the lender, depending upon, among other things, whether the builder can sell the home to a buyer, whether the buyer can obtain permanent financing, whether the transaction produces income in the interim and the nature of changing economic conditions.


        Over the two year period of 1994 and 1995, construction starts in Gwinnett County have accounted for approximately 34% of all starts in the six county north metropolitan Atlanta area. Starts within the Eastside Bank's market area accounted for approximately 19% of all starts within Gwinnett County and approximately 6% of starts in the 6 county area. When viewed on an annual and half-year basis, numbers of starts have remained relatively stable. Total 1994 and 1995 starts for Eastside Bank's market area were 1,208 and 1,192 respectively. Trends for half-year periods beginning with the first half of 1994 were 604, 604, 494 and 698. As can be seen, the first half of 1995 saw a significant decline in starts compared to the prior period. However, this was largely made up for by an increase in second half starts. Real estate values over the recent past have remained fairly stable with mild appreciation.



         Eastside Bank also makes acquisition and development loans to its approved developers for the purpose of developing acreage into single family lots on which houses will be built. These loans are secured by a first lien position on the property. Loan disbursements require on-site inspections to assure the project is on budget and that the loan proceeds are being used for the development project and not being diverted to another project. The loan to value ratio for such loans does not exceed 75% of the discounted value, as defined in the appraisal report, of the land to be developed or 75% of the appraised value of undeveloped land being held for future development. Loans for acquisition and development can present a high degree of risk to the lender, depending upon, among other things, whether the developer can find builders to buy the lots, whether the builder can obtain financing, whether the transaction produces income in the interim and the nature of changing economic conditions.



         Eastside Bank also makes real estate mortgage loans for the acquisition or improvement of one to four family residential and commercial property. Such loans may be secured by a first or junior lien on the property. The bank's underwriting standards permit loans up to 80% of the appraised value of the property, less the amount of any senior liens. Loans are made with primary weight on the borrowers debt repayment history and cash flow.


         CONSUMER LOANS. Eastside Bank's consumer loans consist primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. Risks associated with these loans include, but are not limited to, fraud, deteriorated or non-existing collateral, general economic downturn and customer financial problems.

         COMMERCIAL LOANS. Commercial lending is directed principally toward businesses whose demand for funds falls within Eastside Bank's legal lending limits and who are existing or prospective deposit customers of the Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Risks associated with these loans can be significant.
Risks include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates. Depending upon the type of business, economic downturns could have significant adverse effects on these loans. Typically, commercial loans will be collateralized by real estate or equipment. Loans secured by real estate may be made in amounts up to 75% of the appraised value less any senior liens on the property. Loans secured by equipment may be for up to 80% of the collateral's value. Other assets of the company, such as inventory and accounts receivable, may be taken as collateral to strengthen the bank's position. Loans to closely held corporations and limited liability companies require the personal guarantee of the owner(s). Regardless of collateral taken, lending decisions are based primarily on the business's (and owner's if appropriate) credit history and ability to repay through the operating cash flows of the business.



         Eastside Bank also makes commercial loans to small businesses with respect to which the SBA guarantees repayment of 65% to 90% of the loan amount, subject to other limitations. Loans made under the SBA program must meet the same underwriting standards of the bank's other commercial loans. At its election, Eastside Bank may sell the guaranteed portion of these loans to institutional investors in the secondary markets. Risks associated with these loans include, but are not limited to, credit risk, e.g., fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates, and operational risk, e.g., failure of Eastside Bank to adhere to SBA funding and servicing requirements in order to secure and maintain the SBA guarantees and servicing rights.



  The 1995 average loan balances for the following categories are as follows (X1000):



         Commercial                                              $ 9,560
         Real estate-construction                                  8,486
         Real estate-mortgage                                      9,343
         Installment loans to individuals & other                  5,872
                 Total                                           $33,261


INVESTMENT ACTIVITIES

         After establishing necessary cash reserves and funding loans, Eastside Bank invests its remaining liquid assets in investments allowed under banking laws and regulations. It invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, in other taxable securities and in certain obligations of states and municipalities. It also engages in Federal Funds transactions with its principal correspondent banks and primarily acts as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from Eastside Bank to another bank. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration. Traditionally, losses associated with the investment portfolio have been minimal.

ASSET/LIABILITY MANAGEMENT

         It is the objective of Eastside Bank to manage its assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of Eastside Bank are charged with the responsibility for developing and monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of Eastside Bank seeks to invest the largest portion of its assets in consumer/installment, commercial and real estate-related loans. Eastside Bank's asset/liability mix is monitored on a timely basis with a report reflecting the interest-sensitive assets and interest-sensitive liabilities being prepared and presented to Eastside Bank's Board of Directors on a monthly basis. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on its earnings.

COMPETITION

         Eastside Bank competes for both deposits and loan customers with other financial institutions with equal or greater resources than are available to Eastside Bank. Currently there are approximately seven (7) different commercial banks located in the southern Gwinnett County banking market, making the banking business in this market highly competitive.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which EHC or Eastside Bank is a party or of which any of their properties are subject; nor are there material proceedings known to EHC or Eastside Bank to be contemplated by any governmental authority; nor are there material proceedings known to EHC or Eastside Bank, pending or contemplated, in which any director, officer or affiliate or any principal security holder of EHC or Eastside Bank, or any associate of any of the foregoing, is a party or has an adverse interest.


                           SUPERVISION AND REGULATION

                        BANK HOLDING COMPANY REGULATION

         Both WFC and EHC are bank holding companies within the meaning of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and are registered with the Federal Reserve. Their banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective holding companies and nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its holding company or any nonbanking subsidiary are limited in amount to 10% of the subsidiary bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5 % of the voting stock of any company engaged in non-banking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         As bank holding companies, WFC and EHC are required to file with the Federal Reserve reports and such additional information as the Federal Reserve may require. The Federal Reserve may also make examinations of WFC and EHC and each of their subsidiaries.

         According to Federal Reserve policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of WFC or EHC or related to FDIC assistance provided to a subsidiary in danger of default --the other banking subsidiaries of WFC or EHC may be assessed for the FDIC's loss, subject to certain exceptions.

         Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to their holding companies without regulatory approval. The Georgia Financial Institutions Code and the regulations promulgated thereunder by the Georgia Department provide (a) that dividends of cash or property may be paid only out of the bank's retained earnings, (b) that dividends may not be paid if the bank's paid-in capital and retained earnings which are set aside for dividend payment and other distributions do not, in combination, equal at least 20% of the bank's capital stock, and (c) that dividends may not be paid without prior approval of the Georgia Department if (i) the bank's total classified assets at its most recent examination exceed 80% of its equity capital, (ii) the aggregate amount of dividends to be declared exceeds 50% of the bank's net profits after taxes but before dividends for the previous calendar year or (iii) the ratio of equity capital to total adjusted assets is less than 6%. Under the foregoing laws and regulations and without prior approval of the Georgia Department, at December 31, 1995, $485,000 was available for payment of dividends to WFC by Westside Bank, and approximately $271,000 was available for payment of dividends to EHC by Eastside Bank. The payment of dividends by any bank also may be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank. In addition to the foregoing restrictions, the Federal Reserve has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing.

                               CAPITAL GUIDELINES

         The Federal Reserve has issued final risk-based capital guidelines for bank holding companies and member banks. The guidelines, which became effective in March 1989, were phased in over four years and, as of January I, 1993, were final. Under the guidelines, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank or bank holding company under the guidelines, a bank or bank holding company must have a total risk-based capital ratio in excess of 10%. At December 31, 1995, WFC and Westside Bank and EHC and Eastside Bank were sufficiently capitalized to be considered "well capitalized." At least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting goodwill and certain other adjustments ("Tier I capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier I capital and a limited amount of loan loss reserves ("Tier 2 capital"). Westside Bank and Eastside Bank are subject to similar capital requirements adopted by the FDIC. In addition, the Federal Reserve and the FDIC have adopted a minimum leverage ratio (Tier I capital to total assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets.

         The following table sets forth the various regulatory capital ratios of each of WFC and EHC as of the periods indicated:

                                                                                 YEAR ENDED
         WFC                                                                    DECEMBER 31,
         ---                                                                 -------------------
                                                                              1995         1994
REGULATORY CAPITAL RATIOS:
         Tier 1 risk-based capital* ...................                       15.48%       18.50%
         Total risk-based capital* ....................                       16.69%       19.75%
         Leverage ratio* ..............................                        7.55%       11.56%


                                                                                 YEAR ENDED
         EHC                                                                    DECEMBER 31,
         ---                                                                 -------------------
                                                                              1995        1994
REGULATORY CAPITAL RATIOS:
         Tier 1 risk-based capital* ...................                       15.14%      14.55%
         Total risk-based capital* ....................                       16.25%      15.66%
         Leverage ratio* ..............................                       11.08%      11.45%

______________________

* Under the risk-based and leverage capital guidelines, regulatory required minimums are 4% and 8% for Tier 1 and Total Capital ratios, respectively. The leverage ratio must be maintained at a level generally considered to be in excess of 3%.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.


                               RECENT LEGISLATION

         In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") became law. FDICIA substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes.

         Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions also became subject to restrictions on borrowing from the Federal Reserve System, effective December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FDICIA provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system. The risk-based insurance assessment system would be used to calculate a depository institution's semiannual deposit insurance assessment based on the probability (as defined in the statute) that the deposit insurance fund will incur a loss with respect to the institution. In accordance with FDICIA, on September 15, 1992, the FDIC approved a transitional risk-based insurance premium system and an increase in the deposit insurance premium for commercial banks and thrifts. Prior to June 1, 1995, the assessment scale ranged from $.23 per $100 of deposits for the healthiest banks (those with the highest capital to assets ratios, best management and best overall condition) to as much as $.31 per $100 of deposits for the less healthy institutions. However, effective June 1, 1995, the bank insurance fund ("BIF") reached the designated reserve ratio of 1.25% of total estimated insured deposits and the FDIC lowered the assessment rate schedule for BIF members. Westside Bank and Eastside Bank are paying the minimum BIF assessment of $500 per quarter.

         Effective with fiscal years beginning after December 31, 1992, each insured institution having over $500 million in total assets is required to submit to the FDIC and make available to the public an annual report on the institution's financial condition and management's responsibility and assessment of the internal controls over financial reporting. The institution's independent public accountant is required to audit and attest to certain of the statements made in that annual report.

         FDICIA amended prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. A depository institution which has a capital level category of "adequately capitalized" may not accept brokered deposits without prior regulatory approval. FDICIA also established new uniform disclosure requirements for the interest rates and terms of deposits accounts.

         FDICIA also contains various provisions related to an institution's interest rate risk. Under certain circumstances, an institution may be required to provide additional capital or maintain higher capital levels to address interest rate risks.

         The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. Several of the provisions of FDICIA are being implemented through the adoption of regulations by various federal banking agencies. FDICIA is not expected to have a material effect on the results of operations of WFC or EHC.

        THE RIEGLE-NEAL INTERSTATE BANKING AND BRANCHING EFFICIENCY ACT

        In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") became law. The Interstate Banking Act has two major provisions regarding the merger, acquisition and operation of banks across state lines. First it provides that effective September 29, 1995, adequately capitalized and managed bank holding companies will be permitted to acquire banks in any state. State laws prohibiting interstate banking or discriminating against out-of-state banks will be preempted as of the effective date. States cannot enact laws opting out of this provision; however, states may adopt a minimum restriction requiring that target banks located within the state be in existence for a period of years, up to a maximum of five years, before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps which prohibit acquisitions that would result in the acquirer controlling 30% or more of the deposits of insured banks and thrifts held in the state in which the acquisition or merger is occurring or in any state in which the target maintains a branch or 10% or more of the deposits nationwide. State-level deposit caps are not preempted as long as they do not discriminate against out-of-state acquirers, and the federal deposit caps apply only to initial entry acquisitions.

         In addition to the foregoing, the Interstate Banking Act provides that as of June 1, 1997, adequately capitalized and managed banks will be able to engage in interstate branching by merging banks in different states. However, unlike the interstate banking provision, states may opt out of the application of this provision by enacting specific legislation before June 1, 1997. If a state does not opt-out, banks will be required to comply with the state's provisions with respect to branching across state lines.

         The State of Georgia has enacted legislation in connection with the Interstate Banking Act which requires that a bank located within the State must be in existence for a period of five (5) years before it may be acquired by an out- of-State institution. This State legislation also requires out-of-State institutions to purchase an existing bank or branch in the State rather than starting a de novo bank. Many states, including Georgia, have enacted legislation which permits banks with different home states to merge if the states involved have enacted legislation permitting interstate bank mergers prior to June 1, 1997.

                         NEW GEORGIA BRANCH BANKING ACT

         Under prior Georgia law, the establishment of new or additional branch banks in a county other than the county in which the parent bank was located was prohibited except in very narrow situations. Pursuant to legislation recently enacted, with the prior approval of the Georgia Department, after July 1, 1996, a bank may establish three (3) new or additional branch banks de novo in the same manner as currently provided for the establishment of bank offices under the Georgia Financial Institutions Code. These branches may be located anywhere in Georgia. If a bank is part of a bank holding company, all affiliates would be treated as one bank and the holding company would be limited to branching to only three counties. Otherwise, the same restrictions on Georgia banks' ability to form or acquire branch Banks that exist prior to July 1, 1996, continue to apply until July 1, 1998. As of July 1, 1998, new or additional branch banks may be established anywhere in the state with the prior approval of the Georgia Department.

                              PROPOSED LEGISLATION

         Bills are regularly introduced in the United States Congress that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. It cannot be predicted whether or what form any proposed legislation will be adopted or the extent to which the business of the Companies and the Banks may be affected thereby.

                                 MISCELLANEOUS

                             AVAILABLE INFORMATION

         The Company has filed a Registration Statement under the 1933 Act with the SEC. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Companies and the Banks and the WFC Stock offered hereby, reference is made to the Registration Statement including the exhibits thereto. The Registration Statement can be inspected and copied at the public reference facilities of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the SEC, 75 Park Place, 14th Floor, New York, New York 10007; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648; and copies of such materials can be obtained from the public reference section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                                 LEGAL MATTERS

         Certain federal income tax consequences of the Merger and the legality of the authorization and issuance under Georgia law of the WFC Stock to be issued in the Merger will be passed upon by counsel to WFC, Glass, McCullough, Sherrill & Harrold, 1409 Peachtree Street, N.E., Atlanta, Georgia 30309.

         Parker, Johnson, Cook & Dunlevie, 1275 Peachtree Street, N.E., Suite 700, Atlanta, Georgia 30309-3574, has acted as counsel to EHC in connection with certain legal matters relating to the Merger. A representative of Parker, Johnson, Cook & Dunlevie is expected to be present at the EHC Special Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.


                               ACCOUNTING MATTERS

         The financial statements of WFC as of December 31, 1995, and 1994, included in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been included herein and elsewhere in the Registration Statement in reliance upon the report of Mauldin & Jenkins, independent certified public accountants.

         The financial statements of EHC as of December 31, 1995 and 1994, included in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been included herein and elsewhere in the Registration Statement in reliance upon the report of Mauldin & Jenkins, independent certified public accountants.

                                 OTHER MATTERS

         The Board of Directors of EHC does not know of any other matters to be presented at the Special Meeting for action by shareholders. However, if any other matter requiring a vote of the shareholders is properly presented at the Special Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.


                                    EXPENSES

         WFC and EHC will share equally in the expenses of both parties in connection with the Merger, including the costs of soliciting proxies from the EHC shareholders, whether or not the Merger is consummated.

                       WESTSIDE FINANCIAL CORPORATION

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion sets forth the major factors that have affected WFC's financial condition and results of operations. These comments should be read in conjunction with the financial statements presented elsewhere in this Proxy Statement/Prospectus.


PROPOSED MERGER

         THE PROPOSED MERGER WILL VIRTUALLY DOUBLE WFC'S TOTAL ASSETS AND ENHANCE MARKET SHARE IN THE ATLANTA MARKET AS IT WILL EXPAND THE COMPANY'S FRANCHISE TO INCLUDE THE RAPIDLY GROWING GWINNETT COUNTY MARKET. ALTHOUGH EHC HAS GENERALLY EXPERIENCED HIGHER COSTS ON ITS INTEREST BEARING LIABILITIES, INCREASED LOAN LOSS PROVISIONS AND INCREASED OTHER EXPENSES RELATIVE TO WFC IT HAS EXPERIENCED AN IMPROVED PROFITABILITY TREND. THE PROPOSED MERGER WILL HAVE A SHORT TERM NEGATIVE IMPACT ON WFC'S RETURN ON ASSETS AND EARNINGS PER SHARE AND LIQUIDITY SHOULD IMPROVE AS A RESULT OF EHC'S STRONGER LIQUIDITY POSITION. THE PROPOSED MERGER WILL HAVE LITTLE IMPACT ON WFC'S CAPITAL RATIOS AS BOTH COMPANY'S CORE CAPITAL RATIOS AND TOTAL CAPITAL RATIOS ARE VERY SIMILAR. EHC HAD A STRONGER LEVERAGE RATIO AT DECEMBER 31, 1995 THAN WFC AS A RESULT OF WESTSIDE BANK'S SEASONAL DEPOSITS IN THE FOURTH QUARTER.


RESULTS OF OPERATIONS

         WFC's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and securities losses, to generate non-interest income and to control non-interest expense. Interest rates are determined by general economic conditions and competition. Net interest income is determined by Westside Bank's ability to obtain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities.

         The major component of consolidated earnings is net interest income, or the difference between interest income on earning assets and interest paid on interest bearing liabilities. The key performance measure for net interest income is the net interest margin. Net interest margin is net interest income expressed as a percentage of average earning assets.


         Net interest income for the year ended December 31, 1995 was $3,137,517, an increase of $784,454 or 33% compared to December 31, 1994. The increase in net interest income is largely attributable to a $14,512,846 or 32% increase in average earning assets and a slightly improved net interest margin. AVERAGE INVESTMENTS IN SECURITIES INCREASED APPROXIMATELY 18% WITH THE CORRESPONDING INCOME INCREASING 27.6%. AVERAGE FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENT TO RESELL INCREASED $8,104,712 OR 157%. WEAK LOAN DEMAND IN THE FIRST HALF OF THE YEAR AND SEASONAL DEPOSITS DURING THE LAST QUARTER ACCOUNT FOR THE HIGHER LEVEL OF OVERNIGHT INVESTMENTS. AVERAGE LOANS INCREASED $4,621,605 OR 15.4%, LOAN INCOME INCREASED $772,880 OR 26.1%. WESTSIDE

BANK'S OVERALL LEVEL OF EARNING ASSETS INCREASED FROM 90.12% TO 92.55%. The average yield on earning assets was 8.80% compared to 8.39% in 1994.



         AVERAGE INTEREST BEARING DEMAND AND SAVINGS DEPOSITS INCREASED $7,929,648 OR 42.7%, RELATED INTEREST EXPENSE INCREASED $253,594 OR 53.9%. AVERAGE TIME DEPOSITS INCREASED $4,216,090 OR 21.8%, RELATED INTEREST EXPENSE INCREASED $427,180 OR 45.1%. THE INCREASE IN INTEREST EXPENSE WAS EXPECTED AS LONG TERM (ONE YEAR OF GREATER) CERTIFICATES MATURED AND RENEWED AT HIGHER RATES. LATE IN 1994 WESTSIDE BANK HIRED A LOCAL COMMUNITY BANKER WITH OVER TWENTY YEARS EXPERIENCE IN ITS IMMEDIATE MARKET. THIS ALONG WITH THE FACT THAT THE BANK IS LOCATED IN ONE OF THE FASTEST GROWING COUNTIES IN THE SOUTHEAST WERE MAJOR FACTORS IN WESTSIDE BANK'S DEPOSIT GROWTH.



         Westside Bank's average cost of funds was 4.20% in 1995 as compared to 3.75% in 1994. Average interest bearing liabilities increased $12,145,738 or 32% over 1994. As in previous years, the increase in interest bearing liabilities and average earning assets was significantly affected by seasonal INTEREST BEARING DEMAND deposits in Westside Bank. THESE deposits have been maintained at the Bank since its opening in 1990, and AVERAGED $4,707,857 IN 1994, AND $6,135,402 IN 1995. DUE TO THE VOLATILE NATURE OF THESE DEPOSITS, EXCESS FUNDS ARE INVESTED IN SHORT-TERM OVERNIGHT INSTRUMENTS AT CURRENT MARKET RATES PROVIDING A NARROW INTEREST SPREAD WHICH VARIES ACCORDING TO THE CURRENT INTEREST RATE ENVIRONMENT. EXCESS FUNDS ARE NEVER EMPLOYED IN THE BANK'S INVESTMENT OR LOAN PORTFOLIOS. IT would be impossible to project the future balances of seasonal deposits as they have fluctuated significantly in the past AT THE DISCRETION OF THE DEPOSITOR. Average non-interest bearing deposits increased $1,716,216 or 33% over 1994.


         The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate based upon the growth of the loan portfolio and management's desire to provide adequately for inherent risk in the loan portfolio. The provision for loan losses charged to earnings amounted to $101,000 in 1995, $72,000 in 1994, $84,000 in 1993 and $100,600 in
1992. Westside Bank had net charge-offs of $10,024 in 1995 compared to net recoveries of $8,764 in 1994. The allowance for loan losses as a percentage of total loans outstanding at December 31, 1995, 1994 and 1993 amounted to 1.47%, 1.50% and 1.53% respectively.

         Management has closely monitored the loan portfolio and the underwriting of loans and considers the allowance for loan losses to be conservative yet reasonable given the nature of Westside Bank's loan portfolio. In 1993, an independent third party was retained to perform periodic reviews of the loan portfolio, at least semi-annually. Management intends to continue maintaining an adequate allowance for loan losses in relation to loans outstanding in the future based on management's evaluation of the loan portfolio under prevailing economic conditions, underlying collateral value securing loans and such other factors as management deems appropriate.

         Westside Bank has filed applications with, and received approval from, the Georgia Department and the FDIC to establish a branch office. In January 1996, Westside Bank purchased a parcel of land and a bank branch building at 751 Whitlock Avenue, Marietta, Georgia. Management anticipates opening the branch by July 1996. Preliminary projections indicate a negative impact on earnings of approximately ($84,000) in 1996. An application filed in March 1995 to establish a branch at 44 Mill Street, Marietta, Georgia was withdrawn due to problems with the site.

         Following is a comparison of non-interest income for 1995 and 1994:

                                                                 1995                    1994
                                                               ---------               ---------
Service charges on deposit accounts                            $184,933                 $180,481
Other service charges, commissions and fees                      43,142                   38,725
 Gain on sale of loans                                            9,142                    7,451
Other income                                                     10,287                   11,386
Security transactions, net                                           --                   (3,489)
                                                               --------                 --------

                                                               $247,504                 $234,554
                                                               ========                 ========


         Non-interest income consists primarily of service charges on deposit accounts, customer service fees, gains (losses) on investment securities transactions and miscellaneous other income.

         Non-interest income for 1995 was $247,504 compared with $234,554 for 1994. Security gains/losses were $0 in 1995 as compared to ($3,489) in 1994. Westside Bank periodically sells the guaranteed portion of SBA loans and is allowed to realize immediately a portion of the gain as income. This amounted to $9,142 in 1995 compared to $7,451 in 1994. The remainder of the gain will be recognized over the life of the loans.

         Following is an analysis of non-interest expense for 1995 and 1994:


                                                                   1995                        1994
                                                                ----------                  ----------
Salaries and employee benefits                                  $  933,027                  $  793,410
Occupancy and equipment expense                                    194,400                     190,332
Deposit insurance premiums                                          52,674                      93,490
Data processing fees                                                87,115                      80,076
Director fees                                                       61,850                      44,700
Other expense                                                      419,595                     350,697
                                                                ----------                  ----------

                                                                $1,748,661                  $1,552,705
                                                                ==========                  ==========


         Non-interest expense for 1995 increased $195,956 over 1994. Non-interest expense consists primarily of salaries and other employee benefits, occupancy expense, and other operating costs. Personnel expense for 1995 increased $139,617 over 1994. In the fourth quarter of 1994, Westside Bank hired an additional lender/business development officer with many years of experience in Kennesaw, Georgia and the surrounding area. At December 31,

1995, Westside Bank employed 17 full-time employees and 5 part-time employees. Bonus expense for 1995 increased $41,365, over 1994. Prior to 1993 and Westside Bank becoming cumulatively profitable, the executive officers were not paid any bonus. Directors fees for 1995 increased $17,150 over 1994. As with management bonuses, directors fees were not paid prior to Westside Bank being cumulatively profitable. Directors are paid for each board meeting attended, and outside directors are paid for each committee meeting attended. It is the intention of management and the board to continue to offer salaries and other benefits competitive with other banks, and reward individuals based on the performance of Westside Bank. FDIC insurance for 1995 decreased $40,816 from 1994. Net income after tax increased $349,498 or 56% over 1994. Net income before taxes increased $572,448 or 59% over 1994. Tax expense in 1995 was $564,190 as compared to $341,240 in 1994.

         The following tables set forth the amount of WFC's average earning assets and interest-bearing liabilities, together with related interest income and expense and average rates for 1995 and 1994:

                    AVERAGE BALANCES AND NET INCOME ANALYSIS

         The condensed average balance sheets for the period indicated are presented below:



                                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                                            1995                    1994
                                                                         ----------              ----------
ASSETS                                                                         (dollars in hundreds)
Cash and due from banks                                                  $ 3,156,218            $ 3,152,862
 Interest-bearing deposits in banks                                               --                     --
     Taxable Securities                                                   10,533,240              9,433,466
     Nontaxable Securities                                                 1,099,082                418,194
 Federal funds sold                                                        6,710,548              4,330,904
Securities purchased under agreement to sell                               6,556,164                831,096
Loans(1)                                                                  34,613,074             29,991,469
 Reserve for loan losses                                                    (512,433)              (431,499)
Other assets                                                               2,155,522              2,199,418
                                                                         -----------            -----------
                       Total Assets                                      $64,311,415            $49,925,910
                                                                         ===========            ===========
Total earning assets                                                     $59,512,108            $45,005,129
                                                                         ===========            ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
     Noninterest-bearing demand                                          $ 6,976,935            $ 5,260,719
     Interest-bearing demand and savings                                  26,502,704             18,573,056
     Time                                                                 23,523,292             19,307,202
                                                                         -----------            -----------
                       Total Deposits                                    $57,002,931            $43,140,977
 Federal funds purchased                                                          --                 90,753
Other liabilities                                                            336,685                257,619
                                                                         -----------            -----------
                       Total Liabilities                                 $57,339,616            $43,489,349
                                                                         -----------            -----------


Stockholders' equity                                                     $ 6,971,799            $ 6,436,561
                                                                         -----------            -----------
           Total Liabilities and Stockholders' Equity                    $64,311,415            $49,925,910
                                                                         ===========            ===========
Total interest-bearing liabilities                                       $50,025,996            $37,971,011
                                                                         ===========            ===========

NOTES TO TABLE

(1)       Average loans included non-accrual loans


INTEREST INCOME AND INTEREST EXPENSE

                                                                   FOR THE YEAR ENDED DECEMBER 31
                                                               1995                            1994
                                                          --------------                   --------------
                                                     Interest       Average Rate     Interest        Average Rate
                                                     --------       ------------     --------        ------------
                                                                       (dollars in thousands)
 INTEREST INCOME:

     Interest and fees on loans(1)                    $3,734            10.79%        $2,961              9.87%

     Interest on investment securities:

        Taxable Securities                               696             6.60            571              6.06

        Nontaxable Securities                             52             4.73             15              3.59

     Interest on federal funds sold                      389             5.79            189              4.37

     Interest on securities purchased under
      agreement to resell                                356             5.58             39              4.69
                                                      ------            -----         ------              ----

     Total interest income                            $5,236             8.80%        $3,775              8.39%
                                                      ------            -----         ------              ----

 INTEREST EXPENSE:

     Interest on savings and interest-bearing
       demand deposits                                $  724             2.73%        $  470              2.53%

     Interest on time deposits                         1,375             5.84            948              4.91

     Interest on federal funds purchased                  --                               4              4.40
                                                      ------            -----         ------              ----

     Total interest expense                           $2,099             4.20%        $1,422              3.74%
                                                      ------            -----         ------              ----

NET INTEREST INCOME                                   $3,137                          $2,353
                                                      ======                          ======

     Net interest spread                                                 4.60%                            4.65%
                                                                        =====                           ======

     Net yield on average interest-earning assets                        5.27%                            5.23%
                                                                        =====                           ======


NOTES TO TABLE

(1) In computing yields on earning assets, the average balances of non-accruing loans are included in average balances, and loan fees of $285,266 and $310,551 for the years ended December 31, 1995 and 1994, respectively, are included in interest income.

RATE AND VOLUME ANALYSIS

         The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributable to rate. Changes reflected herein may differ slightly from actual changes due to rounding.

                                                                   YEAR ENDED DECEMBER 31,
                                                          1995             VS.              1994
                                                        --------                          ---------
                                                        INCREASE                       CHANGES DUE TO
                                                       (DECREASE)          -----------------------------------
                                                                                   RATE               VOLUME
                                                                          (dollars in thousands)
Increase (decrease) in:

     Income from earning assets:

        Interest and fees on loans                        $  773                   $318                $455

     Interest on investment securities:

        Taxable                                              125                     57                  68

        Nontaxable                                            37                     12                  25

     Interest on federal funds sold                          200                     95                 105

     Interest on securities under agreement to
        resell                                               326                     63                 263

     Interest on deposits in other banks                      --                     --                  --
                                                          ------                   ----                ----

         Total interest income                            $1,461                   $545                $916
                                                          ------                   ----                ----

Expense from interest-bearing liabilities

     Interest on interest-bearing demand and
        savings deposits                                  $  254                   $ 53                $201

     Interest on time deposits                               427                    220                 207

     Interest on federal funds purchased                      (4)                    --                  (4)
                                                          ------                   ----                ----

         Total interest expense                           $  677                   $273                $404
                                                          ------                   ----                ----

         Net interest income                              $  784                   $272                $512
                                                          ======                   ====                ====


                                                                       YEAR ENDED DECEMBER 31,
                                                            1994             VS.           1993
                                                          --------                       ---------
                                                          INCREASE                     CHANGES DUE TO
                                                         (DECREASE)          -----------------------------------
                                                                                   RATE              VOLUME
                                                                           (dollars in thousands)

Increase (decrease) in:

     Income from earning assets:

        Interest and fees on loans                          $  710                 $ 89                $621

     Interest on investment securities:

        Taxable                                                (21)                 (43)                 22

        Nontaxable                                               7                  (20)                 27

     Interest on federal funds sold                              6                   76                 (70)

     Interest on deposits in other banks                       (12)                  --                 (12)
                                                            -------                ----                ----

         Total interest income                              $  690                 $102                $588
                                                            ------                 ----                ----

Expense from interest-bearing liabilities

     Interest on interest-bearing demand and
        savings deposits                                    $   42                 $ 34                $  8

     Interest on time deposits                                  68                  (40)                108

     Interest on federal funds purchased                         4                   --                   4
                                                            ------                 ----                ----

         Total interest expense                             $  114                 $ (6)               $120
                                                            ------                 ----                ----
         Net interest income                                $  576                 $108                $468
                                                            ======                 ====                ====

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is the ability of WFC to meet the cash flow requirements of customers and fund its commitments. WFC's primary sources of funds are increases in deposits, loan repayments, sales and maturities of investments and net income. WFC actively manages its liquidity position by matching maturities and interest rate sensitivity in asset and liability portfolios. Further, Westside Bank maintains relationships with correspondent banks which could provide funds to it on short notice, if needed.

         The liquidity and capital resources of WFC and Westside Bank are monitored on a periodic basis by state and federal regulatory authorities. As determined under guidelines established by those regulatory authorities, Westside Bank's liquidity ratios at December 31, 1995 were considered satisfactory. At December 31, 1995, investment securities with a book value of $645,800 were scheduled to mature within one year. These investments, along with federal funds of $9,000,000 as of December 31, 1995, will provide a ready source of funds. At December 31, 1995, WFC's and Westside Bank's capital asset ratios were considered adequate based on guidelines established by the regulatory authorities. During 1995, WFC increased its capital by retaining net earnings of $879,550 after a dividend payment of $91,620. The adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" for the year ended 1995 increased capital $138,833, representing net unrealized gains on securities available for sale. SFAS No. 115 requires the recognition of unrealized gains and losses, net of tax, in the stockholders' equity section of the balance sheet. At December 31, 1995, total capital of WFC amounted to $7,295,517.

         In November 1995, Westside Bank executed a contract to purchase a branch office from First Union corporation. The land, building and improvements are expected to total approximately $600,000. With this addition, Westside Bank's total investment in fixed assets will be well below the fixed asset limitation of 60% of Westside Bank's statutory capital base.

         On September 20, 1995, the board of directors of WFC unanimously approved a stock redemption plan to redeem up to 60,000 shares of its common stock. A total of 25,000 shares were repurchased for $415,000 prior to the termination of the repurchase plan which occurred before the execution of a letter of intent in regard to the proposed Merger.

         Management is not aware of any current recommendations by the regulatory authorities which, if they were to be implemented, would have a material effect on WFC's liquidity, capital resources or operations.

MATURITIES

         The following table sets forth the maturity distribution by amortized cost, of securities according to type of security and contractual maturity:

                 MATURITY DISTRIBUTION AND YIELD OF SECURITIES
                               DECEMBER 31, 1995

                                                               AFTER ONE BUT         MATURING AFTER FIVE BUT
                                    WITHIN ONE YEAR          WITHIN FIVE YEARS          WITHIN TEN YEARS
                                    ---------------          -----------------          ----------------
                                 AMOUNT         YIELD         AMOUNT       YIELD         AMOUNT      YIELD
                                 ------         -----         ------       -----         ------      -----
U.S. Treasuries                 $505,580       5.44%        $   99,750     5.82%      $     --         --%

U.S. Govt. Agencies                   --         --          2,484,776     6.98        1,500,000     7.05

Mtg. Backed Securities                --         --          2,160,189     7.01        1,452,007     5.10

Municipals                       140,000       3.35          1,130,618     5.79          524,983     5.18
                                --------       ----         ----------     ----       ----------     ----
                                $645,580       4.99%        $6,775,333     6.62%      $3,476,990     5.95%
                                ========                    ==========                ==========

                                                                AFTER TEN YEARS                   TOTAL
                                                          -------------------------     -------------------------
                                                              AMOUNT        YIELD         AMOUNT           YIELD
                                                              ------        -----         ------           -----
 U.S. Treasuries                                           $       --          --%     $ 1,505,330         5.70%

 U.S. Govt. Agencies                                               --          --        3,984,776         7.01

 Mtg. Backed Securities                                     2,178,762        6.34        5,790,958         6.51

  Municipals                                                  185,000        5.15        1,980,601         5.40
                                                           ----------        ----      -----------         ----

                                                           $2,363,762        5.15%     $13,261,665         6.40%
                                                           ==========                  ===========


WESTSIDE BANK DOES NOT OWN SECURITIES ISSUED BY A SINGLE STATE OR POLITICAL SUBDIVISION WITH AN AGGREGATE BOOK VALUE EXCEEDING TEN PERCENT OF STOCKHOLDERS EQUITY.



AT DECEMBER 31, 1995, WESTSIDE BANK OWNED MORTGAGE BACKED SECURITIES WITH A BOOK VALUE OF $5,790,958. THESE SECURITIES REPRESENT APPROXIMATELY 44% OF THE TOTAL PORTFOLIO AND PROVIDE A BOOK YIELD OF 6.51%. AS OF DECEMBER 31, 1995, THE MORTGAGE BACKED SECURITIES HAD AN UNREALIZED GAIN OF APPROXIMATELY $18,000. THE SPECIFIC ISSUES WITHIN THE MORTGAGE BACKED PORTFOLIO ARE BALLOONS ($1,954,315), SHORT CMO'S ($2,655,554) AND ADJUSTABLE RATE POOLS ($1,181,099).



THE MUNICIPAL SECURITIES PORTFOLIO TOTAL $1,980,601 OR 15% OF THE TOTAL PORTFOLIO. ALL OF THESE SECURITIES HAVE INVESTMENT GRADE RATINGS FROM EITHER MOODYS OR S & P WITH AN AVERAGE MATURITY OF 4.8 YEARS. THESE BONDS ARE CATEGORIZED AS FOLLOWS: GENERAL OBLIGATIONS ($894,653), REVENUE BONDS ($669,983) AND TAXABLE ($415,965).>


LOAN PORTFOLIO

         The following table represents the composition of Westside Bank's loan portfolio according to the purpose of the loan and/or repayment terms:

                                                                 DECEMBER 31, 1995           DECEMBER 31, 1994
                                                                 -----------------           -----------------
 Commercial, financial and agricultural                             $ 5,940,689                 $ 5,642,818

 Real estate - construction and land development                     11,744,522                   9,325,883

 Real estate - mortgage                                              16,708,579                  13,286,576

 Installment and other consumer                                       4,174,306                   3,391,436
                                                                    -----------                 -----------
                                                                     38,568,099                  31,646,713

 Net deferred loan fees                                                (122,877)                   (107,900)
                                                                    -----------                 -----------
                                                                     38,445,222                  31,538,813
                                                                    -----------                 -----------

 Less reserve for possible loan losses                                 (564,296)                   (473,320)
                                                                    -----------                 -----------

      Net Loans                                                     $37,880,926                 $31,065,493
                                                                    ===========                 ===========



THE LOAN CLASSIFICATIONS DEPICTED IN THE TABLE ABOVE ARE REPRESENTATIVE OF WESTSIDE BANK'S GENERAL/LEDGER LOAN SYSTEM AND DIFFER FROM THE LOAN CLASSIFICATIONS SET FORTH IN THE FINANCIAL STATEMENTS WHICH ARE REPRESENTATIVE OF THE COLLATERAL SECURING THE LOANS OR THE PURPOSE OF THE LOAN AS REQUIRED IN THE FDIC CALL REPORT. THE FOLLOWING IS A RECONCILEMENT OF THE DIFFERENCES:



COMMERCIAL AND INDUSTRIAL

         PER GENERAL LEDGER                                                $ 5,950,689
                 LOANS TO INDIVIDUALS FOR HOUSEHOLD, FAMILY
                   AND OTHER PERSON EXPENDITURES CARRIED ON
                   THE COMMERCIAL LOAN SYSTEM
                                                                            (1,268,733)
                 OTHER LOANS ON COMMERCIAL SYSTEM
                                                                              (239,844)
                 COMMERCIAL LOANS ON INSTALLMENT SYSTEM                          9,116
                                                                           -----------
         PER FINANCIAL STATEMENTS                                          $ 4,441,228

REAL ESTATE CONSTRUCTION
         NO RECONCILEMENT NEEDED

REAL ESTATE - MORTGAGE
         PER GENERAL LEDGER                                                $16,708,579
                 LOANS CARRIED ON INSTALLMENT SYSTEM SECURED BY
                   FIRST OR SECOND LIENS ON REAL ESTATE
                                                                               322,174
                 HOME EQUITY LOANS                                           1,952,103
                                                                           -----------
         PER FINANCIAL STATEMENTS                                          $18,982,856


INSTALLMENT AND CONSUMER
         PER GENERAL LEDGER                                                         $   4,174,306
                 HOME EQUITY LOANS
                                                                                       (1,952,103)
                 LOANS SECURED BY FIRST OR SECOND LIENS ON
                   REAL ESTATE CARRIED ON THE INSTALLMENT SYSTEM
                                                                                         (322,174)
                 COMMERCIAL AND FINANCIAL LOANS CARRIED ON THE
                   INSTALLMENT SYSTEM
                                                                                           (9,116)
                 LOANS TO INDIVIDUALS FOR HOUSEHOLD, FAMILY
                   AND OTHER PERSON EXPENDITURES CARRIED ON
                   THE COMMERCIAL LOAN SYSTEM
                                                                                        1,268,733
                 OVERDRAFTS                                                                 2,534
                                                                                    -------------
PER FINANCIAL STATEMENTS                                                            $   3,157,112

OTHER
         PER GENERAL LEDGER                                                         $         ---
                 OTHER LOANS ON COMMERCIAL SYSTEM                                         239,844
                 OVERDRAFTS                                                                 2,534
                                                                                    -------------
         PER FINANCIAL STATEMENTS                                                   $     242,378



                    SUPPLEMENTAL MATURITY SCHEDULE OF LOANS
                               DECEMBER 31, 1995

                                                        OVER ONE            OVER
                                         ONE YEAR       THROUGH             FIVE
                                         OR LESS       FIVE YEARS           YEARS           TOTAL
                                      -------------   -------------      -----------      -----------
 Commercial and industrial             $ 4,556,382     $ 1,312,964       $   71,343       $ 5,940,689

 Real Estate - construction and         11,744,525              --               --        11,744,525
 land development

 Real estate - mortgage                  4,405,266      11,042,120        1,261,193        16,708,579

 Installment and other consumer            839,297       1,198,796        2,136,213         4,174,306

         Of the total amount of loans due after one year, $10,382,444 are at fixed interest rates and $6,640,185 are at floating or adjustable rates.

NON-PERFORMING LOANS


         There were no non-accrual loans at December 31, 1995 and December 31, 1994. There were no loans contractually past due 90 days or more and still accruing at December 31, 1995, OR AT DECEMBER 31, 1994. Accrual of interest is discontinued when management believes after considering economic and business conditions and collection efforts, that the ultimate collection of interest is doubtful. THERE WERE NO LOANS AT DECEMBER 31, 1995, OTHER THAN THOSE ASSETS CLASSIFIED AS SUCH, WHICH MANAGEMENT REGARDED AS POTENTIAL PROBLEM LOANS.

         Effective January 1, 1995, WFC adopted Statement of Financial Accounting Standards No. 114 and, as amended, No. 118, "Accounting by
Creditors for Impairment of a Loan." The statement prescribes that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The statement had no material effect on the financial statements of WFC as of December 31, 1995.

DEPOSITS

         The following table represents the composition of Westside Bank's deposit accounts, for the periods indicated:


                                                            YEAR ENDED DECEMBER 31,
                                                   1995                                 1994
                                           -------------------                    ------------------
                                   AVERAGE AMOUNT       AVERAGE RATE     AVERAGE AMOUNT       AVERAGE RATE
                                                             (Dollars in Thousands)
 Noninterest-bearing deposits         $ 6,977                 --%           $ 5,261                 --%

 Interest-bearing demand and
 savings deposits                      26,503               2.73             18,573               2.53

 Time deposits                         23,523               5.84             19,307               4.91


                    MATURITY SCHEDULE OF TIME DEPOSITS OVER
                                    $100,000
                               DECEMBER 31, 1995

         Three months or less                                 $2,665,665


         Six months to twelve months                           1,739,843

         Over twelve months                                    2,041,825
                                                              ----------

                        Total                                 $8,024,191
                                                              ==========

SUMMARY OF LOAN LOSS EXPERIENCE

         The provision for possible loan losses is based upon the growth of the loan portfolio and management's desire to provide adequately for inherent risk in the loan portfolio.


         In 1994 Westside Bank adopted new guidelines for calculating the required reserve based on the type of loan and the assigned risk code. A reserve of 1% is to be maintained for all consumer installment and revolving credit lines; 0.25% is to be maintained for unfunded commitments. All other loans have been individually assigned a risk code and adequate reserves will be maintained based on the outstanding balance of each risk category. These percentages take into account current economic conditions within Westside Bank's market. IT IS THIS GRADING SYSTEM, COVERING THE LARGEST PART OF THE TOTAL PORTFOLIO, THAT IS INTEGRAL TO OVERALL ASSESSMENT OF THE QUALITY OF THE BANK'S PORTFOLIO AND IN CALCULATING ITS LOAN LOSS RESERVE. PEER GROUP COMPARISONS SHOW THE BANK IS FAVORABLY POSITIONED IN

ITS LOSS EXPERIENCE AND RESERVES MAINTAINED. INDEPENDENT REVIEWS OF THE ADEQUACY OF THE LOSS RESERVE BY THE BANK'S OUTSIDE LOAN REVIEW FIRM, OUTSIDE AUDITORS AND REGULATORY AGENCIES HAVE CONSISTENTLY FOUND THE BANK'S LOSS RESERVE TO BE ADEQUATE. THE BOARD OF DIRECTORS ALSO REVIEWS THE LOSS RESERVE ON A MONTHLY BASIS.



         The provision for loan losses charged to operations was $101,000 during the year ended December 31, 1995, compared to $72,000 in 1994. During 1995, Westside Bank had net charge-offs of $10,024. There were net recoveries of $8,764 in 1994. PRIOR YEARS HAD COMBINED NET CHARGE-OFFS OF $59,050.


         An analysis of the allowance for loan losses follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                                          -----------------------
                                                                         1995                1994
                                                                         -------------------------
 Recoveries:
         Commercial, financial and agricultural                            10,296            9,237


 Less chargeoffs:
         Commercial, financial and agricultural                             8,664               --



AS DISCUSSED ABOVE, THE RISK ELEMENTS WITHIN THE LOAN PORTFOLIO ARE MEASURED AND QUANTIFIED THROUGH THE LOAN GRADING SYSTEM. GRADES ARE ASSIGNED TO EACH LOAN BY THE LENDING OFFICER, BASED UPON CRITERIA OUTLINED IN THE BANK'S LOAN POLICY, REFLECTING THE RELATIVE RISK IN THE CREDIT. EACH LOAN GRADE CARRIES WITH IT A RESERVE REQUIREMENT, ALSO AS SPECIFIED BY THE BANK'S LOAN POLICY, IN ORDER TO CALCULATE THE REQUIRED RESERVE ON A MONTHLY BASIS. IN NO YEAR HAS THE BANK'S NET CHARGE-OFFS EXCEEDED 0.25% OF TOTAL LOANS. CHARGE-OFFS FOR 1996 HAVE NOT BEEN PROJECTED. HOWEVER, YEAR-TO-DATE CHARGE-OFFS ARE $426 WITH NO OTHER SPECIFIC LOSSES FORESEEN AT THIS TIME.


COMMITMENTS AND LINES OF CREDIT

         In the ordinary course of business, Westside Bank has granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by Westside Bank's board of directors. Westside Bank has also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. Westside Bank adheres to the same credit and collateral policies for these off balance sheet commitments as they do for financial instruments that are recorded in the financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

         Westside Bank had outstanding unfunded commitments at December 31, 1995, as follows:

         Commercial, financial and agricultural                    $ 3,625,597

         Real estate - construction and land development             9,134,778

         Real estate - mortgage                                      1,222,299

         Installment and other consumer                                225,184

         Standby letters of credit                                      92,084
                                                                   -----------
                                                                   $14,299,942
                                                                   ===========

ASSET/LIABILITY MANAGEMENT

         The following table sets forth the distribution of the repricing of Westside Bank's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities, the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of Westside Bank's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.


         The objective of interest rate sensitivity management is to minimize the effect of interest rate changes on net interest margins while maintaining net interest income at acceptable levels. The major factors that are used to manage interest rate risk include the mix of fixed and floating interest rates, pricing and maturity patterns for all asset and liability accounts. THE BANK'S CUMULATIVE RATE SENSITIVITY GAP WITHIN ONE YEAR OF ($6,711,000) REPRESENTS (10.23%) OF TOTAL ASSETS. THIS GAP POSITION WOULD IMPACT NET INTEREST INCOME FAVORABLY IN A FALLING RATE ENVIRONMENT AND UNFAVORABLY IN A RISING RATE ENVIRONMENT.

                                                   After Three     After One Year
                                   Within           Months But       But Within       After
                                Three Months     Within One Year     Five Years     Five Years      Total
                                ------------     ---------------     ----------     ----------      -----
 Earning assets
 --------------

         Interest-bearing          $    --           $    --           $    --       $    --       $   --
         deposits in banks

         Federal funds sold          9,000                --                --            --         9,000

         Securities                     --             1,831             6,859         4,666        13,356

         Loans                      21,848             4,521            11,282           794        38,445
                                   -------           -------           -------       -------       -------

         Total rate sensitive      $30,848           $ 6,352           $18,141       $ 5,460       $60,801
         assets                    -------           -------           -------       -------       -------


 Interest-bearing liabilities:
 ----------------------------

         Interest-bearing          $21,899           $    --           $    --       $    --       $21,899
         demand deposits

         Savings                     1,805                --                --            --         1,805

         Time deposits, less         6,355             7,870             3,687            --        17,912
         than $100,000

         Time deposits,              2,665             3,317             2,042            --         8,024
         $100,000 and over         -------           -------           -------       -------       -------

         Total rate sensitive      $32,724           $11,187           $ 5,729       $    --       $49,640
         liabilities               -------           -------           -------       -------       -------


         Interest rate             $(1,876)          $(4,835)          $12,412       $ 5,460
         sensitivity GAP           =======           =======           =======       =======


         Cumulative interest       $(1,876)          $(6,711)          $ 5,701       $11,161
         rate sensitivity GAP      =======           =======           =======       =======

         GAP as % of assets          (2.86%)           (7.37%)           18.92%         8.32%

         Cumulative GAP as a         (2.86%)          (10.23%)            8.69%        17.01%
         % of assets

         Interest rate               94.27%            56.78%           316.65%           --
         sensitivity GAP
         ratio

         Cumulative interest         94.27%            84.72%           111.48%       122.48%
         rate sensitivity GAP
         ratio



WFC RESULTS OF FIRST QUARTER 1996

                              FINANCIAL CONDITION

         DURING THE FIRST QUARTER OF 1996, WFC'S BALANCE SHEET SHRUNK $4,422,800 OR 6.77% FROM DECEMBER 31, 1995. THIS DECLINE WAS EXPECTED AND IS TOTALLY ATTRIBUTABLE TO A SEASONAL DEPOSIT ACCOUNT IN WHICH THE BALANCE DECLINED $6,623,535 FROM DECEMBER 31,

1995. CORE DEPOSIT GROWTH WAS APPROXIMATELY 4% IN THE FIRST QUARTER. TOTAL LOANS INCREASED $2,717,965 OR 6.60% IN THE FIRST QUARTER.



         WESTSIDE BANK WILL OPEN ITS FIRST BRANCH IN THE SECOND QUARTER OF 1996. THE BRANCH IS LOCATED IN AN AREA SURROUNDED BY ESTABLISHED RESIDENTIAL NEIGHBORHOODS, AS WELL AS NEW AND OLDER STRIP CENTERS TARGETING THE NEEDS OF INDIVIDUALS LIVING NEARBY. THE BRANCH IS EXPECTED TO BE A DEPOSIT GENERATOR WITH ONLY MODERATE LOAN DEMAND. THEREFORE, MANAGEMENT MADE THE DECISION IN THE FIRST QUARTER TO CONCENTRATE ON LOAN GROWTH AT THE MAIN OFFICE IN AN EFFORT TO HELP DEFRAY THE DRAIN ON EARNINGS A NEW BRANCH TYPICALLY CREATES AND ANTICIPATING STRONG CORE DEPOSIT GROWTH WITH THE NEW BRANCH. THIS APPROACH SHOULD HELP TO SUSTAIN A 75-80% LOAN TO DEPOSIT RATIO IN 1996. ALTHOUGH MANAGEMENT HAS MADE THE DECISION TO CONCENTRATE ON LOAN GROWTH, PRIMARY EMPHASIS CONTINUES TO BE ON CREDIT QUALITY AND CORE EARNINGS.



                                   LIQUIDITY

         WESTSIDE BANK'S LIQUIDITY RATIO AT MARCH 31, 1996 WAS 28.3%, WELL WITHIN THE TARGET RATIO OF 25%. WESTSIDE BANK'S PRIMARY SOURCES OF FUNDS ARE INCREASES IN DEPOSITS, LOAN REPAYMENTS, SALES AND MATURITIES OF INVESTMENT SECURITIES AND NET INCOME. IN ADDITION, THE BANK JOINED THE FEDERAL HOME LOAN BANK IN THE FIRST QUARTER PROVIDING AN ALTERNATIVE SOURCE OF FUNDING AND MAINTAINS RELATIONSHIPS WITH CORRESPONDENT BANKS WHICH COULD PROVIDE SHORT-TERM FUNDING, IF NEEDED.



                                    CAPITAL

         THE MINIMUM CAPITAL REQUIREMENTS FOR BANKS AND BANK HOLDING COMPANIES REQUIRE A LEVERAGE CAPITAL TO TOTAL ASSETS RATIO OF AT LEAST 4%, CORE CAPITAL TO RISK-WEIGHTED ASSETS RATIO OF AT LEAST 4% AND TOTAL CAPITAL TO RISK-WEIGHTED ASSETS OF 8%. THE FOLLOWING TABLE REFLECTS THE COMPANY'S COMPLIANCE WITH REGULATORY CAPITAL REQUIREMENTS AT MARCH 31, 1996:



                 LEVERAGE CAPITAL RATIO:                    11.78%

                 RISK-BASED CAPITAL RATIOS:
                          CORE CAPITAL                      15.20%
                          TOTAL CAPITAL                     16.42%





         RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND
1995



         NET INTEREST INCOME INCREASED $92,047 OR 13.7% OVER THE SAME PERIOD IN 1995. AVERAGE INTEREST BEARING LIABILITIES INCREASED $7,465,921 OR 18.8%, RELATED INTEREST EXPENSE INCREASED $112,905 OR 26.2% OVER THE SAME PERIOD IN 1995. TOTAL AVERAGE EARNING ASSETS INCREASED 19.0% RESULTING IN INCREASED INTEREST INCOME OF $204,952 OR 18.7%. WESTSIDE BANK'S NET INTEREST MARGIN FOR THE FIRST QUARTER DECLINED FROM 5.65% IN 1995 TO 5.34% IN 1996. THE PRIME RATE REDUCTIONS IN LATE DECEMBER AND EARLY FEBRUARY HAD AN IMMEDIATE IMPACT ON EARNING ASSETS WHILE DEPOSIT RATES HAVE BEEN

SLOWER TO REACT AND SOME DEPOSIT PRODUCTS HAVE YET TO ADJUST THE FULL 50 BASIS POINTS. THE BANK IS LOCATED IN METRO ATLANTA, A HIGHLY COMPETITIVE DEPOSIT AND LOAN MARKET. MANAGEMENT REVIEWS COMPETITORS' RATES ON A WEEKLY BASIS AND SETS RATES ACCORDING TO MARKET COMPETITION AS WELL AS THE BANK'S CURRENT NEEDS.



         THE PROVISION FOR LOAN LOSSES INCREASED $6,000 OR 33% OVER THE SAME PERIOD IN 1995. MANAGEMENT DID NOT IDENTIFY ANY SPECIFIC PROBLEM LOANS DURING THE FIRST QUARTER NOR HAVE ANY LOANS BEEN CHARGED OFF IN 1996. HOWEVER, IN CONNECTION WITH THE PROPOSED MERGER WITH EHC, IT IS NECESSARY THAT WESTSIDE BANK MAINTAIN AT LEAST THE SAME LOAN LOSS RESERVE RATIO AS WAS PRESENT AT OCTOBER 31, 1995, AND WITH THE GROWTH EXPERIENCED IN THE FIRST QUARTER IN THE LOAN PORTFOLIO AN ADDITIONAL PROVISION WAS NECESSARY. AFTER THE MERGER, IT IS LIKELY THAT WESTSIDE BANK WILL REDUCE THE PROVISION FOR THE REMAINDER OF 1996, THAT IS ASSUMING MANAGEMENT DOES NOT SEE ANY DETERIORATION IN THE PORTFOLIO.




        WESTSIDE BANK HAD NO NON-ACCRUAL LOANS AT MARCH 31, 1996 AND MARCH 31, 1995. THERE WERE NO LOANS CONTRACTUALLY PAST DUE 90 DAYS OR MORE AND STILL ACCRUING AT MARCH 31, 1996 OR MARCH 31, 1995. ACCRUAL OF INTEREST IS DISCONTINUED WHEN MANAGEMENT BELIEVES, AFTER CONSIDERING ECONOMIC AND BUSINESS CONDITIONS AND COLLECTION EFFORTS, THAT THE ULTIMATE COLLECTION OF INTEREST IS DOUBTFUL.



         SERVICE CHARGE AND OTHER MISCELLANEOUS INCOME IS DOWN $13,472 OR 20% FROM THE SAME PERIOD IN 1995. WHILE REGULAR SERVICE CHARGES ARE UP SLIGHTLY, ANALYSIS CHARGES AND INSUFFICIENT CHECK CHARGES ARE DOWN SIGNIFICANTLY. OVER SIXTY-FIVE PERCENT OF THE REDUCTION IN ANALYSIS CHARGES CAN BE TRACED TO ONE CUSTOMER WHO HAS MAINTAINED HIGHER AVERAGE BALANCES IN 1996 AND THUS AVOIDED PAYING ANALYSIS CHARGES. THE DECLINE IN INSUFFICIENT CHARGES IS NOT RELATED TO ONE OR EVEN SEVERAL ACCOUNTS BUT MORE LIKELY REFLECTS AN OVERALL DECLINE IN INSUFFICIENT CHECK WRITING. THE ANTICIPATED CONSUMER TRAFFIC FROM THE PROPOSED BRANCH SHOULD HELP TO INCREASE THE BANK'S OTHER INCOME. HISTORICALLY, WESTSIDE BANK HAS ATTRACTED MORE HIGH DOLLAR, LOW VOLUME ACCOUNTS CREATING LITTLE IN THE WAY OF SERVICE CHARGE AND/OR OTHER INCOME.



         SALARIES AND EMPLOYEE BENEFITS HAVE INCREASED APPROXIMATELY 13% OVER THE SAME PERIOD IN 1995. THE MAJOR CONTRIBUTING FACTOR BEING A 117% INCREASE IN THE BONUS ACCRUAL. THE ACCRUAL WAS INCREASED BASED ON THE 1995 TOTAL BONUS EXPENSE. SALARY EXPENSE HAS INCREASED APPROXIMATELY 9% OVER THE SAME PERIOD IN 1995.



         DIRECTORS' FEES HAVE INCREASED 65% OVER THE SAME PERIOD IN 1995. FEES WERE INCREASED IN 1996 BASED ON A COMPETITIVE MARKET SURVEY OF OTHER COMMUNITY BANKS IN THE AREA AND TAKING INTO ACCOUNT THE BANK'S PERFORMANCE AND THE DIRECTORS' CONTRIBUTIONS TO THE SUCCESS OF THE INSTITUTION.



         OTHER OPERATING EXPENSES HAVE INCREASED COMMENSURATE WITH THE BANK'S GROWTH AND THE INCREASED COST OF SUPPLIES AND SERVICES.



         PRE-TAX INCOME FOR THE PERIOD ENDING MARCH 31, 1996 INCREASED 16.8% AND NET INCOME INCREASED 22.4% OVER THE SAME PERIOD IN 1995. THE INCREASE IN EARNINGS IS ATTRIBUTABLE TO THE BANK'S CONTINUED GROWTH AND THE INCREASE IN EARNING ASSETS. MANAGEMENT DOES EXPECT THE NET INTEREST MARGIN TO CONTINUE TO NARROW SOMEWHAT AND ADDITIONAL EXPENSES RELATED TO A COMPUTER CONVERSION, THE OPENING OF A NEW BRANCH, AND THE PROPOSED MERGER WILL HAVE AN IMPACT ON 1996 EARNINGS. THE LONG-TERM EFFECT OF THESE ACTIONS IS EXPECTED TO BENEFIT WFC'S CUSTOMERS AND STAFF, THE COMMUNITY AND MOST IMPORTANTLY WFC'S SHAREHOLDERS.

                          EASTSIDE HOLDING CORPORATION
                            SELECTED FINANCIAL DATA

         The following table contains selected financial data of Eastside Holding Corporation and its subsidiary Eastside Bank and should be read in conjunction with Eastside Holding Corporation audited financial statements included elsewhere in this Proxy Statement/Prospectus and other financial information contained herein.


                                           3 MONTHS ENDED                       FOR THE YEAR ENDED DECEMBER 31
                                             MARCH 31,            ----------------------------------------------------------
                                            1996     1995          1995        1994         1993        1992          1991
                                          --------  -------       -------     --------     -------     -------       -------
                                                                             (in thousands except per share data)
 FOR THE PERIOD:
 Total interest income                    $ 1,110  $ 1,067        $ 4,468     $ 3,716      $ 2,922     $ 3,122       $ 3,025
 Total interest expense                       499      429          1,988       1,494        1,370       1,624         1,838
 Net interest income                          611      638          2,480       2,222        1,552       1,498         1,187
 Provision for loan losses                      8       17            155         185           50         217            89
 Net interest income after
   provision for loan losses                  603      621          2,325       2,037        1,502       1,281         1,098
 Other operating income                        68      111            324         278          294         296           240
 Income taxes                                  79        0            130           0            0           0             0
 Net income/(loss)                            140      225            645         587          311           7          (167)
 Net income/(loss) per share                  .23      .38           1.06        0.97         0.52        0.01         (0.28)

   DIVIDENDS PER SHARE                       0.06       --             --          --           --          --            --

 AVERAGE BALANCES:
 Loans, net of unearned
    income                                $34,099  $32,595        $33,070     $30,524      $24,274     $25,503       $23,389
 Earning assets                            47,260   44,726         47,717      43,006       36,698      34,015        28,311
  Total assets                             53,774   49,483         53,063      47,297       40,796      38,085        32,590
  Non-interest bearing deposits             7,198    6,143          7,227       5,659        4,035       2,793         2,066
 Interest bearing deposits                 38,782   37,453         39,462      36,381       31,720      30,309        25,353
 Stockholders' equity                       6,369    5,621          5,976       5,245        4,855       4,705         4,762

 KEY PERFORMANCE RATIOS:
 Return on average assets                    1.05%    1.84%          1.22%       1.24%        0.76%       0.02%        -0.51%
 Return on average equity                    8.89%   16.65%         10.88       11.20         6.41        0.16         -3.51

 DIVIDEND PAYOUT RATIO                      26.09%      --             --          --           --          --            --
 Average equity to average
   assets                                   11.84%   11.36%         11.26       11.09        11.90       12.35         14.61

 AT PERIOD END:
 Loans, net of unearned
   income                                  33,732   32,701        $34,702     $32,358      $26,727     $23,811       $21,188

Earning assets                         47,294    45,608      49,398      44,781       40,441      31,188       30,458
Total assets                           53,739    52,707      55,569      49,591       45,211      35,352       34,841
Non-interest bearing deposits           7,959     7,788       8,819       6,694        5,414       3,183        2,148
Interest bearing deposits              39,082    38,819      39,916      37,214       34,638      28,328       27,697
Stockholders' equity                    6,376     5,786       6,296       5,473        5,039       4,728        4,720



                          EASTSIDE HOLDING CORPORATION
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         EHC's primary source of funding is through dividends paid by Eastside Bank. The following discussion sets forth the major factors that have affected Eastside Bank and, therefore EHC's, financial condition and results of operations as reflected in the accompanying financial statements. These comments should be read in conjunction with the audited financial statements presented elsewhere in this Proxy Statement/Prospectus.

RESULTS OF OPERATIONS

         Net income is the result of management's efforts to generate interest and related income from earning assets, generate non-interest income from other products and services, and control interest expense on deposits, necessary provisions to the loan loss reserve, and non-interest overhead expenses. The greatest contributor to net income is net interest income; that is, interest income less interest expense.

                                    TABLE 1
                 EARNING ASSETS & INTEREST BEARING LIABILITIES
                   AVERAGE BALANCE, INTEREST INCOME & YIELDS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                ($ IN THOUSANDS)

- ----------------------------------------------------------------------------------------------------------------------------------
                                          1995                                           1994
                       ------------------------------------------       ----------------------------------------
                                       INTEREST         AVERAGE                          INTEREST       AVERAGE
                           AVERAGE      EARNED/          YIELD/             AVERAGE       EARNED/        YIELD/
                           BALANCE       PAID             RATE              BALANCE         PAID         RATE
Earning Assets
Loans                     $33,070       $3,614           10.93%             $30,524        $3,088       10.12%
 Investment
   securities               9,292          544            5.85%               8,331           452        5.43%
Federal funds sold          5,355          310            5.79%               4,151           176        4.24%
  Total earning assets    $47,717       $4,468            9.36%             $43,006        $3,716        8.64%


Interest Bearing
 Liabilities
Time deposits             $28,555       $1,652            5.79%             $24,540        $1,165        4.75%
 Interest bearing
   demand & savings        10,907          336            3.08%              11,641           329        2.83%
 Total interest
bearing liabilities       $39,462       $1,988            5.04%             $36,181        $1,494        4.13%

Net earning assets        $ 8,255                                           $ 6,425
Net interest income                     $2,480                                             $2,222
Interest spread                                           4.32%                                          4.51%
Net interest margin                                       5.20%                                          5.17%



NOTE:  Loans reported in Table 1 include nonaccrual loans.

                                    TABLE 2
                        INTEREST INCOME/EXPENSE ANALYSIS
                   VARIANCE DUE TO CHANGES IN VOLUME AND RATE
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                ($ IN THOUSANDS)

               ----------------------------------------------------------------------------------
                                                 CHANGE IN          CHANGE IN            NET
                                                   VOLUME             RATE              CHANGE
                                                ------------      ------------      --------------
               Interest Income
               Loans                            $        258      $        268      $       526
               Investment securities                      52                40               92
                Federal funds sold                        51                83              134
                                                ------------      ------------      -----------
                  Total interest income         $        361      $        391      $       752
                                                ============      ============      ===========


               Interest Expense
               Time deposits                    $        191      $        296      $       487
               Interest-bearing demand and
               savings deposits                          (21)               28                7
                                                ------------      ------------      -----------
                  Total interest expense        $        170      $        324      $       494
                                                ============      ============      ===========


               Change in net interest income    $        191      $         67      $       258
                                                ============      ============      ===========


     NOTE:  CHANGES IN RATE/VOLUME ARE ALLOCATED TOTALLY TO CHANGE IN RATE.

NET INTEREST INCOME


         Changes in interest income and expense are the result of changes in total outstanding balances (dollar volume) and changes in overall yields on earning assets and interest bearing liabilities. As can be seen in Table 2, interest income in 1995 increased $752,000, or 20.2% compared to 1994. This was primarily the result of changes in the average volumes and yields in Eastside Bank's largest earning asset group, the loan portfolio, which accounted for $526,000 of the increase. Average LOANS OUTSTANDING increased from $30.5 million in 1994 to $33.1 million in 1995, an 8.3% increase. Even though 1995 was a year of declining interest rates, Eastside Bank was able to increase overall yields on the loan portfolio from 10.12% in 1994 to 10.93% in 1995. Table 2 shows the impact of these two variances on interest income. As can be seen the changes in dollar volume of outstanding loans and in the overall yields on those loans resulted in nearly equal increases in interest income. In addition to the above, changes in Eastside Bank's investment portfolio and federal funds sold provided additional interest income of $226,000.

         Interest expense also saw a substantial increase in 1995 compared to 1994. Total interest expense increased $494,000, or 33.1%. Eastside Bank's primary deposit growth has been in interest bearing deposits. Time deposits, the Bank's most expensive source of deposits has received the lion's share of that growth. This growth in time deposits accounted for approximately $191,000 in additional interest expense. Another contributing factor has been the timing of time deposit maturities. Eastside Bank opened for business in January of 1990. At opening the Bank bid aggressively for and received a great deal in time deposits. As a result the first quarter of each year a large portion of the Bank's time deposits mature and reprice. Although interest rates declined for the most part in 1995, the first quarter saw aggressive competition for deposits. Therefore, Eastside Bank was forced to once again bid aggressively in order to retain maturing time deposits. This accounted to a significant degree for the increase in average yield on time deposits from 4.75% in 1994 to 5.79% in 1995. The result in dollar costs was an additional $307,000 in interest expense. Eastside Bank's overall cost of funds grew from 4.13% in 1994 to 5.04% in 1995.

         The net result of the above changes in interest income and interest expense was growth in Eastside Bank's net interest income from $2.2 million in 1994 to $2.5 million in 1995. Net interest margin (net interest income divided by average earning assets) grew from 5.17% in 1994 to 5.20% in 1995.

NON-INTEREST INCOME

         Non-interest income is generated from fees on deposit accounts, fees for miscellaneous services, and gains of the sale of SBA loans into the secondary market. In 1995 non-interest income was $324,000 compared to $278,000 in 1994. Eastside Bank is very active in the SBA loan arena. When loans are closed, the guaranteed portion is sold into the secondary market generating a premium to the Bank. A portion of these premiums are recognized as income immediately, while the remainder is deferred and recognized over the life of the loan. Eastside Bank recognized $132,000 in such premium income in 1995 compared to $44,000 in 1994. Management intends to continue in 1996 the aggressive pursuit of SBA lending opportunities and to sell those eligible portions of the loans into the secondary market.

NON-INTEREST EXPENSE

         Management's goal is to maintain Eastside Bank's reserve for loan losses at 1.30% of gross outstanding loans. This target has been reviewed by both FDIC and the Georgia Department. Provisions are made to this reserve as needed and recognized fully as an expense when made. Provisions in 1995 totaled $155,000 compared to $185,000 in 1994. There are no plans to change this target in 1996.

         Other non-interest expense increased $147,000 from $1.728 million in 1994 to $1.875 million in 1995. The largest contributor to this variance was personnel expenses which increased $186,000 from $754 in 1994 to $939,000 in 1995. Included in this variance were normal salary increases for Eastside Bank personnel and the addition of new staff members due to growth in Eastside Bank (along with related expenses), and an additional 10 months of expenses in Eastside Bank's wholly-owned subsidiary company established in November of 1994. Management adopted an aggressive approach to controlling personnel costs through control of staffing levels and has continued this approach. Average assets per employee in 1995 were $2.34 million compared to Eastside Bank's peer group average of $2.15 million (from 9-30-95 call reports for all banks with $50-$100 million in assets and located in 8 metropolitan Atlanta counties). Further, average personnel expenses per employee for 1995 were $37.7,000, compared to $42.1,000 for the same peer group. Also included in these 1995 expenses were extraordinary personnel expenses amounting to an estimated $18,000 related to Eastside Bank's conversion to a new data processing vendor.

         Equipment expenses increased $36,000 from $76,000 in 1994 to $112,000 in 1995. The largest single contributor to this variance is in depreciation of equipment. As mentioned above, Eastside Bank converted to a new data processor in March of 1995. This required the purchase of approximately $100,000 in new equipment which began to depreciate in April. Depreciation periods for these new assets range from 3 to 5 years. Other expenses related to the data processing conversion amounted to approximately $17,000.

         As a result of all of the above and other less significant factors, pre-tax net income increased $187,000, or 31.9%, from $587,000 in 1994 to $774,000 in 1995. However, Eastside Bank achieved cumulative profitability in June of 1995; and as a result became taxable for income tax purposes for the first time in its history. Applicable income taxes recognized in 1995 totaled $130,000. After taxes net income in 1995 showed an increase of $57,000, or 9.7% over 1994.

ASSET/LIABILITY MANAGEMENT

         The objective of asset/liability management is to minimize the effect of interest rate changes on net interest margins while maintaining net interest income at acceptable levels. Factors used to manage interest rate risk are the mix of fixed and floating rate earning assets and interest bearing liabilities, and the maturity patterns for all such assets and liabilities. Ideally a bank will perfectly match the repricing of assets and liabilities. This, however, is not possible. Instead a bank attempts to manage its assets and liabilities to obtain a sensitivity mix within acceptable tolerances.


         Table 3 details Eastside Bank's sensitivity position as of December 31, 1995 from both a segmented and a cumulative view. Shown are the levels of variable rate assets and liabilities and the payment and maturity schedules of fixed rate assets and liabilities. The difference between repricing assets and liabilities is the net position, or GAP. Eastside Bank seeks to maintain a cumulative rate sensitive asset to rate sensitive liability (RSA/RSL) ratio of between 90% and 120% over any time frame. At year-end 1995 the BANK was asset sensitive. This means that assets are repricing more quickly than are liabilities. EASTSIDE BANK'S CUMULATIVE RATE SENSITIVITY GAP WITHIN ONE YEAR OF $1,857,000 REPRESENTS 3.3% OF TOTAL ASSETS. THIS GAP POSITION WOULD IMPACT NET INCOME UNFAVORABLY IN A FALLING RATE ENVIRONMENT AND FAVORABLY IN A RISING RATE ENVIRONMENT.

                                    TABLE 3
                           INTEREST RATE SENSITIVITY
                                ($ IN THOUSANDS)

                                   3 MONTHS        3-12 MONTHS    1 - 5 YEARS     OVER 5 YEARS       TOTAL
                                   --------        -----------    -----------     ------------       -----
Rate Sensitive Assets (RSA)
Variable rate loans                $ 20,830         $      0       $      0          $     0       $ 20,830
Fixed rate loans                      1,493            5,316          6,615              403         13,872
Investment securities                   500            1,491          7,181            1,024         10,196
Federal funds sold                    4,500                0              0                0          4,500
                                   --------         --------       --------          -------       --------
   Total                           $ 27,323         $  6,852       $ 13,796          $ 1,427       $ 49,398
                                   ========         ========       ========          =======       ========
Rate Sensitive Liabilities (RSL)
Time Deposits                      $  9,108         $ 11,586       $  7,598          $     0       $ 28,292
Interest bearing demand               4,761                0              0                0          4,761
Money market accounts                 4,625                0              0                0          4,625
Savings                               2,238                0              0                0          2,238
   Total                           $ 20,732         $ 11,586       $  7,598          $     0       $ 39,916
                                   ========         ========       ========          =======       ========
Net Positions (GAP)
RSA less RSL                       $  6,591         $ (4,734)      $  6,198          $ 1,427       $  9,482
                                   ========         ========       ========          =======       ========
RSA less RSL - Cumulative          $  6,591         $  1,857       $  8,055          $ 9,482       $  9,482
                                   ========         ========       ========          =======       ========
RSA/RSL                               131.8%            59.1%         181.6%             N/A          123.8%
RSA/RSL - Cumulative                  131.8%           105.6%         120.2%           123.8%         123.8%
Cum. GAP/Total Assets                  11.9%             3.3%          14.5%            17.1%          17.1%
Cum. GAP/Earning Assets                13.3%             3.8%          16.3%            19.2%          19.2%


LIQUIDITY & CAPITAL RESOURCES

         Liquidity refers to the ability of Eastside Bank to meet its cash flow requirements and fund its commitments. The method of measuring such is the liquidity ratio which measures a bank's liquid assets against its deposits.
The minimum recommended ratio used by both Federal and State regulators is 30%. At December 31, 1995, Eastside Bank's liquidity ratio was at 34.89%, compared to 30.77% at December 31, 1994.

         The volatile liability dependency ratio measures the Bank's dependence on volatile liabilities as a funding source for loans and other earning assets. Ideally this ratio is a negative. At year-end 1995 Eastside Bank's volatile liability dependency ratio was a negative 6.76% compared to a negative 5.48% at year-end 1994. Bank management is determined to seek growth through the acquisition new core deposits. The bank does not accept brokered deposits, and does not seek public funds.


         Eastside Bank's LIQUIDITY POLICY requires that 5-10% of total assets be maintained in federal funds sold. At December 31, 1995, federal funds sold accounted for 8.1% of total assets. In addition, as can be seen in Table 4, securities with AN AMORTIZED COST of $8,979,565 are scheduled to mature within the next five years. Of this amount, $2,000,193 is scheduled to mature within one year.



         AT DECEMBER 31, 1995, EASTSIDE BANK HAD IN ITS INVESTMENT PORTFOLIO $4,001,178 IN SECURITIES CLASSIFIED AS HELD TO MATURITY. SFAS 115 PROVIDES LIMITED CIRCUMSTANCES UNDER WHICH SECURITIES CLASSIFIED AS HELD TO MATURITY MAY BE SOLD PRIOR TO MATURITY WITHOUT TAINTING THE REMAINDER OF SECURITIES SO CLASSIFIED. SALE OF THESE SECURITIES UNDER

OTHER CIRCUMSTANCES COULD REQUIRE THAT THE ENTIRE HELD TO MATURITY INVESTMENT PORTFOLIO BE RECLASSIFIED AS AVAILABLE FOR SALE. Eastside Bank has BOTH THE INTENT AND the ability to hold these investment securities to maturity.


                                    TABLE 4
                    INVESTMENT SECURITIES MATURITY SCHEDULE

                                      SECURITIES AVAILABLE FOR SALE                  SECURITIES HELD TO MATURITY
                                     ---------------------------------             --------------------------------
                                      AMORTIZED               FAIR                  AMORTIZED              FAIR
                                        COST                  VALUE                   COST                 VALUE
                                     -----------           -----------             -----------          -----------
Due in 1 year or less                 $1,500,135           $1,490,475              $  500,058           $  497,655
Due from 1 year to 5 years             3,478,252            3,499,172               3,501,120            3,462,047
Due from 5 to 10 years                 1,002,650            1,023,518                       0                    0
Mortgage-backed securities               176,122              181,512                       0                    0
                                      ----------           ----------              ----------           ----------
                                      $6,157,159           $6,194,677              $4,001,178           $3,959,702
                                      ==========           ==========              ==========           ==========

         Management believes that Eastside Bank's present liquidity position is adequate, and knows of no demands, commitments, or events that will result in, or that are likely to result in, the Bank's liquidity becoming problematic. Federal funds lines which are maintained with correspondent banks combined with additional funds available through repurchase agreements and public funds would provide for sufficient flexibility, should unforeseen needs arise.

         Regulatory authorities have established minimum capital levels for banks and bank holding companies. Table 5 shows the capital levels as a percent of total assets at December 31, 1995.


                                    TABLE 5

                                                                    Regulatory
                                                    Actual          Requirement
                                                  ----------       -------------
Leverage capital ratio                              11.08%              4.00%
Risk based capital ratios
    Core capital                                    15.14%              4.00%
     Total capital                                  16.25%              8.00%


         EHC declared its first dividend to shareholders in February, 1996. Dividends of $.06 per share, a total of $36,000 were paid on March 15, 1996. The amount of dividends payable by Eastside Bank to EHC in 1996 without regulatory approval are limited to approximately $271 thousand. Management knows of no current recommendations by the regulatory authorities which, if they were implemented, would have a materially detrimental effect on EHC's liquidity or capital resources.

COMMITMENTS AND CONTINGENCIES

         In the ordinary course of business, Eastside Bank has entered into off balance sheet financial instruments which are not reflected in the financial statements. These instruments include commitments to extend credit, standby letters of credit, guarantees and liability for assets held in trust. Such financial instruments are recorded in the financial statements when the funds are disbursed or the instruments become payable. The Bank uses the same credit and collateral policies for these off balance sheet financial instruments as it does for instruments that are recorded in the financial statements.

         Table 6 presents an analysis of significant off balance sheet financial instruments at December 31, 1995 and 1994.

                                    TABLE 6

                                                                                December 31,
                                                                        -----------------------------
                                                                           1995              1994
                                                                        ----------        -----------
                                                                            (Dollars in Thousands)
         Commitments to extend credit                                  $   11,147          $   8,571
         Standby letters of credit                                            175                107
                                                                       ----------          ---------
                                                                           11,322              8,678
                                                                       ==========          =========

         Commitments generally have expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending other loans to customers.

         Eastside Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

                           SELECTED STATISTICAL DATA

         The following statistical information is provided for EHC for the years ended December 31, 1995 and 1994. Average balances presented were calculated using daily averages. This data should be read in conjunction with the audited financial statements.

                             AVERAGE BALANCE SHEET
                             (Dollars in Thousands)

                                                                         YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                     1995                      1994
                                                              ------------------        ------------------
 ASSETS
 Cash and due from banks                                            $  2,039                  $  1,291
 Investment securities                                                 9,292                     8,331
  Federal funds sold                                                   5,355                     4,151

 Gross loans, net of unearned income                                  33,070                    30,524
 Less allowance for loan losses                                          396                       396
                                                                    --------                  --------
 Net loans                                                            32,674                    30,128

 Building, furniture, fixtures and equipment                           3,035                     2,992
 Other assets                                                            668                       404
                                                                    --------                  --------

 Total assets                                                       $ 55,063                  $ 47,297
                                                                    ========                  ========

  LIABILITIES AND STOCKHOLDERS' EQUITY
 Deposits:
 Non-interest bearing demand                                        $  7,227                  $  5,659
 Interest bearing demand                                               8,751                     8,424
  Savings                                                              2,156                     3,017
 Time deposits over $100,000                                           2,729                     2,535
 Time deposits less than $100,000                                     25,826                    22,205
                                                                    --------                  --------
   Total deposits                                                     46,689                    41,840

 Short-term borrowings                                                     2                         0
 Other liabilities                                                       396                       212
                                                                    --------                  --------
   Total liabilities                                                  47,087                    42,052

 Equity:
 Common stock                                                          6,000                     6,000
  Retained earnings                                                     (374)                     (961)
 Unrealized gain/loss on securities available for sale                   (42)                      (47)
 Current year earnings                                                   392                       253
                                                                    --------                  --------
   Total equity                                                        5,976                     5,245
                                                                    --------                  --------

 Total liabilities and stockholders' equity                         $ 53,063                  $ 47,297
                                                                    ========                  ========


    NOTE:  LOANS IN NONACCRUAL ARE INCLUDED IN AVERAGE LOANS.

                             INVESTMENT SECURITIES
                        AS OF DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                     1995                      1994
                                                                   ---------                 ---------
 US Treasuries and government agencies                             $  10,106                 $   8,346
  Mortgage-backed                                                        180                       226
                                                                   ---------                 ---------
    Total Securities                                               $  10,196                 $   8,572
                                                                   =========                 =========



                    MATURITY ANALYSIS OF SECURITY PORTFOLIO
                            AS OF DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                             AVERAGE
                                                                 AMORTIZED COST           WEIGHTED YIELD
                                                               ------------------         --------------
 Due in one year or less                                             $ 1,992                   4.17%
 Due from one year to five years                                       6,992                   5.72%
 Due from five to ten years                                            1,033                   7.52%
 Mortgage-backed securities                                              180                   9.14%
                                                                     -------
                                                                     $10,196                   5.65%



                     MATURITIES ANALYSIS OF LOAN PORTFOLIO
                            AS OF DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                        Due After One
                                                     Due in One         Year Through           Due After
                                                    Year or Less         Five Years            Five Years
                                                  ---------------     -----------------     ---------------
 Commercial, financial and agricultural              $  7,063              $  2,845             $      0
 Real estate - construction                             8,435                   515                    0
 Real estate - mortgage                                 8,532                 1,344                  527
 Consumer installment                                   1,497                 3,356                  249
 Other                                                    538                     0                    0
                                                     --------              --------             --------
                                                     $ 26,065              $  8,060             $    776
                                                     --------              --------             --------

                  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS
                        AS OF DECEMBER 31, 1995 AND 1994

                                                                                   1995             1994
                                                                               ------------     ------------
 Installment and terms loans contractually past due 90 days or more as to
 interest or principal payments and still accruing                                $  114           $    3
 Loans accounted for on a nonaccrual basis                                            87              138
 Loans, the terms of which have been renegotiated to provide a reduction or            0                0
 deferral of interest or principal because of deterioration in the financial position of the borrower



         ACCORDING TO EASTSIDE BANK'S LOAN POLICY, CLASSIFICATION OF LOANS AS NONACCRUAL IS REQUIRED WHEN INTEREST BECOMES 90 DAYS PAST DUE UNLESS AN EXCEPTION IS MADE DUE TO THE LOAN BEING WELL SECURED AND IN THE PROCESS OF COLLECTION. When it is determined by MANAGEMENT that repayment of loan principal and interest is doubtful, the loan is classified as nonaccrual.


         There was no significant reduction in interest income associated with nonaccrual and renegotiated loans for the year ended December 31, 1995.


                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                        AS OF DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                        1995                               1994
                                         ---------------------------------    ---------------------------------
                                                      PERCENT OF LOANS IN                PERCENT OF LOANS IN
                                                        EACH CATEGORY TO                   EACH CATEGORY TO
                                         AMOUNT           TOTAL LOANS         AMOUNT         TOTAL LOANS
                                         ------           -----------         ------         -----------
 Commercial, financial and
 agricultural                             $   17            28.39%           $   50               22.64%
 Real estate - construction                    0            25.64%                0               26.66%
 Real estate - mortgage                       10            29.81%                0               29.79%
  Installment loans to individuals             1            16.16%                4               20.91%
  & OTHER
 Unallocated                                 423              N/A               377                 N/A
                                          ------           ------            ------              ------
   Total Allowance                        $  451              100%           $  431                 100%
                                          ======           ======            ======              ======



         EASTSIDE BANK'S LOAN PORTFOLIO COMPARED TO ITS NATIONAL PEER GROUP IS MORE HIGHLY CONCENTRATED IN LOANS SECURED BY REAL ESTATE. THE BANK RESIDES IN GWINNETT COUNTY, A SUBURBAN COUNTY ON THE OUTSKIRTS OF THE CITY OF ATLANTA. AS ONE OF THE MOST POPULAR BEDROOM COMMUNITIES IN METROPOLITAN ATLANTA, GWINNETT COUNTY HAS HISTORICALLY POSTED GROWTH RECORDS WHICH PLACED IT AMONG THE FASTEST GROWING COUNTIES IN THE COUNTRY, FROM TIME TO TIME IN THE PREMIER POSITION. CONSEQUENTLY, THE PRIMARY INDUSTRY IN THE COUNTY IS RESIDENTIAL CONSTRUCTION. EASTSIDE BANK PARTICIPATES SIGNIFICANTLY IN THE MARKET

OF PROVIDING FINANCING FOR THIS INDUSTRY, AND A LARGE PORTION OF ITS LOAN PORTFOLIO CONSISTS OF RESIDENTIAL CONSTRUCTION LOANS. MANAGEMENT AND THE BOARD OF DIRECTORS RECOGNIZE THE RISKS ASSOCIATED WITH CONCENTRATIONS IN REAL ESTATE BACKED ASSETS. UNDERWRITING STANDARDS ARE WRITTEN TO REFLECT THIS FACT. TO AID IN THE UNDERWRITING PROCESS, THE BANK'S RESIDENTIAL CONSTRUCTION LENDER CONSTANTLY MONITORS HOUSING INVENTORIES AND DEMAND, REPORTING THESE TO THE EXECUTIVE/LOAN COMMITTEE PERIODICALLY. THE SUCCESS OF THESE STANDARDS CAN BE SEEN IN THE BANK'S CONSTRUCTION LOAN FORECLOSURE HISTORY. IN THE SIX YEAR LIFE OF THE BANK, FORECLOSURE HAS BEEN REQUIRED ONLY ONCE.



         Management is continually MEASURING THE ADEQUACY of the Allowance for Loan Losses ("ALL") THROUGH BOTH AN INTERNAL RISK RATING SYSTEM AND AN ANNUAL EXTERNAL PORTFOLIO REVIEW. THROUGH THESE PROCESSES, LOANS ARE ASSIGNED A RATING ACCORDING TO THE PERCEIVED LEVEL OF RISK. LOANS WHICH ARE CLASSIFIED "SUB-STANDARD" OR LOWER, ARE ALLOCATED A PORTION OF THE ALL IN the amount of exposure estimated. UNDER NORMAL ECONOMIC CONDITIONS, MANAGEMENT'S goal is to maintain in the ALL THE GREATER OF 1.3% of gross loans, or 1.0% of gross loans plus specific allocations RESULTING FROM THE ABOVE LOAN RATING SYSTEM.


                   ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                             (DOLLARS IN THOUSANDS)

                                                                             DECEMBER 31,
                                                       -------------------------------------------------------
                                                                  1995                         1994
                                                       -------------------------    --------------------------
 Balance, beginning of year                                        $ 431                       $  335
 Charge-offs:
    Commercial, financial and agricultural                           (76)                         (37)
    Real estate - mortgage                                           (65)                         (32)
    Installment                                                       (6)                         (66)
    Other                                                             (7)                          (9)
                                                                   -----                       ------
                                                                    (154)                        (144)
                                                                   -----                       ------
 Recoveries:
    Commercial, financial and agricultural                             1                           23
    Real estate - mortgage                                            13                            1
    Installment                                                        4                           30
    Other                                                              1                            1
                                                                   -----                       ------
                                                                      19                           55
                                                                   -----                       ------

 Net charge-offs                                                    (135)                         (89)

 Additions charged to operations                                     155                          185
                                                                   -----                       ------

 Balance, end of year                                              $ 451                       $  431
                                                                   =====                       ======

   AVERAGE DEPOSIT CATEGORIES TOTALING 10% OR MORE OF TOTAL AVERAGE DEPOSITS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                           1995                            1994
                                               -----------------------------   -----------------------------
                                                  AVERAGE         AVERAGE         AVERAGE        AVERAGE
                                                  BALANCE          YIELD          BALANCE         YIELD
                                                  -------         -------         -------        -------
 Non-interest bearing demand                     $  7,227           N/A          $  5,659           N/A
 Interest bearing demand and savings             $ 10,907          3.08%         $ 11,441          2.83%
  Time                                           $ 28,555          5.79%         $ 24,540          4.75%


                         TIME DEPOSIT MATURITY ANALYSIS
                            AS OF DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                       MATURITY PERIODS
                                                 ----------------------------------------------------------
                                                 LESS THAN        3 TO 6          6 TO 12         OVER 12
                                                 3 MONTHS         MONTHS          MONTHS           MONTHS
                                                ----------      ----------      ----------       ----------
 Time deposits $100,000 or greater               $  1,047        $  1,120        $    809         $    625
 Time deposits less than $100,000                   8,001           5,012           4,722            6,956
                                                 --------        --------        --------         --------
                                                 $  9,048        $  6,132        $  5,531         $  7,581
                                                 ========        ========        ========         ========

                          RETURN ON EQUITY AND ASSETS

                                                                         YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                        1995                   1994
                                                                -------------------      -----------------
 Return on assets(1)                                                     1.22%                  1.24%
 Return on equity(2)                                                    10.78%                 11.20%
 Dividend payout ratio(3)                                                 N/A                    N/A
 Equity to assets ratio(4)                                              11.26%                 11.09%


(1)  Net income divided by average total assets.
(2)  Net income divided by average equity.
(3)  Dividends declared per share divided by net income per share.
(4)  Average equity divided by average total assets.



EHC RESULTS OF FIRST QUARTER 1996




                              FINANCIAL CONDITION

         DURING THE FIRST THREE MONTHS OF 1996, EASTSIDE BANK SAW DEPOSITS DECLINE APPROXIMATELY $1,694,000, OR 3.5%, FROM APPROXIMATELY $48,735,000 AT DECEMBER 31, 1995 TO APPROXIMATELY $47,041,000 AT MARCH 31, 1996. THIS IS A NORMAL FLUCTUATION SEEN DURING THE FIRST QUARTER OF EACH YEAR. AS WITH DEPOSITS, EASTSIDE BANK'S OUTSTANDING LOANS DECLINED TO APPROXIMATELY $33,732,000 AT MARCH 31, 1996 COMPARED TO APPROXIMATELY $34,702,000 AT DECEMBER 31, 1995, A DECLINE OF 2.8%. MANAGEMENT HAS IDENTIFIED 1.30% AS THE APPROPRIATE RATIO OF RESERVE FOR LOAN LOSSES TO GROSS LOANS FOR THE BANK. AT MARCH 31, 1996 THE LOAN LOSS RESERVE TO GROSS LOANS RATIO WAS 1.30%.



         EASTSIDE BANK'S LIQUIDITY RATIO ON MARCH 31, 1996 WAS 33.6% COMPARED TO 34.9% AT YEAR-END. THE BANK'S LOAN-TO-DEPOSIT RATIO WAS 71.7%, COMPARED TO 71.2% AT DECEMBER 31, 1995. IDEALLY, EASTSIDE BANK WOULD LIKE TO MAINTAIN A RATIO OF 75% AT WHICH POINT THE LIQUIDITY RATIO WOULD BE APPROXIMATELY 30%, THE BANK'S TARGET RATIO. AT MARCH 31, 1996, UNFUNDED LOAN COMMITMENTS AMOUNTED TO $11.8 MILLION.



         MANAGEMENT KNOWS OF NO REASON WHY EASTSIDE BANK WOULD BE UNABLE TO MEET ITS LIQUIDITY NEEDS THROUGH NORMAL OPERATIONS. HOWEVER, SHOULD EXTREME CIRCUMSTANCES OCCUR, EASTSIDE BANK HAD AT MARCH 31, 1996, $4.1 MILLION IN FEDERAL FUNDS SOLD, $5.4 MILLION IN SECURITIES AVAILABLE FOR SALE, AND $4 MILLION IN FEDERAL FUNDS LINES OF CREDIT.




                                ASSET QUALITY

        Eastside Bank's loan portfolio continues to be concentrated in real estate loans. Of the total portfolio, 29.22% is in 1-4 family and commercial construction loans. Gwinnett County continues to be a fast-growth area of Metropolitan Atlanta. New home inventories and sales are continually reviewed for market changes which might warrant changes in Eastside Bank's underwriting criteria. As of March 31, 1996, there were no loans in the bank's construction loan portfolio which were considered to be problem loans. While any concentration of loans in a particular industry dictates added monitoring of the industry, management does not consider Eastside Bank's concentration in construction loans to be reason for concern.

        In December of 1995, management began to place added emphasis on Eastside Bank's past due loans by hiring a part-time loan collector. The effect has been to reduce loans past due over 90 days from approximately $114,000 as of December 31, 1995 to approximately $22,000 as of March 31, 1996.

        According to Eastside Bank's loan policy, classification of loans as nonaccrual is required when interest becomes 90 days past due unless an exception is made due to the loan being secured and in the process of collection. Regardless of the number of days past due, when it is determined by management that repayment of loan principal and interest is doubtful, the loan is classified as nonaccrual. Included in nonaccrual loans for 1996 is a loan in the amount of $453,000 made under the Small Business Administration ("SBA") program. At quarter end, the SBA had approved payment of the guaranteed portion, but it had not yet been received. The SBA payment in process is in the amount of $340,000.

        There was no significant reduction in interest income associated with nonaccrual loans for the quarter ended March 31, 1996.

        As of March 31, 1996, Eastside Bank had no loans considered problem loans which are not disclosed in the table Nonaccrual, Past Due and Restructured Loans.

        Management is continually measuring the adequacy of the Allowance for Loan Losses (ALL) through both an internal risk rating system and an annual external portfolio review. Through these processes, loans are assigned a rating according to the perceived level of risk. Loans which are classified "sub-standard" or lower are allocated a portion of the ALL in the amount of exposure estimated. Under normal economic conditions, management's goal is to maintain in the ALL the greater of 1.3% of gross loans, or 1.0% of gross loans plus specific allocations resulting from the above loan rating system. At March 31, 1996, the ALL as a percent of total loans was 1.31%.


================================================================================
                 NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS
                   AS OF MARCH 31, 1996 AND MARCH 31, 1995
                            (dollars in thousands)
- --------------------------------------------------------------------------------
                                                        3/31/96         3/31/95
================================================================================
Installment and term loans contractually past due       $ 22            $12
90 days or more as to interest or principal
payments and still accruing
- --------------------------------------------------------------------------------
Loans accounted for on a nonaccrual basis               $519            $ 5
- --------------------------------------------------------------------------------
Loans the terms of which have been renegotiated to      $  0            $ 0
provide a reduction or deferral of interest or
principal because of deterioration in the financial
position of the borrower
================================================================================


================================================================================
                 ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                             AS OF MARCH 31, 1996
                            (dollars in thousands)
- --------------------------------------------------------------------------------
                                                       PERCENT OF LOANS IN EACH
                                                       CATEGORY TO TOTAL LOANS
================================================================================
Commercial, financial and               $  0                    25.62%
agricultural
- -------------------------------------------------------------------------------
Real estate - construction              $  0                    29.22%
- -------------------------------------------------------------------------------
Real estate - mortgage                  $ 10                    31.48%
- -------------------------------------------------------------------------------
Installment loans to individuals        $ 11                    13.68%
- -------------------------------------------------------------------------------
Unallocated                             $420
- -------------------------------------------------------------------------------
   Total allowance                      $441
===============================================================================



================================================================================
                  ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                            (dollars in thousands)
- --------------------------------------------------------------------------------
                                                              MARCH 31,
                                                        ------------------------
                                                        1996            1995
================================================================================
Balances as of 12/31/95 and 12/31/94                    $452            $431
Charge-offs;
   Commercial, financial and agricultural                  0              (8)
   Real estate - construction                              0               0
   Real estate - mortgage                                 (6)              0
   Installment                                           (21)             (2)
   Other                                                  (2)              0
- --------------------------------------------------------------------------------
                                                         (29)            (10)
- --------------------------------------------------------------------------------
Recoveries:
  Commercial, financial and agricultural                   0               0
  Real estate - construction                               0               0
  Real estate - mortgage                                   5               0
  Installment                                              5               2
  Other                                                    0               0
- --------------------------------------------------------------------------------
                                                          10               2
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Net charge-offs                                          (19)             (8)
Additions charged to operations                            8              17
- --------------------------------------------------------------------------------
Balances as of 3/31/96 and 3/31/95                      $441            $440
================================================================================




                            RESULTS OF OPERATIONS

         FIRST QUARTER 1996 NET INCOME FOR EHC WAS $140,000, PRODUCING A RETURN ON ASSETS ("ROA") OF 1.03%, COMPARED TO $225,000 NET INCOME AND AN ROA OF 1.84% DURING THE SAME PERIOD IN 1995 (EASTSIDE BANK ONLY). RETURN ON AVERAGE EQUITY FOR THE FIRST QUARTER OF 1996 WAS 8.89% COMPARED TO 16.22% FOR THE SAME PERIOD IN 1995.



         A NUMBER OF FACTORS HAVE CONTRIBUTED TO THIS $85,000 DECREASE IN NET EARNINGS IN 1996 COMPARED TO 1995. BY FAR, THE GREATEST CONTRIBUTOR HAS BEEN THE ACCRUAL OF INCOME TAXES. EASTSIDE BANK DID NOT BECOME CUMULATIVELY PROFITABLE UNTIL JUNE 1995, AND SO WAS NOT TAXABLE FOR INCOME TAX PURPOSES DURING THE FIRST QUARTER OF 1995. INCOME TAX ACCRUALS DURING THE FIRST QUARTER 1996 AMOUNTED TO $79,000.



         THE SECOND LARGEST CONTRIBUTING VARIANCE IS FOUND IN NON-INTEREST INCOME, THE ABSENCE OF GAINS ON SALE OF SBA LOANS INTO THE SECONDARY MARKET. EASTSIDE BANK IS AN ACTIVE PARTICIPANT IN THE SBA LOAN ARENA, HAVING EARNED THE STATUS OF A "PREFERRED LENDER" FROM THE SBA. IN THE FIRST QUARTER OF 1995, IMMEDIATELY RECOGNIZABLE PREMIUMS ON SBA LOANS CLOSED AND SOLD ON THE SECONDARY MARKET AMOUNTED TO $56,000. THOUGH A NUMBER OF SBA LOANS HAVE BEEN IN PROCESS DURING THE FIRST QUARTER OF 1996, NONE WAS CLOSED DURING THIS QUARTER.



         NET INTEREST INCOME ALSO DECLINED DURING THE FIRST QUARTER OF 1996 COMPARED TO THE SAME PERIOD IN 1995. WHILE INTEREST INCOME ROSE $43,000, OR 4.0%, INTEREST EXPENSE AT THE SAME TIME ROSE $70,000, OR 16.3%. THE AVERAGE LOAN-TO-DEPOSIT RATIO DURING THE FIRST QUARTER 1996 WAS 74.2% COMPARED TO
74.8% DURING THE SAME PERIOD IN 1995. THE OVERALL YIELD ON EARNING ASSETS WAS DOWN FOR THE FIRST QUARTER IN 1996 COMPARED TO 1995, AT 9.54% AND 9.67% RESPECTIVELY. AT THE SAME TIME THE OVERALL COST OF INTEREST-BEARING DEPOSITS ROSE FROM 4.65% IN FIRST QUARTER 1995 TO 5.17% IN 1996. THE EFFECT ON EASTSIDE BANK'S NET INTEREST MARGIN HAS BEEN TO PUSH IT DOWN

FROM 5.78% IN FIRST QUARTER 1995 TO 5.25% IN 1996. THIS WAS IN LARGE PART THE RESULT OF VERY AGGRESSIVE COMPETITION FOR TIME DEPOSITS INITIATED BY A SMALL NUMBER OF LOCALLY OWNED BANKS IN THE EAST ATLANTA AREA DURING THE EARLY PART OF 1995, AND LASTING INTO THE SECOND QUARTER OF 1995. IN ORDER TO RETAIN DEPOSITS TO FUND LOANS, EASTSIDE BANK WAS COMPELLED TO MATCH THESE PREMIUM RATES. THIS CAN BE SEEN IN THE CHANGE OF THE OVERALL COST OF TIME DEPOSITS. DURING THE FIRST QUARTER OF 1995, THE COST WAS 5.29%; COMPARED TO AN OVERALL COST OF 5.96% DURING THE SAME PERIOD IN 1996. THE RESULT OF THIS COMPETITION ON THE PERIOD ENDED MARCH 31, 1996, HAS BEEN TO REDUCE NET INTEREST INCOME $27,000 COMPARED TO THE SAME PERIOD IN 1995.



         PERSONNEL EXPENSES HAVE INCREASED FROM $222,000 DURING THE FIRST QUARTER OF 1995 TO $235,000 DURING THE SAME PERIOD OF 1996, AN INCREASE OF $14,000 OR 6%. THIS INCREASE REFLECTS NORMAL SALARY INCREASES AND STAFF ADDITIONS DUE TO GROWTH IN EHC. EASTSIDE BANK'S LEVEL OF PERSONNEL EXPENSES REFLECTS MANAGEMENT DETERMINATION TO HOLD THE COSTS DOWN THROUGH AUTOMATION AND MAINTAINING STAFFING LEVELS AT LOWER THAN PEER GROUP AVERAGE. EASTSIDE BANK'S ASSETS PER EMPLOYEE RATIO IS MAINTAINED AT APPROXIMATELY $2,300,000 COMPARED TO A LOCAL PEER GROUP AVERAGE OF $2,150,000. AVERAGE EXPENSE PER EMPLOYEE WAS $40,030 COMPARED TO A LOCAL PEER GROUP AVERAGE OF $42,120.



         OCCUPANCY EXPENSES FOR THE FIRST QUARTER WERE DOWN $9,000 OVER THE SAME PERIOD LAST YEAR, A 14% DECLINE. THE SINGLE LARGEST CONTRIBUTOR TO THIS VARIANCE WAS THE FULL DEPRECIATION OF FURNITURE PURCHASED WHEN EASTSIDE BANK WAS OPENED.



         OTHER OPERATING EXPENSES IN THE FIRST QUARTER OF 1996 DECLINED $60,000, OR 27% COMPARED TO THE SAME PERIOD LAST YEAR. THIS CAN BE ATTRIBUTED PRIMARILY TO TWO LARGE VARIANCES. FIRST, DATA PROCESSING COSTS FOR THE PERIOD DECLINED $31,000. THE FIRST QUARTER OF 1995 SAW SIGNIFICANT EXTRAORDINARY DATA PROCESSING EXPENSES RELATED TO A DATA PROCESSING CONVERSION WHICH WAS SCHEDULED FOR THE END OF THE QUARTER. SECOND, EASTSIDE BANK IS RANKED AS WELL CAPITALIZED BY THE FDIC, AND SO HAS PAID THE LOWEST DEPOSIT INSURANCE PREMIUM. THIS PRODUCED A SAVINGS OF $24,000. PEER GROUP COMPARISONS OF OTHER OPERATING EXPENSES ALSO REFLECT FAVORABLY ON EASTSIDE BANK. OTHER OPERATING EXPENSES AS A PERCENT OF AVERAGE ASSETS FOR THE QUARTER WERE 1.24% COMPARED TO A LOCAL PEER GROUP AVERAGE OF 1.38%.



                                   CONCLUSION

         MANAGEMENT FEELS THAT THE EHC'S BALANCE SHEET IS IN SATISFACTORY CONDITION. HOWEVER, MINOR IMPROVEMENTS IN THE LOAN TO DEPOSIT RATIO AND THE OVERALL MAKEUP OF DEPOSITS HAVE BEEN TARGETED. THOUGH EHC CONTINUES TO BE PROFITABLE, IMPROVEMENT IN THIS AREA IS NECESSARY. KEY TO THIS IMPROVEMENT IS AN INCREASE IN EASTSIDE BANK'S NET INTEREST INCOME, AND AN INCREASE IN NON-INTEREST INCOME THROUGH PREMIUMS FROM SALES OF SBA LOANS INTO THE SECONDARY MARKET. MANAGEMENT IS EXPLORING ALTERNATIVE SOURCES OF LOAN FUNDING IN ORDER TO RELIEVE THE PRESSURE TO MEET EXORBITANT INTEREST RATES ON TIME DEPOSITS. FURTHER, MANAGEMENT INTENDS TO MAINTAIN ITS TIGHT CONTROL ON NON-INTEREST EXPENSES.



         MANAGEMENT IN 1994 ESTABLISHED EASTSIDE BANK'S WHOLLY OWNED SUBSIDIARY EASTSIDE FINANCIAL SERVICES, INC. ("EFS") TO PROVIDE SBA LOAN ASSISTANCE TO COMMUNITY BANKS IN OTHER MARKET AREAS. AT THE TIME IT WAS ANTICIPATED THAT THE DEMAND FOR THIS SERVICE WOULD BE GREATER THAN HAS BEEN EXPERIENCED. WHILE EFS HAS NOT BEEN A DRAIN ON EASTSIDE BANK'S PROFITS, IT HAS

NOT PRODUCED THE INCOME ANTICIPATED. RECENTLY, AN ALLIANCE BETWEEN EFS AND WACHOVIA BANK HAS BEEN EXPLORED. THIS ALLIANCE WOULD PROVIDE WACHOVIA, AS A THIRD PARTY VENDOR, A PRODUCT TO MARKET TO THEIR OTHER CORRESPONDENT BANKS, AND WOULD PROVIDE EFS THE SALES FORCE OF WACHOVIA'S CORRESPONDENT BANKING DIVISION. THIS HAS BEEN A WEAKNESS IN EFS FROM THE OUTSET DUE TO THE SKELETON WORK FORCE WHICH HAS BEEN MAINTAINED. EASTSIDE BANK MANAGEMENT AND REPRESENTATIVES OF WACHOVIA BANK FEEL EFS OFFERS A PRODUCT WHICH WILL BE WELL RECEIVED WHEN PRESENTED IN CONJUNCTION WITH A MAJOR REGIONAL BANK SUCH AS WACHOVIA. THIS RELATIONSHIP HAS ALREADY PRODUCED ONE NEW CUSTOMER WITH THREE SBA LOANS IN PROCESS. MANAGEMENT BELIEVES THAT EFS WILL BECOME A SIGNIFICANT CONTRIBUTOR TO THE BOTTOM-LINE OF EHC.

                        PRO FORMA FINANCIAL INFORMATION

                        WESTSIDE FINANCIAL CORPORATION
                       PRO FORMA FINANCIAL INFORMATION


On the following three pages the pro forma consolidated balance sheet as of December 31, 1995, and March 31, 1996, and the pro forma consolidated statements of income for the years ended December 31, 1995 and 1994, for Eastside Holding Corporation and Westside Financial Corporation are presented. The pro forma adjustments are based on the assumption that Westside Financial Corporation will exchange shares of their common stock for all of the outstanding shares of common stock of Eastside Holding Corporation and therefore the pooling-of-interest method of accounting would be utilized.

Pro forma net income per share of common and common equivalent shares is based on the assumption that Westside Financial Corporation will pay a 21% stock dividend to its shareholders before the closing date of the transaction. (A)
The 21% is based on an estimated exchange ratio determined by using the December 31, 1995, financial information for both companies. This calculation will be updated in accordance with the merger agreement and the actual stock dividend may be different from the 21%.

                         WESTSIDE FINANCIAL CORPORATION
                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                         YEARS ENDED DECEMBER 31, 1995



                                                                       EASTSIDE        WESTSIDE
                                                                       HOLDING        FINANCIAL
                                                                         CORP            CORP            COMBINED
                                                                         ----            ----            --------
INTEREST INCOME
      Interest and fees on loans                                      $3,614,422      $3,734,148       $7,348,570
      Interest on investments in securities:
         Taxable                                                         544,169         696,007        1,240,176
         Nontaxable                                                       -               51,943           51,943
      Interest on Federal funds sold                                     309,572         388,672          698,244
      Interest on repurchase agreements                                   -              365,681          365,681
                                                                      ----------      ----------       ----------
                                                                       4,468,163       5,236,451        9,704,614
                                                                      ----------      ----------       ----------
INTEREST EXPENSE
      Interest on deposits                                             1,987,755       2,098,934        4,086,689
      Interest on other                                                      110          -                   110
                                                                      ----------      ----------       ----------
                                                                       1,987,865       2,098,934        4,086,799
                                                                      ----------      ----------       ----------

                    Net interest income                                2,480,298       3,137,517        5,617,815
PROVISION FOR LOAN LOSSES                                                155,000         101,000          256,000
                                                                      ----------      ----------       ----------
                    Net interest income after provision for loan
                      losses                                           2,325,298       3,036,517        5,361,815
                                                                      ----------      ----------       ----------
OTHER INCOME
      Service charges on deposit accounts                                157,544         184,933          342,477
      Gain on sale of loans                                              131,999           9,142          141,141
      Other                                                               34,312          53,429           87,741
                                                                      ----------      ----------       ----------
                                                                         323,855         247,504          571,359
                                                                      ----------      ----------       ----------
OTHER EXPENSE
      Salaries and employee benefits                                     938,537         933,027        1,871,564
      Equipment expense                                                  111,620         104,024          215,644
      Occupancy expense                                                  141,867          90,376          232,243
      Advertising expense                                                 69,855          -                69,855
      Data processing                                                    105,848          87,115          192,963
      Deposit insurance                                                   51,482          52,674          104,156
      Director fees                                                       -               61,850           61,850
      Legal and accounting                                                36,450          -                36,450
      Other operating expenses                                           419,106         419,595          838,701
                                                                      ----------      ----------       ----------
                                                                       1,874,765       1,748,661        3,623,426
                                                                      ----------      ----------       ----------

                    Income before income taxes                           774,388       1,535,360        2,309,748

APPLICABLE INCOME TAXES                                                  129,764         564,190          693,954
                                                                      ----------      ----------       ----------
                    Net income                                        $  644,624      $  971,170       $1,615,794
                                                                      ----------      ----------       ----------
PER SHARE OF COMMON AND COMMON EQUIVALENT SHARE
                    Net income                                        $     1.06      $     1.60
                                                                      ----------      ----------






                                                                                           WESTSIDE
                                                                                           FINANCIAL
                                                                                             CORP
                                                                         PRO FORMA         PRO FORMA
                                                                         ADJUSTMENTS       COMBINED
                                                                         -----------       --------
INTEREST INCOME
      Interest and fees on loans                                                          $7,348,570
      Interest on investments in securities:
         Taxable                                                                           1,240,176
         Nontaxable                                                                           51,943
      Interest on Federal funds sold                                                         698,244
      Interest on repurchase agreements                                                      365,681
                                                                                          ----------
                                                                                           9,704,614
                                                                                          ----------
INTEREST EXPENSE
      Interest on deposits                                                                 4,086,689
      Interest on other                                                                          110
                                                                                          ----------
                                                                                           4,086,799
                                                                                          ----------

                    Net interest income                                                    5,617,815
PROVISION FOR LOAN LOSSES                                                                    256,000
                                                                                          ----------
                    Net interest income after provision for loan losses                    5,361,815
                                                                                          ----------
OTHER INCOME
      Service charges on deposit accounts                                                    342,477
      Gain on sale of loans                                                                  141,141
      Other                                                                                   87,741
                                                                                          ----------
                                                                                             571,359
                                                                                          ----------
OTHER EXPENSE
      Salaries and employee benefits                                                       1,871,564
      Equipment expense                                                                      215,644
      Occupancy expense                                                                      232,243
      Advertising expense                                                                     69,855
      Data processing                                                                        192,963
      Deposit insurance                                                                      104,156
      Director fees                                                                           61,850
      Legal and accounting                                                                    36,450
      Other operating expenses                                                               838,701
                                                                                          ----------
                                                                                           3,623,426
                                                                                          ----------

                    Income before income taxes                                             2,309,748

APPLICABLE INCOME TAXES                                                                      693,954
                                                                                          ----------
                    Net income                                                            $1,615,794
                                                                                          ----------
PER SHARE OF COMMON AND COMMON EQUIVALENT SHARE
                    Net income                                                            $     1.19 (A)
                                                                                          ----------







(A) - The pro forma net income per common and common equivalent share was calculated after giving effect to the stock dividend that will be paid to Westside Financial Corporation shareholders in connection with the merger.

                         WESTSIDE FINANCIAL CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995




                                                                       EASTSIDE        WESTSIDE
                                                                       HOLDING        FINANCIAL
ASSETS                                                                   CORP            CORP           COMBINED
                                                                         ----            ----           --------

Cash and due from banks                                              $ 2,643,528     $ 3,072,375     $  5,715,903
Securities available for sale, at fair value                           4,500,000      13,355,632       17,855,632
Securities held to maturity, cost                                      4,001,178          -             4,001,178
Federal funds sold                                                     6,194,677       9,000,000       15,194,677

Loans                                                                 34,702,411      38,445,222       73,147,633
Less allowance for loan losses                                           450,763         564,296        1,015,059
                                                                     -----------     -----------     ------------
                   Loans, net                                         34,251,648      37,880,926       72,132,574

Premises and equipment, net                                            2,965,798       1,689,175        4,654,973
Other assets                                                           1,011,712         605,233        1,616,945
                                                                     -----------     -----------     ------------

                                                                     $55,568,541     $65,603,341     $121,171,882
                                                                     ===========     ===========     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
      Noninterest-bearing demand                                     $ 8,818,622     $ 8,089,952     $ 16,908,574
      Interest-bearing demand                                          9,385,952      21,899,230       31,285,182
      Savings                                                          2,237,939       1,805,384        4,043,323
      Time, $100,000 and over                                          3,601,289       8,024,191       11,625,480
      Other time                                                      24,691,340      17,911,600       42,602,940
                                                                     -----------     -----------     ------------
                    Total deposits                                    48,735,142      57,730,357      106,465,499
Other liabilities                                                        537,625         577,467        1,115,092
                                                                     -----------     -----------     ------------
                    Total liabilities                                 49,272,767      58,307,824      107,580,591
                                                                     -----------     -----------     ------------
Commitments and contingent liabilities

Stockholders' equity
      Common stock                                                     6,000,000       6,113,610       12,113,610
      Retained earnings                                                  271,012       1,538,647        1,809,659
      Unrealized gains (losses) on securities available for sale,
          net of taxes                                                    24,762          58,260           83,022
                                                                     -----------     -----------     ------------
                                                                       6,295,774       7,710,517       14,006,291
                                                                     -----------     -----------     ------------
      Less cost of treasury stock                                                        415,000          415,000
                                                                                     -----------     ------------
                    Total stockholders' equity                         6,295,774       7,295,517       13,591,291
                                                                     -----------     -----------     ------------
                                                                     $55,568,541     $65,603,341     $121,171,882
                                                                     ===========     ===========     ============


                                                                                           WESTSIDE
                                                                                           FINANCIAL
                                                                                             CORP
                                                                         PRO FORMA         PRO FORMA
ASSETS                                                                  ADJUSTMENTS        COMBINED
                                                                        -----------        --------

Cash and due from banks                                                                 $  5,715,903
Securities available for sale, at fair value                                              17,855,632
Securities held to maturity, cost                                                          4,001,178
Federal funds sold                                                                        15,194,677

Loans                                                                                     73,147,633
Less allowance for loan losses                                                             1,015,059
                                                                                        ------------
                   Loans, net                                                             72,132,574

Premises and equipment, net                                                                4,654,973
Other assets                                                                               1,616,945
                                                                                        ------------

                                                                                        $121,171,882
                                                                                        ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
      Noninterest-bearing demand                                                        $ 16,908,574
      Interest-bearing demand                                                             31,285,182
      Savings                                                                              4,043,323
      Time, $100,000 and over                                                             11,625,480
      Other time                                                                          42,602,940
                                                                                        ------------
                    Total deposits                                                       106,465,499
Other liabilities                                                                          1,115,092
                                                                                        ------------
                    Total liabilities                                                    107,580,591
                                                                                        ------------
Commitments and contingent liabilities

Stockholders' equity
      Common stock                                                                        12,113,610
      Retained earnings                                                                    1,809,659
      Unrealized gains (losses) on securities available for sale,
          net of taxes                                                                        83,022
                                                                                        ------------
                                                                                          14,006,291
                                                                                        ------------
      Less cost of treasury stock                                                            415,000
                    Total stockholders' equity                                            13,591,291
                                                                                        ------------
                                                                                        $121,171,882
                                                                                        ============





(A) The pro forma adjustment reflects the stock dividend to be paid to Westside Financial Corporation shareholders in connection with the merger. (The estimated shares to be paid in dividends at December 31, 1995, are 123,123.)

                        WESTSIDE FINANCIAL CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1996



                                                                                                                       WESTSIDE
                                                                                                                       FINANCIAL
                                                    EASTSIDE       WESTSIDE                                              CORP
                                                    HOLDING       FINANCIAL                          PRO FORMA         PRO FORMA
ASSETS                                                CORP           CORP        COMBINED           ADJUSTMENTS        COMBINED
- ------                                            -----------    -----------   ------------         -----------      ------------
Cash and due from banks                           $ 2,804,000    $ 2,766,755   $  5,570,755                          $  5,570,755
Securities available for sale, at fair value        5,433,000     12,228,821     17,661,821                            17,661,821
Securities held to maturity, cost                   3,999,000         -           3,999,000                             3,999,000
Federal funds sold                                  4,130,000      2,700,000      6,830,000                             6,830,000

Loans                                              33,732,000     41,163,187     74,895,187                            74,895,187
Less allowance for loan losses                        441,000        588,505      1,029,505                             1,029,505
                                                  -----------    -----------   ------------                          ------------
           Loans, net                              33,291,000     40,574,682     73,865,682                            73,865,682

Premises and equipment, net                         2,938,000      1,990,356      4,928,356                             4,928,356
Other assets                                        1,144,000        619,927      1,763,927                             1,763,927
                                                  -----------    -----------   ------------                          ------------
                                                  $53,739,000    $60,880,541   $114,619,541                          $114,619,541
                                                  ===========    ===========   ============                          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Noninterest-bearing demand                      $ 7,959,000    $ 7,838,448   $ 15,797,448                          $ 15,797,448
  Interest-bearing demand                           9,521,000     14,961,352     24,482,352                            24,482,352
  Savings                                           1,945,000      1,645,546      3,590,546                             3,590,546
  Other time                                       27,616,000     28,641,006     56,257,006                            56,257,006
                                                  -----------    -----------   ------------                          ------------
           Total deposits                          47,041,000     53,086,352    100,127,352                           100,127,352
Other liabilities                                     322,000        349,921        671,921                               671,921
                                                  -----------    -----------   ------------                          ------------
           Total liabilities                       47,363,000     53,436,273    100,799,273                           100,799,273
                                                  -----------    -----------   ------------                          ------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
   Common stock                                     6,000,000      6,113,610     12,113,610         (A)  1,638,12      13,751,732
   Retained earnings                                  375,000      1,732,481      2,107,481         (A) (1,638,12)        469,359
   Unrealized gains (losses) on securities
     available for sale, net of taxes                   1,000         13,177         14,177                                14,177
                                                  -----------    -----------   ------------                          ------------
                                                    6,376,000      7,859,268     14,235,268                            14,235,268
                                                  -----------    -----------   ------------                          ------------
   Less cost of treasury stock                                       415,000        415,000                               415,000
                                                                 -----------   ------------                          ------------
              Total stockholder's equity            6,376,000      7,444,268     13,820,268                            13,820,268
                                                  -----------    -----------   ------------                          ------------

                                                  $53,739,000    $60,880,541   $114,619,541                          $114,619,541
                                                  ===========    ===========   ============                          ============


(A) The pro forma adjustment reflects the stock dividend to be paid to Westside Financial Corporation shareholders in connection with the merger. (The estimated shares to be paid in dividends at March 31, 1996, are 128,986.)

                         WESTSIDE FINANCIAL CORPORATION
                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                         YEARS ENDED DECEMBER 31, 1994




                                                                              EASTSIDE        WESTSIDE
                                                                              HOLDING         FINANCIAL
                                                                                CORP            CORP          COMBINED
INTEREST INCOME
     Interest and fees on loans                                              $3,088,313      $2,961,268      $6,049,581
     Interest on investments in securities
       Taxable                                                                  451,525         570,837       1,022,362
       Nontaxable                                                              -                 15,420          15,420
     Interest on federal funds sold                                             175,755         189,275         365,030
     Interest on repurchase agreements                                         -                 38,372          38,372
                                                                              3,715,593       3,775,172       7,490,765

INTEREST EXPENSE
     Interest on deposits                                                     1,493,697       1,422,109       2,915,806
     Interest on other                                                         -                  -               -
                                                                              1,493,697       1,422,109       2,915,806

          Net interest income                                                 2,221,896       2,353,063       4,574,959
PROVISION FOR LOAN LOSSES                                                       185,000          72,000         257,000
          Net interest income after provision for loan losses                 2,036,896       2,281,063       4,317,959

OTHER INCOME
     Service charges on deposit accounts                                        198,022         180,481         378,503
     Gain on sale of loans                                                       44,055           7,451          51,506
     Security transactions, net                                                -                 (3,489)         (3,489)
     Other                                                                       36,236          50,111          86,347
                                                                                278,313         234,554         512,867

OTHER EXPENSE
     Salaries and employee benefits                                             753,616         793,410       1,547,026
     Equipment expense                                                           76,479         104,774         181,253
     Occupancy expense                                                          121,148          85,558         206,706
     Data processing                                                             92,580          80,076         172,656
     Deposit insurance                                                           96,627          93,490         190,117
     Other operating expense                                                    587,309         395,397         982,706
                                                                              1,727,759       1,552,705       3,280,464

          Income before income taxes                                            587,450         962,912       1,550,362

APPLICABLE INCOME TAXES                                                        -                341,240         341,240

          Net income                                                         $  587,450      $  621,672      $1,209,122

PER SHARE OF COMMON AND COMMON EQUIVALENT SHARE
          Net income                                                         $     0.97      $     1.02



                                                                                                WESTSIDE
                                                                                                FINANCIAL
                                                                                                  CORP
                                                                               PRO FORMA       PRO FORMA
                                                                               ADJUSTMENTS      COMBINED
INTEREST INCOME
     Interest and fees on loans                                                                $6,049,581
     Interest on investments in securities
       Taxable                                                                                  1,022,362
       Nontaxable                                                                                  15,420
     Interest on federal funds sold                                                               365,030
     Interest on repurchase agreements                                                             38,372
                                                                                                7,490,765

INTEREST EXPENSE
     Interest on deposits                                                                       2,915,806
     Interest on other                                                                              -
                                                                                                2,915,806

          Net interest income                                                                   4,574,959
PROVISION FOR LOAN LOSSES                                                                         257,000
          Net interest income after provision for loan losses                                   4,317,959

OTHER INCOME
     Service charges on deposit accounts                                                          378,503
     Gain on sale of loans                                                                         51,506
     Security transactions, net                                                                    (3,489)
     Other                                                                                         86,347
                                                                                                  512,867

OTHER EXPENSE
     Salaries and employee benefits                                                             1,547,026
     Equipment expense                                                                            181,253
     Occupancy expense                                                                            206,706
     Data processing                                                                              172,656
     Deposit insurance                                                                            190,117
     Other operating expense                                                                      982,706
                                                                                                3,280,464

          Income before income taxes                                                            1,550,362

APPLICABLE INCOME TAXES                                                                           341,240

          Net income                                                                           $1,209,122

PER SHARE OF COMMON AND COMMON EQUIVALENT SHARE
          Net income                                                                           $     0.90 (A)


(A) - The pro forma net income per common and common equivalent share was calculated after giving effect to the stock dividend that will be paid to Westside financial Corporation shareholders in connection with the merger.

                WESTSIDE FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL REPORT
                                MARCH 31, 1996
                                 (UNAUDITED)

                 WESTSIDE FINANCIAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)


 Assets
 ------
 Cash and due from banks                                                                   $ 2,766,755
 Interest-bearing deposit in banks                                                                  --
 Investment securities:
          Held to maturity                                                                          --
          Available for sale, at estimated market value                                     12,228,821
 Federal funds sold                                                                          2,700,000
 Loans                                                                                      41,173,187
 Less allowance for loan losses                                                                588,505
          Loans, net                                                                        40,574,682
 Premises and equipment, net                                                                 1,990,356
 Other assets                                                                                  619,927
                                                                                           -----------
          Total assets                                                                     $60,880,541
                                                                                           ===========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Deposits:
          Demand                                                                           $ 7,838,448
          Interest-bearing demand                                                           14,961,352
          Savings                                                                            1,645,546
          Certificates of deposit                                                           28,641,006
                                                                                           -----------
                  Total deposits                                                           $53,086,352
 Accrued expenses                                                                              349,921
                  Total liabilities                                                        $53,436,273
                                                                                           -----------

 Shareholders' equity
          Common stock, 10,000,000 shares authorized;
            586,300 shares issued and outstanding                                            3,056,500
          Surplus                                                                            3,057,110
          Retained earnings                                                                  1,732,481
          Unrealized loss on investment securities, net of tax                                  13,177
          Less cost of 25,000 shares of treasury stock                                        (415,000)
                                                                                           -----------
                  Total stockholders' equity                                               $ 7,444,268
                                                                                           -----------

                  Total liabilities and stockholders' equity                               $60,880,541
                                                                                           ===========

                 WESTSIDE FINANCIAL CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                                     Three months ended March 31,
                                                                                     1996                   1995
                                                                                     ----                   ----
 Interest income
          Interest and fees on loans                                             $  1,048,456          $    866,778
          Interest on investment securities:
                  Taxable                                                             172,581               142,660
                  Nontaxable                                                           20,842                 9,822
          Interest on federal funds sold                                               65,762                83,935
          Interest on securities purchased under agreement to resell                    1,089                   583
          Interest on interest-bearing deposits                                            --                    --
                                                                                 ------------          ------------
                           Total Interest Income                                 $  1,308,730          $  1,103,778
 Interest expense on deposits
          Interest on deposits                                                   $    543,685          $    430,780
          Interest on federal funds purchased                                              --                    --
          Interest on securities sold under agreement to purchase                          --                    --
                                                                                 ------------          ------------
                           Total interest expense                                $    543,685          $    430,780
                           Net interest income                                   $    765,045          $    672,998
 Provision for loan losses                                                             24,000                18,000
                                                                                 ------------          ------------
          Net interest income after provision for loan losses                    $    741,045          $    654,998
                                                                                 ------------          ------------
 Other operating income
          Service charges on deposit accounts                                    $     39,669          $     53,655
          Other income                                                                 13,974                13,460
                                                                                 ------------          ------------
                                                                                 $     53,643          $     67,115
                                                                                 ------------          ------------
 Other operating expenses
          Dalaries and other employee benefits                                   $    243,369          $    214,526
          Occupancy and equipment expenses                                             56,333                47,864
          Stationery and supplies                                                       6,911                 9,810
          FDIC assessments                                                                500                25,386
          Audit and accounting                                                          9,579                10,830
          Directors' fees                                                              24,925                15,125
          Other operating expense                                                     106,203               101,638
                                                                                 ------------          ------------
                   Total operating expenses                                      $    447,820          $    425,179
                                                                                 ------------          ------------
                   Income before income taxes                                    $    346,868          $    296,934
 Applicable income taxes                                                         $    117,856          $    109,783
                                                                                 ------------          ------------
           Net income                                                            $    229,012          $    187,152
                                                                                 ============          ============
 Per share of common stock based on the average number of shares outstanding during the period
           Net Income                                                            $       0.39          $       0.31
                                                                                 ============          ============
 Average shares outstanding                                                           586,300               610,800
                                                                                 ============          ============
 Cash dividends per share of common stock                                        $       0.06          $       0.15
                                                                                 ============          ============

                  WESTSIDE FINANCIAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                                    THREE MONTHS ENDED MARCH 31,
                                                                                    1996                    1995
                                                                                    ----                    ----
 CASH FLOW FROM OPERATING ACTIVITIES
          Net income                                                            $   229,012            $    187,153
                                                                                -----------            ------------
          Adjustments to reconcile net income to net provided by
            operating activities:
          Depreciation and amortization                                              25,615                  39,826
          Provision for loan losses                                                  24,000                  18,000
          (Increase) decrease in interest receivable                                  6,291                   1,924
          Increase (decrease) in interest payable                                    12,420                 (21,290)
          Other prepaids, deferrals and accruals, net                              (302,546)               (115,230)
                                                                                -----------            ------------
                  Total adjustments                                             $  (234,220)           $    (76,770)
                                                                                -----------            ------------
                  Net cash provided by operating activities                     $     5,208            $    110,382
                                                                                -----------            ------------
 CASH FLOW FROM INVESTING ACTIVITIES
          Proceeds from sale of investment securities                           $        --            $         --
          Proceeds from maturities of investment securities                       2,997,296                  65,691
          Purchase of investment securities                                      (1,862,481)               (898,750)
          Net (increase) decrease in federal funds sold                           6,300,000                (700,000)
          Net increase in loans                                                  (2,722,331)             (1,714,086)
          Acquisitions of other real estate                                              --                      --
          Capital expenditures                                                     (333,713)                 15,957
                                                                                -----------            ------------
                  Net cash used in investing activities                         $ 4,378,771            $ (3,231,188)
                                                                                -----------            ------------
 CASH FLOW FROM FINANCING ACTIVITIES
          Net increase in deposits                                              $(4,644,005)           $  2,298,782
          Dividend payments                                                         (35,178)                (91,620)
          Sale of common stock                                                           --                      --
                                                                                -----------            ------------
                   Net cash provided by financing activities                    $(4,679,183)           $  2,207,162
                                                                                -----------            ------------
 Net increase (decrease) in cash and due from banks                             $  (305,620)           $   (913,644)
 Cash and due from banks at beginning of year                                     3,072,375               3,843,832
                                                                                -----------            ------------
 Cash and due from banks at end of period                                       $ 2,766,755            $  2,930,188
                                                                                ===========            ============

                         WESTSIDE FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Note 1.  Basis of Presentation

         The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

         The results of operations for the three-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

Note 2. On January 1, 1995, the Company adopted Statement of Financial Standard ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and No. 118, "Accounting by Creditors for Impairment of a Loan
         - Income Recognition and Disclosures." The adoption of these statements had no material effect on the consolidated financial condition or earnings of WFC.

                       ---------------------------------

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT

                               DECEMBER 31, 1995

                       ---------------------------------

[MAULDIN & JENKINS LOGO]    CERTIFIED PUBLIC ACCOUNTANTS
                            AND CONSULTANTS, LLC

P.O. Box 724888 - Atlanta, Georgia 31139-1888 - Telephone (770) 955-8600
Fax (770) 859-0816


                          INDEPENDENT AUDITOR'S REPORT

- -------------------------------------------------------------------------------



TO THE BOARD OF DIRECTORS
WESTSIDE FINANCIAL CORPORATION
KENNESAW, GEORGIA



         We have audited the accompanying consolidated balance sheets of the WESTSIDE FINANCIAL CORPORATION and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Westside Financial Corporation and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


         As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", at January 1, 1994.


                                          /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
January 5, 1996

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994


- -------------------------------------------------------------------------------


ASSETS                                        1995              1994
                                           ----------        -----------
Cash and due from banks                   $ 3,072,375        $ 3,843,832
Securities available for sale,
  at fair value                            13,355,632          5,219,086
Securities held to maturity, at cost
  (fair value $3,843,054)                           -          3,972,280
Federal funds sold                          9,000,000          5,000,000


Loans                                      38,445,222         31,538,813
Less allowance for loan losses                564,296            473,320
                                          -----------        -----------
          Loans, net                       37,880,926         31,065,493


Premises and equipment, net                 1,689,175          1,698,905
Other assets                                  605,233            469,262
                                          -----------        -----------

                                          $65,603,341        $51,268,858
                                          ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits

  Noninterest-bearing demand              $ 8,089,952        $ 6,752,332
  Interest-bearing demand                  21,899,230         13,504,880
  Savings                                   1,805,384          2,424,293
  Time, $100,000 and over                   8,024,191          6,481,334
  Other time                               17,911,600         15,100,783
                                          -----------        -----------
          Total deposits                   57,730,357         44,263,622
Other liabilities                             577,467            318,712
                                          -----------        -----------
          Total liabilities                58,307,824         44,582,334
                                          -----------        -----------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Common stock, no par value;
    10,000,000 shares authorized,
    611,300 and 610,800 shares
    issued, at amount paid in               6,113,610          6,108,000
  Retained earnings                         1,538,647            659,097
  Unrealized gains (losses) on
    securities available for sale,
    net of taxes                               58,260            (80,573)
                                          -----------        -----------
                                            7,710,517          6,686,524
  Less cost of 25,000 shares of
    treasury stock                            415,000                  -
                                          -----------        -----------
          Total stockholders' equity        7,295,517          6,686,524
                                          -----------        -----------

                                          $65,603,341        $51,268,858
                                          ===========        ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY


                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------

                                                 1995                  1994
                                              ----------            -----------
INTEREST INCOME
  Interest and fees on loans                  $3,734,148            $2,961,268
  Interest on investments in securities:
    Taxable                                      696,007               570,837
    Nontaxable                                    51,943                15,420
  Interest on Federal funds sold                 388,672               189,275
  Interest on repurchase agreements              365,681                38,372
                                              ----------            ----------
                                               5,236,451             3,775,172
                                              ----------            ----------



INTEREST EXPENSE ON DEPOSITS                   2,098,934             1,422,109
                                              ----------            ----------

       Net interest income                     3,137,517             2,353,063
PROVISION FOR LOAN LOSSES                        101,000                72,000
                                              ----------            ----------
       Net interest income after
          provision for loan losses            3,036,517             2,281,063
                                              ----------            ----------

OTHER INCOME
  Service charges on deposit accounts            184,933               180,481
  Gain on sale of loans                            9,142                 7,451
  Security transactions, net                           -                (3,489)
  Other                                           53,429                50,111
                                              ----------            ----------
                                                 247,504               234,554
                                              ----------            ----------



OTHER EXPENSE
  Salaries and employee benefits                 933,027               793,410
  Equipment expense                              104,024               104,774
  Occupancy expense                               90,376                85,558
  Data processing                                 87,115                80,076
  Deposit insurance                               52,674                93,490
  Director fees                                   61,850                44,700
  Other operating expenses                       419,595               350,697
                                              ----------            ----------
                                               1,748,661             1,552,705
                                              ----------            ----------

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                          CONSOLIDATED STATEMENTS OF INCOME
                       YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------

                                                        1995                1994
                                                    -----------          ----------
        Income before income taxes                  $ 1,535,360          $ 962,912


APPLICABLE INCOME TAXES                                 564,190            341,240
                                                    -----------          ---------


        Net income                                  $   971,170          $ 621,672
                                                    ===========          =========


PER COMMON AND COMMON EQUIVALENT SHARE

        Net income                                  $      1.60          $    1.02
                                                    ===========          =========




SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------




                                                                                              UNREALIZED
                                                                                                GAINS
                                                                                             (LOSSES) ON
                                                                                              SECURITIES
                                                    COMMON STOCK                              AVAILABLE
                                               -------------------------                      FOR SALE,
                                                                AMOUNT         RETAINED        NET OF
                                                SHARES          PAID IN        EARNINGS        TAXES
                                               --------      ------------    -----------     ---------
BALANCE, DECEMBER 31, 1993                      610,800       $6,108,000     $   98,505      $
  Net income                                          -                -        621,672             -
  Cash dividends declared
    ($.10 per share)                                  -                -        (61,080)            -
  Net change in unrealized
    losses on securities
    available for sale,
    net of taxes                                      -                -              -       (80,573)
                                                -------       ----------     ----------      --------
BALANCE, DECEMBER 31, 1994                      610,800        6,108,000        659,097       (80,573)

  Net income                                          -                -        971,170             -
  Cash dividends declared ($.15 per
    share)                                            -                -        (91,620)            -
  Issuance of 500 shares of stock
    for cash upon the exercise of options           500            5,610              -             -
  Purchase of 25,000 shares of
    common stock for the treasury                     -                -              -             -
  Net change in unrealized gains
    (losses) on securities available for sale,
    net of taxes                                      -                -              -       138,833
                                                -------       ----------     ----------      --------
BALANCE, DECEMBER 31, 1995                      611,300       $6,113,610     $1,538,647      $ 58,260
                                                =======       ==========     ==========      ========



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

- -------------------------------------------------------------------------------




    TREASURY STOCK           TOTAL
 --------------------     STOCKHOLDERS'
   SHARES      COST          EQUITY
 ----------  --------     ------------
 $    -     $       -     6,206,505
      -             -       621,672


      -             -       (61,080)





      -             -       (80,573)
      -             -     6,686,524

      -             -       971,170

      -             -       (91,620)



      -             -         5,610


 25,000      (415,000)     (415,000)





      -             -       138,833
 ------     ---------    ----------
 25,000     $(415,000)   $7,295,517
 ======     =========    ==========

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------


                                                                   1995              1994
                                                                -----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                      $   971,170       $  621,672
                                                                -----------       ----------
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
  Depreciation and amortization                                     120,815          133,683
  Provision for loan losses                                         101,000           72,000
  Net losses on securities available for sale                             -            3,489
  Provision for deferred taxes (benefits)                           (25,678)          21,885
  Gain on sale of loans                                              (9,142)          (7,451)
                                                                -----------       ----------
  Increase in taxes payable                                         110,801           47,784
  Increase in interest receivable                                  (131,392)         (60,365)
  Increase in interest payable                                       58,079           10,413
  Other prepaids, deferrals and accruals, net                        19,327            4,520
                                                                -----------       ----------
        Total adjustments                                           243,810          225,958
                                                                -----------       ----------

        Net cash provided by operating activities                 1,214,980          847,630
                                                                -----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of securities held to maturity           210,893        3,377,927
  Purchases of securities held to maturity                       (2,346,140)      (1,469,867)
  Proceeds from sales of securities available for sale                    -        2,754,557
  Proceeds from maturities of securities available for sale       7,041,267          115,346
  Purchases of securities available for sale                     (8,850,424)      (2,587,262)
  (Increase) decrease in Federal funds sold                      (4,000,000)       1,730,000
  Proceeds from sale of loans                                       131,033          138,240
  Increase in loans                                              (7,038,324)      (6,055,337)
  Purchase of premises and equipment                               (100,465)         (24,160)
                                                                -----------       ----------

        Net cash used in investing activities                   (14,952,160)      (2,020,556)
                                                                -----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits                                           13,466,733        2,906,241
  Dividends paid                                                    (91,620)         (61,080)
  Proceeds from exercise of options                                       -            5,610
  Purchase of treasury stock                                       (415,000)               -
                                                                -----------       ----------

        Net cash provided by financing activities                12,965,723        2,845,161
                                                                -----------       ----------

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------


                                                                   1995                 1994
                                                                ----------           ----------
Net increase (decrease) in cash and due from banks              $ (771,457)          $1,672,235

Cash and due from banks at beginning of year                     3,843,832            2,171,597
                                                                ----------           ----------

Cash and due from banks at end of year                          $3,072,375           $3,843,832
                                                                ==========           ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash paid during the year for:
    Interest                                                    $2,040,855           $1,411,696



    Income taxes                                                $  479,067           $  271,571


NONCASH TRANSACTIONS
  Unrealized gains (losses) on securities
    available for sale                                          $  219,862            $(125,895)


  Principal balances on loans transferred to
    other real estate                                           $        -              $18,625




SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         WESTSIDE FINANCIAL CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF FINANCIAL STATEMENT PRESENTATION

           Westside Financial Corporation is a one-bank holding company whose business is presently conducted by its wholly-owned subsidiary, The Westside Bank & Trust Company. Westside Bank & Trust Company (the
           Bank) is a commercial bank with operations in Cobb County, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area. The Bank is subject to the regulations of certain Federal and state agencies. The Bank is periodically examined by certain regulatory authorities.

           The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

           The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.


           The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

         CASH AND CASH EQUIVALENTS

           For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, interest-bearing deposits and Federal funds purchased and sold are reported net.

           The Bank maintains amounts due from banks which, at times, may exceed Federally insured limits. The Bank has not experienced any losses in such accounts.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        SECURITIES AVAILABLE FOR SALE

          Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

        Securities Held to Maturity

          Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.


          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

          Realized gains and losses on the sale of securities available for sale are determined using the specific identification method.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS AND INTEREST INCOME

          Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding at the respective rate of interest except for add on interest on certain instalment loans for which interest is recognized on the sum-of-the-months method.

          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current interest income. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

          Nonrefundable loan fees and certain direct loan origination costs are accounted for in accordance with Statement of Financial Accounting Standards Number 91 (SFAS No. 91), "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". SFAS No. 91 requires these fees and costs to be deferred and the net amount recognized into income over the life of the loans as a yield adjustment.

          The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Certain estimates are

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        LOANS AND INTEREST INCOME (CONTINUED)

          susceptible to change in the near term. Such estimates include the creditworthiness of significant borrowers and the collateral value of delinquent loans. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.


        PREMISES AND EQUIPMENT

          Premises and equipment are stated at cost less accumulated depreciation, computed principally on the straight-line method over the following estimated useful lives:



                                                                        Years
                                                                       -------
        Buildings and improvements                                      31.50
        Furniture and equipment                                           3-7

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        INCOME TAXES

          The Company and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

          Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.



        SALE OF LOANS

          The Bank originates and sells participations in certain loans. Gains are recognized at the time the sale is consummated. The amount of gain recognized on the sale of a specific loan is equal to the percentage resulting from determining the fair value of the portion sold as compared to the fair value of the entire loan. Any material unrecognized gain is deferred and amortized into income over the term of the portion of the loan not sold. Losses are recognized at the time the loan is identified as available for sale and the loan's carrying value exceeds its market value.


        ORGANIZATIONAL COSTS AND PREOPENING EXPENSES

          Certain legal and other costs incurred in connection with the organization and chartering of the Company have been deferred and are being amortized using the straight-line method over 60 months.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


        EARNINGS PER SHARE

          Earnings per share is calculated on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Stock options granted, as described in Note 10, are considered to be common stock equivalents for purposes of calculated net income per share. Common stock equivalents that are anti-dilutive are excluded from weighted average outstanding shares.


NOTE 2.   INVESTMENTS IN SECURITIES

          Effective January 1, 1994, the Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Upon adoption, the Bank transferred $5,631,111 from securities held to maturity to securities available for sale. The securities available for sale were marked to fair value resulting in a net unrealized gain of $141,162 which was included in stockholders' equity at $90,344, which was net of related taxes of $50,818.


          Under special provisions adopted by the Financial Accounting Standards Board in October 1995, the Bank transferred $6,107,527 from securities being held to maturity to securities available for sale on December 31, 1995, resulting in a net unrealized gain of $71,391, which was included in stockholders' equity at $47,118 net of related taxes of $24,273.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 2.  INVESTMENT IN SECURITIES (CONTINUED)


         The carrying amounts of investments in securities as shown in the consolidated balance sheets of the Company and their approximate fair values at December 31, 1995 and 1994 were as follows:


                                                                                 GROSS        GROSS
                                                             AMORTIZED         UNREALIZED   UNREALIZED          FAIR
                                                                COST             GAINS        LOSSES            VALUE
                                                            ------------       ----------   ----------      ------------
        SECURITIES AVAILABLE FOR SALE
        DECEMBER 31, 1995:
        U. S. TREASURY AND GOVERNMENT
          AGENCY SECURITIES                                 $ 5,490,106         $ 39,119    $     (935)     $  5,528,290
        MORTGAGE-BACKED SECURITIES                            5,790,958           35,099       (17,069)        5,808,988
        STATE AND MUNICIPAL SECURITIES                        1,980,601           48,039       (10,286)        2,018,354
                                                            -----------         --------    ----------      ------------
                                                            $13,261,665         $122,257    $  (28,290)     $ 13,355,632
                                                            ===========         ========    ==========      ============


        DECEMBER 31, 1994:
        U. S. TREASURY AND GOVERNMENT
          AGENCY SECURITIES                                 $ 3,204,481         $      -    $  (68,783)     $  3,135,698
        MORTGAGE-BACKED SECURITIES                            2,140,500            7,370       (64,482)        2,083,388
                                                            -----------         --------    ----------      ------------
                                                            $ 5,344,981         $  7,370    $ (133,265)     $  5,219,086
                                                            ===========         ========    ==========      ============


        SECURITIES HELD TO MATURITY:
        DECEMBER 31, 1994:
        U. S. TREASURY AND GOVERNMENT
          AGENCY SECURITIES                                 $   974,715         $      -    $  (18,935)     $    955,780
        MORTGAGE-BACKED SECURITIES                            2,363,005                -       (89,610)        2,273,395
        STATE AND MUNICIPAL SECURITIES                          634,560                -       (20,681)          613,879
                                                            -----------         --------    ----------      ------------
                                                            $ 3,972,280         $      -    $ (129,226)     $  3,843,054
                                                            ===========         ========    ==========      ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 2.  INVESTMENTS IN SECURITIES (CONTINUED)


         There were no sales of securities for the year ended December 31, 1995. Gross realized gains and gross realized losses on sales of securities available for sale for the year ended December 31, 1994 were as follows:



        Gross realized gains:
          U. S. Treasury and government agency securities                $  15,866

        Gross realized losses:
          U. S. Treasury and government agency securities                  (19,355)
                                                                         ---------

        Net realized losses                                              $  (3,489)
                                                                         =========



        The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.


                                                           SECURITIES AVAILABLE FOR SALE
                                                           -----------------------------
                                                             AMORTIZED        FAIR
                                                                COST          VALUE
                                                            ------------  --------------

        Due in one year or less                             $   645,580   $   645,285
        Due from one year to five years                       4,615,144     4,679,701
        Due from five to ten years                            2,024,983     2,037,187
        Due after ten years                                     185,000       184,471
        Mortgage-backed securities                            5,790,958     5,808,988
                                                            -----------   -----------
                                                            $13,261,665   $13,355,632
                                                            ===========   ===========


        Securities with a carrying value of $13,019,000 and $5,278,000 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        The composition of loans is summarized as follows:


                                                                       DECEMBER 31,
                                                                --------------------------
                                                                     1995          1994
                                                                -------------  -----------
        Commercial and financial                                 $ 4,441,228  $ 4,014,832
        Real estate - construction                                11,744,525    9,325,883
        Real estate - mortgage                                    18,982,856   15,114,719
        Consumer instalment                                        3,157,112    2,686,070
        Other                                                        242,378      505,209
                                                                 -----------  -----------
                                                                  38,568,099   31,646,713

        Unearned interest and fees                                  (122,877)    (107,900)
        Allowance for loan losses                                   (564,296)    (473,320)
                                                                 -----------  -----------
        Loans, net                                               $37,880,926  $31,065,493
                                                                 ===========  ===========


        Nonaccrual loans were immaterial at December 31, 1995 and 1994. The Bank had no impaired loans at December 31, 1995.

        At December 31, 1995, executive officers and directors, and companies in which they have a 10 percent or more beneficial ownership, were indebted to the Bank in the aggregate amount of $1,088,085. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Following is a summary of transactions:



                                                                       DECEMBER 31,
                                                                 -------------------------
                                                                     1995         1994
                                                                  ----------   -----------
        BALANCE, BEGINNING                                        $1,516,227   $1,672,372
          Advances                                                   350,890      134,712
          Repayments                                                (779,032)    (290,857)
                                                                  ----------   ----------
        BALANCE, ENDING                                           $1,088,085   $1,516,227
                                                                  ==========   ==========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES  (CONTINUED)


          Changes in the allowance for loan losses are as follows:

                                                         DECEMBER 31,
                                                    --------------------
                                                       1995       1994
                                                    ---------  ---------
     BALANCE, BEGINNING OF YEAR                     $ 473,320   $392,556
       Provision charged to operations                101,000     72,000
       Loans charged off                              (21,613)    (1,159)
       Recoveries                                      11,589      9,923
                                                    ---------   --------
     BALANCE, END OF YEAR                           $ 564,296   $473,320
                                                    =========   ========


NOTE 4.   PREMISES AND EQUIPMENT, NET

          Major classifications of these assets are summarized as follows:


                                                        DECEMBER 31,
                                                    --------------------
                                                      1995       1994
                                                    --------   ---------
     Land                                          $  527,036  $  527,036
     Buildings                                      1,103,372   1,103,372
     Equipment                                        673,338     572,874
                                                   ----------  ----------
                                                    2,303,746   2,203,282
     Accumulated depreciation                        (614,571)   (504,377)
                                                   ----------  ----------
                                                   $1,689,175  $1,698,905
                                                   ==========  ==========

     Depreciation expense for the years ended December 31, 1995 and 1994 was $110,195 and $113,423, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 5.  EMPLOYEE BENEFIT PLAN

         The Bank has a contributory 401(k) profit-sharing plan covering all employees, subject to certain minimum age and service requirements. The Bank contributed $16,364 and $10,970 to the plan for the years ended December 31, 1995 and 1994, respectively.


NOTE 6.  INCOME TAXES

         The total income taxes in the consolidated statements of income are as follows:




                                                         DECEMBER 31,
                                                     -------------------
                                                       1995       1994
                                                     --------   --------
         Current tax expense                        $ 589,868  $ 319,355
         Deferred tax (benefit)                       (25,678)    21,885
                                                    ---------  ---------
                                                    $ 564,190  $ 341,240
                                                    =========  =========


         The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:


                                                                   DECEMBER 31,
                                                   -------------------------------------------
                                                          1995                   1994
                                                   -------------------   ---------------------
                                                    AMOUNT     PERCENT    Amount      Percent
                                                   -------------------   ---------   ----------
         Tax provision at statutory rate          $ 522,022      34%     $327,390       34%
         Increase (decrease) resulting from:
           Tax exempt income                        (17,661)     (1)         -           -
           State income tax                          41,301       3         9,155        1
           Other items, net                          18,528       1         4,695        -
                                                  ---------    ----      --------     ----
         Provision for income taxes               $ 564,190      37%     $341,240       35%
                                                  =========    ====      ========     ====

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 6.  INCOME TAXES (CONTINUED)


         Net deferred income tax assets of $82,611 and $137,962 at December 31, 1995 and 1994, respectively, are included in other assets. The components of deferred income taxes at December 31, 1995 and 1994, are as follows:



                                                    1995       1994
                                                  ---------  ---------
         DEFERRED TAX ASSETS:
           Loan loss reserves                     $ 149,772  $ 111,671
           Amortization of preopening expenses            -      9,651
           Deferred loan fees                        45,751     39,839
           Securities available for sale                  -     45,322
                                                  ---------  ---------
                                                    195,523    206,483
                                                  ---------  ---------

         DEFERRED TAX LIABILITIES:
           Depreciation and amortization             43,932     46,174
           Other                                     33,273     22,347
           Securities available for sale             35,707          -
                                                  ---------  ---------
                                                    112,912     68,521
                                                  ---------  ---------

         NET DEFERRED TAX ASSETS                  $  82,611  $ 137,962
                                                  =========  =========


NOTE 7.  COMMITMENTS AND CONTINGENT LIABILITIES

         In the normal course of business, the Bank has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 7.  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit and collateral policies for these off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments. A summary of the Bank's commitments is as follows:


                                                               DECEMBER 31,
                                                       ----------------------------
                                                           1995            1994
                                                       ------------    ------------
         Commitments to extend credit                  $ 14,207,858    $ 8,304,030
         Standby letters of credit                           92,084         42,000
                                                       ------------    -----------
                                                       $ 14,299,942    $ 8,346,030
                                                       ============    ===========


         Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.


         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.


         The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 7.  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

         In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management and counsel for the Company and the Bank, any liability resulting from such proceedings would not have a material effect on the financial statements.

         EMPLOYMENT CONTRACTS

         At December 31, 1995, the Company was obligated under an employment agreement with one of its key officers. The employment agreement includes provisions for severance pay that would be paid if certain events occur, including but not limited to, the termination of the employee due to a change in control of the Company. The maximum amount the Company would be obligated to pay under this plan is equal to two times the officer's annual salary and bonus.

NOTE 8.  CONCENTRATIONS OF CREDIT


         The Bank makes commercial, residential and consumer loans to customers primarily in Cobb County.

         A substantial portion of the Bank's customers' abilities to honor their contracts is dependent on the business economy in Cobb County and surrounding areas.

         The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of the Bank's combined capital stock and capital surplus accounts ($6,108,000) which amounted to $1,527,000 at December 31, 1995.

         A substantial portion of the Bank's loans are secured by real estate in the Bank's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Bank's primary market area.

         The concentrations of credit by type of loan are set forth in Note 3.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- ------------------------------------------------------------------------------


NOTE 9.  STOCKHOLDERS' EQUITY


         The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Approximately $487,000 are available to be paid as dividends by the bank subsidiary at December 31, 1995.


         Banking regulations also require the Bank to maintain minimum capital levels in relation to Bank assets. At December 31, 1995, the Bank's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Bank at December 31, 1995 are as follows:


                                                     REGULATORY
                                           ACTUAL    REQUIREMENT
                                          --------   -----------
         Leverage capital ratio             7.55%       4.00%
         Risk based capital ratios:
           Core capital                    15.48%       4.00%
           Total capital                   16.69%       8.00%



NOTE 10. STOCK OPTIONS


         The Company has an incentive stock option plan under which employees may be granted options to purchase shares of the Company's common stock. These options may be granted at the greater of $10 per share or the fair value of the Company's stock at the date of grant. The aggregate amount of stock which may be purchased under the plan is 50,000 shares. Under this plan, options have been granted to purchase 46,000 shares of common stock at prices ranging from $10.00 per share to $13.00 per share.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 10. STOCK OPTIONS (CONTINUED)


         During 1995, the Company granted options to the directors to purchase 60,000 shares of common stock. The options are exercisable, within ten years from the date the options are granted, at prices equal to the fair market value of the stock at the date of grant. Under this plan, options have been granted at prices ranging from $11.22 per share to $17.00 per share. Other pertinent information related to the plans is as follows:



                                                    NUMBER OF SHARES
                                                   ------------------
                                                    1995        1994
                                                   ------     -------
         Under option, beginning of year            25,000     25,000
           Granted                                  81,000       -
           Terminated and/or cancelled                 -         -
           Exercised                                  (500)      -
                                                   -------     ------
         Under option, end of year                 105,500     25,000
                                                   =======     ======

         Options exercisable, end of year          105,500     25,000
                                                   =======     ======

         Available for grant, end of year            4,000     25,000
                                                   =======     ======



                                                WEIGHTED AVERAGE PRICES
                                                -----------------------
                                                   1995         1994
                                                ---------    ----------
         Granted during the year                $   12.24    $    -
         Exercised during the year                  11.22         -
         Under option, end of year                  12.92       10.00

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. FAIR VALUE OF FINANCIAL INSTRUMENTS


         Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.


         The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

          Carrying amounts approximate fair values for the following instruments:


             Cash and due from banks, including interest-bearing deposits Federal funds sold
             Securities available for sale
             Variable rate loans that reprice frequently
             Equity line loans
             Variable rate money market accounts
             Variable rate certificates of deposit
             Accrued interest receivable
             Accrued interest payable

         Quoted market prices, where available, or if not available, based on quoted market prices of comparable instruments for securities held to maturity.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 11. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)


           Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

             All loans except variable rate loans described above
             Fixed rate certificates of deposit

         Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Company until such commitments are funded. The Bank has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

         The carrying value and estimated fair values of the Company's financial instruments at December 31, 1995 are as follows:

                                                                 ESTIMATED
                                                  CARRYING         FAIR
                                                    VALUE          VALUE
                                                ------------    ------------
         FINANCIAL ASSETS:
           Cash and short-term investments      $ 12,072,375    $ 12,072,375
           Investment securities                  13,355,632      13,355,632
           Loans                                  38,445,222      38,310,000
           Less allowance for loan losses           (564,296)            -
                                                ------------    ------------
                Loans, net                      $ 63,308,933    $ 63,738,007
                                                ============    ============

         FINANCIAL LIABILITIES:
           Noninterest-bearing demand           $  8,089,952    $  8,089,952
           Interest-bearing demand                21,899,230      21,899,230
           Savings                                 1,805,384       1,805,384
           Time deposits                          25,935,791      26,071,000
                                                ------------    ------------
                Total deposits                  $ 57,730,357    $ 57,865,566
                                                ============    ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 12. BUSINESS COMBINATIONS

         On August 31, 1994, Westside Financial Corporation acquired all of the outstanding stock of The Westside Bank & Trust Company in exchange for 610,800 shares of $5 par value common stock.

         The acquisition has been accounted for as a pooling of interests and, accordingly, all prior financial statements have been restated to reflect the combination.

         Income of the subsidiary prior to acquisition on August 31, 1994 was $353,291, which is included in the consolidated statement of income.


         Also, on November 15, 1995, the Board of Directors signed a letter of intent to acquire all of the outstanding shares of common stock of Eastside Holding Corporation, Snellville, Georgia pending approval by the shareholders of Eastside Holding Corporation and the applicable regulatory authorities. The Company will issue additional shares of its common stock in exchange for the outstanding shares of Eastside Holding Corporation. The exchange rate will be based on adjusted book values of the outstanding shares of each entity at a date prior to closing. The transaction will be accounted for as a pooling of interests.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 13. CONDENSED FINANCIAL INFORMATION ON WESTSIDE FINANCIAL
         CORPORATION (PARENT COMPANY ONLY)



                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                              1995        1994
                                           ----------  ----------
         ASSETS
           Cash                            $   29,306  $    3,251
           Investment in subsidiary         7,241,142   6,662,974
           Other assets                        25,069      20,299
                                           ----------  ----------

                Total assets               $7,295,517  $6,686,524
                                           ==========  ==========

         STOCKHOLDERS' EQUITY              $7,295,517  $6,686,524
                                           ==========  ==========



                         CONDENSED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        1995          1994
                                                      ---------     ---------
         INCOME, dividends from subsidiary            $ 536,620    $  25,000

         EXPENSE:
           Amortization                                   4,350        1,450
           Other                                            983            -
                                                      ---------    ---------
                Total expense                             5,333        1,450
                                                      ---------    ---------

             Income before income tax (benefits)
                 and equity in undistributed earnings
                 of subsidiary                          531,287       23,550

         INCOME TAX (BENEFITS)                             (547)           -
                                                      ---------    ---------

             Income before equity in undistributed
                  earnings of subsidiary                531,834       23,550

         EQUITY IN UNDISTRIBUTED EARNINGS OF
           SUBSIDIARY                                   439,336      244,831
                                                      ---------    ---------

             Net income                               $ 971,170    $ 268,381
                                                      =========    =========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 13. CONDENSED FINANCIAL INFORMATION ON WESTSIDE FINANCIAL
         CORPORATION (PARENT COMPANY ONLY) (Continued)


                       CONDENSED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                            1995         1994
                                                          ---------   -----------
         CASH FLOWS FROM OPERATING ACTIVITIES
           Net income                                     $ 971,170    $ 268,381
                                                          ---------    ---------
           Adjustments to reconcile net income
             to net cash provided by operating
             activities:
             Amortization                                     4,350        1,450
             Undistributed earnings of subsidiary          (439,336)    (244,831)
             Other assets and liabilities, net               (9,119)     (21,749)
                                                          ---------    ---------
                 Total adjustments                         (444,105)    (265,130)
                                                          ---------    ---------
                 Net cash provided operating activities     527,065        3,251
                                                          ---------    ---------


         CASH FLOWS FROM FINANCING ACTIVITIES
           Proceeds from the exercise of options              5,610            -
           Dividends paid                                   (91,620)           -
           Purchase of treasury stock                      (415,000)           -
                                                          ---------    ---------


                 Net cash used in financing activities     (501,010)           -
                                                          ---------    ---------


         Net increase in cash                                26,055        3,251

         Cash at beginning of year                            3,251           -
                                                          ---------    ---------

         Cash at end of year                              $  29,306    $   3,251
                                                          =========    =========

                  EASTSIDE HOLDING CORPORATION AND SUBSIDIARY
                         CONSOLIDATED FINANCIAL REPORT
                                 MARCH 31, 1996
                                  (UNAUDITED)

                      EASTSIDE CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)>




<(Dollars in thousands)
 ASSETS
 ------
 Cash and due from banks                                                                   $   2,804
 Federal funds sold                                                                            4,130
 Securities held to maturity, at cost (fair value $3,947)                                      3,999
 Securities available for sale at fair value                                                   5,433
 Loans, net of unearned income                                                                33,291
 Premises and equipment, net                                                                   2,938
 Other real estate                                                                               267
 Accrued interest receivable and other assets                                                    877
                                                                                           ---------
                Total Assets                                                               $  53,739
                                                                                           =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
 Deposits
          Demand                                                                           $   7,959
          NOW                                                                                  5,127
          Money market accounts                                                                4,394
          Savings                                                                              1,945
          Time, $100,000 and over                                                              2,860
          Other time                                                                          24,756
                                                                                           ---------
                Total deposits                                                                47,041
 Accrued interest payable and other liabilities                                                  322
                                                                                           ---------
                Total liabilities                                                             47,363

 Stockholders' equity
          Common stock;
          5,000,000 shares authorized;
          600,000 shares issued and outstanding
          at amount paid in                                                                    6,000
 Retained earnings                                                                               375
 Unrealized gains/(losses) on securities available for sale                                        1
                                                                                           ---------
                Total Stockholders' Equity                                                     6,376
                                                                                           ---------
                Total Liabilities and Stockholders' Equity                                 $  53,739
                                                                                           =========



                 EASTSIDE HOLDING CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                   THREE-MONTHS ENDED MARCH 31, 1996 AND 1995

                                  (UNAUDITED)


 (Dollars in thousands)                                                            3 Months ended
                                                                                       March 31
                                                                              ---------------------------
                                                                               1996              1995
                                                                               ----              ----
 Interest income:
          Interest and fees on loans                                          $  929            $   891
          Interest on federal funds sold                                          45                 53
          Interest on deposits with other
            financial institutions                                                 0                  0
        Interest on investment securities                                        136                123
                                                                              ------            -------
                  Total interest income                                        1,110              1,067
 Interest expense                                                                499                429
                                                                              ------            -------
 Net interest income                                                             611                638
 Provision for loan losses                                                         8                 17
                                                                              ------            -------
 Net interest income after provision                                             603                621
 Noninterest income:
          Service charges                                                         49                 43
          Gain on sale of SBA loans                                                0                 56
          Other income                                                            19                 12
                                                                              ------            -------
                 Total noninterest income                                         68                111
 Noninterest expense:
          Salaries and other personnel expense                                   236                222
          Occupancy expense                                                       56                 65
          Other operating expense                                                160                220
                                                                              ------            -------
                 Total noninterest expense                                       452                507
                                                                              ------            -------
 Income/(loss) before income taxes                                               219                225
 Provision for income taxes                                                       79                  0
                                                                              ------            -------
 Net income/(loss)                                                            $  140            $   225
                                                                              ======            =======
 Net income/(loss) per share                                                  $ 0.23            $  0.38
                                                                              ======            =======


                EASTSIDE FINANCIAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                                 (UNAUDITED)



                                                                                     Three months ended
                                                                                           March 31,
                                                                               ------------------------------
(Dollars in thousands)                                                              1996             1995
                                                                                   ------           ------
 Cash flows from operating activities
          Net income/(loss)                                                      $     140        $     225
          Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
          Depreciation and amortization                                                 47               41
          Provision for deferred taxes                                                (127)              (2)
          Provision for loan losses                                                      8               17
          Gain on sale of loans                                                          0              (56)
          Proceeds from sale of loans                                                  263              653
          Loans originated for sale                                                   (263)            (597)
          Increase in taxes payable                                                    (46)               0
          (Increase)/decrease in interest receivable                                     7              (14)
           Increase/(decrease) in interest payable                                     (62)             106
          Other prepaids, deferrals and accruals, net                                  (80)             (66)
                                                                                 ---------        ---------
                    Total adjustments                                                   10              679
                                                                                 ---------        ---------
                    Net cash provided by/(used in) operating activities          $     150        $     904
                                                                                 ---------        ---------


 CASH FLOWS FROM INVESTING ACTIVITIES
          Purchase of securities available for sale                              $       0        $  (1,005)
          Proceeds from maturities of securities available for sale                    734            1,030
          Purchase of investment securities                                              0                0
          Proceeds from maturities of investment securities                              0                0
          (Increase)/decrease in federal funds sold net                                370             (425)
           Increase in loans, net                                                      947             (398)
          Decrease in interest-bearing deposits in banks, net                            0                0
          Purchase of premises and equipment                                           (74)             (43)
                                                                                 ---------        ---------
                    Net cash provided by/(used in) investing activities          $   1,977        $    (841)
                                                                                 ---------        ---------


 CASH FLOWS FROM FINANCING ACTIVITIES
          Net increase in deposits                                               $  (1,704)       $   2,700
          Sale of common stock                                                           0                0
                                                                                 ---------        ---------
                    Net cash provided by financing activities                    $  (1,704)       $   2,700
                                                                                 ---------        ---------
 Net increase in cash and due from banks                                         $     160        $   2,166
 Cash and due from banks at beginning of period                                      2,644            1,737
                                                                                 ---------        ---------
 Cash and due from banks at end of period                                        $   2,804        $   3,903
                                                                                 =========        =========



                EASTSIDE FINANCIAL CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                                 (UNAUDITED)



                                                                                    Unrealized
                                                                                   Gain/(Loss)
                                                Common Stock                       On Securities
                                              -----------------      Retained       Available
                                                       Amount        Earnings/       For Sale,
 (In thousands)                               Shares   Paid In      (Deficit)      Net of Taxes        Total
                                              ------  ---------     ----------   ---------------      --------
 Balance, December 31, 1994                    600    $  6,000        $ (374)        $    (154)       $  5,472
   Unrealized gain on securities                                                            59              59
   available for sale
   Net income                                                            225                               225
                                              ----    --------        ------         ---------        --------
 Balance, March 31, 1995                       600    $  6,000        $ (149)        $     (95)       $  5,756
                                              ====    ========        ======         =========        ========

 Balance, December 31, 1995                    600    $  6,000        $  271         $      25        $  6,296
   Unrealized gain on securities                                                           (24)            (24)
   available for sale
   Dividends paid                                                        (36)                              (36)
   Net income                                                            140                               140
                                              ----    --------        ------         ---------        --------
 Balance, March 31, 1996                       600    $  6,000        $  375         $       1        $  6,376
                                              ====    ========        ======         =========        ========


                         EASTSIDE HOLDING CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)


Note 1.  Basis of Presentation

         The financial information included herein is unaudited;
         however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

         The results of operations for the three-month period ended
         March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

Note 2.  On January 1, 1995, the Company adopted Statement of Financial
         Standard ("SFAS") No. 114, "Accounting by Creditors for
         Impairment of a Loan" and No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." The adoption of these statements had no material effect on the consolidated financial condition or earnings of EHC.

                         -----------------------------

                          EASTSIDE HOLDING CORPORATION
                                 AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT

                               DECEMBER 31, 1995

                         -----------------------------

[MAULDIN & JENKINS LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT

- --------------------------------------------------------------------------------

TO THE BOARD OF DIRECTORS
EASTSIDE HOLDING CORPORATION
     AND SUBSIDIARY
SNELLVILLE, GEORGIA

     We have audited the accompanying consolidated balance sheets of EASTSIDE HOLDING CORPORATION and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastside Holding Corporation and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


     As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", at January 1, 1994.



                                               /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
February 9, 1996

                          EASTSIDE HOLDING CORPORATION
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994


- -------------------------------------------------------------------------------

Assets                                                               1995            1994
                                                                 -----------     -----------

Cash and due from banks                                          $ 2,643,528     $ 1,736,623
Federal funds sold                                                 4,500,000       3,850,000
Securities held to maturity, at cost (fair value $3,959,702
  and $3,504,080, respectively)                                    4,001,178       3,745,226
Securities available for sale, at fair value                       6,194,677       4,827,015

Loans                                                             34,702,411      32,358,414
Less allowance for loan losses                                       450,763         430,881
                                                                 -----------     -----------
         Loans, net                                               34,251,648      31,927,533

Premises and equipment, net                                        2,965,798       2,926,067
Other assets                                                       1,011,712         578,340
                                                                 -----------     -----------

                                                                 $55,568,541     $49,590,804
                                                                 ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Noninterest-bearing demand                                     $ 8,818,622     $ 6,694,017
  Interest-bearing demand                                          9,385,952       8,525,483
  Savings                                                          2,237,939       2,620,348
  Time, $100,000 and over                                          3,601,289       2,650,150
  Other time                                                      24,691,340      23,417,888
                                                                 -----------     -----------
         Total deposits                                           48,735,142      43,907,886
  Other liabilities                                                  537,625         210,319
                                                                 -----------     -----------
         Total liabilities                                        49,272,767      44,118,205
                                                                 -----------     -----------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Common stock, no par value; 5,000,000 shares
   authorized; 600,000 shares issued and outstanding,
   at amount paid in                                               6,000,000       6,000,000
  Retained earnings (deficit)                                        271,012        (373,612)
  Unrealized gains (losses) on securities available for sale,
   net of taxes                                                       24,762        (153,789)
                                                                 -----------     -----------

         Total stockholders' equity                                6,295,774       5,472,599
                                                                 -----------     -----------

                                                                 $55,568,541     $49,590,804
                                                                 ===========     ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          EASTSIDE HOLDING CORPORATION
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------


                                                                             1995             1994
                                                                          -----------      -----------
INTEREST INCOME
  Interest and fees on  loans                                             $ 3,614,422      $ 3,088,313
  Interest on taxable securities                                              544,169          451,525
  Interest on Federal funds sold                                              309,572          175,755
                                                                          -----------      -----------
                                                                            4,468,163        3,715,593
                                                                          -----------      -----------

INTEREST EXPENSE
  Interest on deposs                                                        1,987,755        1,493,697
  Interest on other                                                               110               -
                                                                          -----------      -----------
                                                                            1,987,865        1,493,697
                                                                          -----------      -----------

         Net interest income                                                2,480,298        2,221,896
PROVISION FOR LOAN LOSSES                                                     155,000          185,000
                                                                          -----------      -----------
         Net interest income after provision for loan losses                2,325,298        2,036,896
                                                                          -----------      -----------

OTHER INCOME
  Service charges on deposit accounts                                         157,544          198,022
  Other                                                                        34,312           36,236
  Gain on sale of loans                                                       131,999           44,055
                                                                          -----------      -----------
                                                                              323,855          278,313
                                                                          -----------      -----------

OTHER EXPENSE
  Salaries and employee benefits                                              938,537          753,616
  Equipment expense                                                           111,620           76,479
  Occupancy expense                                                           141,867          121,148
  Advertising and marketing                                                    69,855           64,321
  Data processing                                                             105,848           92,580
  Deposit insurance                                                            51,482           96,627
  Legal and accounting                                                         36,450           55,160
  Other operating expenses                                                    419,106          467,828
                                                                          -----------      -----------
                                                                            1,874,765        1,727,759
                                                                          -----------      -----------

         Income before income taxes                                           774,388          587,450

APPLICABLE INCOME TAXES                                                       129,764               -
                                                                          -----------      -----------

         Net income                                                       $   644,624      $   587,450
                                                                          ===========      ===========

PER SHARE OF COMMON AND COMMON EQUIVALENT SHARE
         Net income                                                       $      1.06      $      0.97
                                                                          ===========      ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          EASTSIDE HOLDING CORPORATION
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------


                                                                                              UNREALIZED
                                                                                            GAINS (LOSSES)
                                                       COMMON STOCK                         ON SECURITIES
                                                   -------------------      RETAINED          AVAILABLE          TOTAL
                                                             AMOUNT         EARNINGS          FOR SALE,       STOCKHOLDERS'
                                                    SHARES   PAID IN        (DEFICIT)       NET OF TAXES         EQUITY
                                                   -------  ----------    -------------    ---------------   --------------
BALANCE (DEFICIT), DECEMBER 31, 1993               600,000  $6,000,000    $ (961,062)       $       -        $   5,038,938
  Net income                                            -          -         587,450                -              587,450
  Cumulative effect of a change in method
    of accounting for investments in debt
    and equity securities                               -          -              -             58,643              58,643
                                                                                            ----------       -------------
  Net change in unrealized gains
    (losses) on securities
    available for sale                                  -          -              -           (212,432)           (212,432)
                                                   -------  ----------    ----------        ----------       -------------
BALANCE (DEFICIT), DECEMBER 31, 1994               600,000   6,000,000      (373,612)         (153,789)          5,472,599
  Net income                                                                 644,624                               644,624
  Net change in unrealized gains
    (losses) on securities
    available for sale                                                                         178,551             178,551
                                                   -------  ----------    ----------        ----------       -------------
BALANCE, DECEMBER 31, 1995                         600,000  $6,000,000    $  271,012        $   24,762       $   6,295,774
                                                   =======  ==========    ==========        ==========       =============


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          EASTSIDE HOLDING CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------



                                                                   1995              1994
                                                              -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                  $      644,624     $    587,450
                                                              --------------     ------------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                                     152,681          154,125
   Provision for deferred taxes                                     (131,502)          (4,000)
   Provision  for loan losses                                        155,000          185,000
   Gain on sale of loans                                            (131,999)         (44,055)
   Proceeds from the sale of loans                                 1,297,531        1,201,652
   Loans originated for sale                                      (1,165,532)      (1,157,597)
                                                              --------------     ------------
   Increase in taxes payable                                         252,781
   (Increase) in interest receivable                                (144,244)         (45,337)
   Increase in interest payable                                      107,347           42,887
   Other prepaids, deferrals and accruals, net                      (219,416)        (171,986)
                                                              --------------     ------------
         Total adjustments                                           172,647          160,689
                                                              --------------     ------------

         Net cash provided by operating activities                   817,271          748,139
                                                              --------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of securities available for sale                       (4,008,672)      (1,000,000)
  Proceeds from maturities of securities available for sale        2,832,317          909,937
  Purchase of securities held to maturity                           (753,125)        (495,000)
  Proceeds from maturities of securities held to maturity            497,172        1,022,147
  (Increase) decrease in Federal funds sold, net                    (650,000)         700,000
  Increase in loans, net                                          (2,479,115)      (5,719,833)
                                                              --------------     ------------
 Purchase of premises and equipment                                 (176,198)         (46,209)
                                                              --------------     ------------

         Net cash used in investing activities                    (4,737,621)      (4,628,958)
                                                              --------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits, net                                        4,827,255        3,855,822
                                                              --------------     ------------

         Net cash provided by financing activities                 4,827,255        3,855,822
                                                              --------------     ------------

Net increase (decrease) in cash and due from banks                   906,905          (24,997)

Cash and due from banks at beginning of year                       1,736,623        1,761,620
                                                              --------------     ------------
Cash and due from banks at end of year                        $    2,643,528     $  1,736,623
                                                              ==============     ============



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          EASTSIDE HOLDING CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


- -------------------------------------------------------------------------------

                                                                   1995           1995
                                                               -----------     -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
 Cash paid during the year for:
   Interest                                                    $ 1,880,518     $ 1,450,810

   Taxes                                                       $     8,485     $        -

NONCASH TRANSACTIONS
   Unrealized gains (losses) on securities available for sale  $   191,306     $  (153,789)

   Principal balance on loans transferred to other real estate $               $    58,189




SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          EASTSIDE HOLDING CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           BASIS OF FINANCIAL STATEMENT PRESENTATION

            Eastside Holding Corporation is a one-bank holding company whose business is presently conducted by its wholly-owned subsidiary, Eastside Bank & Trust Company. Eastside Bank & Trust Company (the
            Bank) is a commercial bank with operations in Gwinnett County, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area. The Bank is subject to the regulations of certain Federal and state agencies. The Bank is periodically examined by certain regulatory authorities. Eastside Financial Services, Inc. is a wholly-owned subsidiary of the Bank. Eastside Financial Services, Inc. originates and services loans made under the Small Business Administration program.

            The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

            The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.

            The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

           CASH AND CASH EQUIVALENTS

            For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, interest-bearing deposits and Federal funds purchased and sold are reported net.

            The Bank maintains amounts due from banks which, at times, may exceed Federally insured limits. The Bank has not experienced any losses in such accounts.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------



NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           SECURITIES AVAILABLE FOR SALE

            Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value.
            Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

           SECURITIES HELD TO MATURITY

            Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months or its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

            A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

            Realized gains and losses on the sale of securities available for sale are determined using the specific identification method.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           LOANS AND INTEREST INCOME

            Loans are stated at principal amounts outstanding less unearned income and allowance for loan losses. Interest on most loans is credited to income on a daily basis based upon the principal amount outstanding at the respective rate of interest. Interest on some instalment loans is credited to income based on the sum-of-the-months-digits method, the results of which are not materially different from generally accepted accounting principles.

            Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current interest income. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

            Nonrefundable loan fees and certain direct loan origination costs are accounted for in accordance with Statement of Financial Accounting Standards Number 91 (SFAS No. 91), "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". SFAS No. 91 requires these fees and costs to be deferred and the net amount recognized into income over the life of the loans as a yield adjustment.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------



NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           LOANS AND INTEREST INCOME (CONTINUED)

            The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Certain estimates are susceptible to change in the near term. Such estimates include the creditworthiness of significant borrowers and the collateral value of delinquent loans. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

            Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Generally, cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           PREMISES AND EQUIPMENT

            Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:


                                                               Years
                                                              -------
                Buildings and improvements                        40
                Furniture and equipment                         3-10

           OTHER REAL ESTATE OWNED

            Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to noninterest expense. OREO is reported net of any allowance for losses in the Bank's financial statements.

           INCOME TAXES

            The Company and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------



NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           INCOME TAXES (CONTINUED)

            Provisions for income taxes are based on amounts reported in the consolidated statements of income after exclusion of nontaxable income such as interest on state and municipal securities and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

            Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

           SALE OF LOANS

            The Bank originates and sells participations in certain loans. Gains are recognized at the time the sale is consummated. The amount of gain recognized on the sale of a specific loan is equal to the percentage resulting from determining the fair value of the portion of the loan sold relative to the fair value of the entire loan. Any material unrecognized gain is deferred and amortized into income over the term of the portion of the loan not sold. Losses are recognized at the time the loan is identified as held for sale and the loan's carrying value exceeds its market share.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           ORGANIZATIONAL COSTS AND PREOPENING EXPENSES

            Certain legal and other costs incurred in connection with the organization and chartering of the Company and Eastside Financial Services, Inc., have been deferred and are being amortized using the straight-line method over 60 months.

           EARNINGS PER SHARE

            Earnings per share is calculated on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Stock options granted, as described in Note 10, are considered to be common stock equivalents for purposes of calculated net income per share. Common stock equivalents that are anti-dilutive are excluded from weighted average outstanding shares.

           RECLASSIFICATION OF CERTAIN BALANCES

            Certain balances on the consolidated statements of income for the year ended December 31, 1994 have been reclassified, with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 1995.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 2.    INVESTMENT SECURITIES

           The amortized costs and fair values of securities as shown in the consolidated balance sheets of the Bank at December 31, 1995 and 1994 were as follows:


                                                    GROSS         GROSS
                                     AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                        COST        GAINS         LOSSES          VALUE
                                     ----------   ----------   -----------     -----------

Securities Available for Sale
 December 31, 1995:
 U.S. Government and agency
   securities                       $ 5,981,037   $ 46,085     $   (13,957)    $ 6,013,165
 Mortgage-backed securities             176,122      5,390                         181,512
                                    -----------   --------     -----------     -----------
                                    $ 6,157,159   $ 51,475     $   (13,957)    $ 6,194,677
                                    ===========   ========     ===========     ===========

Securities Held to Maturity
 December 31, 1995:
 U.S. Government and agency
   securities                       $ 4,001,178   $  2,899     $   (44,375)    $ 3,959,702
                                    ===========   ========     ===========     ===========

Securities Available for Sale
 December 31, 1994:
 U.S. Government and agency
   securities                       $ 4,758,364   $     -      $  (157,731)    $ 4,600,633
 Mortgage-backed securities             222,439      3,943              -          226,382
                                    -----------   --------     -----------     -----------
                                    $ 4,980,803   $  3,943     $  (157,731)    $ 4,827,015
                                    ===========   ========     ===========     ===========

Securities Held to Maturity
 December 31, 1994:
 U.S. Government and agency
   securities                       $ 3,745,226   $     -      $  (241,146)    $ 3,504,080
                                    ===========   ========     ===========     ===========


There were no sales of securities during 1995 or 1994.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 2.    INVESTMENT SECURITIES (CONTINUED)

           The amortized cost and fair value of securities as of December 31,1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.



                                    SECURITIES AVAILABLE FOR SALE   SECURITIES HELD TO MATURITY
                                    -----------------------------   ---------------------------
                                      AMORITIZED        FAIR         AMORITIZED         FAIR
                                         COST           VALUE           COST            VALUE
                                     ------------   -------------   ------------   ------------
Due in one year or less               $ 1,500,135   $ 1,490,475     $   500,058    $   497,655
Due from one year to five years         3,478,252     3,499,172       3,501,120      3,462,047
Due from five to ten years              1,002,650     1,023,518              -              -
Mortgage-backed securities                176,122       181,512              -              -
                                      -----------   -----------     -----------    -----------
                                      $ 6,157,159   $ 6,194,677     $ 4,001,178    $ 3,959,702
                                      ===========   ===========     ===========    ===========

           Securities with a carrying value of $450,052 and $450,193 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

           Effective January 1, 1994, the Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Upon adoption, the Bank transferred $4,890,741 from securities held for investment to securities available for sale. The securities available for sale were marked to market value resulting in a net unrealized gain of $58,643 which was included in stockholders' equity.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 3.    LOANS AND ALLOWANCE FOR LOAN LOSSES

           The composition of loans is summarized as follows:



                                                      DECEMBER 31,
                                             -----------------------------
                                                  1995            1994
                                             -------------    ------------
   Commercial, financial and agricultural    $   9,908,000    $  7,359,000
   Real estate - construction                    8,950,000       8,663,000
   Real estate - mortgage                       10,403,000       9,680,000
   Consumer instalment                           5,102,000       5,027,000
   Other                                           537,949       1,770,420
                                             -------------    ------------
                                                34,900,949      32,499,420
   Deferred loan fees and costs                   (198,538)       (141,006)
   Allowance for loan losses                      (450,763)       (430,881)
                                             -------------    ------------
   Loans, net                                $  34,251,648    $ 31,927,533
                                             =============    ============

Information with respect to impaired loans as of and for the year ended December 31, 1995 is as follows:

   Loans receivable for which there is a related
      allowance for credit losses                             $   74,036
   Loans receivable for which there is no related
      allowance for credit losses                                 12,745
                                                              ----------
         Total impaired loans                                 $   86,781
                                                              ==========
   Allowance for loan losses related to impaired loans        $   34,000
                                                              ==========
   Average balance (based on month-end balances)              $   53,225
                                                              ==========
   Interest income recognized on the cash basis               $    4,958
                                                              ==========


Loans on which the accrual of interest had been discontinued or reduced amounted to $80,926 at December 31, 1994. There was no significant reduction in interest income associated with nonaccrual and renegotiated loans.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 3.    LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

           At December 31, 1995, executive officers and directors, and companies in which they have a 10 percent or more beneficial ownership, were indebted to the Bank in the aggregate amount of $2,449,667. The interest rates on these loans were substantially the same as rates prevailing at the time of the transactions and repayment terms are customary for the type of loan involved. Following is a summary of transactions:


                                                     DECEMBER 31,
                                           --------------------------------
                                              1995                 1994
                                           -----------         ------------
BALANCE, BEGINNING OF YEAR                 $ 2,704,056         $ 1,871,724
   Advances                                    119,487           1,366,378
   Repayments                                 (373,876)           (534,046)
                                           -----------         -----------
BALANCE, END OF YEAR                       $ 2,449,667         $ 2,704,056
                                           ===========         ===========

Changes in the allowance for loan losses are as follows:

                                                     DECEMBER 31,
                                           -------------------------------
                                               1995                1994
                                           ------------        -----------
BALANCE, BEGINNING OF YEAR                 $   430,881         $   334,704
                                           -----------         -----------
 Charge-offs:
  Commercial, financial and agricultural       (75,768)            (37,243)
  Real estate-mortgage and construction        (65,301)            (32,219)
  Instalment                                    (5,820)            (66,115)
  Other                                         (7,222)             (8,436)
                                           -----------         -----------
                                              (154,111)           (144,013)
                                           -----------         -----------
 Recoveries:
  Commercial, financial and agricultural           437              23,111
  Real estate - mortgage and construction       13,536                 902
  Instalment                                     3,626              29,897
  Other                                          1,394               1,280
                                           -----------         -----------
                                                18,993              55,190
                                           -----------         -----------
 Net charge-offs                              (135,118)            (88,823)
                                           -----------         -----------
 Additions charged to operations               155,000             185,000
                                           -----------         -----------
BALANCE, END OF YEAR                       $   450,763         $   430,881
                                           ===========         ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 4.    PREMISES AND EQUIPMENT, NET

           Major classifications of these assets are summarized as follows:



                                                       DECEMBER 31,
                                                 --------------------------
                                                     1995          1994
                                                 ------------   -----------
               Land                              $   793,753    $   793,753
               Buildings                           2,280,447      2,241,952
               Equipment                             409,634        271,931
                                                 -----------    -----------
                                                   3,483,834      3,307,636
               Accumulated depreciation             (518,036)      (381,569)
                                                 -----------    -----------
                                                 $ 2,965,798    $ 2,926,067
                                                 ===========    ===========


           Depreciation expense for the years ended December 31, 1995 and 1994 was $136,467 and $107,976, respectively.


NOTE 5.    EMPLOYEE BENEFIT PLAN

           The Bank has a simplified employee pension plan in which substantially all employees participate. The amount of the contribution to the plan is at the discretion of the Bank's Board of Directors. Since its inception, the Bank has made no contributions to the plan.


NOTE 6.    INCOME TAXES

           The total income taxes in the consolidated statements of income are as follows:


                                                  YEAR ENDED DECEMBER 31,
                                               ---------------------------
                                                   1995           1994
                                               ------------   ------------
               Current                         $   261,266    $     4,000
               Deferred                            (22,751)       197,107
               Change in valuation allowance      (108,751)      (201,107)
                                               ===========    ===========
                                               $   129,764    $        -
                                               ===========    ===========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 6.    INCOME TAXES (CONTINUED)

           The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:


                                                                DECEMBER 31,
                                              ------------------------------------------------
                                                       1995                     1994
                                              ----------------------  ------------------------
                                                 AMOUNT     PERCENT      AMOUNT       PERCENT
                                              -----------  ---------  ------------  ----------
Tax provision at statutory rate               $  263,292      34 %    $   199,733       34 %
  Increase (decrease) resulting from:
    Change in valuation  allowance              (108,751)    (14)        (201,107)     (34)
    Other                                        (24,777)     (4)           1,374        -
                                              ----------    ------    -----------     ------
                                              $  129,764      16 %    $        -         - %
                                              ==========    ======    ===========     ======

           Net deferred income tax assets of $126,069 and $4,000 at December 31, 1995 and 1994, respectively, are included in other assets. The components of deferred income taxes at December 31, 1995 and 1994 are as follows:



                                                        DECEMBER 31,
                                                 ------------------------
                                                    1995         1994
                                                 ----------   -----------
            DEFERRED TAX ASSETS:
             Loan loss reserves                  $  88,648    $   81,888
             Deferred loan fees                     67,503        47,942
             AMT credit                                 -          4,000
             Other                                  18,063            -
             Net operating loss carryforward            -          4,404
             Valuation reserve                          -       (108,751)
                                                 ---------    ----------
                                                   174,214        29,483
                                                 ---------    ----------

            DEFERRED TAX LIABILITIES:
             Depreciation                           32,065        24,831
             Organization costs - EFS                3,324           652
             Securities available for sale          12,756            -
                                                 ---------    ----------
                                                    48,145        25,483
                                                 ---------    ----------
            NET DEFERRED TAX ASSETS              $ 126,069    $    4,000
                                                 =========    ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 7.    COMMITMENTS AND CONTINGENT LIABILITIES

           In the normal course of business, the Bank has entered into off balance sheet financial instruments which are not reflected in the consolidated financial statements. These instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

           The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit and collateral policies for these off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments.

           Following is an analysis of significant off-balance-sheet financial instruments.



                                                      DECEMBER 31,
                                                ----------------------
                                                   1995         1994
                                                ----------   ---------
                                                 DOLLARS IN THOUSANDS
                                                 --------------------
              Commitments to extend credit      $  11,147    $   8,571
              Standby letters of credit               175          107
                                                ---------    ---------
                                                $  11,322    $   8,678
                                                =========    =========



            Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 7.    COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

           Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

           The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

           The nature of the business of the Company is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the consolidated financial statements.


NOTE 8.    CONCENTRATIONS OF CREDIT

           Most of the Bank's business activity is with customers within its primary market area which is defined by management in its loan policy. Accordingly, a substantial portion of the Bank's customers' ability to honor their contracts is dependent on the business economy in Snellville, Georgia and surrounding areas of Gwinnett County. Although the Bank's loan portfolio is diversified, a substantial portion of the Bank's loans are secured by real estate in the Bank's primary market area. Accordingly, a substantial portion of the Bank's loan portfolio is susceptible to changes in market conditions in the Bank's primary market area. The concentrations of credit by type of loan are also set forth in Note
           3. The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of the Bank's combined capital stock and capital surplus accounts ($6,000,000) which amounted to $1,500,000 at December 31, 1995.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 9.    STOCKHOLDERS' EQUITY

           The primary source of funds available to the parent company is the payment of dividends by the subsidiary Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Approximately $271,000 are available to be paid as dividends by the bank subsidiary at December 31, 1995.

           Banking regulations also require the Bank to maintain minimum capital levels in relation to Bank assets. At December 31, 1995, the Bank's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Bank at December 31, 1995 are as follows:

                                                                REGULATORY
                                                    ACTUAL      REQUIREMENT
                                                   --------     -----------
              Leverage capital ratio                11.08 %       $4.00 %
              Risk based capital ratios:
                Core capital                        15.14 %       $4.00 %
                Total capital                       16.25 %       $8.00 %


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 10.   STOCK OPTIONS

           On April 29, 1993, the stockholders of the Bank amended the 1991 Incentive Stock Option Plan to delete a $10 per share minimum limitation on the option exercise price. The minimum limitation is now the fair market value of the Bank's stock as of the grant date. Fair market value is defined in the plan as the book value of the Bank's stock. The aggregate amount of stock which may be purchased under the plan is 50,000 shares. Eastside Holding Corporation retroactively adopted the Incentive Stock Option Plan as part of the formation of the holding company. As of December 31, 1995, options have been granted and are outstanding as follows:


                                      NUMBER
                                       OF     OPTIONS     OPTIONS      OPTIONS
             GRANTED  EXPIRE   PRICE  SHARES  EXERCISED  TERMINATED  UNEXERCISED
             -------  ------   -----  ------  ---------  ----------  -----------
               1992    2002   $ 7.90  25,000        -       (7,500)     17,500
               1993    2003     8.17   5,000        -           -        5,000
               1993    2003     8.40   2,000        -           -        2,000
               1994    2004     9.03   6,500        -           -        6,500
                                      ------    ------     -------     -------
                                      38,500        -       (7,500)     31,000
                                      ======    ======     =======     =======



NOTE 11.   FAIR VALUE OF FINANCIAL INSTRUMENTS

           Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements.
           Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 11.   FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

           The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

            Carrying amounts approximate fair values for the following instruments:

              Cash and due from banks
              Federal funds sold
              Securities available for sale
              Variable rate loans that reprice frequently
              Equity line loans
              Variable rate money market accounts
              Variable rate certificates of deposit
              Accrued interest receivable
              Accrued interest payable

           Quoted market prices, where available, or if not available, based on quoted market prices of comparable instruments for securities held to maturity.

           Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

              All loans except variable rate loans described above Fixed rate certificates of deposit

           Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Company until such commitments are funded. The Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 11.   FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

           The carrying value and estimated fair values of the Company's financial instruments at December 31, 1995 are as follows:



                                                                            ESTIMATED
                                                            CARRYING           FAIR
                                                              VALUE           VALUE
                                                         -------------    ------------
             FINANCIAL ASSETS:
               Cash and short-term investments            $   7,143,528    $  7,143,528
                                                          =============    ============

               Investment securities                      $  10,195,855    $ 10,154,379
                                                          =============    ============

               Loans                                      $  34,702,411    $ 34,594,308
               Less allowance for loan losses                  (450,763)             -
                                                          -------------    ------------
                      Loans, net                          $  34,251,648    $ 34,594,308
                                                          =============    ============

             INTEREST PAYABLE                             $     229,269    $    229,269
                                                          =============    ============

             INTEREST RECEIVABLE                          $     468,473    $    468,473
                                                          =============    ============
             FINANCIAL LIABILITIES:
               Noninterest-bearing demand                 $   8,818,622    $  8,818,622
               Interest-bearing demand                        9,385,952       9,385,952
               Savings                                        2,237,939       2,237,939
               Time deposits                                 27,292,629      28,527,408
                                                          -------------    ------------
                      Total deposits                      $  47,735,142    $ 48,969,921
                                                          =============    ============


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------




NOTE 12.   BUSINESS COMBINATION

           EASTSIDE FINANCIAL SERVICES

            On June 21, 1994, the Bank formed Eastside Financial Services, Inc. Eastside Financial Services, Inc. was formed to originate and service loans made under the Small Business Administration Program. In October 1994, Eastside Financial Services, Inc. purchased the right to service approximately $8,000,000 in SBA loans. The cost of purchasing this service and organizational cost of the Company are included in other assets ($114,856), net of amortization of $18,858.

            These costs are being amortized as the straight-line basis over 7.5 years, the estimated life of the service contracts on the loans.

           EASTSIDE HOLDING CORPORATION

            On September 21, 1995, Eastside Holding Corporation acquired all of the outstanding stock of Eastside Bank & Trust Company in exchange for 600,000 shares of $6 par value common stock. The acquisition has been accounted for as a pooling of interests and, accordingly, all prior financial statements have been restated to reflect the combination. Income of the subsidiary prior to acquisition on September 21, 1995 was $486,950, which is included in the consolidated statement of income.


            Also, on November 15, 1995, the Board of Directors voted to enter into a letter of intent to exchange all of the outstanding shares of common stock of the Company for common stock in Westside Financial Corporation, Kennesaw, Georgia. Westside Financial Corporation will issue additional shares of its common stock in exchange for the outstanding shares of the Company. The exchange rate will be based on adjusted book values of the outstanding shares of each entity at a date prior to closing. Once the exchange rate is determined, Westside Financial Corporation will declare a stock dividend to its shareholders in an amount necessary to assure the Company's shareholders receive a one share for one share exchange. The transaction will be accounted for as a pooling of interest and is subject to approval by the shareholders of the Company and the applicable regulatory authorities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 13.   CONDENSED FINANCIAL INFORMATION ON EASTSIDE HOLDING
           CORPORATION (PARENT COMPANY ONLY)


                           CONDENSED BALANCE SHEETS
                              DECEMBER 31, 1995


            ASSETS
              Cash and due from banks                       $    10,436
              Investments in subsidiary                       6,196,872
              Other assets                                       88,466
                                                            -----------

                   Total assets                             $ 6,295,774
                                                            ===========

            STOCKHOLDERS' EQUITY                            $ 6,295,774
                                                            ===========


                         CONDENSED STATEMENTS OF INCOME
                      FROM INCEPTION (SEPTEMBER 21, 1995)
                           THROUGH DECEMBER 31, 1995

            DIVIDENDS FROM SUBSIDIARY                       $   100,000
                                                            -----------
            AMORTIZATION EXPENSE                                  1,098
                                                            -----------
                Income before equity in undistributed
                  earnings of subsidiary                         98,902

            EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY       58,772
                                                            -----------
                Net income                                  $   157,674
                                                            ===========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 13.   CONDENSED FINANCIAL INFORMATION ON EASTSIDE HOLDING
           CORPORATION (PARENT COMPANY ONLY) (CONTINUED)


                       CONDENSED STATEMENTS OF CASH FLOWS
                      FROM INCEPTION (SEPTEMBER 21, 1995)
                           THROUGH DECEMBER 31, 1995


             CASH FLOWS FROM OPERATING ACTIVITIES
              Net income                                           $   157,674
              Adjustments to reconcile net income to net cash      -----------
                provided by operating activities:
                Amortization                                             1,098
                Increase in other assets                               (89,564)
                Undistributed earnings of subsidiary                   (58,772)
                                                                   -----------
                    Total adjustments                                 (147,238)
                                                                   -----------
                    Net cash provided by operating activities           10,436
                                                                   -----------
             Net increase in cash and due from banks                    10,436

             Cash and due from banks at beginning of year                   -
                                                                   -----------
             Cash and due from banks at end of year                $    10,436
                                                                   ===========


                                   APPENDIX A


                                MERGER AGREEMENT

                          EASTSIDE HOLDING CORPORATION

                                      AND

                         WESTSIDE FINANCIAL CORPORATION





                                MERGER AGREEMENT



                               DECEMBER 21, 1995

                               TABLE OF CONTENTS


1.       MERGER                                                                                                       A-7
         1.1     EHC Merger into WFC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.2     Effective Date of the Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.3     Management of WFC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
         1.4     Management of Westside and Eastside. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7

2.       MANNER AND BASIS OF CONVERTING SHARES OF STOCK                                                               A-7
         2.1     Adjusted Value.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
                 2.1.1  WFC Adjusted Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-7
                 2.1.2  EHC Adjusted Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
                 2.1.3  Merger Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         2.2     Conversion of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         2.3     Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         2.4     WFC Stock Dividend.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         2.5     No Fractional Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         2.6     Surrender of Stock Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
                 2.6.1  Letter of Transmittal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
                 2.6.2  Rights of Former Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
                 2.6.3  Failure to Surrender Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         2.7     No Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10

3.       OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC.                                                                    A-10
         3.1     Material.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
                 3.1.1  Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
                 3.1.2  Supervisory Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
                 3.1.3  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         3.2     Access, Information and Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
                 3.2.1  Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
                 3.2.2  Assistance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         3.3     Registration Statement; Shareholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         3.4     Confidential Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         3.5     Full Cooperation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         3.6     Applications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         3.7     Public Announcements and Disclosures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         3.8     Generally Accepted Accounting Principles.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         3.9     Agreement as to Efforts to Consummate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         3.10    Accounting and Tax Treatment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12

4.       REPRESENTATIONS AND WARRANTIES OF WFC                                                                       A-12
         4.1     WFC Schedule.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13

         4.2     Corporate Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         4.3     Authorized Capital Stock; Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         4.4     Qualification as a Foreign Corporation Not Required. . . . . . . . . . . . . . . . . . . . . . . .  A-13
         4.5     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         4.6     Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         4.7     Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         4.8     Notes and Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         4.9     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         4.10    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         4.11    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         4.12    Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         4.13    Regulatory Filings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         4.14    General Legal Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         4.15    Properties; Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         4.16    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         4.17    Broker.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         4.18    Trademarks.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         4.19    Sole Agreement to Merge and Sell.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         4.20    Insider Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         4.21    Employee Benefit Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         4.22    Articles and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         4.23    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         4.24    Absence of Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20

5.       REPRESENTATIONS AND WARRANTIES OF EHC                                                                       A-22
         5.1     EHC Schedule.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         5.2     Corporate Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         5.3     Authorized Capital Stock; Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         5.4     Qualification as a Foreign Corporation Not Required. . . . . . . . . . . . . . . . . . . . . . . .  A-23
         5.5     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         5.6     Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         5.7     Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         5.8     Notes and Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         5.9     Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         5.10    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         5.11    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         5.12    Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         5.13    Regulatory Filings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         5.14    General Legal Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         5.15    Properties; Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         5.16    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         5.17    Broker.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         5.18    Trademarks.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         5.19    Sole Agreement to Merge or Sell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26

         5.20    Insider Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         5.21    Employee Benefit Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         5.22    Articles and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         5.23    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         5.24    Absence of Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30

6.       COVENANTS OF WFC                                                                                            A-31
         6.1     Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         6.2     Capital Stock, Articles and Bylaws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         6.3     Notice of Breach.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         6.4     Sole Agreement to Merge or Sell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         6.5     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         6.6     Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33

7.       COVENANTS OF EHC                                                                                            A-34
         7.1     Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         7.2     Capital Stock, Articles and Bylaws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         7.3     Approval of EHC Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         7.4     Proxy Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         7.5     Notice of Breach.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         7.6     Sole Agreement to Merge or Sell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         7.7     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         7.8     Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36

8.       CONDITIONS TO OBLIGATIONS OF WFC                                                                            A-37
         8.1     Representations and Covenants Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         8.2     No Change in Condition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         8.3     Closing Certificate and Other Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         8.4     Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         8.5     No Legal Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         8.6     Minimum EHC Adjusted Value.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         8.7     Fairness Opinion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37

9.       CONDITIONS TO OBLIGATIONS OF EHC                                                                            A-37
         9.1     Representations and Covenants Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         9.2     No Change in Condition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         9.3     Closing Certificate and Other Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         9.4     Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         9.5     No Legal Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         9.6     WFC Adjusted Value.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         9.7     Fairness Opinion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38

10.      CONDITIONS TO OBLIGATIONS OF BOTH PARTIES                                                                   A-38
         10.1    Government Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38

         10.2    Shareholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
         10.3    Registration Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
         10.4    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
         10.5    Pooling Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
         10.6    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39

11.      ACQUISITION OF DISSENTERS' STOCK                                                                            A-39
         11.1    Dissenting Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
         11.2    Notice of Dissent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
         11.3    Purchaser of Dissenters' Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40

12.      CLOSING                                                                                                     A-40

13.      TERMINATION                                                                                                 A-40
         13.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
         13.2    Procedure and Effect of Termination; Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41

14.      MISCELLANEOUS                                                                                               A-41
         14.1    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         14.2    Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         14.3    Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         14.4    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         14.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
         14.6    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
         14.7    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
         14.8    Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-43
         14.9    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-43

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (the "Agreement") is made and entered into effective as of the 21st day of December, 1995 by and between WESTSIDE FINANCIAL CORPORATION ("WFC"), a corporation organized under the laws of the State of Georgia, and EASTSIDE HOLDING CORPORATION ("EHC"), a corporation organized under the laws of the State of Georgia (EHC and WFC are sometimes collectively referred to as the "Parties" and individually referred to as "Party").

                              W I T N E S S E T H:

         WHEREAS, the authorized capital stock of WFC consists of 10,000,000 shares of common stock ("WFC Stock"), of which 586,300 shares are issued and outstanding;

         WHEREAS, The Westside Bank & Trust Company ("Westside"), a banking corporation organized under the laws of the State of Georgia, is a wholly-owned subsidiary of WFC;

         WHEREAS, the authorized capital stock of EHC consists of 10,000,000 shares of common stock ("EHC Stock"), of which 600,000 shares are issued and outstanding;

         WHEREAS, The Eastside Bank & Trust Company ("Eastside"), a banking corporation organized under the laws of the State of Georgia is a wholly-owned subsidiary of EHC;

         WHEREAS, the Boards of Directors of the Parties deem it advisable and in the best interests of each Party and its respective shareholders that Eastside become a wholly-owned subsidiary of WFC by EHC merging into WFC (the "Merger") and by the EHC shareholders exchanging and converting their stock into WFC Stock in the manner and basis hereinafter set out;

         WHEREAS, after the Merger, the two banks, Eastside and Westside shall be separate and wholly-owned subsidiaries of WFC;

         WHEREAS, the Board of Directors of EHC deems it advisable and in the best interests of EHC and its shareholders that EHC be merged into WFC and, by resolutions duly adopted, have approved and adopted this Agreement and directed that it be submitted to the shareholders of EHC for approval;

         WHEREAS, the Board of Directors of WFC has approved and adopted this Agreement, and WFC has agreed to join in and be bound hereby and to issue the shares of WFC Stock, which shareholders of EHC will be entitled to receive upon consummation of the Merger as provided herein;

         WHEREAS, it is the intention of the Parties to this Agreement that the Merger of EHC with and into WFC (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) for accounting purposes shall be accounted for as a pooling-of- interests; and

         NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of EHC Stock into WFC Stock, as hereinafter provided, and such other provisions relating to the mergers as the Parties deem necessary or desirable, the Parties hereto agree as follows:

1.       MERGER

         1.1 EHC MERGER INTO WFC. Pursuant to the applicable provisions of the Georgia Business Corporation Code ("Corporation Code"), other provisions of law and on the terms and conditions set forth herein, EHC shall be merged with and into WFC. WFC shall be the survivor of this Merger continuing under the WFC Articles and Bylaws of WFC. The name of WFC shall be changed to a name which is satisfactory to both Parties which reflects the broader franchise resulting from the Merger.

         1.2 EFFECTIVE DATE OF THE MERGER. The Merger shall be effective as of the effective date ("Effective Date") as set forth in the Articles of Merger to be filed with the Georgia Secretary of State in accordance with the applicable provisions of the Corporation Code.

         1.3 MANAGEMENT OF WFC. On the Effective Date after the closing of the Merger, the Board of Directors of WFC shall be reconstituted initially as follows: it shall consist of five (5) directors -- two (2) directors chosen by WFC, two (2) directors chosen by EHC, and a fifth (5th) director, who will be Edward C. Milligan and who shall initially be elected as the Chairman of the Board of Directors and Chief Executive Officer of WFC.

         1.4 MANAGEMENT OF WESTSIDE AND EASTSIDE. The Boards of Directors of Westside and Eastside initially following the Merger shall continue unchanged.

2.       MANNER AND BASIS OF CONVERTING SHARES OF STOCK

         2.1     ADJUSTED VALUE.

                 2.1.1 WFC ADJUSTED VALUE. The per share adjusted value for each outstanding share of WFC Stock ("WFC Adjusted Value") shall be $11.99, plus or minus its earnings or losses from October 31, 1995 through the end of the month (the "Valuation Date") immediately preceding the Effective Date, determined in accordance with generally accepted accounting principles, applied on a consistent basis by the WFC's independent auditor; provided that: no Merger Expenses (as hereinafter defined) will be deducted in





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         calculating net income during such interim period; any dividends paid by WFC shall be deducted in calculating the WFC Adjusted Value; and the loan loss reserve for Westside expressed as a percentage of its total loans shall on the Valuation Date not be less than such percentage on October 31, 1995.

                 2.1.2 EHC ADJUSTED VALUE. The per share adjusted value for each outstanding share of EHC Stock ("EHC Adjusted Value") shall be $10.13, plus or minus its earnings or losses from October 31, 1995, through the Valuation Date, determined in accordance with generally accepted accounting principles, applied on a consistent basis by the EHC's independent auditor; provided that: no Merger Expenses (as hereinafter defined) will be deducted in calculating net income during such interim period; any dividends paid by EHC shall be deducted in calculating the EHC Adjusted Value; and the loan loss reserve for Eastside expressed as a percentage of its total loans shall on the Valuation Date not be less than such percentage on October 31, 1995.

                 2.1.3 MERGER EXPENSES. Merger Expenses shall refer only to authorized reasonable legal, accounting and consulting fees and filing fees and printing costs paid to third parties in connection with the Merger.

         2.2     CONVERSION OF SHARES.  Subject to the provisions of Section
2.1 above, the manner and basis of converting shares of EHC Stock into shares of WFC Stock, excluding those shares of EHC Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the Corporation Code (the "Dissenters' Provisions"), shall be as follows: each share of EHC Stock shall, by virtue of the Merger and without any action on the part of any shareholder be converted into the right to receive one share of WFC Stock.

         2.3 OPTIONS. Each option to purchase EHC Stock ("EHC Option") outstanding at the time that the Merger is consummated shall be converted into and become rights with respect to WFC Stock and WFC shall assume each such option in accordance with the terms of the stock option plan under which it was issued and the stock option or other agreement by which it is evidenced. From and after the consummation of the Merger, (i) each EHC Option assumed by WFC may be exercised solely for WFC Stock, (ii) the number shares of WFC Stock subject to each EHC Option shall be equal to the number of shares of EHC stock subject to each such EHC Option immediately prior to the consummation date and
(iii) the per share exercise price of the WFC Stock subject to the EHC Options shall be the same as the per share exercise price of the EHC Stock. It is intended that the foregoing assumption of EHC Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any EHC Option which is an incentive stock option.

         2.4 WFC STOCK DIVIDEND. Immediately prior to the time that the Merger is consummated, WFC shall pay a stock dividend to the WFC shareholders (the "WFC Stock Dividend") so that each WFC shareholder at such time shall receive for each share of WFC Stock a dividend of the number of shares of WFC Stock determined by subtracting one from the





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


quotient determined by dividing the per share WFC Adjusted Value by the per share EHC Adjusted Value.

         2.5 NO FRACTIONAL SHARES. No certificate for a fraction of a share of WFC Stock shall be issued. Instead, the holders of shares of WFC Stock who otherwise become entitled to a fraction of a share of WFC Stock as a result of the WFC Stock Dividend, shall receive the equivalent cash value of such fractional share based on WFC's per share Adjusted Value at the Valuation Date.

         2.6     SURRENDER OF STOCK CERTIFICATE.

                 2.6.1 LETTER OF TRANSMITTAL. As soon as practicable after the Effective Date, a letter of transmittal shall be mailed by WFC, as Exchange Agent (the "Exchange Agent"), to each shareholder of EHC as of the close of business on the Effective Date. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of EHC Stock shall surrender such certificates to the Exchange Agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor certificates representing shares of WFC Stock, subject to the restrictions and conditions of this Agreement. Replacements for stock certificates which have been destroyed, stolen or lost may be obtained according to the usual procedures of EHC, as applicable, in order to permit the surrender of such replacement certificates.

                 2.6.2 RIGHTS OF FORMER SHAREHOLDERS. As of the Effective Date, each certificate theretofore representing one or more outstanding shares of EHC Stock shall be deemed for all corporate purposes to evidence only the right to receive certificates representing shares of WFC Stock as provided in accordance with this Agreement.

                 2.6.3 FAILURE TO SURRENDER STOCK CERTIFICATES. Until a former EHC shareholder surrenders his or her stock certificate or certificates to the Exchange Agent: (i) the shareholder shall not be issued certificates representing the shares of WFC Stock which such EHC Stock certificate may otherwise entitle him or her to receive;
         (ii) the shareholder shall not have any voting rights in respect of the shares of WFC Stock which such EHC Stock certificate may otherwise entitle him or her to receive; (iii) the shareholder shall not be paid dividends nor other distributions in respect of the shares of WFC Stock which such EHC Stock certificate may otherwise entitle him or her to receive; and (iv) any dividends or distributions payable on WFC Stock shall be retained, without interest, for his or her account until surrender of such EHC Stock certificate.

         2.7 NO INTEREST. Except as otherwise provided by the Dissenters' Provisions, any cash payment which is to be made pursuant to this Agreement to any holder of a certificate formerly representing shares of EHC Stock shall bear no interest whatsoever regardless of when such certificate is surrendered to the Exchange Agent.

3.       OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC.

         3.1 MATERIAL. "Material" shall mean, and a "material adverse" effect or change shall have occurred with respect to each Party within the meaning of this Agreement, upon the reasonable determination by the other Party that an event, condition, action or state of facts is material or has a material adverse effect or constitutes a material adverse change, in the context of the size, historical performance and market location of the Party or its subsidiary bank, if any, as of the date of this Agreement, but in any event shall include any of the following:

                 3.1.1 UNDISCLOSED LIABILITIES. (a) The existence of any liability that (1) was required to be disclosed pursuant to this Agreement and was not so disclosed and (2) together with all other such undisclosed liabilities exceeds, or may reasonably be expected to exceed, $50,000 in the aggregate; or (b) the creation or incurrence of any liability of the Party or its subsidiary bank, if any (other than liabilities incurred in the ordinary course of business permitted under Sections 4.9 and 5.9 of this Agreement), that together with all other such liabilities exceeds, or may reasonably be expected to exceed, $50,000 in the aggregate; or

                 3.1.2 SUPERVISORY ACTION. Any cease and desist order, memorandum of understanding, supervisory agreement, consent order or similar order or proceeding being filed or issued against the Party or its subsidiary bank by the Federal Deposit Insurance Corporation ("FDIC"), the Georgia Department of Banking and Finance ("Georgia Department") or the Board of Governors of the Federal Reserve ("Federal Reserve"); or

                 3.1.3 OTHER. Any other event, action, condition or state of facts, which, if such event, condition or state of facts were being considered during the course of an audit of the books and records of the Party or any subsidiary bank in accordance with generally accepted accounting principles, and the standard of materiality for qualifying such audit were $50,000, would result in such audit being qualified or would require any disclosure to be made in the report accompanying such audit with respect to the business, properties or financial condition of the Party.

         3.2     ACCESS, INFORMATION AND DOCUMENTS.

                 3.2.1 ACCESS. The Parties hereto shall permit each other's authorized representatives reasonable access during normal business hours from and after the date hereof and prior to the Effective Date to all of their respective properties, books, contracts, commitments and records and shall promptly furnish each other with such information concerning their respective affairs as each may reasonably request.

                 3.2.2 ASSISTANCE. The personnel of each of the Parties hereto shall assist the other in making its investigation, and each shall cause its respective counsel, accountants, employees and other representatives to be reasonably available for such purposes. During such investigation, the Parties and their respective authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as they may deem advisable. No investigation made heretofore or hereafter by any Party hereto shall affect the representations and warranties made by the other Party hereunder. Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a material adverse effect on the other Party.

         3.3 REGISTRATION STATEMENT; SHAREHOLDERS' MEETING. As soon as practicable after execution of this Agreement, WFC shall file a registration statement with the Securities and Exchange Commission (the "SEC") covering the WFC Stock to be issued upon consummation of the Merger (the "Registration Statement"), and shall use its reasonable efforts to cause the Registration Statement to become effective under the Securities Act of 1933 (the "1933 Act") and take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of WFC Stock upon consummation of the Merger. EHC shall furnish all information concerning it and the holders of its capital stock as WFC may reasonably request in connection with such action. EHC shall call a shareholders' meeting (the "Shareholders' Meeting"), to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) EHC shall prepare and file a Proxy Statement (which shall be included in the Registration Statement) (the "Proxy Statement") with the SEC and mail it to the EHC shareholders, (ii) WFC shall furnish to EHC all information concerning it that EHC may reasonably request in connection with such Proxy Statement, (iii) the Boards of Directors of EHC shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of EHC shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

         3.4 CONFIDENTIAL INFORMATION. If the transactions contemplated herein are not consummated, each Party and its representatives shall treat all information obtained from the other, and not already in the public domain, as confidential, and each Party (upon written request) shall return to the other Party all copies made of material belonging to it.

         3.5 FULL COOPERATION. The Parties shall cooperate fully with each other and with their respective counsel, accountants and other agents in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement, including cooperation in the filing of all applications with respect to the transactions contemplated hereby.

         3.6 APPLICATIONS. WFC shall promptly prepare and file, and EHC shall cooperate in the preparation and, where appropriate, filing of, applications with all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite consents necessary to consummate the transactions contemplated by this Agreement.

         3.7 PUBLIC ANNOUNCEMENTS AND DISCLOSURES. The Parties hereto agree that, from the date hereof until the Effective Date, none of the Parties to this Agreement shall make any public announcements or disclosures, other than public announcements and disclosures required to be made by law, relating to this Agreement or to the transactions contemplated hereby without the prior approval of the other Party.

         3.8 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Whenever any financial report, determination, adjustment, warranty, representation or covenant relates to any financial matter hereunder, it shall, unless stated to the contrary, be deemed to refer to such item as determined in accordance with generally accepted accounting principles as set forth in Sections 4.7 and 5.7.

         3.9 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its subsidiaries to use, reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed or a resolicitation of proxies as a consequence of an acquisition agreement by WFC or any of its subsidiaries shall not violate this covenant, provided that WFC shall use its reasonable efforts to cause such Registration Statement to be declared effective so that the Shareholders' Meeting may be held prior to the date set forth in Section 13.1(b) of this Agreement), including, without limitation, using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Sections 8, 9 and 10 of this Agreement. Each Party shall use, and shall cause each of its subsidiaries to use, its reasonable efforts to obtain all consents necessary for the consummation of the transactions contemplated by this Agreement.

         3.10 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Code for federal income tax purposes.

4.       REPRESENTATIONS AND WARRANTIES OF WFC

         As an inducement to EHC to enter into this Agreement, WFC hereby represents and warrants to EHC as follows:

         4.1 WFC SCHEDULE. Prior to the date hereof, WFC has delivered to EHC a schedule (the "WFC Schedule") containing certain information regarding WFC as indicated at various places in this Agreement. All information set forth in the WFC Schedule or in documents incorporated by reference in the WFC
Schedule is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of WFC. The information contained in the WFC Schedule shall be deemed to be part of and qualify all representations and warranties contained in this Section. WFC shall promptly provide EHC with written notification of any event, occurrence or other information necessary to maintain the WFC Schedule and all other documents and writings furnished to EHC pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Effective Date.

         4.2 CORPORATE ORGANIZATION. WFC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

         4.3     AUTHORIZED CAPITAL STOCK; SUBSIDIARIES.

                 4.3.1 The authorized capital stock of WFC consists of 10,000,000 shares of common stock (previously defined as WFC Stock), of which 586,300 shares are issued and outstanding. All of the outstanding shares of WFC Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of WFC. Except as set forth on the WFC Schedule, there are no outstanding options, agreements, contracts, calls or commitments of any character that would require the issuance by WFC of any shares of its common stock or securities convertible into such stock.

                 4.3.2 Except as set forth in the WFC Schedule, WFC has no subsidiaries and does not own, for its own account, any stocks, options, calls, warrants or rights to acquire stock or other equity securities in any partnership or corporation.

         4.4 QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED. WFC does not own any property or conduct any business outside of the State of Georgia which would require it to be qualified as a foreign corporation in any jurisdiction.

         4.5 AUTHORIZATION. This Agreement and its execution by the President and Secretary of WFC or other persons designated by the Board of Directors of WFC have been duly authorized, approved and ratified by the Board of Directors of WFC at meetings duly called and held at which quorums were present and acting throughout, and this Agreement is valid and binding on WFC.

         4.6 NON-CONTRAVENTION. The execution and delivery of this Agreement by WFC and the carrying out of the transactions contemplated hereby will not (a) violate any provisions of its Articles of Incorporation or Bylaws,
(b) result in any breach or violation of the terms or conditions of or cause or create a right to any acceleration under any agreement to which it is a party or any judgment, decree or order of any court or administrative agency having jurisdiction over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulation applicable to it, subject to securing the approvals required by Section 10 hereof.

         4.7 FINANCIAL STATEMENTS. The audited statements of financial condition of WFC at December 31, 1994, 1993 and 1992, and the related statements of income, shareholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited statement of condition at September 30, 1995, and the related unaudited statement of income for the nine-month period then ended and the notes thereto (the audited financial statements at December 31, 1994 and for the year then ended and the notes thereto being referred to as the "Annual WFC Financials," and the unaudited financial statements at September 30, 1995 and for the nine months then ended and the notes thereto being referred to as the "Interim WFC Financials") fairly present assets, liabilities, financial condition and results of operations of WFC as of the dates mentioned and for the periods then ended in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (subject to any exceptions as to consistency as specified in such reports and, in the case of interim financial statements, to normal recurring year-end adjustments).

         4.8     NOTES AND OBLIGATIONS.

                 4.8.1 Except as set forth in the WFC Schedule or as provided for in the loss reserve described in subsection 4.8.2 below, all notes receivable or other obligations owned by WFC or Westside or due to it or Westside shown in the Annual and Interim WFC Financials and any such notes receivable and obligations on the date hereof and on the Effective Date are and will be genuine, legal and valid obligations of the respective makers thereof and are not and insofar as WFC is aware will not be subject to any defense, offset or counterclaim. Except as set forth in subsection 4.8.2 below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to the other Party for examination prior to the Effective Date. All such notes and obligations were entered into by WFC or Westside in the ordinary course of their businesses and in compliance with all applicable laws and regulations, except as to any noncompliance which has not and will not have a material adverse effect on the business, properties or earnings of WFC or Westside.

                 4.8.2 WFC and Westside have established a loss reserve on the Annual and Interim WFC Financials which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of WFC or Westside to enforce the note or obligation, and the representations set forth in subsection 4.8.1 above are qualified in their entirety by the aggregate of such loss reserve.

         4.9 LIABILITIES. WFC and Westside have no debt, liability or obligation of any kind whether or not required to be shown pursuant to GAAP on the balance sheet of WFC, and whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to: (a) any liability or obligation on account of any federal, state or local taxes or penalties, interest or fines with respect to such taxes; (b) any liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety; or (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by WFC or any other entity covering employees of WFC or Westside, except (i) those reflected on the Annual and Interim WFC Financials, (ii) liabilities incurred in the ordinary course of business since December 31, 1994, and (iii) as set forth in the WFC Schedule.

         4.10 INVESTMENTS. Except for pledges to secure public and trust deposits, none of the investments reflected in the Annual WFC Financials and none of the investments made since the date of the Annual WFC Financials is subject to any restriction, contractual, statutory or otherwise, which materially would impair the ability of the holder of such investment freely to dispose of such investment at any time. The WFC books and records accurately reflect the nature, terms and characteristics of such investments. No such investments are derivative investments.

         4.11 TAXES. WFC and Westside have filed all federal, state, county and other tax returns and reports required by applicable law and have paid in full or has made adequate provision for the payment of all taxes shown on said returns or claimed to be due by federal, state, county or other taxing authorities. All such payments of taxes were timely made. WFC does not know of any circumstances or facts which exist or have heretofore existed which would constitute grounds for the assessment of any further material tax liability for any period covered by any of such filed returns. There are no federal, state or local tax liens upon any property or assets of WFC and Westside, except for liens for state and local property taxes which are not yet due. Except as disclosed on the WFC Schedule, the federal income tax returns of WFC have not been examined by the Internal Revenue Service for any period.

         4.12 LITIGATION. Except as set forth in the WFC Schedule, there are no causes of action pending or (to the knowledge of management) threatened against WFC or Westside or regulatory orders, memoranda of understanding or similar documents involving WFC or Westside. Except as set forth in the WFC Schedule, there are no causes of action pending against WFC or Westside with respect to the transactions contemplated by this Agreement, and there are no actions, suits, claims, demands or proceedings pending or threatened against WFC or Westside which if adversely decided could have a material adverse effect on the business, prospects, financial condition or results of operations of WFC or Westside.

         4.13 REGULATORY FILINGS. Since January 1, 1991, WFC and Westside have filed all reports they were required to file with the FDIC, the Georgia Department, and the Federal Reserve. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.14 GENERAL LEGAL COMPLIANCE. Except as set forth in the WFC Schedule, with respect to the conduct of its business, WFC and Westside are in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on their business, prospects, financial condition or results of operations. WFC is not aware of the existence of any facts which would support the assessment of civil money penalties against WFC or Westside, their directors, officers or employees.

         4.15    PROPERTIES; ENVIRONMENTAL.

                 4.15.1 WFC and Westside own good title to or hold a valid leasehold estate in all of their properties and assets reflected in the Annual WFC Financials and to all properties acquired after such date, free and clear of all liens, encumbrances, security interests and mortgages, except for the liens of state and local property taxes which are not due and payable, easements or other claims, none of which materially interfere with the operation of the business of WFC or the marketability of their properties.

                 4.15.2 To the best knowledge of WFC, WFC and Westside are in compliance with all laws, rules and regulations relating to environmental protection. WFC and Westside have not been notified nor are otherwise aware that they are potentially liable, or are considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state law. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of WFC, threatened against WFC or Westside relating to environmental protection, nor does WFC have any reason to believe any such proceedings may be brought against it or Westside. To the best knowledge of WFC, no disposal, release, storage or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of WFC or Westside, or on any properties held as collateral for any loans held by Westside.

         4.16    INSURANCE.

                 4.16.1 WFC and Westside are not in default with respect to any provisions of any fire, fidelity bond, directors' and officers' liability, other liability, title or other forms of insurance held by them where the loss of such insurance and the occurrence of any event intended to be thereby insured against could have a material adverse effect on the business, prospects, financial condition or results of operations of WFC and Westside; nor has WFC or Westside failed to give any notice or present any claim thereunder in a due and timely fashion.

                 4.16.2 The WFC Schedule describes each of WFC's and Westside's insurance policies, including carrier, amount of coverage and annual premium.

         4.17 BROKER. WFC is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

         4.18 TRADEMARKS. WFC and Westside own or have license agreements to use all trademarks, service marks, copyrights, trade names or patents used by them in the conduct of their business. WFC and Westside are not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, copyright, trade name or patent, to the best of its knowledge. No proceedings have been instituted, or (to the knowledge of WFC) threatened, nor has any claim been made, against WFC or Westside alleging any such infringement or violation.

         4.19 SOLE AGREEMENT TO MERGE AND SELL. WFC is not a party to any other acquisition agreement, merger agreement, plan of reorganization, letter of intent, agreement of sale, or other agreement which would result in the sale or other disposition, directly or indirectly, of all or substantially all of its stock or assets.

         4.20    INSIDER CONTRACTS.  Except as set forth in the WFC Schedule,
(a) WFC and Westside are not a party to or otherwise obligated under any management agreement, employment contract, consulting agreement, personal service agreement or other contract or agreement for the provision of similar services, (b) WFC and Westside are not parties to any agreement or understanding with any officer or director of WFC or Westside, their affiliates or the immediate family members of any such officers and directors (collectively, the "Insiders") which calls for the payment of money by WFC or Westside and (c) the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any act or event, or with the lapse of time or both) result in any payment (severance or other) becoming due from WFC or Westside or the successor thereof to any Insider.

         4.21 EMPLOYEE BENEFIT PLANS. As of the date hereof as well as the Effective Date:

                 4.21.1 The WFC Schedule contains a true and complete list of all the following types of agreements or plans established, maintained or contributed to by WFC and Westside and each other employer, which together with WFC are treated as a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred





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         to as the "WFC Group"), that are presently in effect or which have been in effect at any time:

                          (i)     "employee welfare benefit plans" and
                 "employee pension benefit plans," as defined in Sections 3(1) and 3(2) of ERISA; and

                          (ii)    any other pension, profit sharing,
                 retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the WFC Group maintains or to which any member of the WFC Group has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in Clauses (i) or (ii) as established, adopted or maintained by any member of the WFC Group are herein collectively referred to as the "WFC Plans").

         For each WFC Plan, WFC will deliver to the other Party true and complete copies of all documents as they may have been amended to the date hereof which establish the WFC Plan, the most recent summary plan description, the annual reports filed for the three most recent plan years, the most recent actuarial report prepared, if any, and any current insurance contract relating to such WFC Plan.

                 4.21.2 Each of the WFC Plans maintained, or previously maintained, by any member of the WFC Group has at all times been operated in material compliance with ERISA and the Code. Each WFC Plan (i) which is intended to satisfy the requirements of Code Section 401(a), and the trust for which is intended to be exempt from taxation under Code Section 501(a), or (ii) which is intended to be exempt from taxation under Code Section 501(c)(9) (collectively, the "WFC Qualified Plans") has received a favorable determination letter to that effect from the Internal Revenue Service, and such favorable determination letter remains in effect and, except as set forth in the WFC Schedule, no such WFC Qualified Plan has been amended since the issuance of the most recent favorable determination letter. The WFC Qualified Plans currently comply in form with the requirements under the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

                 4.21.3 No member of the WFC Group has any past, present or future obligation or liability to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), or any single-employer plan having two or more contributing sponsors at least two of whom are not under common control, as described in ERISA Section 4063.





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                 4.21.4  Except as set forth in the WFC Schedule, no member of the WFC Group currently maintains an "employee pension benefit plan" as defined in ERISA Section 3(2). No assets of the WFC Group are, and WFC does not reasonably expect them to become, subject to a lien imposed under ERISA Section 4068 or Code Section 412 and no assets of the WFC Group have been provided as security to any WFC Plan pursuant to Code Section 401(a)(29).

                 4.21.5 No termination or partial termination of any WFC Qualified Plan has occurred nor has a notice of intent to terminate any WFC Qualified Plan been issued by a member of the WFC Group.

                 4.21.6 No member of the WFC Group nor any other "disqualified person" or "party in interest," as defined in Code Section 4975 and ERISA Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Code Section 4975 or ERISA Section 406. All "fiduciaries," as defined in ERISA Section 3(21), each member of the WFC Group and their respective officers and employees, with respect to the WFC Plans, have complied in all material respects with the requirements of ERISA Section 404.

                 4.21.7 To the best knowledge of WFC, each member of the WFC Group has complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                 4.21.8 Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending, or threatened against any of the WFC Plans or any fiduciary of any of the WFC Plans or against the assets of any of the WFC Plans.

                 4.21.9 Except as provided in the WFC Schedule, each member of the WFC Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each WFC Plan to be paid by the WFC Group.

                 4.21.10 No member of the WFC Group has an obligation to any retired or former employee, or any current employee upon retirement, under any WFC Plan, and any WFC Plan can be terminated without resulting in any liability to WFC for any additional penalties, premiums, fees, or any other charges.

                 4.21.11 Except as provided in the WFC Schedule, no member of the WFC Group has any outstanding, present or future obligation to make payments to an insurer for premiums, reserves or other liability relating to an WFC Plan under any arrangement with an insurer.

                 4.21.12 No member of the WFC Group is obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute





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

         payment" as defined in Code Section 280G(b), determined without regard to Code Section 280G(b)(2)(A)(i).

                 4.21.13 No member of the WFC Group is liable for any unpaid wages, bonuses or commissions, or taxes, penalties, assessments or forfeitures arising from any employment matter other than (i) liabilities accrued on the Annual and Interim WFC Financials and (ii) wages owed for services rendered since the payroll date immediately preceding the Effective Date.

                 4.21.14 Until the Effective Date, no member of the WFC Group shall amend any WFC Plan, except to the extent necessary to maintain compliance with the Code or ERISA or, except to the extent provided to the contrary herein, increase any benefits or rights under any WFC Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the Effective Date, would constitute a WFC Plan.

                 4.21.15 The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any WFC Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

         4.22 ARTICLES AND BYLAWS. WFC has previously delivered to the other Party true and correct copies of the Articles of Incorporation and Bylaws of WFC and Westside.

         4.23 BOOKS AND RECORDS. The books of account and other financial records of WFC and Westside are, in all material respects, complete and correct, maintained in accordance with good business practice, and are fairly reflected in the Annual and Interim WFC Financials. The minute books of WFC and Westside accurately reflect all material corporate action of the shareholders and the Board of Directors (including any Executive Committee thereof) of WFC and Westside.

         4.24 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the WFC Schedule, since September 30, 1995:

                 4.24.1 There has been no change in the business, assets, liabilities, results of operations or financial condition of WFC or Westside, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which management of WFC believes may have a material adverse effect on such business or properties;

                 4.24.2 There has been no damage, destruction or loss to the assets, properties or business of WFC or Westside, whether or not covered by insurance, which has had or which management of WFC believes may have a material adverse effect thereon;

                 4.24.3 The business of WFC or Westside has been operated in the ordinary course and not otherwise;





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


                 4.24.4 The properties and assets of WFC and Westside used in their businesses have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                 4.24.5 The books, accounts and records of WFC and Westside have been maintained in the usual, regular and ordinary manner;

                 4.24.6 There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of WFC;

                 4.24.7 Except as set forth in the WFC Schedule, there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by WFC or Westside to any director or executive officer, or any employee earning $25,000 or more per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

                 4.24.8 There has been no change in the Articles of Incorporation or Bylaws of WFC and Westside;

                 4.24.9 There has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of management of WFC, any organizational effort by any union, or institution or (to the knowledge of management of WFC) threatened institution, of any organizational effort, complaint or other proceeding in connection therewith, involving WFC or Westside or affecting their operations;

                 4.24.10 Except as set forth in the WFC Schedule, there has been no issuance, sale, repurchase, acquisition, or redemption by WFC of any of its authorized capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

                 4.24.11 There has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation any deposit for security consisting of) any asset or assets of WFC or Westside or assumed by them with respect to any asset or assets;

                 4.24.12 There has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by WFC or Westside whether or not it would be required to be reflected on a balance sheet of WFC prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

                 4.24.13 No obligation or liability of WFC or Westside has been discharged or satisfied, other than in the ordinary course of business;

                 4.24.14 Except as set forth in the WFC Schedule, there has been no sale, transfer or other disposition of any asset or assets of WFC or Westside, other than sales in the ordinary course of business; and

                 4.24.15 There has been no amendment, termination or waiver of any right of WFC or Westside under any contract or agreement or governmental license, permit or permission which has had or may have a material adverse effect on its business or properties.

5.       REPRESENTATIONS AND WARRANTIES OF EHC

         As an inducement to WFC to enter into this Agreement, EHC hereby represents and warrants to WFC as follows:

         5.1 EHC SCHEDULE. Prior to the date hereof, EHC has delivered to the other Party a schedule (the "EHC Schedule") containing certain information regarding EHC as indicated at various places in this Agreement. All information set forth in the EHC Schedule or in documents incorporated by reference in the EHC Schedule is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of EHC. The information contained in the EHC Schedule shall be deemed to be part of and qualify all representations and warranties contained in this Section. EHC shall promptly provide WFC with written notification of any event, occurrence or other information necessary to maintain the EHC Schedule and all other documents and writings furnished to the other Party pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Effective Date.

         5.2 CORPORATE ORGANIZATION. EHC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

         5.3     AUTHORIZED CAPITAL STOCK; SUBSIDIARIES.

                 5.3.1 The authorized capital stock of EHC consists of 10,000,000 shares of common stock (previously defined as EHC Stock), of which 600,000 shares are issued and outstanding. All of the outstanding shares of EHC Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of EHC. Except as set forth on the EHC Schedule, there are no outstanding options, agreements, contracts, calls or commitments of any character that would require the





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


         issuance by EHC of any shares of its common stock or securities convertible into such stock.

                 5.3.2 Except as set forth in the EHC Schedule, EHC has no subsidiaries and does not own, for its own account, any stocks, options, calls, warrants or rights to acquire stock or other equity securities in any partnership or corporation.

         5.4 QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED. EHC does not own any property or conduct any business outside of the State of Georgia which would require it to be qualified as a foreign corporation in any jurisdiction.

         5.5 AUTHORIZATION. This Agreement and its execution by the President and Secretary of EHC or other persons designated by the Board of Directors of EHC have been duly authorized, approved and ratified by the Board of Directors of EHC at meetings duly called and held at which quorums were present and acting throughout, and, subject to approval by its shareholders as required by law, this Agreement is valid and binding on EHC.

         5.6 NON-CONTRAVENTION. The execution and delivery of this Agreement by EHC and the carrying out of the transactions contemplated hereby will not (a) violate any provisions of its Articles of Incorporation or Bylaws,
(b) result in any breach or violation of the terms or conditions of or cause or create a right to any acceleration under any agreement to which it is a party or any judgment, decree or order of any court or administrative agency having jurisdiction over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulation applicable to it, subject to securing the approvals required by Section 10 hereof.

         5.7 FINANCIAL STATEMENTS. The audited statements of financial condition of EHC at December 31, 1994, 1993 and 1992, and the related statements of income, shareholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited statement of condition at September 30, 1995, and the related unaudited statement of income for the nine-month period then ended and the notes thereto (the audited financial statements at December 31, 1994 and for the year then ended and the notes thereto being referred to as the "Annual EHC Financials," and the unaudited financial statements at September 30, 1995 and for the nine months then ended and the notes thereto being referred to as the "Interim EHC Financials") fairly present assets, liabilities, financial condition and results of operations of EHC as of the dates mentioned and for the periods then ended in conformity with GAAP applied on a consistent basis (subject to any exceptions as to consistency as specified in such reports and, in the case of interim financial statements, to normal recurring year-end adjustments).

         5.8     NOTES AND OBLIGATIONS.

                 5.8.1 Except as set forth in the EHC Schedule or as provided for in the loss reserve described in subsection 5.8.2 below, all notes receivable or other obligations owned by EHC or Eastside or due to them shown in the Annual and Interim EHC

         Financials and any such notes receivable and obligations on the date hereof and on the Effective Date are and will be genuine, legal and valid obligations of the respective makers thereof and are not and insofar as EHC is aware will not be subject to any defense, offset or counterclaim. Except as set forth in subsection 5.8.2 below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to the other Parties for examination prior to the Effective Date. All such notes and obligations were entered into by EHC or Eastside in the ordinary course of their businesses and in compliance with all applicable laws and regulations, except as to any noncompliance which has not and will not have a material adverse effect on the business, properties or earnings of EHC or Eastside.

                 5.8.2 EHC and Eastside have established a loss reserve on the Annual and Interim EHC Financials which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of EHC or Eastside to enforce the note or obligation, and the representations set forth in subsection 5.8.1 above are qualified in their entirety by the aggregate of such loss reserve.

         5.9 LIABILITIES. EHC and Eastside have no debt, liability or obligation of any kind whether or not required to be shown pursuant to GAAP on the balance sheet of EHC, and whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to: (a) any liability or obligation on account of any federal, state or local taxes or penalties, interest or fines with respect to such taxes; (b) any liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety; or (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by EHC or Eastside or any other entity covering employees of EHC or Eastside, except (i) those reflected on the Annual and Interim EHC Financials, (ii) liabilities incurred in the ordinary course of business since December 31, 1994, and (iii) as set forth in the EHC Schedule.

         5.10 INVESTMENTS. Except for pledges to secure public and trust deposits, none of the investments reflected in the Annual EHC Financials and none of the investments made since the date of the Annual EHC Financials is subject to any restriction, contractual, statutory or otherwise, which materially would impair the ability of the holder of such investment freely to dispose of such investment at any time. The EHC books and records accurately reflect the nature, terms and characteristics of such investments. No such investments are derivative investments.

         5.11 TAXES. EHC and Eastside have filed all federal, state, county and other tax returns and reports required by applicable law and have paid in full or has made adequate provision for the payment of all taxes shown on said returns or claimed to be due by federal, state, county or other taxing authorities. All such payments of taxes were timely made. EHC does not know of any circumstances or facts which exist or have heretofore existed which would constitute grounds for the assessment of any further material tax liability for any period covered by any of such filed returns. There are no federal, state or local tax liens upon any property or assets of EHC or Eastside, except for liens for state and local property taxes which are not yet due. Except as disclosed on the EHC Schedule, the federal income tax returns of EHC have not been examined by the Internal Revenue Service for any period.

         5.12 LITIGATION. Except as set forth in the EHC Schedule, there are no causes of action pending or (to the knowledge of management) threatened against EHC or Eastside or regulatory orders, memoranda of understanding or similar documents involving EHC or Eastside. Except as set forth in the EHC Schedule, there are no causes of action pending against EHC or Eastside with respect to the transactions contemplated by this Agreement, and there are no actions, suits, claims, demands or proceedings pending or threatened against EHC or Eastside which if adversely decided could have a material adverse effect on the business, prospects, financial condition or results of operations of EHC or Eastside.

         5.13 REGULATORY FILINGS. Since January 1, 1991, EHC and Eastside have filed all reports they were required to file with the Federal Reserve, the FDIC and Georgia Department. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.14 GENERAL LEGAL COMPLIANCE. Except as set forth in the EHC Schedule, with respect to the conduct of its business, EHC and Eastside are in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on their business, prospects, financial condition or results of operations. EHC is not aware of the existence of any facts which would support the assessment of civil money penalties against EHC or Eastside, their directors, officers or employees.

         5.15    PROPERTIES; ENVIRONMENTAL.

                 5.15.1 EHC and Eastside own good title to or hold a valid leasehold estate in all of their properties and assets reflected in the Annual EHC Financials and to all properties acquired after such date, free and clear of all liens, encumbrances, security interests and mortgages, except for the liens of state and local property taxes which are not due and payable, easements or other claims, none of which materially interfere with the operation of the business of EHC or Eastside or the marketability of their properties.

                 5.15.2 To the best knowledge of EHC, EHC and Eastside are in compliance with all laws, rules and regulations relating to environmental protection. EHC and Eastside have not been notified nor are otherwise aware that they are potentially liable, or are considered potentially liable, under CERCLA, or any similar state law. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of EHC, threatened against EHC or Eastside relating to environmental protection, nor does EHC have any reason to believe any such proceedings may be brought against it or Eastside. To the best knowledge of EHC, no disposal, release, storage or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of EHC or Eastside, or on any properties held as collateral for any loans held by Eastside.

         5.16    INSURANCE.

                 5.16.1 EHC and Eastside are not in default with respect to any provisions of any fire, fidelity bond, directors' and officers' liability, other liability, title or other forms of insurance held by them where the loss of such insurance and the occurrence of any event intended to be thereby insured against could have a material adverse effect on the business, prospects, financial condition or results of operations of EHC or Eastside; nor has EHC or Eastside failed to give any notice or present any claim thereunder in a due and timely fashion.

                 5.16.2 The EHC Schedule describes each of EHC's and Eastside's insurance policies, including carrier, amount of coverage and annual premium.

         5.17 BROKER. EHC is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

         5.18 TRADEMARKS. EHC or Eastside own or have license agreements to use all trademarks, service marks, copyrights, trade names or patents used by them in the conduct of their businesses. EHC and Eastside are not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, copyright, trade name or patent, to the best of EHC's knowledge. No proceedings have been instituted, or (to the knowledge of EHC) threatened, nor has any claim been made, against EHC or Eastside alleging any such infringement or violation.

         5.19 SOLE AGREEMENT TO MERGE OR SELL. EHC is not a party to any other acquisition agreement, merger agreement, plan of reorganization, letter of intent, agreement of sale, or other agreement which would result in the sale or other disposition, directly or indirectly, of all or substantially all of its stock or assets.

         5.20    INSIDER CONTRACTS.  Except as set forth in the EHC Schedule,
(a) EHC and Eastside are not parties to or otherwise obligated under any management agreement, employment contract, consulting agreement, personal service agreement or other contract or agreement for the provision of similar services, (b) EHC or Eastside are not parties to any agreement or understanding with any officer or director of EHC, its affiliates or the immediate family members of any such officers and directors (collectively, the "EHC Insiders") which calls for the payment of money by EHC or Eastside and (c) the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any act or event, or with the lapse of time or both) result in any payment (severance or other) becoming due from EHC or Eastside or the successor thereof to any EHC Insider.

         5.21 EMPLOYEE BENEFIT PLANS. As of the date hereof as well as the Effective Date:

                 5.21.1 The EHC Schedule contains a true and complete list of all the following types of agreements or plans established, maintained or contributed to by EHC and Eastside and each other employer, which together with EHC are treated as a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "EHC Group"), that are presently in effect or which have been in effect at any time:

                          (i)     "employee welfare benefit plans" and
                 "employee pension benefit plans," as defined in Sections 3(1) and 3(2) of ERISA; and

                          (ii)    any other pension, profit sharing,
                 retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the EHC Group maintains or to which any member of the EHC Group has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in Clauses (i) or (ii) as established, adopted or maintained by any member of the EHC Group are herein collectively referred to as the "EHC Plans").

                 For each EHC Plan, EHC will deliver to the other Party true and complete copies of all documents as they may have been amended to the date hereof which establish the EHC Plan, the most recent summary plan description, the annual reports filed for the three most recent plan years, the most recent actuarial report prepared, if any, and any current insurance contract relating to such EHC Plan.

                 5.21.2 Each of the EHC Plans maintained, or previously maintained, by any member of the EHC Group has at all times been operated in material compliance with ERISA and the Code. Each EHC Plan (i) which is intended to satisfy the requirements of Code Section 401(a), and the trust for which is intended to be exempt from taxation under Code Section 501(a), or (ii) which is intended to be exempt from taxation under Code Section 501(c)(9) (collectively, the "EHC Qualified Plans") has received a favorable determination letter to that effect from the Internal Revenue Service, and such favorable determination letter remains in effect and, except as set forth in the EHC Schedule, no such EHC Qualified Plan has been amended since the issuance of the most recent favorable determination letter. The EHC Qualified Plans currently comply in form with the requirements under the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

                 5.21.3 No member of the EHC Group has any past, present or future obligation or liability to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), or any single-employer plan having two or more contributing sponsors at least two of whom are not under common control, as described in ERISA Section 4063.

                 5.21.4 Except as set forth in the EHC Schedule, no member of the EHC Group currently maintains an "employee pension benefit plan" as defined in ERISA Section 3(2). No assets of the EHC Group are, and EHC does not reasonably expect them to become, subject to a lien imposed under ERISA Section 4068 or Code Section 412 and no assets of the EHC Group have been provided as security to any EHC Plan pursuant to Code Section 401(a)(29).

                 5.21.5 No termination or partial termination of any EHC Qualified Plan has occurred nor has a notice of intent to terminate any EHC Qualified Plan been issued by a member of the EHC Group.

                 5.21.6 No member of the EHC Group nor any other "disqualified person" or "party in interest," as defined in Code Section 4975 and ERISA Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Code Section 4975 or ERISA Section 406. All "fiduciaries," as defined in ERISA Section 3(21), each member of the EHC Group and their respective officers and employees, with respect to the EHC Plans, have complied in all material respects with the requirements of ERISA Section 404.

                 5.21.7 To the best knowledge of EHC, each member of the EHC Group has complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                 5.21.8 Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending, or threatened against any of the EHC Plans or any fiduciary of any of the EHC Plans or against the assets of any of the EHC Plans.

                 5.21.9 Except as provided in the EHC Schedule, each member of the EHC Group has made full and timely payment of, or has accrued pending full and timely





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


         payment, all amounts which are required under the terms of each EHC Plan to be paid by the EHC Group.

                 5.21.10 No member of the EHC Group has an obligation to any retired or former employee, or any current employee upon retirement, under any EHC Plan, and any EHC Plan can be terminated without resulting in any liability to EHC for any additional penalties, premiums, fees, or any other charges.

                 5.21.11 Except as provided in the EHC Schedule, no member of the EHC Group has any outstanding, present or future obligation to make payments to an insurer for premiums, reserves or other liability relating to an EHC Plan under any arrangement with an insurer.

                 5.21.12 No member of the EHC Group is obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute payment" as defined in Code Section 280G(b), determined without regard to Code Section 280G(b)(2)(A)(i).

                 5.21.13 No member of the EHC Group is liable for any unpaid wages, bonuses or commissions, or taxes, penalties, assessments or forfeitures arising from any employment matter other than (i) liabilities accrued on the Annual and Interim EHC Financials and (ii) wages owed for services rendered since the payroll date immediately preceding the Effective Date.

                 5.21.14 Until the Effective Date, no member of the EHC Group shall amend any EHC Plan, except to the extent necessary to maintain compliance with the Code or ERISA or, except to the extent provided to the contrary herein, increase any benefits or rights under any EHC Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the Effective Date, would constitute a EHC Plan.

                 5.21.15 The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any EHC Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

         5.22 ARTICLES AND BYLAWS. EHC has previously delivered to the other Party true and correct copies of the Articles of Incorporation and Bylaws of EHC and Eastside.

         5.23 BOOKS AND RECORDS. The books of account and other financial records of EHC and Eastside are, in all material respects, complete and correct, maintained in accordance with good business practice, and are fairly reflected in the Annual and Interim EHC Financials. The minute books of EHC and Eastside accurately reflect all material corporate action of the shareholders and the Board of Directors (including any Executive Committee thereof) of EHC and Eastside.





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         5.24    ABSENCE OF CHANGES.  Except as specifically provided for in this Agreement or specifically set forth in the EHC Schedule, since September 30, 1995:

                 5.24.1 There has been no change in the business, assets, liabilities, results of operations or financial condition of EHC and Eastside, or in any of their relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which management of EHC and Eastside believe may have a material adverse effect on such business or properties;

                 5.24.2 There has been no damage, destruction or loss to the assets, properties or business of EHC and Eastside, whether or not covered by insurance, which has had or which management of EHC and Eastside believe may have a material adverse effect thereon;

                 5.24.3 The businesses of EHC and Eastside have been operated in the ordinary course and not otherwise;

                 5.24.4 The properties and assets of EHC and Eastside used in their businesses have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                 5.24.5 The books, accounts and records of EHC and Eastside have been maintained in the usual, regular and ordinary manner;

                 5.24.6 There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of EHC;

                 5.24.7 Except as set forth in the EHC Schedule, there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by EHC and Eastside to any director or executive officer, or any employee earning $25,000 or more per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

                 5.24.8 There has been no change in the Articles of Incorporation or Bylaws of EHC and Eastside;

                 5.24.9 There has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of management of EHC, any organizational effort by any union, or institution or (to the knowledge of management of EHC) threatened institution, of any organizational effort, complaint or other proceeding in connection therewith, involving EHC or Eastside or affecting their operations;

                 5.24.10 There has been no issuance, sale, repurchase, acquisition, or redemption by EHC of any of its authorized capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

                 5.24.11 There has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation any deposit for security consisting of) any asset or assets of EHC or Eastside or assumed by them with respect to any asset or assets;

                 5.24.12 There has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by EHC or Eastside whether or not it would be required to be reflected on a balance sheet of EHC or Eastside prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

                 5.24.13 No obligation or liability of EHC or Eastside has been discharged or satisfied, other than in the ordinary course of business;

                 5.24.14 Except as set forth in the EHC Schedule, there has been no sale, transfer or other disposition of any asset or assets of EHC or Eastside, other than sales in the ordinary course of business; and

                 5.24.15 There has been no amendment, termination or waiver of any right of EHC or Eastside under any contract or agreement or governmental license, permit or permission which has had or may have a material adverse effect on its business or properties.

6.       COVENANTS OF WFC

         Except with the prior written approval of the other Party, WFC agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated by the Parties as herein provided:

         6.1     CONDUCT OF BUSINESS.  Each of WFC and Westside:

                 (a) Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a party;

                 (b) Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

                 (c) Will permit a representative of the other Party to attend and participate (i) in all meetings of the Board of Directors of WFC and Westside and (ii) in all meetings of their loan and executive committees (but only to the extent of expressing their opinion on any matter before the Board and not otherwise to influence the Board's decision and not to vote) with such representative to be excused during deliberations relating to the transactions contemplated by this Agreement;

                 (d) Will not dispose of any property or incur any indebtedness except in the ordinary course of business; will not make any capital contribution to any affiliate or non-affiliate; will not mortgage, pledge or otherwise encumber any of its properties except in the ordinary course of business; will not make or commit to make any capital expenditure except in the ordinary course of business; will not commit to any transaction requiring regulatory approval (other than the transactions contemplated by this Agreement); will not fail to maintain all of its properties in good repair, order and condition;

                 (e) Will not increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices, and will not enter into any compensation agreements with anyone, except as set forth in the WFC Schedule;

                 (f) Will make no changes to insurance, pension or other employee benefit plans;

                 (g) Will not enter into any agreement, including without limitation any agreement for the purchase, sale or lease of any property or for the furnishing of services, with any WFC Insider;

                 (h) Will not make any commitments or enter into any contracts which, individually or in the aggregate, call for the payment of $50,000 or more by WFC or Westside, (i) except for agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and not in excess of WFC's or Westside's then current requirements, (ii) except for the acceptance of deposits and the making and selling of loans in the ordinary course of business as a lending institution, and except as set forth in the WFC Schedule; and

                 (i) Will not fail to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material respects with prior years.

         6.2 CAPITAL STOCK, ARTICLES AND BYLAWS. Except with the prior written approval of the other Party, neither WFC nor Westside will (a) issue any shares of capital stock or any rights or options with respect thereto, except as set forth in the WFC Schedule; (b) declare, set aside or pay any dividends or make any other distributions with respect to its capital stock, except in accordance with past practices or as set forth in the WFC Schedule;
(c) directly or
indirectly redeem, purchase or otherwise acquire any of its capital stock, except as set forth in the WFC Schedule; (d) effect a stock split or reclassification of its stock or create any new class of capital stock or issue any capital debt; or (e) amend its Articles of Incorporation or Bylaws.

         6.3 NOTICE OF BREACH. WFC and Westside shall promptly give written notice to the other Party upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by them in this Agreement and shall use their respective best efforts to prevent or promptly remedy the same.

         6.4 SOLE AGREEMENT TO MERGE OR SELL. During the term of this Agreement, neither WFC nor Westside will directly or indirectly (through, if applicable, their respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than the other Party relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, WFC or Westside if the effect of such proposed transaction would be to impair or delay the ability of WFC to consummate the transactions contemplated by this Agreement. Each of WFC and Westside shall immediately cease and cause to be terminated all such contacts or negotiations with third parties, if any. Neither WFC nor Westside will, directly or indirectly (as aforesaid) participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of the foregoing. One of WFC or Westside shall promptly notify the other Party of any unsolicited proposal or offer WFC or Westside, as applicable, receives with respect to the foregoing. Notwithstanding anything in this Section 6.4 to the contrary, the directors of WFC and Westside shall not be obligated to take or not to take any action that they shall be advised in writing by counsel that their fiduciary duties, in their capacities as directors of WFC or Westside, under applicable law, require them to take or not to take.

         6.5 REPORTS. Each of WFC and Westside shall file, and shall promptly provide the other Party with a copy of, all of the reports required to be filed by it with regulatory agencies for periods ending on and after December 31, 1994, and each shall, to the extent permitted by law, promptly provide to the other Party copies of all correspondence submitted to or received by it from any regulatory agency.

         6.6 INDEMNITY. With respect to any claim made or action commenced within six (6) years after the consummation of the Merger, WFC shall indemnify and hold harmless to the extent permitted by the provisions of the Articles of Incorporation and Bylaws of EHC, each as in effect as of the date hereof, each director, officer, and employee of EHC against any costs or expenses (including attorneys' fees), judgments, fines, losses, threatened or completed action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to any action or omission by such director, officer or employee on or prior to the consummation of the Merger in his capacity as such, provided, however, that the aggregate amount of such indemnification shall not exceed $1,000,000, and that such indemnification shall be to the fullest extent permitted by applicable Georgia law.

7.       COVENANTS OF EHC

         Except with the prior written approval of the other Party, EHC agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated by the Parties as herein provided:

         7.1     CONDUCT OF BUSINESS.  Each of EHC and Eastside:

                 (a) Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a party;

                 (b) Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

                 (c) Will permit a representative of the other Party to attend and participate (i) in all meetings of the Board of Directors of EHC and Eastside and (ii) in all meetings of their loan and executive committees (but only to the extent of expressing their opinion on any matter before the Board and not otherwise to influence the Board's decision and not to vote) with such representative to be excused during deliberations relating to the transactions contemplated by this Agreement;

                 (d) Will not dispose of any property or incur any indebtedness except in the ordinary course of business; will not make any capital contribution to any affiliate or non-affiliate; will not mortgage, pledge or otherwise encumber any of its properties except in the ordinary course of business; will not make or commit to make any capital expenditure except in the ordinary course of business; will not commit to any transaction requiring regulatory approval (other than the transactions contemplated by this Agreement); will not fail to maintain all of its properties in good repair, order and condition;

                 (e) Will not increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices, and will not enter into any compensation agreements with anyone, except as set forth in the EHC Schedule;

                 (f) Will make no changes to insurance, pension or other employee benefit plans;

                 (g) Will not enter into any agreement, including without limitation any agreement for the purchase, sale or lease of any property or for the furnishing of services, with any EHC Insider;

                 (h) Will not make any commitments or enter into any contracts which, individually or in the aggregate, call for the payment of $50,000 or more by EHC or

         Eastside, (i) except for agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and not in excess of EHC's or Eastside's then current requirements, (ii) except for the acceptance of deposits and the making and selling of loans in the ordinary course of business as a lending institution, and except as set forth in the EHC Schedule; and

                 (i) Will not fail to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material respects with prior years.

         7.2 CAPITAL STOCK, ARTICLES AND BYLAWS. Except with the prior written approval of the other Party, neither EHC nor Eastside will (a) issue any shares of capital stock or any rights or options with respect thereto, except as set forth in the EHC Schedule; (b) declare, set aside or pay any dividends or make any other distributions with respect to its capital stock;
(c) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, except as set forth in the EHC Schedule; (d) effect a stock split or reclassification of its stock or create any new class of capital stock or issue any capital debt; or (e) amend its Articles of Incorporation or Bylaws.

         7.3 APPROVAL OF EHC SHAREHOLDERS. EHC shall cause a meeting of its shareholders (the "EHC Shareholders' Meeting") to be held on such date as shall be agreed upon with the other Party for the purpose of considering the approval of the Merger and adoption of this Agreement. EHC shall deliver to the other Party promptly at the conclusion of the EHC Shareholders' Meeting, a certificate stating (a) the number of shares present in person or by proxy at the meeting, (b) the number of shares which were voted for the Merger, (c) the number of shares which were voted against the Merger, and (d) the number of shares dissenting to the Merger. Such certificate shall include the names and mailing addresses of the shareholders who voted against the Merger and of the holders of shares dissenting to the Merger.

         7.4 PROXY MATERIALS. Neither the proxy materials nor any other materials (or amendments thereof or supplements thereto) to be furnished by EHC to its shareholders in connection with the transactions contemplated by this Agreement will, at the times such documents are distributed to EHC shareholders through the Effective Date, contain with respect to EHC or Eastside any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made with respect to EHC and Eastside, not misleading.

         7.5 NOTICE OF BREACH. EHC and Eastside shall promptly give written notice to the other Party upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by them in this Agreement and shall use their respective best efforts to prevent or promptly remedy the same.

         7.6 SOLE AGREEMENT TO MERGE OR SELL. During the term of this Agreement, neither EHC nor Eastside will directly or indirectly (through, if applicable, their respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than WFC relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, EHC or Eastside if the effect of such proposed transaction would be to impair or delay the ability of EHC to consummate the transactions contemplated by this Agreement. Each of EHC and Eastside shall immediately cease and cause to be terminated all such contacts or negotiations with third parties, if any. Neither EHC nor Eastside will, directly or indirectly (as aforesaid) participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of the foregoing. One of EHC or Eastside shall promptly notify the other Party of any unsolicited proposal or offer EHC or Eastside, as applicable, receives with respect to the foregoing. Notwithstanding anything in this Section 7.6 to the contrary, the directors of EHC and Eastside shall not be obligated to take or not to take any action that they shall be advised in writing by counsel that their fiduciary duties, in their capacities as directors of EHC or Eastside, under applicable law, require them to take or not to take.

         7.7 REPORTS. Each of EHC and Eastside shall file, and shall promptly provide the other Party with a copy of, all of the reports required to be filed by it with regulatory agencies for periods ending on and after December 31, 1994, and each shall, to the extent permitted by law, promptly provide to the other Party copies of all correspondence submitted to or received by it from any regulatory agency.

         7.8 AFFILIATES. At least thirty (30) days prior to the Effective Date of the Merger, EHC shall deliver to WFC a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of EHC, "affiliates" of EHC for purposes of Rule 145 under the Securities Act of 1933. EHC shall use all reasonable efforts to cause each person who is identified as an "Affiliate" in the letter referred to above to deliver to WFC not later than thirty (30) days prior to the Effective Date of the Merger, a written agreement providing that such person will not sell, pledge, transfer, or otherwise dispose of the EHC Stock held by such person except as contemplated by such written agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the WFC Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder and until such time as the financial results covering at least thirty (30) days of combined operations of WFC and EHC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, the WFC Stock issued to such Affiliates of EHC in exchange for the EHC Stock shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of WFC and EHC have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 7.8. WFC shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of EHC Stock by such persons.

8.       CONDITIONS TO OBLIGATIONS OF WFC

         The obligations of WFC hereunder are, at the option of WFC, subject to the following conditions:

         8.1 REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of EHC contained in Section 5, shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. EHC shall have performed and complied with its covenants made in Section 7.

         8.2 NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of EHC from that presented in the Interim EHC Financials.

         8.3 CLOSING CERTIFICATE AND OTHER DOCUMENTS. WFC shall have received a certificate signed by the President and Chief Financial Officer of EHC, dated the Effective Date, to the effect that (a) the representations and warranties made in Section 5, are true and correct as of the date of such certificate, (b) the covenants made in Section 7, have been fully performed as of the date of such certificate, and (c) the conditions set forth in this
Section 8 have been complied with and satisfied as of the Effective Date. WFC shall have received all such other documents and materials from EHC as it deems necessary or appropriate.

         8.4 LEGAL OPINION. WFC shall have received a favorable legal opinion from counsel to EHC in form and substance reasonably satisfactory to WFC's counsel.

         8.5 NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

         8.6 MINIMUM EHC ADJUSTED VALUE. The per share Adjusted Value of EHC Stock shall not be less than $8.

         8.7 FAIRNESS OPINION. WFC shall have received from a firm selected by it, a letter dated not more than five (5) business days prior to the date of the EHC Proxy Statement to the effect that, in the opinion of such firm, the consideration being paid by WFC for the EHC Stock is fair to the WFC shareholders from a financial point of view.

9.       CONDITIONS TO OBLIGATIONS OF EHC

         The obligations of EHC hereunder are, at the option of EHC, subject to the following conditions:

         9.1 REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of WFC contained in Section 4, shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. WFC shall have performed and complied with all of its covenants made in Section 6.

         9.2 NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of WFC from that presented in the Interim WFC Financials.

         9.3 CLOSING CERTIFICATE AND OTHER DOCUMENTS. EHC shall have received certificates signed by the respective President and Chief Financial Officer of WFC, dated the Effective Date, to the effect that (a) the representations and warranties made in Section 4, are true and correct as of the date of such certificate, (b) the covenants made in Section 6, have been fully performed as of the date of such certificate, and (c) the conditions set forth in this Section 9 have been complied with and satisfied as of the Effective Date. EHC shall have received all such other documents and materials from WFC as it deems necessary or appropriate.

         9.4 LEGAL OPINION. EHC shall have received a favorable legal opinion from Counsel to WFC and a favorable tax opinion from counsel to WFC, all in form and substance reasonably satisfactory to EHC's counsel.

         9.5 NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

         9.6 WFC ADJUSTED VALUE. The per share Adjusted Value of WFC Stock shall not be less than $10.

         9.7 FAIRNESS OPINION. EHC shall have received from a firm selected by it a letter, dated not more than five (5) business days prior to the date of the EHC Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by EHC shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

10.      CONDITIONS TO OBLIGATIONS OF BOTH PARTIES

         The respective obligations of the Parties hereto are subject to the following conditions:

         10.1 GOVERNMENT APPROVAL. The Federal Reserve and the Georgia Department shall have approved the Merger and all other required regulatory approvals of the Merger shall have been received and any applicable waiting periods shall have expired. There shall be no action pending concerning the Merger brought by the United States Attorney General under the antitrust laws.

         10.2 SHAREHOLDER APPROVAL. The holders of the legally required number of the outstanding shares of EHC Stock at a meeting duly called and held with proper notice thereof, shall have approved the Merger pursuant to this Agreement.

         10.3 REGISTRATION STATEMENT. At the time of mailing the Proxy Statement of EHC to its shareholders in connection with the meeting at which the Merger will be considered and thereafter through the Effective Date, the Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or the Securities Exchange Act of 1934 relating to the issuance or trading of the shares of WFC Stock issuable pursuant to the Merger shall have been received.

         10.4 DISSENTING SHARES. The aggregate number of shares of EHC Stock, dissenting to the Merger shall not exceed 60,000 shares and shall not create in the reasonable judgment of the Board of Directors of WFC, ultimate liability of EHC to dissenting shareholders that is likely to exceed $1,020,000.00, unless the Parties shall agree to a larger amount.

         10.5 POOLING LETTERS. Each of the Parties shall have received a letter, dated as of the Effective Date, in form and substance reasonably acceptable to such Party, from Mauldin & Jenkins to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

         10.6 TAX MATTERS. EHC and WFC shall have received a written opinion of counsel for WFC in form reasonably satisfactory to it (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Merger of EHC Stock for WFC Stock will not give rise to gain or loss to the stockholders of EHC with respect to such exchange (except to the extent of any cash received), and (iii) neither EHC nor WFC will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code. In rendering such Tax Opinion, counsel for WFC shall be entitled to rely upon representations of officers of EHC and WFC reasonably satisfactory in form and substance to such counsel.

11.      ACQUISITION OF DISSENTERS' STOCK

         11.1 DISSENTING SHAREHOLDERS. Any shareholder of EHC who fully complies with the applicable Dissenters' Provisions shall be entitled to dissent from the Merger (a "Dissenting Shareholder") and seek appraisal remedies, provided that such shareholder has not voted, either in person or by proxy, in favor of such merger.

         11.2 NOTICE OF DISSENT. EHC shall give prompt notice to the other Party of any demand received by it from a Dissenting Shareholder, and both Parties shall have the right to participate in all negotiations and proceedings with respect to such dissent. Each Party agrees that it will not, except with the prior consent of the other, purport to make any determination of fair value, make any payment with respect to, or settle or offer to settle any matter arising out of such dissent.

         11.3 PURCHASER OF DISSENTERS' STOCK. Each Dissenting Shareholder who becomes entitled to receive the fair value of his or her shares shall receive such value from the EHC but only after the value shall have been agreed upon or finally determined pursuant to the applicable Dissenters' Provisions. Immediately upon the purchase by EHC of any shares of EHC Stock from the Dissenting Shareholder pursuant to the Dissenters' Provisions, WFC shall purchase such shares from EHC for the same price as shall have been paid by the EHC to the Dissenting Shareholder. The shares of EHC Stock so purchased by WFC shall be cancelled.

12.      CLOSING

         The closing (the "Closing") of the Merger shall take place on the fifth (5th) business day after the latest to occur of (a) approval of the Merger by the holders of the outstanding shares of EHC Stock, (b) approval by the applicable regulatory authorities and (c) expiration of any required waiting periods associated with such regulatory approvals, or on such other date mutually agreeable to the Parties hereto. The Closing shall take place at 10:00 a.m. at the offices of Glass, McCullough, Sherrill & Harrold, 1409 Peachtree Street, N.E., Atlanta, Georgia 30309, or at such other time and place mutually agreeable to the Parties hereto. At the Closing, the Parties hereto shall execute and deliver such instruments and certificates as are required by this Agreement and as are necessary or appropriate to close the transactions contemplated herein.

13.      TERMINATION

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

                 (a)      By mutual consent of the Parties hereto; or


                 (b) By either Party hereto if, without fault of such terminating party, the Closing shall not have occurred on or before July 31, 1996, unless the Parties hereto shall have agreed to extend this Agreement to a later date; or


                 (c) By either Party hereto if any application contemplated by this Agreement is deemed withdrawn or affirmatively denied by the applicable regulatory agency; or

                 (d) By a Party if the other Party breaches its representations, warranties or covenants hereunder in any material respect and such breach remains uncured for a period of ten days after notice of such breach is given to such Party, or if the other Party does not meet the conditions to the obligations of such Party.

         13.2 PROCEDURE AND EFFECT OF TERMINATION; EXPENSES. In the event of termination and abandonment of this Agreement by the Parties hereto pursuant to Section 13.1, written notice thereof shall promptly be given to the others, and this Agreement shall terminate and the transaction contemplated hereby shall be abandoned without further action by the Parties hereto. In the event of such termination and abandonment, each Party shall share equally in the cost, expenses and fees which have been reasonably incurred by both Parties in attempting to accomplish the transactions contemplated herein. No Party hereto (or any of their respective directors or officers) shall have any liability or further obligation to the other Party to this Agreement, except for the obligations set forth in Section 3.4 and except that nothing herein will relieve any Party from liability for any willful breach of this Agreement.

14.      MISCELLANEOUS

         14.1 AMENDMENT. At any time before or after approval and adoption hereof by the shareholders of EHC, this Agreement may be amended by agreement between the Parties hereto; provided, however, that after the approval and adoption of this Agreement by the EHC shareholders, no amendment changing Sections 2.1 and 2.2 shall be valid without having been approved by the EHC shareholders in the manner required for approval of this Agreement.

         14.2 WAIVER. A waiver by either Party hereto of any breach of a term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver of such term or condition nor be deemed to be a waiver or release of any other right, in law or at equity, or claim which a Party may have against the other Party for anything arising out of, connected with or based upon this Agreement. A waiver shall be effective only if evidenced by a writing signed by the Party who is entitled to the benefit of the term or condition of this Agreement which is to be waived.
A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

         14.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements with respect hereto, and no representations or agreement not included herein shall survive the execution hereof.

         14.4 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing, and shall be mailed postage prepaid or hand delivered, addressed as follows:

         If to EHC:

                                  Mr. Reggie D. Cox, President
                                  Eastside Holding Corporation
                                  2019 Scenic Highway
                                  Snellville, Georgia  30278

         with a copy to:          Robert F. Cook, Esq.
                                  Parker, Johnson, Cook & Dunlevie
                                  1275 Peachtree Street, N.E.
                                  Suite 700
                                  Atlanta, Georgia  30309-3574

         If to WFC:

                                  Mr. Edward C. Milligan
                                  Westside Financial Corporation
                                  1200 Barrett Parkway
                                  Kennesaw, Georgia  30144

         with a copy to:          T. Kennerly Carroll, Esq.
                                  Glass, McCullough, Sherrill & Harrold
                                  1409 Peachtree Street, N.E.
                                  Atlanta, Georgia  30309

         14.5 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         14.6 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         14.7 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.8 HEADINGS. The title of this Agreement and the headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

         14.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Parties hereto have caused by this Merger Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, as of the month, day and year first above written.

                                         EASTSIDE HOLDING CORPORATION

         [SEAL]
                                         By:/s/ Reggie D. Cox
                                            ----------------------------------
                                                Reggie D. Cox, President

ATTEST:


/s/ Fredrick D. Jones
- ---------------------------------
Secretary


                                         WESTSIDE FINANCIAL
                                         CORPORATION

         [SEAL]
                                         By:/s/ Edward C. Milligan
                                            ----------------------------------
                                                Edward C. Milligan, President

ATTEST:


/s/ Barbara J. Bond
- ---------------------------------
Secretary

                                  APPENDIX B


                         OPINION OF FINANCIAL ADVISOR

                               [MERCER CAPITAL LOGO]

================================================================================
5860 Ridgeway Center Parkway, Suite 410 - Memphis, Tennessee 38120-4048 -
Phone: (901) 685-2120 - Telecopier: (901) 685-2199








                                                         March 19, 1996






The Board of Directors
c/o Mr. Reggie D. Cox
    President
    Eastside Financial Corporation
    2019 Scenic Highway
    Snellville, Georgia 30278

Re: Fairness Opinion Regarding the Proposed Acquisition of Eastside Holding
    Corporation by Westside Financial Corporation

Dear Directors:

Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Board of Directors of Eastside Holding Corporation ("EHC") to issue a fairness opinion for the proposed merger between EHC and Westside Financial Corporation ("WFC"). The fairness opinion is issued from a financial point of view on behalf of EHC shareholders.

Under the terms of the Agreement, dated December 21, 1995, EHC shareholders will receive 1.00 shares of WFC for each share of EHC.(1) The exchange ratio is based upon a negotiated "adjusted value" of $10.13 for EHC and $11.99 for WFC. The adjusted values reflect the adjusted book value for each institution as calculated by Mauldin & Jenkins, certified public accountants, as of October 31, 1995. Adjusted values will be recalculated immediately prior to closing using the same formula based upon adjusted book values. As part of the Agreement, WFC shareholders will receive a stock dividend immediately prior to the consummation of the merger based upon the following formula:


- ------------------

(1) EHC presently has 600,000 shares outstanding, implying that 600,000 WFC shares will be issued to EHC stockholders.

                    AMERICA'S BUSINESS VALUATION RESOURCE

The Board of Directors
c/o Mr. Reggie D. Cox
March 19, 1996
Page two




               (WFC's adjusted value/EHC's adjusted value) - 1

                                      or

                         ($11.99/$10.13) - 1 = 18.36%

The stock dividend is intended to lower WFC's adjusted value to EHC's adjusted value so that the one-for-one exchange ratio will be based upon equivalent adjusted (book) values.(2) The adjusted book value exchange ratio highlights the type of transaction which the WFC-EHC merger can be considered: a merger of equals ("MOE").

Based upon WFC's most recent trading value of $17.00 per share, or $14.36 per share if the price adjusts to reflect the planned stock dividend, EHC stockholders will receive an aggregate consideration of $8.6 million. The purchase price represents 137% of EHC's year-end book value, 13.5x reported 1995 net income and 17.9x EHC's fully-taxable pro forma net income.(3)

As part of the engagement, a representative of Mercer Capital visited with EHC management in Snellville, Georgia and WFC management in Kennesaw, Georgia. Factors considered in rendering the opinion include:

     1.  Terms of the Merger Agreement ("the Agreement");

     2. An analysis of the merger's pricing in relation to indications of fair market value for EHC derived through considering comparable (guideline) transactions and discounted cash flow analyses;





- -------------------------
(2) The stock dividend formula implies that 107,652 WFC shares will be issued to WFC stockholders based upon its 586,300 shares which are presently outstanding.

(3) EHC reported net income of $645 thousand during 1995. The Bank did not pay income taxes during the first half of the year due to a then existing net operating loss carryfoward. Fully-taxable earnings assume a blended Federal/State rate of 38%, which would lower reported net income to an estimated $481 thousand.

The Board of Directors
c/o Mr. Reggie D. Cox
March 19, 1996
Page three



       3. An analysis of the relative contributions each institution will provide to the post-merger organization in terms of earnings, stockholders equity and the like;

       4. An analysis of the estimated pro-forma changes in book value per share, earnings per share, dividends per share and overall ownership from the perspective of the EHC shareholders;

       5. A review of WFC's historical financial performance, historical stock pricing, the liquidity of its shares and current pricing in relation to other publicly traded bank holding companies based in the Southeast;

       6.  Tax consequences of the merger for EHC shareholders; and,

       7.  Restrictions placed on WFC shares received in the merger.

Mercer Capital did not compile nor audit EHC's or WFC's financial statements, nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets of either institution.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger, nor have we expressed any opinion as to the prices at which any security of WFC or EHC might trade in the future.

The Board of Directors
c/o Mr. Reggie D. Cox
March 19, 1996
Page four



Based upon our analysis of the proposed transaction, it is our opinion that the acquisition of Eastside Holding Corporation by Westside Financial Corporation is fair from a financial point of view for EHC shareholders.



                                                Sincerely yours,



                                                MERCER CAPITAL MANAGEMENT, INC.



                                                /s/ Jeff K. Davis
                                                Jeff K. Davis, ASA, CFA
                                                Vice President

                                   APPENDIX C


                             DISSENTERS' PROVISIONS

                                   APPENDIX C

                             DISSENTERS' PROVISIONS


                       GEORGIA BUSINESS CORPORATION CODE

14-2-1301.  DEFINITIONS.

         As used in this article, the term:

                 (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                 (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                 (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                 (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                 (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                 (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                 (7) "Shareholder" means the record shareholder or the beneficial shareholder.


14-2-1302.  RIGHT TO DISSENT.

         (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                 (1) Consummation of a plan of merger to which the corporation is a party:

                          (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                          (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

                 (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                 (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                 (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                          (A) Alters or abolishes a preferential right of the shares;

                          (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                          (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                          (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                          (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                          (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

                 (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                 (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                 (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.


14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.


14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b)     If corporate action creating dissenters' rights under Code
Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                 (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

                 (2) Must not vote his or her shares in favor of the proposed action.

         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.


14-2-1322.  DISSENTERS' NOTICE.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                 (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                 (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                 (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                 (4)      Be accompanied by a copy of this article.


14-2-1323.  DUTY TO DEMAND PAYMENT.

         (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

         (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.


14-2-1324.  SHARE RESTRICTIONS.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code
Section 14-2-1326.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


14-2-1325.  OFFER OF PAYMENT.

         (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

         (b)     The offer of payment must be accompanied by:

                 (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                 (2) A statement of the corporation's estimate of the fair value of the shares;

                 (3)      An explanation of how the interest was calculated;

                 (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                 (5)      A copy of this article.

         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.


14-2-1326.  FAILURE TO TAKE ACTION.

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.


14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

         (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

                 (1)  The dissenter believes that the amount offered under Code
Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

                 (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares, as provided in Code Section 14-2-1325.

         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                 (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                 (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.  COURT ACTION.

         (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other matter permitted by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it.
Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.


14-2-1331.  COURT COSTS AND COUNSEL FEES.

         (a)     The court in an appraisal proceeding commenced under Code
Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                 (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                 (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.


14-2-1332.  LIMITATION OF ACTIONS.

         No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 11 of the Registrant's Articles of Incorporation, filed as
Exhibit 3.1 hereto, limits the liability of directors of the Registrant. A description of this provision is included under the heading "Description of WFC Stock - Limitation of Liability" in the Proxy Statement/Prospectus set forth in
Part I of this Registration Statement, and such description is incorporated by reference herein.

         Article 9 of the Registrant's Bylaws, incorporated by reference as
Exhibit 3.3 hereto, provides for indemnification of directors and officers of the Registrant. A description of this provision is included under the heading "Description of WFC Stock - Indemnification" in the Proxy Statement/Prospectus set forth in Part I of this Registration Statement, and such description is incorporated by reference herein.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


Exhibit
  No.            Description
- -------          -----------
2.1              Merger Agreement, dated December 21, 1995, between the Registrant and Eastside Holding Corporation, included as Appendix A to the Proxy Statement/Prospectus set forth in Part I of the Registration
                 Statement

3.1              Articles of Incorporation of Registrant which were filed as Exhibit 3.1 to Registrant's Registration
                 Statement on Form S-1 (File No. 33-78046)

3.2              Bylaws of the Registrant which were filed as Exhibit 3.2 to Registrant's Registration Statement on Form
                 S-1 (File No. 33-78046)

5.1              Opinion of Glass, McCullough, Sherrill & Harrold as to the legality of the securities being registered
                 (1)

8.1              Opinion of Glass, McCullough, Sherrill & Harrold as to certain federal income tax consequences of the
                 Merger(1)

10.1             Westside Financial Corporation 1994 Substitute Incentive Stock Option Plan for The Westside Bank &
                 Trust Company's Incentive Stock Option Plan filed as Exhibit 4.4 to Form S-8 (File No. 33-97300)

10.2             Form of Westside Financial Corporation 1994 Incentive Stock Option Agreement filed as Exhibit 4.5 to
                 Form S-8 (File No. 33-97300)

10.3             Westside Financial Corporation 1995 Directors Stock Option Plan filed as Exhibit 4.4 to Form S-8 (File
                 No. 33-81053)

10.4             Form of Westside Financial Corporation 1995 Directors Stock Option Agreement filed as Exhibit 4.5 to
                 Form S-8 (File No. 33-81053)

10.5             Employment Agreement dated August 16, 1995, between Westside Financial Corporation, The Westside Bank &
                 Trust Company and Edward C. Milligan(1)

20.1             Letter to Shareholders of Eastside Holding Corporation to accompany the Proxy Statement/Prospectus(1)

20.2             Notice of the Special Shareholders' Meeting of Eastside Holding Corporation(1)

20.3             Form of proxy solicited by the Board of Directors of Eastside Holding Corporation(1)

20.4             Fairness Opinion from Mercer Capital Management, Inc. included as Appendix B to the Proxy
                 Statement/Prospectus set forth in Part I of the Registration Statement

21.1             Subsidiaries of the Registrant(1)

23.1             Consents of Glass, McCullough, Sherrill & Harrold are contained in its opinions filed as Exhibits 5.1 and 8.1 hereto(1)

23.2             Consent of Mauldin & Jenkins concerning the financial statements of Westside Financial Corporation

23.3             Consent of Mauldin & Jenkins concerning the financial statements of Eastside Holding Corporation

23.4             Consent of Mercer Capital Management, Inc. (1)

24.1             A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this
                 Registration Statement(1)
27               Financial Data Schedule (for SEC use only)

- -----------------------------


   (1)     Included in Registration Statement filed April 1, 1996.


ITEM 22.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i)     To include any Prospectus required by Section
10(a)(3) of the Securities Act of 1933;


                          (ii)    To reflect in the Prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                 (5) That every Prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See
Item 20), or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against the public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, and that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 7th day of June, 1996.

                                        WESTSIDE FINANCIAL CORPORATION


                                        By:  /s/ Edward C. Milligan
                                             -----------------------------
                                             Edward C. Milligan, President



         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                          Title                    Date
- ---------                                          -----                    ----
/s/ Edward C. Milligan                             President and             June 7, 1996
- --------------------------------------             Director(2)                   --
Edward C. Milligan


     Robert E. Bowden*                             Director                  June 7, 1996
- --------------------------------------                                           --
Robert E. Bowden


     L. Myron Cantrell*                            Director                  June 7, 1996
- --------------------------------------                                           --
L. Myron Cantrell


    David N. Hauseman*                             Director                  June 7, 1996
- --------------------------------------                                           --
David N. Hauseman


    J. Richard Mahaffey*                           Director                  June 7, 1996
- --------------------------------------                                           --
J. Richard Mahaffey


    James J. Tidwell, Sr.*                         Director                  June 7, 1996
- --------------------------------------                                           --
James J. Tidwell, Sr.

    Fred Williams, Jr.*                            Director                  June 7, 1996
- --------------------------------------
Fred Williams, Jr.



/s/ Barbara J. Bond                                Senior Vice               June 7, 1996
- --------------------------------------             President/Treasurer(3)
Barbara J. Bond



* By Power of Attorney


/s/ Edward C. Milligan
- --------------------------------------
Edward C. Milligan
Attorney in Fact
Date:  May 22, 1996
           --




- ---------------------------------------

         (2) Principal executive officer
         (3) Principal financial and accounting officer

                                 EXHIBIT INDEX


  Exhibit
    No.                        Description
  -------                      -----------
    2.1            Merger Agreement, dated December 21, 1995, between the
                   Registrant and Eastside Holding Corporation, included as
                   Appendix A to the Proxy Statement/Prospectus set forth in
                   Part I of the Registration Statement

    3.1            Articles of Incorporation of Registrant which were filed as
                   Exhibit 3.1 to Registrant's Registration Statement on Form
                   S-1 (File No. 33-78046)

    3.2 Bylaws of the Registrant which were filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (File No.
                   33-78046)

    5.1 Opinion of Glass, McCullough, Sherrill & Harrold as to the legality of the securities being registered(1)

    8.1 Opinion of Glass, McCullough, Sherrill & Harrold as to certain federal income tax consequences of the Merger(1)

   10.1            Westside Financial Corporation 1994 Substitute Incentive
                   Stock Option Plan for The Westside Bank & Trust Company's
                   Incentive Stock Option Plan filed as Exhibit 4.4 to Form S-8
                   (File No. 33-97300)

   10.2            Form of Westside Financial Corporation 1994 Incentive Stock
                   Option Agreement filed as Exhibit 4.5 to Form S-8 (File No.
                   33-97300)

   10.3            Westside Financial Corporation 1995 Directors Stock Option
                   Plan filed as Exhibit 4.4 to Form S-8 (File No.
                   33-81053)

   10.4            Form of Westside Financial Corporation 1995 Directors Stock
                   Option Agreement filed as Exhibit 4.5 to Form S-8 (File No.
                   33-81053)

   10.5            Employment Agreement dated August 16, 1995, between Westside
                   Financial Corporation, The Westside Bank & Trust Company and
                   Edward C. Milligan(1)

   20.1 Letter to Shareholders of Eastside Holding Corporation to accompany the Proxy Statement/Prospectus(1)

   20.2            Notice of the Special Shareholders' Meeting of Eastside
                   Holding Corporation(1)

   20.3            Form of proxy solicited by the Board of Directors of Eastside
                   Holding Corporation(1)

   20.4            Fairness Opinion from Mercer Capital Management, Inc.
                   included as Appendix B to the Proxy Statement/Prospectus set forth in Part I of the Registration Statement

   21.1            Subsidiaries of the Registrant(1)

   23.1 Consents of Glass, McCullough, Sherrill & Harrold are contained in its opinions filed as Exhibits 5.1 and 8.1 hereto(1)

   23.2 Consent of Mauldin & Jenkins concerning the financial statements of Westside Financial Corporation

   23.3 Consent of Mauldin & Jenkins concerning the financial statements of Eastside Holding Corporation

   23.4            Consent of Mercer Capital Management, Inc.(1)

   24.1 A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration
                   Statement(1)

   27              Financial Data Schedule (for SEC use only)



__________________


   (1)    Included in Registration Statement filed April 1, 1996.